Filed with the Securities and Exchange Commission on June 3, 1996
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              RIVER VALLEY BANCORP
             (Exact name of registrant as specified in its charter)

    Indiana                         6712                       35-1984567
(State or other              (Primary Standard              (I.R.S. Employer
jurisdiction of           Industrial Classification        Identification No.)
incorporation or                Code No.)
organization)

          303 Clifty Drive                               James E. Fritz
            P.O. Box 626                             Madison First Federal
       Madison, Indiana  47250                    Savings and Loan Association
           (812) 273-4949                               303 Clifty Drive
         (Address, including                              P.O. Box 626
       zip code, and telephone                       Madison, Indiana  47250
         number, including                              (812) 273-4949
     area code, of registrant's                  (Address, including zip code,
     principal executive offices)                and telephone number, including
                                                area code, of agent for service)


                                    Copy to:
                             Claudia S. Swhier, Esq.
                               Barnes & Thornburg
                          1313 Merchants Bank Building
                            11 South Meridian Street
                           Indianapolis, Indiana 46204

                                   ----------
     Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                          Proposed             Proposed Maximum            Amount of
  Title of each Class of          Amount to be         Maximum Offering       Aggregate Offering         Registration
Securities to be Registered        Registered          Price Per Unit             Price (1)                  Fee
- ---------------------------------------------------------------------------------------------------------------------
 Common Stock, without par value   1,190,250               $10.00                $11,902,500              $4,104.31
=====================================================================================================================

(1)  Estimated solely for the purpose of computing the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS-REFERENCE SHEET
Item in Form S-1                              Caption in Prospectus
- ----------------                              ---------------------
1.     Forepart of Registration               Forepart of Registration Statement
       Statement and Outside Front Cover      and Outside Front Cover Page of
                                              Prospectus
2.     Inside Front and Outside               Inside Front and Outside Back
       Back Cover Pages of Prospectus         Cover Pages of Prospectus

3.     Summary Information, Risk Factors,     "PROSPECTUS SUMMARY"; "RISK
       and Ratio of Earnings to               FACTORS"
       Fixed Charges
4.     Use of Proceeds                        "USE OF PROCEEDS"
5.     Determination of Offering Price        "THE CONVERSION - Stock Pricing"
6.     Dilution                               Not Applicable
7.     Selling Security Holders               Not Applicable
8.     Plan of Distribution                   "PROSPECTUS SUMMARY"; "THE
                                              CONVERSION - Subscription
                                              Offering," "- Direct Community
                                              Offering," "-Agent," "- Selected
                                              Dealers"
9.     Description of Securities              "DESCRIPTION OF CAPITAL STOCK"
       to be Registered
10.    Interests of Named Experts             Not Applicable
       and Counsel
11.    Information with Respect
       to Registrant
       (a)    Description of Business         "RIVER VALLEY BANCORP"; "MADISON
                                              FIRST FEDERAL SAVINGS AND LOAN
                                              ASSOCIATION"; "CITIZENS NATIONAL
                                              BANK OF MADISON"; "BUSINESS OF
                                              FIRST FEDERAL"; "BUSINESS OF
                                              CITIZENS"
       (b)    Description of Property         "BUSINESS OF FIRST FEDERAL -
                                              Properties"; "BUSINESS OF CITIZENS
                                              - Properties" "BUSINESS OF FIRST
                                              FEDERAL - Legal Proceedings";
                                              "BUSINESS OF CITIZENS - Legal
                                              Proceedings"
       (d)    Market Price of                 "MARKET FOR THE COMMON STOCK;"
              and Dividends on the            "DIVIDEND POLICY;" "ANTICIPATED
              Registrant's Common Equity      MANAGEMENT PURCHASES";
              and Related Stockholder         "DESCRIPTION OF CAPITAL STOCK"
              Matters
       (e)    Financial Statements            "FINANCIAL STATEMENTS"; "SELECTED
                                              PRO FORMA UNAUDITED CONDENSED
                                              COMBINED FINANCIAL DATA OF THE
                                              HOLDING COMPANY"; "UNAUDITED PRO
                                              FORMA CONSOLIDATED COMBINED
                                              FINANCIAL STATEMENTS"; "PRO FORMA
                                              DATA"
       (f)    Selected Financial Data         "SELECTED CONSOLIDATED FINANCIAL
                                              DATA OF MADISON FIRST FEDERAL
                                              SAVINGS AND LOAN ASSOCIATION AND
                                              SUBSIDIARIES"; "SELECTED
                                              CONSOLIDATED FINANCIAL DATA OF
                                              CITIZENS NATIONAL BANK OF MADISON"
       (g)    Supplementary Financial         Not Applicable
              Information
       (h)    Management's Discussion and     "MANAGEMENT'S DISCUSSION AND
              Analysis of Financial           ANALYSIS OF FINANCIAL CONDITION
              Condition and Results of        AND RESULTS OF OPERATIONS OF
              Operations                      MADISON FIRST FEDERAL SAVINGS AND
                                              LOAN ASSOCIATION"; "MANAGEMENT'S
                                              DISCUSSION AND ANALYSIS OF
                                              FINANCIAL CONDITION AND RESULTS OF
                                              OPERATIONS OF CITIZENS NATIONAL
                                              BANK OF MADISON"

       (i)    Changes in and Disagreements    Not Applicable
              with Accountants on
              Accounting and Financial
              Disclosure
       (j)    Directors and Executive         "MANAGEMENT OF THE HOLDING
              Officers                        COMPANY"; "MANAGEMENT OF
                                              FIRST FEDERAL"; "MANAGEMENT OF
                                              CITIZENS"
       (k)    Executive Compensation          "EXECUTIVE COMPENSATION AND
                                              RELATED TRANSACTIONS OF FIRST
                                              FEDERAL"; "EXECUTIVE COMPENSATION
                                              AND RELATED TRANSACTIONS OF
                                              CITIZENS"
       (l)    Security Ownership of           "ANTICIPATED MANAGEMENT PURCHASES"
              Certain Beneficial
              Owners and Management
       (m)    Certain Relationships           "EXECUTIVE COMPENSATION AND
              and Related Transactions        RELATED TRANSACTIONS OF FIRST
                                              FEDERAL -   Transactions with
                                              Certain elated Persons";
                                              "EXECUTIVE COMPENSATION AND
                                              RELATED TRANSACTIONS OF CITIZENS -
                                              - Transactions with Certain
                                              Related Persons"
12.    Disclosure of Commission               Not Applicable
       Position on Indemnification
       for Securities Act Liabilities

SUBSCRIPTION AND DIRECT COMMUNITY OFFERING PROSPECTUS

                              River Valley Bancorp
                                Madison, Indiana
(Proposed Holding Company for Madison First Federal Savings and Loan Association
                     and Citizens National Bank of Madison)
          Up to 1,035,000 (Anticipated Maximum) Shares of Common Stock

     River Valley Bancorp, an Indiana corporation (the "Holding Company"), is offering for sale, as described below, up to 1,035,000 shares of its common stock, without par value (the "Common Stock"), in connection with (i) its acquisition of the common stock of Madison First Federal Savings and Loan Association ("Madison First") to be issued upon the conversion of Madison First from a federal mutual savings and loan association to a federal stock savings and loan association (the "Conversion") and (ii) its acquisition (the "Acquisition") of 120,429 shares of common stock, $8.00 par value per share (the "Citizens Shares"), of Citizens National Bank of Madison ("Citizens"), constituting 95.6 % of the issued and outstanding shares of Citizens' common stock. Madison First and Citizens are together hereinafter referred to as the "Institutions." The purchase price for the Common Stock (the "Purchase Price") is $10.00 per share. As part of the Conversion, Madison First will adopt a Federal Stock Charter and amended and restated By-Laws. For a description of the Conversion transaction, see "The Conversion." For a description of the Acquisition, see "The Acquisition." Pursuant to the Conversion, the Common Stock is first being offered in a subscription offering (the "Subscription Offering"), in order of priority and subject to availability, to: (i) certain holders of deposit accounts at Madison First with an aggregate balance of $50.00 or more as of December 31, 1994 ("Eligible Account Holders"); (ii) the Holding Company's tax-qualified Employee Stock Ownership Plan and Trust (the "ESOP"); (iii) certain holders of deposit accounts at Madison First with an aggregate balance of $50.00 or more as of [June 30, 1996] ("Supplemental Eligible Account Holders"); and (iv) other deposit account holders and borrowers of Madison First as of , 1996 ("Other Members"), subject to the limitations described herein. Pursuant to Office of Thrift Supervision ("OTS") regulations, subscription rights granted to the above persons are non-transferable; persons violating such provisions may lose their right to purchase Common Stock in the Conversion and be subject to other possible sanctions and penalties imposed by the OTS. (continued on next page.)

     SEE "RISK FACTORS" FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

     THE SHARES OF COMMON STOCK BEING OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR
SAVINGS  DEPOSITS  AND  ARE  NOT  INSURED  BY  THE  FEDERAL  DEPOSIT   INSURANCE
CORPORATION (THE "FDIC") OR ANY OTHER GOVERNMENT AGENCY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES COMMISSION, THE OTS OR THE FDIC, NOR HAS THE SEC, ANY STATE SECURITIES COMMISSION, THE OTS OR THE FDIC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=================================================================================================================================
                                                                                         Estimated                 Estimated
                                                                                   Underwriting Fees and        Net Conversion
                                                         Purchase Price (1)          Other Expenses (2)          Proceeds (3)
- ---------------------------------------------------------------------------------------------------------------------------------
Minimum Per Share....................................          $10.00                      $0.73                     $9.27
Midpoint Per Share...................................          $10.00                      $0.66                     $9.34
Maximum Per Share....................................          $10.00                      $0.60                     $9.40
Maximum Per Share, as adjusted (4)...................          $10.00                      $0.55                     $9.45
Total Minimum........................................        $7,650,000                  $561,000                 $7,089,000
Total Midpoint.......................................        $9,000,000                  $592,000                 $8,408,000
Total Maximum........................................        $10,350,000                 $623,000                 $9,727,000
Total Maximum, as adjusted (4).......................        $11,902,500                 $660,000                 $11,242,500
=================================================================================================================================

(1) The current aggregate value of the Common Stock is based upon an independent appraisal of the Common Stock by Keller & Company, Inc. ("Keller") as of May 3, 1996. See "The Conversion -- Stock Pricing." The total offering will be within a range of $7,650,000 to $10,350,000 (the "Estimated Valuation Range"), unless market and financial conditions necessitate a change in this range, which change would be supported by a change in the appraisal. Changes in the size of the offering will have an effect on the estimated net proceeds of the offering and pro forma capitalization and book value per share of the Holding Company. If the final valuation is not within a range between the minimum of the Estimated Valuation Range to 15% above the maximum of the Estimated Valuation Range, subscribers will be given notice of such change, which notice will set a date by which subscribers must elect whether to continue their subscriptions during any offering at a revised Estimated Valuation Range. In such event, subscribers will be given the right to have their subscriptions returned promptly after they inform the Holding Company of their decision not to continue their subscriptions. Subscriptions as to which the Holding Company receives no affirmative or negative election by the date specified in the notice will be returned promptly after such date. See "Use of Proceeds," "Capitalization," and "Pro Forma Data."

(2) Consists of estimated costs to Madison First and the Holding Company arising from the Conversion, including estimated management fees, commissions and reimbursable out-of-pocket expenses to be paid to Trident Securities, Inc. (the "Agent") in connection with the Agent's engagement as exclusive sales agent and financial advisor to the Holding Company and Madison First. Madison First and the Holding Company will pay the Agent a management fee equal to 0.5% of the aggregate number of shares of Common Stock sold in the Conversion. Commissions are estimated based on the total number of shares of Common Stock sold, assuming a 2.0% commission paid to the Agent with respect to all shares sold in the Subscription Offering and the Direct Community Offering (except for purchases by the ESOP, officers and directors of the Institutions and their Associates, as hereinafter defined), and assuming no sales have been made through selected dealers. See "Use of Proceeds." Offers and sales in the Direct Community Offering will be on a best efforts basis. The Holding Company and Madison First have agreed to indemnify the Agent against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"). See "The Conversion -- Agent."

(3) Net Conversion proceeds may vary from the estimated amounts. The Holding Company will initially receive 60% of the net Conversion proceeds after providing for the loan to the ESOP to allow the ESOP to purchase shares of Common Stock in the Conversion. The Holding Company will use $3,010,715 of the proceeds to acquire the Citizens Shares in the Acquisition. The Holding Company will also use a portion of the proceeds remaining after acquisition of the Citizens Shares to make a capital contribution to Citizens of up to $1.5 million. See "Pro Forma Data" and "Use of Proceeds."

(4) Gives effect to an increase in the number of shares which could occur due to an increase of up to 15% above the maximum number of shares which may be offered in the Conversion to reflect changes in market and financial conditions following commencement of the Subscription and Direct Community Offerings. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of Common Stock in the Conversion are less than the minimum or more than 15% above the maximum of the Estimated Valuation Range. See "The Conversion -- Number of Shares to be Issued."

                            TRIDENT SECURITIES, INC.

                     The date of this Prospectus is , 1996.

Shareholders, depositors and borrowers of Citizens do not have subscription rights under Madison First's Plan of Conversion (the "Plan" or the "Plan of Conversion") unless such persons are otherwise Eligible Account Holders, Supplemental Eligible Account Holders or Other Members of Madison First. See "The Conversion -- Subscription Offering." Commencing concurrently with the Subscription Offering, and subject to the prior rights of holders of subscription rights, the Common Stock is also being offered to members of the general public, with preference given to residents of Jefferson County, Indiana, pursuant to a direct community offering (the "Direct Community Offering"). Madison First has the right to terminate the Direct Community Offering as soon as it has received orders for at least the minimum number of shares available for purchase in the Conversion. See "The Conversion--Direct Community Offering."

     The Subscription Offering will expire at p.m., Madison time, on , 1996, unless extended by Madison First and the Holding Company. The Direct Community Offering may expire as early as , 1996, or at any time thereafter (until , 1996, unless extended by Madison First and the Holding Company) when orders for at least 765,000 shares of Common Stock have been received in both the Subscription Offering and the Direct Community Offering, if any. Neither the Subscription Offering nor the Direct Community Offering may be extended beyond , 1996, without regulatory approval. See "The Conversion--Subscription Offering" and "--Direct Community Offering." All purchases will be subject to maximum and minimum purchase limitations, and to certain other terms and conditions described below. Under the Plan, no Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may purchase more than 10,000 shares per deposit account held or loan owed to Madison First as of ____________, 1996, and no subscribing member, alone or with an Associate or group of persons acting in concert, may purchase more than 20,000 shares of Common Stock in the Conversion. No person, alone or with an Associate or group of persons acting in concert, may purchase more than 10,000 shares of Common Stock in the Direct Community Offering. A member who, together with his Associates and persons acting in concert, has subscribed for shares in the Subscription Offering may subscribe for a number of additional shares in the Direct Community Offering that does not exceed the lesser of (i) 10,000 shares or (ii) the number of shares which, when added to the number of shares subscribed for by the member (and his Associates and persons acting in concert) in the Subscription Offering, would not exceed 20,000. Notwithstanding the foregoing, the ESOP may purchase up to 10% of the Common Stock sold in the Conversion. The ESOP currently intends to acquire 8% of the shares sold in the Conversion. The ESOP may purchase Common Stock if shares remain available after satisfying the subscriptions of Eligible Account Holders up to $10,350,000, the maximum of the Estimated Valuation Range. The ESOP reserves the right to have all or part of its order filled by purchases in the open market following the Conversion. See "Executive Compensation and Related Transactions of Madison First -- Employee Stock Ownership Plan and Trust" and "Executive Compensation and Related Transactions of Citizens -- Employee Stock Ownership Plan and Trust." The minimum number of shares of Common Stock that may be purchased by any person or entity is 25 shares. Madison First and the Holding Company, in their sole discretion, may increase or decrease subscription rights and the purchase limitations. See "The Conversion -- Limitations on Common Stock Purchases."

     Shares of Common Stock may be ordered at the Purchase Price directly from the Holding Company by returning the appropriate stock order form and certification (the "Order Form"), together with full payment, or appropriate instructions authorizing withdrawals from accounts at Madison First, for the shares to be purchased. Orders must be received at Madison First's Stock Information Center, by ____ p.m., Madison time, on _______, 1996. All amounts subscribed for by check will be placed in a special savings account at Madison First and will earn interest at the then-current passbook rate, which is currently 3.00% per annum (for an annual percentage yield ("APY") of 3.04%), from the date of receipt until completion or termination of the Conversion. Subscriptions are irrevocable until 45 days after the expiration of the Subscription Offering (________, 1996). Funds authorized for withdrawal from accounts will continue to earn interest at the rate specified on the account until completion of the Conversion and will not be subject to early withdrawal penalties. If the Conversion is not completed by _______, 1996, and Madison First and the Holding Company elect to extend the time required to complete the Conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions as set forth in the Plan of Conversion. If Madison First and the Holding Company decide to extend the Subscription Offering, subscribers will be given the right to have their subscriptions promptly refunded following the conclusion of the current offering (which will end no later than ______, 1996), and Madison First will return subscriptions with interest unless subscribers affirmatively elect to continue their subscriptions during the period of extension. If the offering period is not extended and the Conversion is not completed, all subscription funds will be promptly returned, together with accrued interest from the date of receipt, and all withdrawal authorizations will be terminated. Any delay in completing the Conversion may result in a delay in shareholders of the Holding Company receiving their stock certificates, increased Conversion costs and expenses or a change in the Estimated Valuation Range. See "Risk Factors -- Risk of Delayed Offering." The offering may be extended, subject to OTS approval, until 24 months following the members' approval, or until _______, 1998.

     Under the Plan of Conversion, the Conversion will not become effective until such time as all conditions precedent to the Acquisition are satisfied. See "The Acquisition." Therefore, a delay in the satisfaction of any conditions precedent to the Acquisition would result in a delay in completing the Conversion. See "Risk Factors -- Risk of Delayed Offering." If at any time it becomes clear that any condition precedent to the Acquisition will not be satisfied, the Conversion and the Plan will terminate, and Madison First will promptly refund all subscription funds with accrued interest and cancel all withdrawal authorizations. See "The Conversion -- Conditions and Termination."

     The maximum number of 1,035,000 shares of Common Stock offered hereby represents the high end of a range from 765,000 shares to 1,035,000 shares at an offering price of $10.00 per share, based upon an independent appraisal of the aggregate pro forma market value of the Common Stock as of May 3, 1996, in accordance with applicable regulations. The number of shares to be sold in the Conversion must fall within this range unless market and financial conditions necessitate a change in the range, which change would be supported by a change in the appraisal. Madison First reserves the right to reject any orders received in the Direct Community Offering in whole or in part. Funds received pursuant to rejected orders will be refunded promptly with any interest due thereon.

     Madison First has engaged the Agent as its exclusive sales agent to assist on a best efforts basis in the sale of Common Stock in both the Subscription Offering and the Direct Community Offering, if any. In addition to assisting in the marketing of the Common Stock, the Agent will assist Madison First by, among other things, training Madison First's employees regarding the mechanics and regulatory requirements of the conversion process, conducting informational meetings for subscribers and other potential purchasers and keeping records of all stock subscriptions. The Agent will only be assisting the Holding Company on a best efforts basis in effecting the sale of Common Stock directly. The Agent will have no obligation to take or purchase any Common Stock. The Agent intends to make a market in the Common Stock following the Conversion, although it is under no obligation to do so. See "The Conversion -- Agent." Upon a determination by Madison First and the Agent, the Agent may enter into agreements to use the services of dealers selected by Madison First and the Agent in the Direct Community Offering, if any. If used, any selected dealers will solicit indications of interest on a best efforts basis from their customers to place orders for Common Stock, which orders will be placed only when and if the Agent and Madison First believe that enough indications of interest and orders have been received in the Subscription Offering and the Direct Community Offering to consummate the Conversion. See "The Conversion -- Selected Dealers."

     The Holding Company has received approval to have its Common Stock quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") Small Cap Market under the symbol "RIVR," subject to certain conditions which the Holding Company and Madison First believe will be met. Prior to this offering, there was no public market for the Common Stock and there can be no assurance that an established and liquid market for the Common Stock will develop or, if such a market does develop, that it will continue. In addition, there can be no assurance that resales of the Common Stock after completion of the Conversion can be made at or above the Purchase Price. See "Market for the Common Stock."

     The number of shares of Common Stock directors and executive officers of Madison First may purchase is limited under the Plan. Directors and executive officers of the Institutions expect to purchase 104,800 shares, or 11.6% of the total shares offered in the Conversion (at the midpoint of the Estimated Valuation Range). See "Anticipated Management Purchases." Such purchases will apply toward the minimum required number of shares (765,000) to be sold in the Conversion and will be made for investment purposes only.

     CONSUMMATION OF THE CONVERSION IS SUBJECT TO THE SATISFACTION OF ALL CONDITIONS PRECEDENT TO THE ACQUISITION AND THE APPROVAL OF THE PLAN OF CONVERSION BY A MAJORITY OF THE TOTAL VOTES OF MADISON FIRST'S MEMBERS ELIGIBLE TO BE CAST AT A SPECIAL MEETING CALLED FOR , 1996.

                          Madison First Federal Savings
                            and Loan Association and
                        Citizens National Bank of Madison
                                Madison, Indiana


                                  [INSERT MAP]

                               PROSPECTUS SUMMARY

     This summary and the selected financial data which follow this summary do not purport to be complete and are qualified in their entirety by the more detailed information and financial statements appearing elsewhere herein.

Risk Factors

     There are certain risk factors relating to an investment in the Common Stock which should be carefully examined by prospective purchasers of the Common Stock, including risks inherent in the potential impact of changes in interest rates, risks associated with the Acquisition, risks associated with Citizens' commercial lending, risks associated with the Institutions' nonresidential real estate and multi-family lending, the disparity between the Savings Association Insurance Fund (the "SAIF") premiums payable by Madison First and Bank Insurance Fund (the "BIF") premiums payable by commercial banks (including Citizens), the impact of Madison First's decreasing earnings and the effect on return on equity, the existence of the Minority Shares (as defined below), the possible dilutive effect of stock-based benefit plans expected to be adopted by the Holding Company following the Conversion, the potential benefits to management of the Holding Company and the Institutions upon and subsequent to the Conversion, the potential impact of ESOP compensation expenses, the absence of an established trading market for the Common Stock, competition in the Institutions' local market area, the Institutions' geographic concentration of loans, the risk of a delayed offering, anti-takeover provisions, the possible effects of regulatory oversight and recent legislation, and the potential income tax consequences of subscription rights. See "Risk Factors."

The Holding Company

     The Holding Company is an Indiana corporation recently organized to acquire all of the common stock of Madison First in the Conversion and the Citizens Shares in the Acquisition, and thereafter act as the savings and loan holding company for Madison First and as the bank holding company for Citizens. Pursuant to the Plan of Conversion, the Holding Company will offer the Common Stock to Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, Other Members, and to the general public. The holding company structure will provide increased flexibility in conducting future business activities related to the Institutions. The Holding Company currently intends to maintain the independence of the Institutions, but may in the future evaluate a possible merger or combination of the Institutions. The Holding Company has received the approval of the OTS to become a savings and loan holding company through the acquisition of the common stock of Madison First in the Conversion and of the Board of Governors of the Federal Reserve System (the "FRB") to become a bank holding company through the acquisition of the Citizens Shares in the Acquisition. Prior to the Conversion and the Acquisition, the Holding Company will not engage in any material operations. Upon consummation of the Acquisition, the Holding Company will be a savings and loan holding company and a bank holding company, the activities of which will be restricted generally by federal law and FRB regulations to activities considered related to banking. See "Regulation -- Bank Holding Company Regulation" and "-- Savings and Loan Holding Company
Regulation." Upon consummation of the Conversion and the Acquisition, the Holding Company will have no significant assets other than the common stock of Madison First, the Citizens Shares, the ESOP loan and that portion of the net Conversion proceeds retained by the Holding Company and not used by the Holding Company to purchase the Citizens Shares, some of which will be used to make a capital contribution to Citizens of up to $1.5 million. The Holding Company may also use a portion of such remaining funds, if any, to pay dividends and, subject to applicable regulatory restrictions, to repurchase shares of its Common Stock, although it has no present plans to do so. See "Use of Proceeds." Other than in connection with the Acquisition, the Holding Company has no current arrangements, negotiations or agreements, written or oral, with respect to any future acquisition. The Holding Company's executive office is located at 303 Clifty Drive, Post Office Box 626, Madison, Indiana 47250, and its telephone number is (812) 273-4949. See "River Valley Bancorp."

Madison First

     Madison First, organized as a federally chartered savings and loan association in 1875, conducts its business from three full-service offices and one stand-alone drive-through branch, all located in Jefferson County, Indiana. Madison First's principal business historically has been attracting deposits from the general public and originating fixed-rate and adjustable-rate loans secured by first mortgage liens on one- to four-family real estate within Jefferson County, Madison First's principal market area. See "Business of Madison First." Jefferson County is located in southern Indiana, approximately 95 miles south of Indianapolis, 55 miles northeast of Louisville, Kentucky and 75 miles west of Cincinnati, Ohio. According to the U.S. Bureau of Census, the city of Madison, the county seat of Jefferson County, had a population of 12,006, and Jefferson County had a population of 29,797, at the time of the 1990 census. See "Market Area." Madison First's deposits are insured up to applicable limits by the FDIC through the SAIF.

     At March 31, 1996, Madison First had total assets of $88.3 million, deposits of $79.3 million and net equity capital of $6.6 million, an amount equal to 7.5% of total assets. Madison First's net income for the year ended December 31, 1995 and the three months ended March 31, 1996 was $258,000 and $64,000, respectively. Madison First's net yield on weighted average interest-earning assets for the year ended December 31, 1995 and the three months ended March 31, 1996 was 2.61% and 2.71%, respectively. Madison First's capital ratios are now, and on a pro forma basis will be, in excess of all regulatory capital requirements, as prescribed by law. See "Pro Forma Data --
Regulatory Capital Compliance." Madison First has no current arrangements, negotiations, or agreements, written or oral, with respect to any future acquisition.

     Madison First is the oldest independent financial institution headquartered in Jefferson County. Management believes Madison First has developed a solid reputation among its loyal customer base because of its commitment to personal service and its strong support of the local community. By focusing primarily on residential real estate mortgage lending in Jefferson County, Madison First has achieved the following:

     o Asset Quality and Emphasis on Residential Mortgage Lending. Since its inception, Madison First has emphasized the financing of single-family, owner-occupied residences in its market area. Madison First anticipates a continued commitment to financing the purchase or improvement of such residences. By emphasizing one- to four-family residential mortgage loans, Madison First's strategy previously minimized the credit risk of its asset base in exchange for lower yields than would typically be available on riskier investments, such as commercial loans. At March 31, 1996, 76.2% of Madison First's total loan portfolio consisted of one- to four-family residential mortgage loans. At that date, non-performing assets totaled $30,000, or 0.03% of total assets, and Madison First's ratio of allowance for loan losses to total loans outstanding was 0.7%. See "Business of Madison First -- Non-Performing and Problem Assets."

     o Community Orientation. Madison First is committed to meeting the financial needs of the community in which it operates. Madison First believes it is large enough to provide a wide range of personal and business financial services, and yet is small enough to be able to provide such services on a personalized and efficient basis. Management believes that Madison First can be more effective in servicing its customers than many of its non-local competitors because of Madison First's ability to quickly and effectively provide senior management responses to customer needs and inquiries.

Citizens

     Citizens was organized as a national bank in 1981. Citizens conducts its business from four full-service offices, all located in Jefferson County, Indiana. Citizens offers a broad array of lending, deposit and other financial services to its retail and commercial customers. See "Business of Citizens." Citizens' principal market area is also Jefferson County in southern Indiana. See "Market Area." Citizens' deposits are insured up to applicable limits by the FDIC through the BIF.

     At March 31, 1996, Citizens had total assets of $58.1 million, deposits of $52.7 million and net shareholders' equity capital of $3.4 million, an amount equal to 5.9% of total assets. See "Business of Citizens." Citizens' capital ratios are currently in excess of all regulatory capital requirements, as prescribed by law. Citizens has no current arrangements, negotiations, or agreements, written or oral, with respect to any future acquisition.

     By providing its individual and commercial customers a broad array of services and products, Citizens has achieved the following:

     o Profitability. Citizens has reported positive net income in every year since 1990. Citizens' net income increased from $120,000 for the year ended December 31, 1991 to $342,000 for the year ended December 31, 1995. Citizens had net income of $22,000 for the three months ended March 31, 1996, a decrease of $95,000 from the three-month period ended March 31, 1995, due primarily to a $150,000 provision for loan losses in the quarter. Citizens' net interest income for the three months ended March 31, 1996 totaled $497,000, an increase of $56,000, or 12.7%, from the $441,000 for the three months ended March 31, 1995. Citizens' net yield on weighted average interest-earning assets for the year ended December 31, 1995 and the three months ended March 31, 1996 was 4.25% and 3.69%, respectively.

     o Asset Growth and Asset Quality. Citizens' total assets have increased from $30.1 million at December 31, 1991 to $58.1 million at March 31, 1996. Citizens' growth in total assets is attributable to a sustained growth in virtually all areas of lending, including one- to four-family residential mortgage lending, consumer lending and commercial lending. Despite its aggressive growth, Citizens has thus far been successful in maintaining the quality of its loan and investment portfolios. At March 31, 1996, non-performing assets totaled $262,000, or 0.5% of total assets. See "Business of Citizens -- Non-Performing and Problem Assets."

     o Low Interest Rate Risk. At March 31, 1996, Citizens' NPV (as defined below) would increase ___% in the event of a 2% increase in market interest rates and would decrease ___% in the event of a 2% decrease in market interest rates. These calculations indicate that Citizens' net portfolio value is more sensitive to decreases in market interest rates but that Citizens' interest rate risk would be well within the OTS' definition of normal level of exposure described below in "Management's Discussion and Analysis of Financial Condition and Results of Operations of Madison First Federal Savings and Loan Association -- Asset/Liability Management." Although these regulations have not been implemented by the OTS, and Citizens, as a national bank, would not be subject to the regulations if implemented by the OTS, the methodology set forth in the OTS' regulations provides an informational basis on which Citizens' interest rate risk can be evaluated. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Citizens National Bank of Madison -- Asset/ Liability Management." Citizens has achieved this asset/liability posture by emphasizing adjustable-rate loans and investments and by selling its fixed-rate one- to four-family residential mortgage loans to the Federal Home Loan Mortgage Corporation (the "FHLMC") on the secondary market. See "Business of Citizens."

     o Community Orientation. Citizens has developed a solid reputation in its market by offering a wide variety of lending, deposit and other financial services to its retail and commercial customers on a personalized and efficient basis. By building on its reputation as a responsive lender, Citizens plans to strengthen its position as a leading financial institution in Jefferson County.

The Acquisition

     On March 4, 1996, Madison First and Eloise A. Durocher ("Ms. Durocher") entered into an Amended and Restated Stock Purchase Agreement (the "Agreement") pursuant to which Madison First agreed to purchase through the Holding Company, and Ms. Durocher agreed to sell to the Holding Company, the Citizens Shares, which constitute 95.6% of the issued and outstanding capital stock of Citizens. As consideration for the Citizens Shares, the Holding Company will pay to Ms. Durocher cash in the amount of $3,010,725, or $25.00 per Citizens Share. The
Holding Company and Madison First estimate that the total cost of the Acquisition, including all professional fees and expenses, will be $3,075,725. Consummation of the Acquisition is conditioned upon the satisfaction of certain conditions, including the Holding Company's (i) completing a satisfactory due diligence review of Citizens and (ii) obtaining all necessary regulatory approvals to acquire the Citizens Shares in the Acquisition. The Holding Company's due diligence review of Citizens may continue through the date of the Acquisition. The Holding Company has obtained the approval of the FRB to become a bank holding company upon the acquisition of the Citizens Shares in the Acquisition. See "Regulation -- Bank Holding Company Regulation."

     The Agreement may be terminated by Madison First and the Holding Company if, among other things, it is determined that the audited financial statements of Citizens as of and for the year ended December 31, 1995, do not fairly present the financial position and results of operations for Citizens as of and for the year then ended or that there has been a material adverse change in the operations, prospects or financial condition of Citizens since December 31, 1995. The Agreement further provides that Ms. Durocher may terminate the Agreement if it becomes clear that any condition precedent to her obligations under the Agreement cannot be satisfied on or prior to December 31, 1996. Either party may terminate the Agreement at any time if there is a final determination that any material provision of the Agreement is illegal, invalid or unenforceable or if it becomes clear that any condition precedent to such party's obligations under the Agreement cannot be satisfied on or prior to June 30, 1997.

     The Conversion will not become effective until such time as all conditions precedent to the Acquisition are satisfied. If at any time it becomes clear that any condition precedent to the Acquisition will not be satisfied, the Conversion and the Plan of Conversion will terminate. See "The Conversion -- Conditions and Termination."

     The Acquisition will enable Madison First to expand its banking services. In addition, the Acquisition will enable Madison First to expand efficiently its lending emphasis to include installment, commercial and agricultural loan products through Citizens' established experience in such lending areas. Moreover, the Acquisition in combination with the Conversion will permit the Holding Company to put to use a significant portion of the capital raised in the Conversion to acquire the Citizens Shares, loan money to the ESOP and increase the capital of Citizens. Each of the Institutions will continue to qualify as a "well capitalized" institution for regulatory purposes. The Acquisition is also expected to reduce the pressure to leverage the Holding Company's consolidated balance sheet that typically exists when a "well capitalized" institution engages in a standard conversion transaction. See "Unaudited Pro Forma Condensed Combined Financial Statements" and "Pro Forma Data -- Regulatory Capital Compliance."

     The Holding Company and Madison First currently intend to maintain Citizens as an independent entity but may in the future consider a merger or consolidation of the Institutions. The Holding Company may also evaluate alternatives to purchase the 4.4% of Citizens' issued and outstanding common stock not being acquired by the Holding Company in the Acquisition (the "Minority Shares") through a transaction in which holders of the Minority Shares would receive fair consideration, most likely in the form of cash, shares of Common Stock or a combination thereof. In the meantime, the Holding Company and the Institutions will explore opportunities to integrate certain aspects of the Institutions' operations in a manner designed to achieve operating efficiencies, including the possible combination or integration of the Institutions' data processing, marketing, financial reporting, collections and human resources functions, compliance functions, their deposit and loan operations, and their insurance and employee benefit programs. The Holding Company and the Institutions may also explore opportunities to utilize their offices and physical locations in a more efficient manner. For further information regarding the Acquisition, see "The Acquisition." For further information regarding Citizens, see "Citizens National Bank of Madison," "Business of Citizens" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Citizens National Bank of Madison."

The Conversion

     General. The Board of Directors of Madison First unanimously adopted a Plan of Conversion pursuant to which Madison First will convert from a federal mutual savings and loan association to a federal stock savings and loan association, subject to certain conditions set forth therein, including consummation of the Acquisition. The Plan of Conversion and the Federal Stock Charter (the "Charter") will be submitted for the approval of the members of Madison First at a special meeting currently scheduled for , 1996 (the "Special Meeting"). The Conversion will not become effective until such time as all conditions precedent to the Acquisition are satisfied. If at any time it becomes clear that any condition precedent to the Acquisition will not be satisfied, the Conversion and the Plan will terminate and Madison First will refund all payments and cancel all withdrawal authorizations, as applicable, for subscriptions received in the Conversion. See "The Conversion -- Conditions and Termination."

     The proceeds from the sale of the Common Stock made as a part of the Conversion will strengthen the Institutions' capital positions and will allow Madison First to be structured in a corporate form similar to that of most business entities. The Conversion will not affect Madison First's normal business or its existing services to depositors and borrowers. Deposits at Madison First will continue to be insured by the FDIC up to the applicable limits. After the Conversion, the Holding Company will have exclusive voting rights with respect to Madison First and no account holder or borrower will have any voting rights with respect to, or be a member or a shareholder of, Madison First. Holders of shares of Common Stock will have voting rights only with respect to the Holding Company.

     Stock Pricing and Independent Appraisal. The aggregate purchase price of the Common Stock being sold in the Conversion will be based upon the aggregate pro forma market value of the Common Stock, as determined by an independent valuation. Keller, a financial advisory firm experienced in the valuation of financial institutions, was retained by Madison First to prepare an appraisal of the estimated pro forma market value of the Common Stock. Keller's appraisal concluded that as of May 3, 1996, the Estimated Valuation Range was from a minimum of $7,650,000 to a maximum of $10,350,000, with a midpoint of $9,000,000. The aggregate number of shares of the Common Stock to be sold at $10.00 per share will be within the range of 765,000 to 1,035,000, unless market and financial conditions necessitate a change in the range. The appraisal will be updated shortly before the completion of the Conversion and the Acquisition. The Board of Directors reviewed with management Keller's methods and assumptions and accepted Keller's appraisal as reasonable and adequate. Madison First has agreed to pay Keller a fee of $17,000 for its appraisal services, plus out-of-pocket expenses not to exceed $500. Keller has also prepared a business plan for Madison First, which includes three-year pro forma financial statements for the Holding Company for a fee of $5,000. See "The Conversion -- Stock Pricing" and "-- Number of Shares to be Issued."

     The independent valuation is not intended and must not be construed as a recommendation of any kind as to the advisability of voting to approve the Conversion or of purchasing the shares of the Common Stock. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters (including certain assumptions as to the Acquisition, the amount of net proceeds and the earnings thereon), all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the Conversion will thereafter be able to sell shares of Common Stock at prices related to the valuation of the pro forma market value.

     Members Meeting. The sale of shares of Common Stock in the Conversion is conditioned upon, among other things, approval of the Plan and the adoption of the Charter by a majority of the votes eligible to be cast by the members of Madison First at the Special Meeting. If the Conversion is not approved by the members at the Special Meeting, no shares will be issued, the Conversion will not take place, all subscription funds received will be promptly returned together with interest at the passbook rate, which is currently 3.00% per annum, or 3.04% APY, and all withdrawal authorizations will be canceled.

     Subscription Offering. Pursuant to the Plan of Conversion, up to 1,035,000 shares of Common Stock are being offered by the Holding Company at the price of $10.00 per share in the Subscription Offering to the following persons in the following order of priority: (i) Eligible Account Holders; (ii) the ESOP; (iii) Supplemental Eligible Account Holders who are not Eligible Account Holders and
(iv) Other Members who are not Eligible Account Holders or Supplemental Eligible Account Holders. Shareholders, depositors and borrowers of Citizens do not have subscription rights under the Plan unless such persons are otherwise Eligible Account Holders, Supplemental Eligible Account Holders or Other Members of Madison First. The Subscription Offering expires at ____ p.m., Madison time, on , 1996, unless extended by Madison First and the Holding Company. The Subscription Offering may be extended, subject to OTS approval, until 24 months after the Special Meeting, or until , 1998. See "The Conversion -- Subscription Offering."

     Subscriptions may be paid by check or by withdrawal from accounts at Madison First. Funds authorized for withdrawal from deposit accounts will continue to earn interest at the rate specified for the account until completion of the Conversion. All amounts paid will be placed in a savings account at Madison First and will earn interest at Madison First's passbook rate from the date of receipt until completion of the Conversion. That rate is currently 3.00%, for an APY of 3.04%. Amounts may be withdrawn from certificate accounts at Madison First to purchase Common Stock in the Conversion without the payment of early withdrawal penalties. However, if the amount withdrawn reduces the balance of the certificate account to less than the applicable required minimum balance, such account after completion of the Conversion will earn interest at the then-current passbook rate.

     Refunds. In the event that a subscriber's order cannot be filled in full as a result of an oversubscription or the Conversion is not consummated, refunds (including interest at the passbook rate of interest for payments made other than through authorization of withdrawal from deposit accounts) will be made upon closing of the Conversion by check or, if payment was made through authorization of withdrawal from a deposit account, through cancellation of an appropriate portion of such withdrawal authorization.

     If the Conversion is not completed by , 1996, and Madison First and the Holding Company elect to extend the time required to complete the Conversion, with the OTS' approval, subscribers will be given the right to increase, decrease or rescind their subscriptions pursuant to procedures approved by the OTS and as set forth in the Plan of Conversion. If Madison First and the Holding Company decide to extend the Subscription Offering, subscribers will be given the right to have their subscriptions promptly refunded following the conclusion of the current offering (which will end no later than , 1996), and Madison First will return subscriptions with interest unless subscribers affirmatively elect to continue their subscriptions during the period of extension.

     Under the Plan of Conversion, the Conversion will not become effective until such time as all conditions precedent to the Acquisition are satisfied. Therefore, a delay in the satisfaction of any condition precedent to the Acquisition would result in a delay in completing the Conversion, possibly delaying the Holding Company's ability to issue certificates and commence trading following receipt of subscription orders. See "Risk Factors -- Risk of Delayed Offering." If at any time it becomes clear that any condition precedent to the Acquisition will not be satisfied, the Conversion and the Plan will terminate, and Madison First will promptly refund all subscription funds with accrued interest and cancel all withdrawal authorizations. See "The Conversion
- -- Conditions and Termination."

     Direct Community Offering. Commencing concurrently with the Subscription Offering and subject to availability, shares of Common Stock are being offered to the general public, giving preference to residents of Jefferson County, in a Direct Community Offering. The purchase price in the Direct Community Offering will also be $10.00 per share. The Direct Community Offering may, subject to OTS approval, be extended until 24 months after the Special Meeting, or until , 1998. Madison First reserves the absolute right to reject or accept any orders received in the Direct Community Offering, in whole or in part, either at the time of receipt of an order, or as soon as practicable following the expiration of the Direct Community Offering.

     The Direct Community Offering may expire as early as , 1996, or at any time thereafter (until , 1996, unless extended by Madison First and the Holding Company) when orders and indications of interest for at least 765,000 shares have been received in the Subscription Offering and the Direct Community Offering, if any. Accordingly, persons wishing to purchase Common Stock in the Direct Community Offering directly from the Holding Company should return the Order Form to Madison First on or before , 1996. If a person waits until after that date, the Direct Community Offering may be terminated prior to the time the Order Form is submitted, and that person may be precluded from purchasing shares of Common Stock in the Direct Community Offering. See "The Conversion -- Direct Community Offering."

     In the event that Madison First and the Agent determine and agree to use selected dealers to assist with the Direct Community Offering, each such selected dealer will receive commissions at an agreed upon rate, not to exceed 4.5%, for all shares sold by the selected dealer. See "The Conversion -- Selected Dealers."

     Purchase Limitations. The minimum purchase by any person or entity in the Conversion is 25 shares. No subscribing member may purchase more than 10,000 shares with respect to each deposit account held and each loan owed to Madison First as of _____________, 1996. For this purpose, joint account holders collectively may not exceed the 10,000 share limit. Notwithstanding the foregoing, the maximum number of shares of Common Stock which may be purchased in the Subscription Offering by any member (including such person's Associates) or group acting in concert shall be 20,000 shares in the aggregate, except that the ESOP may purchase in the aggregate not more than 10% of the total number of shares offered in the Conversion. The maximum number of shares of Common Stock which may be purchased in the Direct Community Offering by any person (including such person's Associates) or persons acting in concert is 10,000 in the aggregate. A member who, together with his Associates and persons acting in concert, has subscribed for shares in the Subscription Offering may subscribe for a number of additional shares in the Direct Community Offering that does not exceed the lesser of (i) 10,000 shares or (ii) the number of shares which, when added to the number of shares subscribed for by the member (and his Associates and persons acting in concert) in the Subscription Offering, would not exceed 20,000. The ESOP expects to purchase a number of shares equal to 8% of the total number of shares sold in the Conversion. These purchase limitations are subject to increase or decrease under certain circumstances by the Boards of Directors of Madison First and the Holding Company. See "The Conversion -- Limitations on Common Stock Purchases."

     Participation of the Agent in the Offerings. In consideration for acting as exclusive sales agent in the Subscription Offering and the Direct Community Offering, if any, and for providing consulting and financial advisory services to the Holding Company and Madison First, the Agent will receive a management fee equal to 0.5% of the aggregate dollar amount of shares of Common Stock sold in the Conversion and commissions in an amount equal to 2.0% of the aggregate dollar amount of shares of Common Stock sold in the Conversion (other than through broker-dealers) except for shares sold to the ESOP, or to officers and directors of the Institutions and their Associates. The Agent will also be reimbursed for out-of-pocket expenses which are not to exceed $12,000 without Madison First's consent and for legal fees and expenses which are not to exceed $35,000 without Madison First's consent. See "The Conversion -- Agent."

     Shares to be Purchased by Management and the ESOP. Directors and executive officers of the Institutions expect to purchase 104,800 shares at $10.00 per share, or 13.7% and 10.1% of the shares of Common Stock offered in the Conversion based upon the minimum and maximum, respectively, of the Estimated Valuation Range. See "Anticipated Management Purchases." Employees of the Institutions, including executive officers, will also participate in the ESOP and be able to vote shares allocated to their accounts under the ESOP, which is expected to purchase a number of shares equal to 8% of the shares of Common Stock issued in the Conversion with the proceeds of a loan made to the ESOP by the Holding Company. The ESOP may purchase Common Stock if shares remain available after satisfying the subscriptions of Eligible Account Holders up to $10,350,000, the maximum of the Estimated Valuation Range.

Use of Proceeds

     The net proceeds from the sale of Common Stock offered hereby are estimated at $8.4 million, based upon the sale of 900,000 shares at $10.00 per share. The Holding Company will initially receive 60% of the net Conversion proceeds after providing for the loan to the ESOP to allow the ESOP to purchase shares of Common Stock in the Conversion. See "Executive Compensation and Related Transactions of Madison First -- Employee Stock Ownership Plan and Trust" and "Executive Compensation and Related Transactions of Citizens -- Employee Stock Ownership Plan and Trust." The Holding Company will use $3.0 million of the proceeds to acquire the Citizens Shares in the Acquisition. See "The Acquisition." The Holding Company will also use a portion of the proceeds remaining after acquiring the Citizens Shares to make a capital contribution to Citizens of up to $1.5 million. The remaining proceeds retained by the Holding Company, if any, will be used for general corporate purposes, including the possible payment of dividends and future repurchases of the Holding Company's Common Stock as permitted by the OTS and applicable regulations. However, the Holding Company has no present plans to pay dividends or effect repurchases of the Common Stock.

     The remaining Conversion proceeds will be received by Madison First and will be used primarily to support Madison First's lending and investment activities. The proceeds received by Citizens from the Holding Company will be used primarily to support Citizens' lending and investment activities. Any remaining proceeds may be used by the Institutions for general corporate purposes, including contributions to the proposed management recognition and retention plan and trust (the "RRP"). In the interim, the net proceeds will be invested in U.S. government securities, other U.S. agency securities and mortgage-backed securities. See "Use of Proceeds."

Market for the Common Stock

     The Holding Company will use its best efforts to develop a public trading market for the Common Stock. The Holding Company has received approval to have its Common Stock quoted on the NASDAQ Small Cap Market under the symbol "RIVR" upon successful closing of the Subscription and Direct Community Offerings, subject to certain conditions which the Holding Company and Madison First believe will be met. It is anticipated that upon the completion of the Conversion at least two market makers will make a market in the Common Stock, although the Holding Company has not yet obtained any market makers and will not do so until the offering is completed. The Agent intends to make a market in the Common Stock, although it is under no obligation to do so. There can be no assurance that an active and liquid market for the Common Stock will develop in the foreseeable future or, if such a market does develop, that it will continue. In addition, there can be no assurance that shareholders will be able to sell their shares at or above the Purchase Price after the completion of the Conversion. Accordingly, purchasers of Common Stock should have a long-term investment intent and recognize that the absence of an active and liquid trading market may make it difficult to sell the Common Stock, and may have an adverse effect on the price. See "Risk Factors -- No Prior Market for Common Stock" and "Market for the Common Stock."

Dividend Policy

     Although no decision has been made yet regarding the payment of dividends, the Holding Company may consider a policy of paying cash dividends on the Common Stock following the Conversion. Dividends, when and if paid, will be subject to determination and declaration by the Board of Directors in its discretion, which will take into account the Holding Company's consolidated financial condition and results of operations, tax considerations, industry standards, economic conditions, capital levels, regulatory restrictions on dividend payments by the Institutions to the Holding Company, general business practices and other factors. Citizens does not anticipate paying dividends on its common stock in the foreseeable future. Moreover, following the Acquisition, Citizens may decide not to pay dividends on its shares of common stock until the Holding Company acquires the Minority Shares. See "Dividend Policy," "Regulation -- Regulatory Capital," and "-- Dividend Limitations."

Executive Compensation and Related Transactions

     Employment Contracts. Effective January 1, 1996, Madison First entered into a three-year Employment Agreement with James E. Fritz, Madison First's President and Chief Executive Officer (the "Fritz Agreement"). The Fritz Agreement provides, among other things, for: (i) the payment to Mr. Fritz of his current base salary subject to annual review and adjustment by Madison First's Board of Directors; (ii) Mr. Fritz's participation in other bonus and fringe benefit plans available to Madison First's employees; (iii) the lump-sum payment to Mr. Fritz of an amount equal to the difference between (A) the product of 2.99 times his "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) and (B) the sum of any other parachute payments, as determined under Section 280G(b)(2) of the Code in certain circumstances involving the termination of Mr. Fritz's employment by Madison First for other than cause or by Mr. Fritz for reasons specified in the Fritz Agreement within twelve months following a change in control (as defined therein) of Madison First or the Holding Company; and (iv) the lump-sum or periodic payment to Mr. Fritz of an amount equal to the sum of (A) Mr. Fritz's base salary through the end of the then-current term, plus (B) Mr. Fritz's base salary for an additional twelve-month period, plus (C) in Mr. Fritz's sole discretion and in lieu of continued participation in Madison First's fringe benefit plans, cash in an amount equal to the cost of obtaining all health, life, disability and other benefits to which Mr. Fritz would otherwise be entitled, in certain circumstances involving the constructive termination of Mr. Fritz (as described therein) or the termination of Mr. Fritz without just cause (as defined therein) other than during a period which is within twelve months after a change in control of Madison First or the Holding Company. As of the date hereof, the cash compensation that would be paid to Mr. Fritz under the Fritz Agreement if such agreement were terminated within twelve months after a change in control of Madison First or the Holding Company would be $194,000. See "Executive Compensation and Related Transactions of Madison First -- Employment Contract." Upon completion of the Conversion, the Holding Company intends to guarantee Madison First's obligations under the Fritz Agreement.

     Citizens  and Robert D.  Hoban,  Citizens'  President  and Chief  Executive
Officer,  entered into an Employment  Agreement  effective as of January 1, 1995
(the "1995 Agreement"). The 1995 Agreement is a one-year agreement that automatically renews for an additional one-year term unless terminated by Citizens or Mr. Hoban in accordance with the terms of the 1995 Agreement. The 1995 Agreement provides, among other things, for (i) the payment to Mr. Hoban of a base salary subject to annual review and adjustment by Citizens' Board of Directors; (ii) Mr. Hoban's participation in other fringe benefit plans in the same manner and on the same basis as may be furnished to other executive management personnel of Citizens; (iii) Mr. Hoban's use of an automobile to be provided by Citizens; and (iv) Mr. Hoban's participation in a performance-based bonus program to be established and maintained by Citizens' Board of Directors. If Citizens gives notice of its intention not to renew the 1995 Agreement at any time not following a change in control (as defined therein) of Citizens, the 1995 Agreement provides for (i) a severance payment to Mr. Hoban in an amount equal to his then-current annual salary, and (ii) continued health care coverage at Citizens' sole expense for Mr. Hoban and his eligible family members for a period of one year. The 1995 Agreement further provides that in the event that Mr. Hoban's duties and responsibilities are changed or the Board of Directors elects not to renew the 1995 Agreement following a change in control of Citizens, such events may, at Mr. Hoban's election and upon written notice to Citizens, be deemed a termination of the 1995 Agreement entitling Mr. Hoban to
(i) payment of a lump-sum amount equal to three times Mr. Hoban's then-current salary, subject to reduction to the extent necessary to prevent it from constituting a parachute payment under Section 280G of the Code, and (ii) continued health care coverage at Citizens' sole expense for Mr. Hoban and his eligible family members for a period of three years. As of the date hereof, the cash compensation that would be paid to Mr. Hoban under the 1995 Agreement if such agreement were terminated after a change in control of Citizens (which would include the Acquisition) would be $300,000.

     Effective upon consummation of the Acquisition, Citizens expects to enter into a three-year Employment Agreement with Mr. Hoban (the "Hoban Agreement"). If entered into, the Hoban Agreement would supercede the 1995 Agreement. The Hoban Agreement will provide, among other things, for: (i) the payment to Mr. Hoban of his current base salary subject to annual review and adjustment by Citizens' Board of Directors; (ii) Mr. Hoban's participation in other bonus and fringe benefit plans available to Citizens' employees; (iii) the lump-sum payment to Mr. Hoban of an amount equal to the difference between (A) the product of 2.99 times his "base amount" (as defined in Section 280G(b)(3) of the
Code) and (B) the sum of any  other  parachute  payments,  as  determined  under
Section 280G(b)(2) of the Code in certain circumstances involving the termination of Mr. Hoban's employment by Citizens for other than cause or by Mr. Hoban for reasons specified in the Hoban Agreement within twelve months following a change in control (as defined therein) of Citizens or the Holding Company; and (iv) the lump-sum or periodic payment to Mr. Hoban of an amount equal to the sum of (A) Mr. Hoban's base salary through the end of the then-current term, plus (B) Mr. Hoban's base salary for an additional twelve-month period, plus (C) in Mr. Hoban's sole discretion and in lieu of continued participation in Citizens' fringe benefit plans, cash in an amount equal to the cost of obtaining all health, life, disability and other benefits to which Mr. Hoban would otherwise be entitled, in certain circumstances involving the constructive termination of Mr. Hoban (as described therein) or the termination of Mr. Hoban without just cause (as defined therein) other than during a period which is within twelve months after a change in control of Citizens or the Holding Company. See "Executive Compensation and Related Transactions of Citizens -- Employment Contracts." Upon completion of the
Acquisition, the Holding Company intends to guarantee Citizens' obligations under the Hoban Agreement.

     Special Termination Agreements. Each of the Institutions expect to enter into Special Termination Agreements effective as of the date of the Conversion, in the case of Madison First, and as of the date of consummation of the Acquisition, in the case of Citizens (collectively, the "Termination Agreements"), with all executive officers of the Institutions other than Messrs. Fritz and Hoban (collectively, the "Covered Employees"). The Termination Agreements have terms of one year, subject to annual extensions by the Board of Directors of the employing Institution, and provide that upon the termination of a Covered Employee's employment by the employer for other than cause or by the Covered Employee for reasons specified in the Termination Agreements during the 18-month period following the effective date of the Termination Agreements or within a 12-month period following a "change in control" (as defined in the Termination Agreements) of the employing Institution or the Holding Company which occurs during the term of the applicable Termination Agreements, such Covered Employee shall be entitled to a lump sum payment of 100% of his or her base amount of compensation, as determined pursuant to the Code (the "Termination Benefit"). Covered Employees may elect to receive the Termination Benefit in semi-monthly payments over a twelve-month period. The Termination Agreements also provide for continued life, health and disability coverage for Covered Employees until the expiration of twelve months following the termination of employment or until the Covered Employee obtains coverage from another employer, whichever occurs first. If a Covered Employee obtains coverage from another employer and does not have substantially identical life, health and disability coverage, the employing Institution shall maintain substantially identical coverage on behalf of the Covered Employee for a period of twelve months.

     Severance Programs. Each of the Institutions expect to implement a severance program as of the date of the Conversion, in the case of Madison First, and as of the date of the Acquisition, in the case of Citizens, for the benefit of all employees of the Institutions who are not covered by Termination Agreements or by employment contracts. Pursuant to the severance programs, any employee of the Institutions who is terminated within twelve months following a change in control of the Holding Company or the employing Institution or within 18 months following the effective date of the program will be entitled to receive a lump-sum payment in an amount equal to three weeks compensation for every year of service with the employing Institution, up to a maximum of twelve months compensation. See "Executive Compensation and Related Transactions of Madison First -- Severance Program" and "Executive Compensation and Related Transactions of Citizens -- Severance Program."

     Employee Stock Ownership Plan and Trust. In connection with the Conversion, the Holding Company has established the ESOP effective January 1, 1996, for eligible employees of the Institutions, including executive officers. The ESOP intends to purchase a number of shares equal to 8% of the Common Stock issued in the Conversion for the benefit of its participants. The ESOP intends to borrow the funds necessary to purchase the Common Stock from the Holding Company. See "Executive Compensation and Related Transactions of Madison First -- Employee Stock Ownership Plan and Trust" and "Executive Compensation and Related Transactions of Citizens -- Employee Stock Ownership Plan and Trust."

     RRP. At a meeting of the Holding Company's shareholders to be held at least six months after the completion of the Conversion, the Board of Directors intends to submit for shareholder approval the RRP, and at that time to make certain awards pursuant to the RRP, as a means of providing the directors, officers and employees of the Institutions and the Holding Company with an ownership interest in the Holding Company in a manner designed to encourage such persons to remain with the Holding Company and the Institutions. If the RRP is approved by the Holding Company's shareholders, the Institutions will contribute funds to the RRP to enable it to acquire an aggregate amount of Common Stock equal to up to 4% of the shares issued in the Conversion, either directly from the Holding Company or on the open market. Shares awarded under the RRP will vest at a rate of 20% at the end of each full twelve months of service with the Holding Company or the Institutions after the date of grant, subject to earlier vesting in the event of death or disability. Assuming the shares purchased by the RRP have a market value on the date of grant of $10.00 per share, the shares available for distribution under the RRP would have an aggregate market value of between $306,000 and $414,000, based upon the minimum and maximum of the Estimated Valuation Range, respectively. It is anticipated that on the date of the Holding Company's first shareholder meeting following the Conversion, the following awards will be made under the RRP:


                                                                                     Shares Awarded Under RRP
                                                                 ---------------------------------------------------------------
                                                                    Minimum of Estimated                 Maximum of Estimated
                                       % of Shares                    Valuation Range                      Valuation Range
                                        Issued in                --------------------------            -------------------------
                                       Conversion                 Number          Value (1)            Number         Value (1)
                                       -----------               -------         ----------            -------        ----------
James E. Fritz
   President, Chief Executive Officer
   and Director (2)...................     0.595%                 4,552          $  45,520               6,158        $  61,580
Robert D. Hoban
   President, Chief Executive Officer
   and Director (3)...................     0.500                  3,825             38,250               5,175           51,750
John Wayne Deveary
   Vice President and Treasurer (2)...     0.300                  2,295             22,950               3,105           31,050
Larry C. Fouse
   Chief Financial Officer
   and Controller (3).................     0.250                  1,912             19,120               2,588           25,880
Carolyn B. Flowers
   Vice President --
   Compliance/Operations (3)..........     0.250                  1,912             19,120               2,588           25,880
Mark A. Goley
   Vice President and
   Senior Loan Officer (3)............     0.250                  1,912             19,120               2,588           25,880
Fred W. Koehler
   Chairman (2).......................     0.250                  1,912             19,120               2,588           25,880
Robert W. Anger
   Vice President -- Lending
   and Director (2)...................     0.220                  1,683             16,830               2,277           22,770
Michael J. Hensley
   Director (2).......................     0.220                  1,683             16,830               2,277           22,770
Cecil L. Dorten
   Director (2).......................     0.220                  1,683             16,830               2,277           22,770
Earl W. Johann
   Director (2).......................     0.220                  1,683             16,830               2,277           22,770
Lonnie D. Collins
   Secretary (2)......................     0.200                  1,530             15,300               2,070           20,700
Traci A. Bridgford
   Vice President --
   Compliance/Operations (2)..........     0.150                  1,148             11,480               1,552           15,520
Jonnie L. Davis
   Director (3).......................     0.150                  1,148             11,480               1,552           15,520
Burton P. Chambers
   Chairman (3).......................     0.075                    574              5,740                 776            7,760
Van E. Shelton
   Director (3).......................     0.075                    574              5,740                 776            7,760
Ralph E. Storm
   Director (3).......................     0.075                    574              5,740                 776            7,760
                                           -----                 ------           --------              ------         --------
     Total............................     4.000%                30,600           $306,000              41,400         $414,000
                                           =====                 ======           ========              ======         ========

- ----------

(1)    Assumes value of shares on date of award of $10.00 per share.
(2)    Of Madison First.
(3)    Of Citizens.

See "Executive Compensation and Related Transactions of Madison First -- RRP" and "Executive Compensation and Related Transactions of Citizens -- RRP."

       Stock Option Plan. At a meeting of the Holding Company's shareholders to be held at least six months after completion of the Conversion, the Board of Directors intends to submit for shareholder approval a stock option plan (the "Stock Option Plan"), and at that time to make certain awards pursuant to the Stock Option Plan. Options will become exercisable at a rate of 20% at the end of each full twelve months of service with the Holding Company or the Institutions after the date of award, subject to early vesting in the event of death or disability. If approved by the Holding Company's shareholders, Common Stock in an aggregate amount of 10.0% of the shares issued in the Conversion (or between 76,500 and 103,500 shares, based upon the Estimated Valuation Range) will be reserved for issuance upon the exercise of options granted under the Stock Option Plan. It is anticipated that on the date of the Holding Company's first shareholder meeting following the Conversion, the following grants will be made under the Stock Option Plan:

                                                                                 Options Granted Under Option Plan
                                                                           -------------------------------------------------
                                                         % of Shares        Number at Minimum of          Number at Maximum
                                                         Issued in         Estimated Valuation           Estimated Valuation
                                                         Conversion               Range                        Range
                                                         -----------       ---------------------         --------------------
   James E. Fritz
       President, Chief Executive Officer
       and Director (1)..............................        1.20%                 9,180                      12,420
   Robert D. Hoban
       President, Chief Executive Officer
       and Director (2)..............................        1.00                  7,650                      10,350
   John Wayne Deveary
       Vice President and Treasurer (1)..............        0.60                  4,590                       6,210
   Larry C. Fouse
       Chief Financial Officer and Controller (2)....        0.50                  3,825                       5,175
   Carolyn B. Flowers
       Vice President --
       Compliance/Operations (2).....................        0.50                  3,825                       5,175
   Mark A. Goley
       Vice President and
       Senior Loan Officer (2).......................        0.50                  3,825                       5,175
   Fred W. Koehler
       Chairman (1)..................................        0.50                  3,825                       5,175
   Robert W. Anger
       Vice President-- Lending and Director (1).....        0.45                  3,443                       4,658
   Michael J. Hensley
       Director (1)..................................        0.45                  3,443                       4,658
   Cecil L. Dorten
       Director (1)..................................        0.45                  3,443                       4,658
   Earl W. Johann
       Director (1)..................................        0.45                  3,443                       4,658
   Lonnie D. Collins
       Secretary (1).................................        0.40                  3,060                       4,140
   Traci A. Bridgford
       Vice President --
       Compliance/Operations (1).....................        0.30                  2,295                       3,105
   Jonnie L. Davis
       Director (2)..................................        0.30                  2,295                       3,105
   Burton P. Chambers
       Chairman (2)..................................        0.15                  1,147                       1,552
   Van E. Shelton
       Director (2)..................................        0.15                  1,147                       1,552
   Ralph E. Storm
       Director (2)..................................        0.15                  1,147                       1,552
   Other Employees...................................        1.95                 14,917                      20,182
                                                            -----                 ------                     -------
       Total.........................................       10.00                 76,500                     103,500
                                                            =====                 ======                     =======

- ----------
   (1) Of Madison First.
   (2) Of Citizens.

See "Executive Compensation and Related Transactions of Madison First -- Stock Option Plan" and "Executive Compensation and Related Transactions of Citizens -- Stock Option Plan."

                     SELECTED CONSOLIDATED FINANCIAL DATA OF
       MADISON FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARIES

    The following selected consolidated financial data of Madison First and its subsidiaries is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, including notes thereto, included elsewhere in this Prospectus. Information at March 31, 1996 and for the three months ended March 31, 1996 and 1995 is unaudited but, in the opinion of management, includes all adjustments necessary for a fair presentation of the financial position and results of operations as of and for such dates.


                                                                                             AT DECEMBER 31,
                                                    AT MARCH 31,       ----------------------------------------------------------
                                                        1996              1995        1994         1993        1992        1991
                                                        ----              ----        ----         ----        ----        ----
                                                     (Unaudited)                              (In thousands)
Summary of Financial Condition Data:
Total assets................................           $88,307         $86,604      $87,072       $84,086    $82,157     $75,397
Loans receivable, net.......................            57,393          57,945       56,287        51,970     53,685      57,735
Mortgage-backed and related securities......             9,146           9,917       11,328        13,925     13,548       7,968
Cash and cash equivalents (1)...............             8,757           2,689        2,416         5,803      7,070       2,938
Investment securities (2)...................             9,959          13,018       14,097         9,491      5,485       4,329
FHLB advances...............................             2,000           4,471        4,986           ---        ---         ---
Deposits....................................            79,254          75,233       75,458        78,081     76,688      70,813
Equity capital, net, substantially restricted            6,599           6,574        6,304         5,668      4,950       4,165



                                                    THREE MONTHS
                                                   ENDED MARCH 31,                        YEAR ENDED DECEMBER 31,
                                                 -----------------        -------------------------------------------------------
                                                  1996       1995          1995         1994         1993        1992        1991
                                                 ------      ----          ----         ----         ----        ----        ----
                                                     (Unaudited)                                            (In thousands)
Summary of Operating Data:
Total interest income.......................    $1,459      $1,442        $5,794       $5,419       $5,684     $6,174       $6,785
Total interest expense......................       890         825         3,594        2,854        3,042      3,645        4,678
                                              --------    --------      --------     --------     --------     ------       ------
   Net interest income......................       569         617         2,200        2,565        2,642      2,529        2,107
Provision for loan losses...................         6         ---           150           29           55         37          143
                                              --------    --------      --------     --------     --------     ------       ------
   Net interest income after provision
     for loan losses........................       563         617         2,050        2,536        2,587      2,492        1,964
Other income:
   Insurance commissions....................        60          48           175          181          182        180          158
   Service fees, charges, and
     other operating income.................        48          46           187          189          182        129          117
                                              --------    --------      --------     --------     --------     ------       ------
     Total other income.....................       108          94           362          370          364        309          275
Other expenses:
   Employee compensation and benefits.......       294         241           998          888          869        811          821
   Data processing..........................        70          60           237          243          234        157          126
   Federal deposit insurance premiums.......        45          44           177          178          117        149          141
   Other....................................       144         118           554          549          582        748          611
                                              --------    --------      --------     --------     --------     ------       ------
     Total  other expenses..................       553         463         1,966        1,858        1,802      1,865        1,699
                                              --------    --------      --------     --------     --------     ------       ------
Income before income tax expense  and cumulative
   effect of change in accounting method....       118         248           446        1,048        1,149        936          540
Income tax expense..........................        54         102           188          412          456        305          250
Cumulative effect of change in accounting
   for income tax expense...................       ---         ---           ---          ---           25        ---          ---
                                              --------    --------      --------     --------     --------     ------       ------
   Net income...............................  $     64     $   146       $   258      $   636      $   718    $   631      $   290
                                              ========    ========      ========     ========     ========     ======       ======
Supplemental Data:
Interest rate spread during period..........      2.54%       2.85%         2.36%        3.00%        3.24%      3.23%        2.66%
Net yield on interest-earning assets (3) (4)      2.71        2.99          2.61         3.15         3.32       3.35         2.89
Return on assets (4) (5)....................      0.29        0.71          0.30         0.74         0.86       0.80         0.39
Return on equity (4) (6)....................      3.89        9.16          4.01        10.62        13.52      13.84         7.21
Equity to assets (7)........................      7.47        7.50          7.59         7.24         6.74       6.03         5.52
Average interest-earning assets to average
   interest-bearing liabilities.............    104.19      103.36        105.62       104.43       101.96     102.39       103.83
Non-performing assets to total assets (7)...      0.03        0.01          0.01         0.01         0.01       0.18         0.17
Allowance for loan losses to total loans
   outstanding (7)..........................      0.72        0.45          0.70         0.45         0.44       0.49         0.39
Allowance for loan losses to
   non-performing loans (7).................  1,376.67    2,520.00      5,087.50     1,938.46     3,242.86     166.88       150.33
Net charge-offs to average
   total loans outstanding .................       ---         ---         (0.01)        0.01         0.17         ---        0.02
Other expenses to
   average assets (8).......................      2.63        2.24          2.26         2.20         2.15       2.36         2.09
Number of full service offices (7)..........      3           3             3            3            3          3            3

- ----------

(1)  Includes certificates of deposit in other financial institutions.
(2)  Includes investment securities designated as available for sale.
(3)  Net interest income divided by average interest-earning assets.
(4) Information for three months ended March 31, 1996 and 1995, has been annualized. Interim results are not necessarily indicative of the results of operations for an entire year.
(5)  Net income divided by average total assets.
(6)  Net income divided by average total equity.
(7)  At end of period.
(8)  Other expenses divided by average total assets.

                           SELECTED FINANCIAL DATA OF
                        CITIZENS NATIONAL BANK OF MADISON

    The following selected financial data of Citizens is qualified in its entirety by, and should be read in conjunction with, the financial statements, including notes thereto, included elsewhere in this Prospectus. Information at March 31, 1996 and for the three months ended March 31, 1996 and 1995 is unaudited but, in the opinion of management, includes all adjustments necessary for a fair presentation of the financial position and results of operations as of and for such dates.


                                                                                             AT DECEMBER 31,
                                                    AT MARCH 31,        ---------------------------------------------------------
                                                        1996              1995        1994         1993        1992        1991
                                                    ------------          ----        ----         ----        ----        ----
                                                     (Unaudited)                              (In thousands)
Summary of Financial Condition Data:
Total assets................................           $58,055          $54,503     $41,252       $33,123    $31,496      $30,092
Loans receivable, net.......................            41,588           40,432      29,834        19,898     18,673       17,344
Mortgage-backed and related securities (1)..             3,429            3,562       5,049         6,008      2,407        2,864
Cash and cash equivalents (2)...............             5,835            6,826       2,191         3,512      4,578        5,811
Investment securities (1)...................             4,971            1,657       2,769         2,399      4,601        2,782
Deposits....................................            52,747           49,227      38,011        30,089     28,828       27,586
Shareholders' equity, net...................             3,445            3,396       3,000         2,749      2,479        2,270




                                                    THREE MONTHS
                                                   ENDED MARCH 31,                        YEAR ENDED DECEMBER 31,
                                                 -----------------         ------------------------------------------------------
                                                  1996       1995          1995         1994         1993        1992        1991
                                                  ----       ----          ----         ----         ----        ----        ----
                                                     (Unaudited)                  (In thousands, except per share data)
Summary of Operating Data:
Total interest income.......................     $1,070       $787       $3,695      $2,525        $2,100      $2,185      $2,220
Total interest expense......................        573        346        1,820       1,025           880       1,081       1,277
                                                 ------     ------       ------      ------        ------      ------      ------
   Net interest income......................        497        441        1,875       1,500         1,220       1,104         943
Provision for loan losses...................        150          9          104          17            50          54          60
                                                 ------     ------       ------      ------        ------      ------      ------
   Net interest income after provision
     for loan losses........................        347        432        1,771       1,483         1,170       1,050         883
Other income:
   Service charges on deposits accounts.....         81         69          293         219           215         149         127
   Other service charges and fees...........         60         30          157         143           309         159          19
   Realized gain (loss) on investments, net.        ---          3            4         (71)          ---         ---         ---
   Other....................................         11         51          109          53            24         ---          45
                                                 ------     ------       ------      ------        ------      ------      ------
     Total other income.....................        152        153          563         344           548         308         191
Other expenses:
   Employment compensation and benefits.....        227        183          831         677           612         509         458
   Premises and equipment expenses..........         76         59          292         279           226         195         170
   Other....................................        158        161          646         504           518         408         326
                                                 ------     ------       ------      ------        ------      ------      ------
     Total other expenses...................        461        403        1,769       1,460         1,356       1,112         954
                                                 ------     ------       ------      ------        ------      ------      ------
Income before income tax expense and
   cumulative effect of change
   in accounting method.....................         38        182          565         367           362         246         120
Income tax expense..........................         16         65          223         129            92          37         ---
                                                 ------     ------       ------      ------        ------      ------      ------
Net income before  cumulative effect of change
    in accounting method....................         22        117          342         238           270         209         120
Cumulative effect of change in
accounting method...........................        ---        ---          ---          86           ---         ---         ---
                                                 ------     ------       ------      ------        ------      ------      ------
   Net income ..............................    $    22     $  117     $    342    $    324      $    270    $    209      $  120
                                                 ======     ======       ======      ======        ======      ======      ======
   Earnings per share.......................    $  0.17     $ 0.93     $   2.71    $   2.57      $   2.14    $   1.66      $ 0.96
                                                 ======     ======       ======      ======        ======      ======      ======
Supplemental Data:
Interest rate spread during period..........       3.10%      4.09%        3.78%       4.04%         3.53%       3.60%       3.90%
Net yield on interest-earning assets (3) (4)       3.69       4.51         4.25        4.49          4.19        3.99        3.41
Return on assets (4) (5)....................       0.16       1.12         0.71        0.87          0.84        0.68        0.40
Return on equity (4) (6)....................       2.57      15.23        10.69       11.27         10.33        8.80        5.40
Equity to assets (7)........................       5.93       7.27         6.23        7.27          8.30        7.87        7.55
Average interest-earning assets to average
   interest-bearing liabilities.............     113.79     112.08       111.50      114.79        121.74      109.92      109.78
Non-performing assets to total assets (7)...       0.45       0.90         0.54        0.23          0.11        0.05        0.05
Allowance for loan losses to total loans
   outstanding (7)..........................       1.15       1.03         0.86        1.13          1.80        1.69        1.85
Allowance for loan losses to
   non-performing loans (7).................     182.44      85.68       117.17      361.29        997.22    1,504.76    1,436.36
Net charge-offs to average
   total loans outstanding .................       0.05       0.03         0.25        0.17          0.04        0.30         ---
Operating expenses to
   average assets  (8)......................       3.26       3.92         3.89        4.24          4.56        3.69        3.64
Number of full service offices (7)..........          4          4            4           2             2           2           2

- ----------
(1)  Includes securities designated as available for sale.
(2)  Includes certificates of deposit in other financial institutions.
(3)  Net interest income divided by average interest-earning assets.
(4) Information for three months ended March 31, 1996 and 1995, has been annualized. Interim results are not necessarily indicative of the results of operations for an entire year.
(5)  Net income divided by average total assets.
(6)  Net income divided by average total equity.
(7)  At end of period.
(8)  Other expenses  divided by average total assets.

                                  RISK FACTORS

     Before investing in shares of the Common Stock offered hereby, prospective investors should consider carefully the matters presented below.

Potential Impact of Changes in Interest Rates

     Madison First's profitability is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and other borrowings. At March 31, 1996, a substantial portion of the adjustable-rate mortgage loans in Madison First's portfolio were one-year adjustable-rate mortgage loans which provide for maximum rate adjustments of 1% per year and 5% over the terms of the loans, although Madison First began offering one-year adjustable-rate mortgage loans with maximum rate adjustments of 1.5% per year and 6% over the terms of the loans in late 1995. In a period of rising interest rates, these restrictions on rate adjustments may prevent Madison First's adjustable-rate loans from repricing upward as quickly or by as much as market rates. In addition, a substantial portion of Madison First's adjustable-rate mortgage loans are indexed to the 11th District Cost of Funds which is considered a "lagging" index; i.e., the index is tied to variables that may not reprice on a basis as quickly as market rates (e.g, the One-Year Treasury). In a period of rising interest rates, Madison First's adjustable-rate mortgage loans tied to this lagging index may not adjust upward as quickly as market rates. See "Business of Madison First." As a result of the foregoing, Madison First's net interest income could be adversely affected in periods of rising interest rates.

     At March 31, 1996, based on financial modeling information provided by the OTS, it was estimated that Madison First's NPV (the present value of cash flows from assets, liabilities, and off-balance sheet items) would increase ___%, ___%, ___% and ___% in the event of 1%, 2%, 3% and 4% decreases in market interest rates, respectively. Madison First's NPV at the same date would decrease ___%, ___%, ___% and ___% in the event of 1%, 2%, 3% and 4% increases in market rates, respectively. These calculations indicate that Madison First's net portfolio value could be adversely affected by increases in interest rates but that Madison First's interest rate risk is within the definition of "normal" level of exposure under the net market value methodology proposed by the OTS, which is 2% of the present value of its assets. As a result, if the OTS' NPV methodology had been effective and if Madison First had been subject to the OTS' reporting requirements under this methodology, it would not have been required to take a deduction from capital available to calculate its risk-based capital requirement at March 31, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Madison First Federal Savings and Loan Association -- Asset/Liability Management."

     Like Madison First, Citizens' profitability is to a large extent dependent upon its net interest income. Citizens' one-year adjustable-rate mortgage loans provide for maximum rate adjustments of 1% per year and 5% over the terms of the loans. In a period of rising interest rates, these restrictions on rate adjustments may prevent Citizens' adjustable-rate loans from repricing upward as quickly or by as much as market rates. This could negatively affect Citizens' net interest income. See "Business of Citizens."

     Although Citizens' NPV is not as sensitive to fluctuations in market rates as Madison First's at March 31 1996, Citizens' net portfolio value may be negatively impacted by changes in market rates. At March 31, 1996, based on financial modeling information provided by Baxter Capital Management, Inc., Madison First's financial advisor, it was estimated that Citizens' NPV would increase ___% in the event of a 2% increase in market interest rates and would decrease ___% in the event of a 2% decrease in market interest rates. These calculations indicate that Citizens' net portfolio value is more sensitive to decreases in market interest rates but that Citizens' interest rate risk would be within the definition of normal level of exposure if the OTS methodology described above was effective and applicable to Citizens. As a result, Citizens would not have been required to take a deduction from capital at March 31, 1996 under such methodology. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Citizens National Bank of Madison -- Asset/Liability Management."

     Madison First and Citizens, like most financial institutions, will continue to be affected by general changes in levels of interest rates and other economic factors beyond its control.

Risks Relating to the Acquisition

     In connection with the Conversion, the Holding Company will acquire the Citizens Shares in the Acquisition. The Holding Company and Madison First have never acquired another financial institution, and the future success of the Holding Company will, in part, depend on the success of Citizens and the Acquisition. The success of the Acquisition will, in turn, depend on a number of factors, including the ability of the Holding Company to integrate the operations of the Institutions, where appropriate, in a manner that allows the Institutions to benefit from overall operating efficiencies and the Holding Company's ability to control incremental non-operating expense from the Acquisition. There can be no assurance that Citizens' business will be successfully integrated into Madison First's operations or result in improved profits. A material delay in consummating the Acquisition may result in a significant increase in the costs of completing the Conversion and the Acquisition. See "-- Risk of Delayed Offering."

Commercial Lending

     Citizens is an active nonmortgage commercial lender in its market area. Citizens' nonmortgage commercial loans are usually adjustable-rate loans and have varying terms depending on the nature of the collateral, if any. As of March 31, 1996, approximately 95.6% of Citizens' nonmortgage commercial loans were secured by some type of collateral. While such lending assists Citizens in its asset/liability management and provides a greater yield than one- to four-family residential mortgage lending, this type of lending involves a higher degree of credit risk due to the concentration of principal in a limited number of loans and borrowers and the effects of general economic conditions on the projects involved. In addition, the nature of these loans makes them more difficult to monitor and evaluate. As of March 31, 1996, $4.3 million, or 10.3% of Citizens' total loan portfolio, was comprised of nonmortgage commercial loans. On the same date, $40,000, or 15.3%, of Citizens' non-performing loans consisted of nonmortgage commercial loans or participations therein. See
"Business of Citizens -- Lending Activities -- Commercial Loans" and "-- Non-Performing and Problem Assets."

Nonresidential Real Estate and Multi-Family Lending

     In an effort to generate loan growth, Citizens has been, and after the Acquisition will continue to be, active in the origination of nonresidential real estate and multi-family loans. As of March 31, 1996, Citizens' total portfolio of nonresidential real estate and multi-family loans amounted to $9.4 million and $874,000, respectively, or 22.4% and 2.1%, respectively, of Citizens' total loan portfolio. Madison First, while less active than Citizens in these lending areas, had nonresidential real estate and multi-family loans of $6.0 million and $1.6 million, respectively, or 10.2% and 2.7%, respectively, of Madison First's total loan portfolio at March 31, 1996. Although nonresidential real estate and multi-family loans provide higher interest rates and shorter terms, these loans have higher credit risk than one- to four-family residential loans. Nonresidential real estate and multi-family loans often involve large loan balances to single borrowers or groups of related borrowers. In addition, payment experience on loans secured by such properties is typically dependent on the successful operation of the properties and thus may be subject to a greater extent to adverse conditions in the real estate market or in the general economy. Accordingly, the nature of the loans make them more difficult for management to monitor and evaluate. Moreover, to the extent that the properties constitute new ventures, predictions about their operating results are inherently speculative, and cash flow and other financial problems may take some time to develop. If these borrowers develop problems, because of the relatively large size of the loans, such problems may require significant increases in allowances for loan losses, and may result in significant reductions in net income. Such reductions could have an adverse effect on the shares of Common Stock offered hereby. Madison First's largest nonresidential real estate and multi-family loans had outstanding balances of $825,000 and $729,000, respectively, as of March 31, 1996. Citizens' largest nonresidential real estate and multi-family loans had outstanding balances of $343,000 and $227,000, respectively, as of March 31, 1996. None of Madison First's nonresidential real estate and multi-family loans was non-performing as of March 31, 1996. As of the same date, none of Citizens' multi-family loans was included in non-performing assets, and nonresidential real estate loans totalling $114,000 were non-performing, constituting 43.5% of all non-performing loans. See "Business of Madison First -- Lending Activities" and "Business of Citizens -- Lending Activities."

Disparity Between SAIF and BIF Premiums

     The FDIC is authorized to establish separate annual assessment rates for deposit insurance for members of the BIF and the SAIF. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to a target level within a reasonable time and may decrease such rates if such target level has been met. The FDIC has established a risk-based assessment system for both SAIF and BIF members. Under such system, assessments may vary depending on the risk the institution poses to its deposit insurance fund. Such risk level is determined by reference to the institution's capital level and the FDIC's level of supervisory concern about the institution.

     Because of the differing reserve levels of the SAIF and the BIF, deposit insurance assessments paid by well-capitalized BIF-insured institutions, like Citizens, were recently reduced significantly below the level paid by well-capitalized SAIF-insured institutions, like Madison First. Assessments paid by well-capitalized SAIF-insured institutions exceeded those paid by well-capitalized BIF-insured institutions by approximately $0.19 per $100 in deposits in late 1995 and exceeded them by $0.23 per $100 in deposits beginning in 1996. Such premium disparity could have a negative competitive impact on Madison First and other institutions with SAIF deposits.

     Congress is currently considering legislation to recapitalize the SAIF and to eliminate the significant premium disparity between the BIF and the SAIF. Currently, the recapitalization plan provides for a special assessment of approximately $0.85 per $100 of SAIF deposits held at some time in 1995, in order to increase SAIF reserves to the level required by law. Certain banks holding SAIF-insured deposits would pay a lower special assessment. In addition, the cost of prior thrift failures would be shared by both the SAIF and the BIF. Such cost sharing might increase BIF assessments, and thus Citizens' assessments, by $0.02 to $0.025 per $100 in deposits. SAIF assessments for well-capitalized SAIF-insured institutions would be set at a significantly lower level after the legislation is adopted and could never be reduced below the level set for well-capitalized BIF-insured institutions. The recapitalization plan also provides for the merger of the SAIF and BIF on January 1, 1998. It has also been proposed that the savings association charter be eliminated in connection with such a merger of the SAIF and BIF.

     Madison First had $79.3 million in deposits at March 31, 1996. If the one-time special assessment in the legislative proposal is enacted into law, Madison First will pay an additional after-tax assessment of approximately $365,000 (based upon deposits at March 31, 1996), which will reduce capital and earnings for the quarter in which any such assessment is recorded. However, it is expected that quarterly SAIF assessments would be reduced significantly sometime after adoption of the legislation.

     No assurances can be given that the SAIF recapitalization plan will be enacted into law or in what form it may be enacted. In addition, the Holding Company can give no assurances that the disparity between BIF and SAIF assessments will be eliminated. If the proposed legislation is not adopted, SAIF premiums may increase and the disparity between BIF and SAIF premiums may become greater, with a resulting adverse effect on Madison First's operations. See "Regulation -- Insurance of Deposits."

Decreasing Earnings and Impact on Return on Equity

     Due to the strong competition in the Institutions' market area, Madison First has been aggressively pricing its deposit products to assist it in maintaining its deposit base. Similarly, Madison First has attempted to competitively price its loan products within its market area. These pricing strategies, together with Madison First's emphasis on residential mortgage loans which have lower yields than other loan products with higher credit risk, have negatively affected Madison First's net interest income and its interest rate spread. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Madison First Federal Savings and Loan Association." While Madison First has strategies to increase its earnings, there can be no guarantee that it will be successful in doing so. Moreover, it is not expecting immediate reductions in expenses following the Conversion and the Acquisition, and the Holding Company is expected to incur additional expenses as a result of the Conversion and the Acquisition, including expenses that may be incurred in connection with any acquisition by it of the Minority Shares. Moreover, while Madison First is not converting primarily as a capital raising tool, Madison First will have a substantially increased capital position following the Conversion. Based on the Holding Company's pro forma capital at March 31, 1996 of $13.9 million and 1995 pro forma net income of $716,000 (based on the midpoint of the Estimated Valuation Range), the Holding Company would have pro forma return on shareholders' equity of less than 7%, which in the opinion of management is not an acceptable long-term return. See "Pro Forma Data."
Unacceptable returns likely will continue for the foreseeable future. In pursuing the Conversion and the Acquisition, the Holding Company and the Institutions are committed to building profitable, independent community-based financial institutions. As a result, following consummation of the Conversion and the Acquisition, the Holding Company expects to pursue a long-term strategy to enhance shareholder value.

Existence of Minority Shares

     The Holding Company will be acquiring only 95.6% of the outstanding shares of Citizens. Following the Acquisition, the Holding Company may consider the acquisition of the remaining 4.4% interest in a transaction in which fair consideration would be provided to the holders of the Minority Shares, most likely in the form of cash or Common Stock, or a combination thereof. Unless and until the Minority Shares are acquired, Citizens may decide not to declare cash dividends, as the holders of the Minority Shares would have to participate in those dividends on a pro rata basis. A transaction in which the Holding Company acquires the Minority Shares could result in increased costs and expenses to the Holding Company and, to the extent that Common Stock is issued in such a transaction, could dilute the interests of the Holding Company's existing shareholders.

Possible Dilutive Effect of Future Stock Benefit Plans

     Following the Conversion, it is likely that the Holding Company will adopt, subject to shareholder approval, employee and management benefit plans which may involve the issuance of additional shares of Common Stock. In particular, the Holding Company anticipates adopting the RRP and the Stock Option Plan following the Conversion, subject to receiving shareholder approval of such plans at a shareholders' meeting to be held at least six months after the completion of the Conversion. Under the RRP, directors, officers, and employees of the Holding Company and the Institutions could be awarded an aggregate amount of Common Stock equal to 4% of the shares issued in the Conversion. Under the Stock Option Plan, directors, officers, and employees of the Holding Company and the Institutions could be granted options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Conversion at exercise prices equal to the fair market value of the shares on the date of grant.

     It is currently anticipated that the shares issued to directors, officers, and employees of the Holding Company and the Institutions under the RRP will be shares purchased on the open market. However, to the extent shares are not available on the open market or the Holding Company decides not to purchase such shares on the open market, authorized but unissued shares of Common Stock may be issued to recipients of awards under the RRP. If newly issued shares are used, the interests of existing shareholders will be diluted. Assuming that 900,000 shares of Common Stock are issued in the Conversion and that all awards under the RRP are from authorized but unissued shares, the Holding Company estimates that the per share book value for the Common Stock would be diluted $0.21 per share, or 1.4%, on a pro forma basis as of March 31, 1996. See "Pro Forma Data."

     It is also expected that options to purchase a number of shares of Common Stock equal to 10.0% of the shares sold in the Conversion will be granted pursuant to the Stock Option Plan. The grant of these stock options may also be considered dilutive of the interests of shareholders.

Potential Benefits to Management Upon and Subsequent to Conversion

     ESOP. The Holding Company has adopted the ESOP effective January 1, 1996 for eligible employees of the Holding Company and the Institutions, including executive officers. As part of the Conversion, the ESOP intends to borrow funds from the Holding Company and use such funds to purchase a number of shares of Common Stock equal to 8% of the shares issued in the Conversion. Collateral for the loan will be the Common Stock purchased by the ESOP in the Conversion. The loan will be repaid principally from the Institutions' discretionary contributions to the ESOP over a period of 7 years. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid. Assuming shares of Common Stock appreciate in value over time, compensation expense relating to the ESOP will also incease over time. See "-- ESOP Compensation Expense," "Executive Compensation and Related Transactions of Madison First -- Employee Stock Ownership Plan and Trust" and "Executive Compensation and Related Transactions of Citizens -- Employee Stock Ownership Plan and Trust."

     Stock Options. The Board of Directors of the Holding Company intends to implement the Stock Option Plan, contingent upon receipt of shareholder approval at a meeting to be held at least six months following completion of the Conversion. Assuming 900,000 shares of Common Stock are issued in the Conversion and receipt of the required approval, it is expected that stock options for 90,000 shares of Common Stock will be granted under the Stock Option Plan. The exercise price of the options, which would be granted at no cost to the recipient thereof, would be the fair market value of the Common Stock subject to the option on the date the option is granted, which is expected to be the date of the shareholder meeting.

     RRP. The Board of Directors of the Holding Company intends to implement the RRP contingent upon receipt of approval from the Holding Company's shareholders at a meeting to be held at least six months following completion of the Conversion. Subject to such approval, the RRP will purchase an amount of shares after the Conversion equal to up to 4% of the shares issued in the Conversion (36,000 shares at the midpoint of the Estimated Valuation Range). Awards under the RRP would be granted at no cost to the recipient thereof.

ESOP Compensation Expense

     In November, 1993, the American Institute of Certified Public Accountants (the "AICPA") issued Statement of Position ("SOP") 93-6, "Employers' Accounting for Employee Stock Ownership Plans." SOP 93-6 requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan. If shares of Common Stock appreciate in value over time, the adoption of SOP 93-6 may increase compensation expense relating to the ESOP to be established in connection with the Conversion as compared with prior guidance which required the recognition of compensation expense based on the cost of shares acquired by the ESOP. It is impossible to determine at this time the extent of such impact on future net income.

No Prior Market for Common Stock

         The Holding Company has never issued Common Stock to the public; consequently, there is no established market for the Common Stock. However, the Holding Company will use its best efforts to develop a public market for the Common Stock. The Holding Company has received approval to have its Common Stock quoted on the NASDAQ Small Cap Market under the symbol "RIVR" upon successful completion of the offering, subject to certain conditions which the Holding Company and Madison First believe will be met. The Holding Company anticipates that there will be at least two market makers for the Common Stock upon the completion of the Conversion, depending upon the volume of trading activity in the Common Stock and subject to compliance with applicable provisions for federal and state securities laws and other regulatory requirements. The Agent intends to make a market in the Common Stock, although it is under no obligation to do so.

     An active and liquid public trading market for the securities of any issuer, including the Holding Company, depends upon the presence in the marketplace of both willing buyers and willing sellers of the securities at any given time. Although the Holding Company has received approval to have its shares quoted on the NASDAQ Small Cap Market, no assurance can be given that an active and liquid trading market will develop or that the trading price per share of the Common Stock will equal or exceed the Purchase Price. Purchasers of Common Stock should consider, therefore, the potentially illiquid and long-term nature of their investment in the shares of Common Stock being offered hereby. Even if a market develops, there can be no assurance that shareholders will be able to sell their shares at or above the Purchase Price after the completion of the Conversion. See "Market for the Common Stock."

Competition

     The Institutions experience strong competition in their local market area in both originating loans and attracting deposits. This competition arises principally from commercial banks, thrifts and credit unions. The recent enactment of federal and Indiana interstate branching legislation may also increase the Institutions' competition in their market. Such competition may limit the Institutions' growth in the future. See "Competition."

Geographic Concentration of Loans

     At December 31, 1995, 95.2% of Madison First's real estate mortgage loans and 90.3% of Citizens' real estate mortgage loans were secured by properties located in Indiana. A substantial portion of such loans is located in the Institutions' primary market area. While each of the Institutions currently believes that its loans reflect sufficient collateral coverage and its loss allowances are adequate, in the event that real estate prices in Jefferson County substantially weaken or economic conditions in the Institutions' primary market area deteriorate, reducing the value of properties securing such loans, it is possible both that some borrowers may default and that the value of the real estate collateral may be insufficient to fully secure the loan. In either event, the Institutions may experience increased levels of delinquencies and related losses having an adverse impact on net income.

Risk of Delayed Offering

     The Holding Company and Madison First expect to complete the Conversion within the time periods indicated in this Prospectus. Nevertheless, it is possible, although not anticipated, that adverse market, economic or other factors could significantly delay the completion of the Conversion and result in a delay in shareholders of the Holding Company receiving their stock certificates, increased Conversion costs and expenses or a change in the Estimated Valuation Range. Moreover, consummation of the Conversion is conditioned on the satisfaction of all conditions precedent to the Acquisition. Therefore, a delay in the satisfaction of any condition precedent to the Acquisition would result in a delay in completing the Conversion. The Subscription Offering could be extended to ________, 1996 and the Direct Community Offering extended to as late as ___________, 1996, before subscribers would have the right to modify or rescind their subscriptions. If the Subscription Offering or the Direct Community Offering is extended beyond such dates, all subscribers will have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly, with interest, or to have their withdrawal authorizations terminated. See "The Conversion."

Anti-Takeover Provisions

     Provisions in the Holding Company's Governing Instruments. The Articles of Incorporation of the Holding Company contain certain provisions which could impede a non-negotiated, unsolicited change in control of the Holding Company, even if desired by a majority of the shareholders. The Articles of Incorporation provide that: (i) no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company (provided that such limitations shall not apply to the acquisition of equity securities by any one or more tax-qualified employee stock benefit plans maintained by the Holding Company, if the plan or plans beneficially own no more than 25% of any class of such equity security of the Holding Company); and that (ii) shares beneficially owned in violation of the stock ownership restriction described above shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to a vote of the shareholders. For these purposes, a person (including management) who has obtained the right to vote shares of the Common Stock pursuant to revocable proxies shall not be deemed to be the "beneficial owner" of those shares if that person is not otherwise deemed to be the beneficial owner of those shares. See "Restrictions on Acquisition of the Holding Company -- Provisions of the Holding Company's Articles and By-Laws." In addition, the Articles of Incorporation provide for the issuance of serial preferred stock with such designations and preferences as may be determined by the Holding Company's Board of Directors, without obtaining shareholder approval. Such preferred stock could be used by the Holding Company to impede a non-negotiated change of control, even if the change in control might result in shareholders receiving a substantial premium for their shares over then-current market prices. Moreover, federal and Indiana laws contain provisions that restrict the acquisition of control of the Holding Company and the Institutions. Indiana law specifically authorizes directors, in considering the best interest of the corporation, to consider the effects of any action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the directors consider pertinent. Indiana law also provides that directors are not required to approve a business combination or other corporate action if the directors determine in good faith that such approval is not in the best interest of the corporation. See "Restrictions on Acquisition of the Holding Company -- Other Restrictions on Acquisition of the Holding Company and the Institutions."

     Although the Holding Company's Board of Directors believes that the restrictions on acquisition are beneficial to shareholders, the provisions may have the effect of rendering the Holding Company less attractive to potential acquirors thereby discouraging future takeover attempts which would not be approved by the Board of Directors but which certain shareholders might deem to be in their best interest or pursuant to which shareholders might receive a substantial premium for their shares over then current market prices. These provisions will also render the removal of the incumbent Board of Directors and of management more difficult. The Board of Directors has, however, concluded that the potential benefits of these restrictive provisions outweigh the possible disadvantages.

     Voting Control of Directors and Executive Officers. Directors and executive officers of the Holding Company and the Institutions and their Associates expect to purchase 104,800 shares at $10.00 per share, or 13.7% and 10.1% of the shares of Common Stock offered in the Conversion based upon the minimum and maximum, respectively, of the Estimated Valuation Range. Employees of the Institutions, including their executive officers, will also be eligible to participate in the ESOP and be able to vote shares allocated to their accounts under the ESOP. See "Executive Compensation and Related Transactions of Madison First -- Employee Stock Ownership Plan and Trust" and "Executive Compensation and Related Transactions of Citizens -- Employee Stock Ownership Plan and Trust." Moreover, the Holding Company intends to adopt, after the Conversion, stock benefit plans for employees and management of the Holding Company and the Institutions. See "Executive Compensation and Related Transactions of Madison First -- RRP," "-- Stock Option Plan," "Executive Compensation and Related Transactions of Citizens
- -- RRP" and "-- Stock Option Plan." Accordingly, directors and executive officers of the Holding Company and the Institutions as a group may have effective control over an even greater amount of stock in the future. Assuming the sale of 900,000 shares of Common Stock in the Conversion and that all shares awarded under the RRP are purchased on the open market and upon (i) the full vesting of the restricted stock awards to directors and executive officers contemplated under the RRP and (ii) the exercise in full of all options expected to be granted to directors and executive officers under the Stock Option Plan, the Institutions' and the Holding Company's directors and executive officers would receive an additional 126,000 shares of Common Stock and would exercise effective control of 23.3% of the outstanding shares of Common Stock.

Regulatory Oversight and Recent Legislation

     Madison First is subject to extensive regulation, supervision and examination by the OTS as its primary federal regulator and by the FDIC, which insures its deposits up to applicable limits. Madison First is a member of the FHLB of Indianapolis and is subject to certain limited regulation by the FRB. Citizens is subject to extensive regulation, supervision and examination by the Office of Comptroller of Currency (the "OCC") as its primary federal regulator and by the FDIC, which insures its deposits up to applicable limits. Citizens is also a member of the FHLB of Indianapolis and the Federal Reserve System. As a savings and loan holding company, the Holding Company will be subject to regulation and oversight by the OTS. As a bank holding company, the Holding Company will also be subject to regulation and oversight by the FRB. See "Regulation." Such regulation and supervision govern the activities in which an institution can engage and are intended primarily for the protection of the insurance fund and deposits. With a view to strengthening the banking industry, regulatory authorities have been granted extensive discretion in connection with their supervisory and enforcement activities. The assessments, filing fees and other costs associated with reports, examinations and other regulatory matters are significant, and increases in such costs may have an adverse effect on the Holding Company's results of operations.

     Congress is considering legislation that would consolidate the supervision and regulation of all U.S. financial institutions into one administrative body, would expand the powers of financial institutions, and would provide regulatory relief to financial institutions (the "Legislation"). It cannot be predicted with certainty whether or when the Legislation will be enacted or the extent to which the Holding Company, would be affected thereby.

     Under current tax laws, savings associations meeting certain requirements have been able to deduct from income for tax purposes amounts designated as reserved for bad debts. The Senate and the House have each recently passed legislation prospectively repealing the percentage of taxable income method used by savings associations to compute their bad debt deductions and further requiring, generally, that bad debt reserves taken after 1987 using the percentage of taxable income method be included in Madison First's future taxable income over a six-year period, although a two-year delay may be permitted for institutions meeting a residential mortgage loan origination test. This legislation requires smaller thifts (i.e., less than $500 million in assets) to use the experience method and larger thrifts (i.e., $500 million in assets or more) to use the charge-off method to compute these tax deductions. The proposed tax legislation is not expected to have an adverse effect on Madison First and the Holding Company, due to the existence of deferred taxes which have been provided for such amounts, although until such legislation becomes law, the extent of such effect is uncertain. See "Taxation -- Federal Taxation."

Income Tax Consequences of Subscription Rights

     If the subscription rights granted in connection with the Conversion are deemed to have an ascertainable value, receipt of such rights will be taxable to recipients, either as ordinary income or capital gain, in an amount not in excess of such value. In the opinion of Keller, the subscription rights have no ascertainable fair market value. See "The Conversion -- Principal Effects of Conversion -- Tax Effects."


                              RIVER VALLEY BANCORP

     The Holding Company was incorporated under the laws of the State of Indiana on May 22, 1996, for the purpose of acquiring all of the common stock of Madison First in the Conversion and the Citizens Shares in the Acquisition and acting as the Institutions' holding company. As the Holding Company was not incorporated until recently and is currently a shell corporation, no Holding Company financial statements are included herein. The holding company structure will provide increased flexibility in conducting future business activities related to the Institutions. The Holding Company has received approval of the OTS to become a savings and loan holding company through the acquisition of all of the common stock of Madison First to be issued upon completion of the Conversion and of the FRB to become a bank holding company through the acquisition of the Citizens Shares upon consummation of the Acquisition.

     As an Indiana corporation, the Holding Company is authorized to engage in any activity that is permitted by the Indiana Business Corporation Law, as amended (the "IBCL"). The Board of Directors of the Holding Company anticipates that, after completion of the Conversion, the Holding Company will conduct its business as a bank holding company in respect of Citizens and as a savings and loan holding company in respect of Madison First. As a bank holding company for Citizens, the Holding Company's activities will be limited to those permitted by FRB regulations. See "Regulation -- Bank Holding Company Regulation." The holding company structure will provide the Holding Company with greater flexibility than the Institutions to diversify their business activities, either through newly-formed subsidiaries or through acquisitions. The Holding Company has no current arrangements, discussions or agreements, written or oral, regarding any such business activities or acquisitions other than in connection with the Acquisition at this time. However, after the Conversion the Holding Company will be able to take advantage of favorable business or acquisition opportunities that may arise. The Holding Company currently intends to maintain the independence of the Institutions, but may in the future evaluate a possible merger or consolidation of the Institutions. Upon consummation of the Conversion and the Acquisition, the Holding Company will have no significant assets other than the common stock of Madison First to be issued in connection with the Conversion, the Citizens Shares, the ESOP loan and that portion of the net Conversion proceeds retained by the Holding Company and not used by the Holding Company to purchase the Citizens Shares. The Holding Company will initially receive 60% of the net Conversion proceeds after providing for the Holding Company's loan to the ESOP which will permit the ESOP to purchase Common Stock in the Conversion. The Holding Company will use $3.0 million of the proceeds to purchase the Citizens Shares in the Acquisition and a portion of the proceeds to make a capital contribution to Citizens of up to $1.5 million. The Holding Company may use any remaining funds for general corporate purposes, including the payment of dividends and, subject to OTS approval, repurchases of shares of its Common Stock in the future. However, the Holding Company has no present plans to pay dividends or effect repurchases of the Common Stock. Any activities of the Holding Company will initially be funded from such net proceeds, repayments on the ESOP loan and through future dividends from the Institutions, which are subject to certain limitations. Citizens does not anticipate paying dividends on its common stock in the foreseeable future and may be effectively precluded from paying dividends until the Holding Company acquires the Minority Shares. See "Dividend Policy," "Regulation -- Dividend Limitations," and "Use of Proceeds."

     Assuming net Conversion proceeds at the midpoint of the Estimated Valuation Range and assuming (i) the Holding Company's purchase of the Citizens Shares for $3.0 million and (ii) the Holding Company's $1.5 million capital contribution to Citizens, the Holding Company's pro forma total risk-based capital ratio, Tier I risk-based capital ratio and leverage ratio would be 17.1%, 15.9% and 8.9%, respectively.

     The executive offices of the Holding Company are located at 303 Clifty Drive, Post Office Box 626, Madison, Indiana 47250 and its telephone number is
(812) 273-4949.


               MADISON FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION

     Madison First was organized as a federally chartered savings and loan association in 1875 and conducts its business from three full-service offices and one stand-alone drive-through branch all located in Jefferson County, Indiana. Management believes Madison First has developed a solid reputation among its loyal customer base because of its commitment to personal service and its strong support of the local community. Madison First offers a variety of lending, deposit and other financial services to its retail and commercial customers.

     Madison First attracts deposits from the general public and originates mortgage loans, most of which are secured by one- to four-family residential real property in Jefferson County, Indiana. Madison First also offers second mortgage loans, indemnification mortgage loans, construction loans, multi-family loans, nonresidential real estate loans, land loans and consumer loans, including automobile loans, loans secured by deposits, home equity loans and installment loans. Madison First derives most of the funds for its lending from deposits of its customers consisting primarily of certificates of deposit, demand accounts and savings accounts.

     Madison First has maintained a relatively strong capital position by focusing on residential real estate mortgage lending in Jefferson County, Indiana. At March 31, 1996, Madison First had total assets of $88.3 million, deposits of $79.3 million and net equity capital of $6.6 million. For the fiscal year ended December 31, 1995, Madison First had net income of $258,000, a return on assets of 0.30% and a return on equity of 4.01%. Madison First has experienced very few asset quality problems in its total loan portfolio, and at March 31, 1996, its ratio of non-performing assets to total assets was 0.03%. During the year ended December 31, 1995, Madison First recovered $5,000 of loans previously charged off. Madison First made no charge offs during the same period.

     At March 31, 1996, Madison First's equity capital equaled 7.5% of total assets. Assuming net proceeds at the midpoint of the Estimated Valuation Range, Madison First's pro forma equity to assets ratio at March 31, 1996, after adjustments, would have been 10.6%. Assuming net proceeds are allocated to Madison First at the midpoint of the Estimated Valuation Range (except for 60% of the net Conversion proceeds after providing for the Holding Company's loan to the ESOP retained by the Holding Company), Madison First's pro forma tangible capital, core capital and risk-based capital ratios would have been 10.5%, 10.5% and 23.2%, respectively, at March 31, 1996. Madison First's capital ratios are now, and on a pro forma basis will be, in excess of the capital requirements imposed by applicable law. See "Pro Forma Data -- Regulatory Capital Compliance." Madison First has no current arrangements, negotiations, or agreements, written or oral, with respect to any future acquisition.

                        CITIZENS NATIONAL BANK OF MADISON

     Citizens was organized as a national bank in 1981. Citizens conducts its business from four full-service offices, all located in Jefferson County, Indiana. Citizens has cultivated a solid reputation in its market area as a responsive full-service community bank through its offering of a wide variety of lending, deposit and other financial services to its retail and commercial customers.

     Citizens attracts deposits from the general public and originates residential, multi-family, land, nonresidential mortgage, construction and home equity loans, most of which are secured by real property located in Jefferson County, Indiana, nonmortgage commercial loans, mobile home loans, and consumer loans, including automobile loans, loans secured by deposits, and installment loans. Citizens derives most of the funds for its lending activities from deposits of its customers consisting primarily of certificates of deposits, demand accounts and savings accounts. See "Business of Citizens -- Lending Activities -- Origination, Purchase and Sale of Loans."

     By offering a wide variety of lending, deposit and other financial services to its retail and commercial customers, Citizens has benefited from consistent and sustained growth. At March 31, 1996, Citizens had total assets of $58.1 million, deposits of $52.7 million and net shareholders' equity of $3.4 million. Citizens has no accounting goodwill or other intangible assets on its balance sheet. For the fiscal year ended December 31, 1995, Citizens had net income of $342,000, or $2.71 per share, a return on assets of 0.7% and a return on equity of 10.7%. Despite its commitment to achieving aggressive growth in its loan portfolio, Citizens has been relatively successful in maintaining its asset quality. At March 31, 1996, Citizens' ratio of non-performing loans to total assets was 0.5%. For the year ended December 31, 1995, Citizens charged off $92,000 of loans, net of recoveries.

     At March 31, 1996, Citizens' net shareholders' equity capital totaled $3.4 million, or 5.9% of total assets. Assuming consummation of the Conversion and the Acquisition and assuming Citizens' receipt of a $1.5 million capital contribution from the Holding Company, Citizens' pro forma net shareholders' equity capital to total assets ratio at March 31, 1996 would have been 8.3%. Assuming Citizens' receipt of the $1.5 million capital contribution from the Holding Company anticipated upon completion of the Conversion and consummation of the Acquisition, Citizens' pro forma total risk-based capital ratio, Tier I risk-based capital ratio and leverage ratio would have been 12.6%, 11.4% and 7.5%, respectively. Citizens' capital ratios are now, and on a pro forma basis will be, in excess of its regulatory capital requirements, imposed by applicable law. See "Pro Forma Data -- Regulatory Capital Compliance."

                                 THE ACQUISITION

General

     On March 4, 1996, Madison First and Ms. Durocher entered into the Agreement pursuant to which Madison First agreed to purchase through the Holding Company, and Ms. Durocher agreed to sell to the Holding Company, the Citizens Shares, which constitute 95.6% of the issued and outstanding capital stock of Citizens. In consideration of the Citizens Shares, the Agreement provides that the Holding Company will pay to Ms. Durocher cash in the amount of $3,010,725, or $25.00 per Citizens Share. For further information regarding Citizens, see "Citizens National Bank of Madison," "Business of Citizens" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Citizens National Bank of Madison."

Reasons for the Acquisition

     The Acquisition will enable Madison First to expand its banking services. In addition, the Acquisition will enable Madison First to efficiently expand its lending emphasis to include installment, commercial and agricultural loan products through Citizens' established experience in such lending areas. Moreover, the Acquisition in combination with the Conversion will permit the Holding Company to put to use a significant portion of its capital, with the Institutions continuing to qualify as "well capitalized" institutions for regulatory purposes. The Acquisition is also expected to reduce the pressure to leverage the Holding Company's consolidated balance sheet that typically exists when a "well capitalized" institution engages in a standard conversion transaction. See "Unaudited Pro Forma Condensed Combined Financial Statements" and "Pro Forma Data -- Regulatory Capital Compliance." The Acquisition will also create an affiliation between the Institutions which is expected to enable the Holding Company and the Institutions to explore opportunities to integrate certain aspects of the Institutions' operations in a manner designed to achieve operating efficiencies, including the possible combination or integration of the Institutions' data processing, marketing, financial reporting, collections and human resources functions, compliance functions, their deposit and loan operations, and their insurance and employee benefit programs. The Holding Company and the Institutions will also be able to explore opportunities to utilize their offices and physical locations in a more efficient manner following the Acquisition.

Closing

     The Agreement provides that the Acquisition will be consummated on such date as all conditions precedent to the Acquisition are satisfied, or at such later time as the parties may agree (the "Closing Date").



Conditions to the Acquisition

     Conditions to Each Party's Obligations. The respective obligations of each party to effect the Acquisition are subject to the condition that the Conversion shall have been consummated and any necessary regulatory approvals for the Acquisition shall have been obtained. The Holding Company has obtained the approval of the FRB to become a bank holding company upon the acquisition of the Citizens Shares in the Acquisition. See "Regulation -- Bank Holding Company Regulation."

     Conditions to the Obligations of Madison First and the Holding Company. The obligations of Madison First and the Holding Company to effect the Acquisition are further subject to the satisfaction at or prior to the Closing Date of the following conditions: (i) the representations and warranties of Ms. Durocher contained in the Agreement shall be true and correct on the Closing Date; and
(ii) Madison First and the Holding Company shall have completed a due diligence review of Citizens and the results of such review shall be satisfactory to Madison First and the Holding Company. The due diligence review of Citizens may continue until consummation of the Acquisition.

     Conditions to the Obligations of Ms. Durocher. The obligations of Ms. Durocher to effect the Acquisition are further subject to the satisfaction at or prior to the Closing Date of the conditions that the representations and warranties of Madison First contained in the Agreement shall be true and correct on the Closing Date.

Regulatory Approvals

     Consummation of the Acquisition is conditioned on the Holding Company's obtaining all necessary regulatory approvals to acquire the Citizens Shares in the Acquisition. The Holding Company has obtained the approval of the FRB to become a bank holding company upon the acquisition of the Citizens Shares in the Acquisition. See "Regulation -- Bank Holding Company Regulation."

Termination of the Agreement

     Termination by Either Party. The Agreement may be terminated by either party if: (i) at any time there shall have been a final determination that any material provision of the Agreement is illegal, invalid or unenforceable; or
(ii) if it becomes clear that any condition precedent to such party's obligations under the Agreement cannot be satisfied on or prior to June 30, 1997.

     Termination by Madison First and the Holding Company. The Agreement may be terminated by Madison First and the Holding Company if: (i) Madison First and the Holding Company determine that the audited balance sheet of Citizens as of December 31, 1995 does not fairly present the financial position of Citizens as of such date; (ii) Madison First and the Holding Company determine that the audited income statement of Citizens for the year ended December 31, 1995 does not fairly present the financial results of operations of Citizens for such period; or (iii) Madison First and the Holding Company determine that there has been a material adverse change in the operations, prospects or financial condition of Citizens since December 31, 1995.

     Termination by Ms. Durocher. The Agreement may be terminated by Ms. Durocher if it becomes clear that any condition precedent to her obligations under the Agreement cannot be satisfied on or prior to December 31, 1996.

Acquisition as Condition to Conversion

     The Conversion will not become effective until such time as all conditions precedent to the Acquisition are satisfied. If at any time it becomes clear that any condition precedent to the Acquisition will not be satisfied, the Conversion and the Plan of Conversion will terminate. See "The Conversion -- Conditions and Termination."

Accounting  and Tax Treatment

     The Holding Company will treat the Acquisition as a purchase for accounting purposes. For income tax purposes, the Acquisition will be treated as a purchase by the Holding Company of the Citizens Shares owned by Ms. Durocher. Accordingly, Ms. Durocher will realize a gain or loss equal to the difference between the purchase price and tax basis in the shares sold by her. None of the Holding Company, Madison First, Citizens, or the members of Madison First will realize a gain or loss by reason of the Acquisition.

Operations After the Acquisition and the Conversion

     The Holding Company and Madison First currently intend to maintain Citizens as an independent entity but may in the future consider a merger or consolidation of the Institutions. The Holding Company may also evaluate alternatives to purchase the Minority Shares through a transaction in which holders of the Minority Shares would receive fair consideration, most likely in the form of cash, shares of Common Stock or a combination thereof. In the meantime, the Holding Company and the Institutions will explore opportunities to integrate certain aspects of the Institutions' operations in a manner designed to achieve operating efficiencies, including the possible combination or integration of the Institutions' data processing, marketing, financial reporting, collections and human resources functions, their deposit and loan operations, and their insurance and employee benefit programs. The Holding Company and the Institutions may also explore opportunities to utilize their offices and physical locations in a more efficient manner.

    UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited consolidated financial statements reflect the acquisition of the Citizens Shares by the Holding Company in the Acquisition and the Conversion of Madison First from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association. Pro forma adjustments related to the consolidated condensed combined pro forma statements of operations for the fiscal year ended December 31, 1995, and the three months ended March 31, 1996, have been prepared using the midpoint of the Estimated Valuation Range, and assuming both the Acquisition and the Conversion were consummated as of January 1, 1995 and January 1, 1996, respectively. The consolidated condensed combined pro forma statement of financial condition was prepared assuming both the Acquisition and the Conversion were consummated on March 31, 1996.

     The historical financial information has been derived from the historical financial statements of Madison First and Citizens. The consolidated condensed combined pro forma financial statements should be read in conjunction with the historical combined financial statements of Madison First and Citizens and the notes thereto and the other financial information pertaining to Madison First and Citizens included elsewhere in this Prospectus.

     The consolidated condensed combined pro forma financial statements have been prepared under the purchase method of accounting. Under purchase accounting, the acquired assets and liabilities of Citizens are recorded at fair value as of the date of consummation of the Acquisition.

     The pro forma consolidated condensed combined financial statements do not purport to be indicative of the financial position or operating results which would have been achieved had the Acquisition and the Conversion been consummated as of the dates or for the periods indicated and should not be construed as representative of future financial position or operating results. The pro forma adjustments are based on available information and assumptions Madison First believes are reasonable under the circumstances.

                                         Unaudited  Pro Forma  Consolidated  Condensed  Combined  Statements of Financial Condition
                                        --------------------------------------------------------------------------------------------
                                                                                 March 31, 1996
                                        --------------------------------------------------------------------------------------------
                                                                                                            Pro-Forma
                                                                          Conversion       Acquisition     Consolidated
                                                                         Adjustments (1)   Adjustments(2)   Condensed     Footnote
                                         Madison First     Citizens       Dr. (Cr.)          Dr. (Cr.)      Combined     References
                                         -------------     --------       ---------          ---------      --------     ----------
                                                                                 (In Thousands)
Assets:
   Cash and cash equivalents..............  $  8,757        $  5,835        $4,328          $(3,075)       $  15,845       (1)(2)
   Investment securities..................     9,959           4,619           ---              ---           14,578       (2)
   Mortgage-backed and related
     securities...........................     9,146           3,429           ---              ---           12,575       (2)
   Loans receivable, net..................    57,393          41,588           ---              ---           98,981
   Goodwill, net of accumulated
       amortization.......................       147             ---           ---              575              722       (1)(2)(7)
   Other assets...........................     2,905           2,584           ---              (90)           5,399       (3)(6)
                                             -------         -------       -------          -------         --------
     Total assets.........................   $88,307         $58,055        $4,328          $(2,590)        $148,100
                                             =======         =======       =======          =======         ========
Liabilities:
   Total deposits.........................   $79,254         $52,748        $3,000          $   ---         $129,002       (1)(2)
   FHLB advances..........................     2,000           1,500           ---              ---            3,500
   Other liabilities......................       454             362           ---             (683)           1,499       (5)
   Minority interest in consolidated
     subsidiary...........................       ---             ---           ---             (172)             172       (4)
                                             -------         -------       -------          -------         --------
     Total liabilities....................    81,708          54,610         3,000             (855)         134,173

Shareholders' Equity:
   Preferred stock........................       ---             ---           ---              ---              ---       (1)(2)
   Common stock...........................       ---           1,008           ---            1,008              ---       (1)(2)
   Additional paid in capital.............       ---           1,657        (8,408)           1,657            8,408       (1)(2)
   Employee stock ownership plan..........       ---             ---           720              ---             (720)      (1)(2)
   Recognition and retention plan.........       ---             ---           360              ---             (360)      (1)(2)
   Retained earnings
      substantially restricted............     6,626             831           ---              831            6,626       (1)(2)
   Net unrealized losses on securities
     available for sale, net of
     related tax effects..................       (27)            (51)          ---              (51)             (27)      (2)
                                             -------         -------       -------          -------         --------
       Total  shareholders' equity........     6,599           3,445        (7,328)           3,445           13,927
                                             -------         -------       -------          -------         --------
       Total liabilities
       and shareholders' equity   ........   $88,307         $58,055       $(4,328)         $ 2,590         $148,100
                                             =======         =======       =======          =======         ========

(Footnotes on following page)

(1) The pro forma financial statements reflect the sale of the Holding Company's Common Stock in the Conversion at the midpoint of the Estimated Valuation Range. The pro forma financial statements contemplate that $3.0 million of such Common Stock sales are effected via withdrawals from existing savings deposits. The pro forma Conversion adjustments also reflect the ESOP's and RRP's purchases of 8% and 4% of the shares offered in the Conversion, respectively, at the initial $10.00 Purchase Price. The RRP will be subject to approval by the shareholders at the Holding Company's first meeting of shareholders.

(2) The pro forma financial statements depict the acquisition of 95.6% of Citizens' outstanding common stock for $3.0 million plus capitalized Acquisition costs totaling approximately $65,000. The Acquisition will be accounted for using the purchase method of accounting which requires that assets acquired and liabilities assumed are recorded at fair value at the Acquisition date. In the Acquisition, pro forma fair value adjustments have been effected to provide for exit costs related to data processing contracts and duplicative equipment ($168,000), lease agreements and severance packages for personnel with overlapping responsibilities ($340,000) and estimated pension termination costs ($175,000). Additionally, such pro forma adjustments take into consideration the costs of liquidating overlapping branch facilities. Fair value adjustments were not required for cash, investments and mortgage-backed securities due to fact that such instruments were carried at fair value. A fair value adjustment was not applied to the loan portfolio at March 31, 1996, based on an immaterial difference (less than $75,000) between the historic cost carrying value and fair value.

(3) This pro forma adjustment reflects the write-down of duplicative special purpose premises and equipment to estimated net realizable value upon disposal ($550,000).

(4) This adjustment represents the residual 4.4% minority interest in Citizens after the Acquisition. Based on materiality, no effect has been given as to the ultimate cost of such shares, if any.

(5) This pro forma adjustment reflects the pre-tax costs of severing certain data processing contract, pension termination and personnel severance packages.

(6) Tax benefits attendant to write down of office premises and equipment, as well as tax benefits attendant to termination of data processing contracts, pension liability and personnel severance packages.

(7)  Goodwill arising from Acquisition.

                                                Unaudited Pro Forma Consolidated Condensed Combined Statements of Operations
                                        --------------------------------------------------------------------------------------------
                                                                 For the Three Months Ended March 31, 1996
                                        --------------------------------------------------------------------------------------------
                                                                       Conversion         Purchase   Pro Forma Combined
                                                                       Adjustments       Adjustments  After Conversion     Footnote
                                        Madison First     Citizens      Dr. (Cr.)         Dr. (Cr.)    and Acquisition    References
                                        -------------     --------      ---------         ---------    ---------------    ----------
                                                                        (In thousands)
Interest Income:
   Loans...............................   $1,117         $   899         $  ---           $   ---          $2,016
   Investment securities...............      150              21            (18)              ---             189           (8)
   Mortgage-backed and
     related securities................      149              57            ---               ---             206
   Interest-bearing
     deposits and other................       43              93            ---               ---             136
                                        --------         -------         ------            ------        --------
       Total interest income...........    1,459           1,070            (18)              ---           2,547
                                        --------         -------         ------            ------        --------
Interest Expense:
   Deposits............................      854             548            (39)              ---           1,363           (8)
   Borrowed funds......................       36              25            ---               ---              61
                                        --------         -------         ------            ------        --------
     Total interest expense............      890             573            (39)              ---           1,424
                                        --------         -------         ------            ------        --------
     Net interest income...............      569             497            (57)              ---           1,123
Provision for loan losses..............        6             150            ---               ---             156
                                        --------         -------         ------            ------        --------
Net interest income after
   provision for loan losses...........      563             347            (57)              ---             967
Other Income:
   Insurance commissions...............       60             ---            ---               ---              60
   Service fees, charges and
     other operating...................       48             141            ---               ---             189
   Other...............................      ---              11            ---               ---              11
                                        --------         -------         ------            ------        --------
      Total other income...............      108             152            ---               ---             260
Other Expense:
   Employee compensation
     and benefits......................      294             226            ---               (45)            475           (9)
   ESOP and RRP benefits...............      ---             ---             45               ---              45          (10)
   Occupancy and equipment.............       44              76            ---                (5)            115          (11)
   Federal deposit
     insurance premiums................       45             ---            ---               ---              45
   Data processing.....................       70             ---            ---               ---              70
   Amortization of goodwill
     and other intangibles.............        1             ---            ---                12              13          (12)
   Other...............................       99             159            ---               ---             258
                                        --------         -------         ------            ------        --------
      Total other expense..............      553             461             45               (38)          1,021
                                        --------         -------         ------            ------        --------
Income before income tax expense.......      118              38            (12)              (38)            206
Income tax expense.....................       54              16              5                15              90          (13)
                                        --------         -------         ------            ------        --------
Net income............................. $     64         $    22         $   (7)           $  (23)       $    116
                                        ========         =======         ======            ======        ========
Earnings per share
     (based on 900,000
     weighted average
     shares outstanding)...............                                                                   $ 0 .13
                                                                                                          =======
- ----------


(8) Represents 3 month earnings of 5.65% (one-year Treasury rate) on $1.3 million of the net proceeds retained after the Acquisition, as well as a reduction in the cost of savings on $3.0 million of deposit withdrawals at an assumed weighted average cost of 5.2%.

(9)  Represents  the  reduction  in  employee   compensation  due  to  severance
     packages.

(10) Reflects 3 month amortization expense related to RRP (5-year term) and ESOP (7-year term).

(11) Represents 3 month reduction in depreciation expense due to disposal of branch facilities and equipment.

(12) Amortization of goodwill and other intangible assets over an estimated 12-year life.

(13) Tax effects of pro forma adjustments.


                                                    Unaudited Pro Forma Consolidated Condensed Combined Statements of Operations
                                               -------------------------------------------------------------------------------------
                                                                       For the Year Ended December 31, 1995
                                               -------------------------------------------------------------------------------------
                                                                                                            Pro Forma
                                                                                                          Combined After
                                                                       Conversion          Purchase        Conversion
                                                Madison                 Adjustments        Adjustments          and        Footnote
                                                 First     Citizens      Dr. (Cr.)          Dr. (Cr.)       Acquisition   References
                                                 -----     --------      ---------          ---------       -----------   ----------
                                                                                (In thousands)
Interest Income:
   Loans .................................     $4,240       $3,194      $   ---         $    ---             $7,434
   Investment securities..................        777          270          (71)             ---              1,118            (8)
   Mortgage-backed
     and related securities...............        670          231          ---              ---                901
   Interest-bearing deposits and other....        107          ---          ---              ---                107
                                              -------      -------       ------          -------          ---------
     Total interest income................      5,794        3,695          (71)             ---              9,560
                                              -------      -------       ------          -------          ---------
Interest Expense:
     Deposits.............................      3,419        1,750         (156)             ---              5,013            (8)
     Borrowed funds.......................        175           70          ---              ---                245
                                              -------      -------       ------          -------          ---------
     Total interest expense...............      3,594        1,820         (156)             ---              5,258
                                              -------      -------       ------          -------          ---------
         Net interest income..............      2,200        1,875         (227)             ---              4,302
   Provision for loan losses..............        150          104          ---              ---                254
                                              -------      -------       ------          -------          ---------
   Net interest income after
     provision for loan losses............      2,050        1,771         (227)             ---              4,048
Other Income:
   Insurance commissions..................        175          ---          ---              ---                175
   Service fees, charges
     and other operating..................        187          450          ---              ---                637
   Gain on sales of
     investment securities................        ---            4          ---              ---                  4
   Other .................................        ---          109          ---              ---                109
                                              -------      -------       ------          -------          ---------
     Total other income...................        362          563          ---              ---                925
                                              -------      -------       ------          -------          ---------
Other Expenses:
   Employee compensation and benefits.....        998          831          ---             (180)             1,649            (9)
   ESOP and RRP benefits..................        ---          ---          180                                 180           (10)
   Occupancy and equipment................        212          293          ---              (18)               487           (11)
   Federal deposit insurance premiums.....        177           60          ---              ---                237
   Data processing........................        237           87          ---              ---                324
   Amortization of goodwill
     and other intangibles ...............          7          ---          ---               48                 55           (12)
   Other .................................        335          498          ---              ---                833
                                              -------      -------       ------          -------          ---------
     Total other expense..................      1,966        1,769          180             (150)             3,765
                                              -------      -------       ------          -------          ---------
Income before income tax expense..........        446          565          (47)            (150)             1,208
Income tax expense........................        188          223           19               60                490           (13)
                                              -------      -------       ------          -------          ---------
Net income................................    $   258      $   342       $   28          $   (90)         $     718
                                              =======      =======       ======          =======          =========
Earnings per share (based on 900,000
   weighted average shares outstanding)...                                                                $    0.80
                                                                                                          =========

- ------------

(8) Represents earnings of 5.45% (one-year Treasury rate) on $1.3 million of the net proceeds retained after the Acquisition, as well as a reduction in the cost of savings on $3.0 million of deposit withdrawals at an assumed weighted average cost of 5.2%.

(9) Represents the reduction in employee compensation due to termination of pension liability and severance packages.

(10) Reflects amortization expense related to RRP (5-year term) and ESOP (7-year term).

(11) Represents reduction in depreciation expense due to disposal of branch facilities.

(12) Amortization of goodwill and other intangible assets over an estimated 12-year life.

(13) Tax effects of pro forma adjustments.

                                   MARKET AREA

         The Institutions' primary market area is Jefferson County, Indiana. Madison, the county seat of Jefferson County, is located in southern Indiana, approximately 95 miles south of Indianapolis, 55 miles northeast of Louisville, Kentucky and 75 miles west of Cincinnati, Ohio. According to the U.S. Bureau of Census, the city of Madison, the county seat of Jefferson County, had a population of 12,006, and Jefferson County had a population of 29,797, at the time of the 1990 census.

     According to the Indiana Department of Employment and Training Services, the total work force in Jefferson County was 14,830 as of January, 1996. As of the same date, 13,940 persons were employed, resulting in an unemployment rate for Jefferson County of approximately 6.0%. As of the same date, the unemployment for Indiana was 5.0%, and the nationwide unemployment rate was 6.3%.

     According to the Madison-Jefferson County Industrial Development Corporation, Jefferson County's largest employer with approximately 1,144 employees is Grote Industries, Inc., which manufactures truck, bus and trailer safety equipment. Jefferson County's second largest employer is Rotary Lift, a division of Dover Industries, which employs approximately 500 persons and manufactures automotive vehicle lift equipment.

                                 USE OF PROCEEDS

         The Holding Company will initially receive 60% of the net Conversion proceeds after providing for the loan to the ESOP to allow the ESOP to purchase shares of Common Stock in the Conversion. See "Executive Compensation and Related Transactions of Madison First -- Employee Stock Ownership Plan and Trust" and "Executive Compensation and Related Transactions of Citizens -- Employee Stock Ownership Plan and Trust." The Holding Company will use $3.0 million of the proceeds to acquire the Citizens Shares in the Acquisition. See "The Acquisition." The Holding Company will use a portion of the proceeds remaining after acquisition of the Citizens Shares to make a capital contribution to Citizens of up to $1.5 million. The Holding Company may use a portion of any remaining proceeds for the payment of dividends and future repurchases of its Common Stock as permitted by the OTS and applicable regulations, although it has no current plans to do so. See "The Conversion -- Restrictions on Repurchase of Stock."

         The funds received by the Institutions will be used primarily to make adjustable-rate mortgage loans, nonresidential real estate loans and consumer loans to the extent there is demand for such loans and subject to market conditions. On an interim basis, the net proceeds will be invested in U.S. government securities, other U.S. agency securities and mortgage-backed securities.  See "Business of Madison First -- Investments  and  Mortgage-Backed
Securities" and "Business of Citizens -- Investments and Mortgage-Backed Securities." Any remaining net proceeds may be used for general corporate purposes, including contributions to the proposed RRP. Neither the Holding Company nor Madison First has any current plans to acquire any other financial institutions, other than in connection with the Acquisition.

         The following table shows estimated gross and net proceeds based upon shares of Common Stock being sold in the Conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range.


                                                                                                            15% Above
                                            Minimum,              Midpoint,            Maximum,              Maximum,
                                             765,000               900,000             1,035,000             1,190,250
                                             Shares                Shares               Shares                Shares
                                          Sold at Price         Sold at Price        Sold at Price         Sold at Price
                                            of $10.00             of $10.00            of $10.00           of $10.00(3)
                                          -------------         -------------        -------------         -------------
                                                                         (In thousands)
Gross Proceeds..........................     $7,650                $9,000               $10,350               $11,903
Less:
   Estimated Underwriting Fees
   and Other Expenses(1) (2)............      (561)                 (592)                 (623)                 (660)
                                             ------                ------              --------               -------
Estimated net Conversion
   proceeds(1)..........................     $7,089                $8,408              $  9,727               $11,243
                                             ======                ======              ========               =======

- ----------
(1) In calculating estimated net Conversion proceeds, it has been assumed that no sales will be made through selected dealers, that all shares are sold in the Subscription Offering, and that executive officers and directors of Citizens and Madison First and their Associates purchase 104,800 shares of Common Stock in the Conversion.

(2) Does not include expenses related to the Acquisition estimated to be $65,000. For a disclosure regarding the impact of the Acquisition on tangible capital, see "Pro Forma Data."

(3) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription and Direct Community Offerings.

     The actual net proceeds may differ from the estimated net proceeds calculated above for various reasons, including variances in the actual amount of legal and accounting expenses incurred in connection with the Conversion, commissions paid for sales made through other dealers, and the actual number of shares of Common Stock sold in the Conversion. Any variance in the actual net proceeds from the estimates provided in the table above is not expected to be material.

                                 DIVIDEND POLICY

     Upon Conversion, the Board of Directors of the Holding Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. The Board of Directors may consider a policy of paying cash dividends on the Common Stock in the future. However, no decision has been made as to the amount or timing of any such dividends. The declaration and payment of dividends, if any, will depend upon a number of factors including the Holding Company's then-current and projected consolidated operating results and financial condition, regulatory restrictions, future growth plans and such other factors as the Board of Directors deems relevant.

     After the Conversion, the Institutions will be direct subsidiaries of the Holding Company. Initially, the Holding Company will have no independent operations or other subsidiaries to generate income. Consequently, other than the net proceeds of the Conversion that the Holding Company will receive (after funding the loan to the ESOP, purchasing the Citizens Shares in the Acquisition and making up to a $1.5 million capital contribution to Citizens) and repayments of the ESOP loan, the ability of the Holding Company to accumulate earnings for the payment of cash dividends to its shareholders or possible repurchases of shares of Common Stock will depend upon the ability of the Institutions to pay dividends to the Holding Company.

     Under OTS regulations, a converted savings association may not declare or pay a cash dividend if the effect would be to reduce its net worth below the amount required for the liquidation account. See "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights." The liquidation account will initially equal approximately $6.6 million. In addition, under OTS regulations, the extent to which a savings association may make a "capital distribution," which includes, among other things, cash dividends, will depend upon in which one of three categories, based upon levels of capital, that savings association is classified. Madison First is now, and expects to be after the Conversion, a "tier one institution" and therefore would be able to pay cash dividends to the Holding Company during any calendar year of up to 100% of its net income during that calendar year plus the amount that would reduce by one half its "surplus capital ratio" (the excess over its Capital Requirements) at the beginning of the calendar year. See "Regulation -- Capital Distributions Regulation." Prior notice of any dividend to be paid by Madison First to the Holding Company will have to be given to the OTS.

     Income of Madison First appropriated to bad debt reserves and deducted from gross income for federal income tax purposes is not available for payment of cash dividends or other distributions to the Holding Company without the payment of federal income taxes by Madison First on the amount of such income. At December 31, 1995, approximately $2.4 million of Madison First's retained earnings represented bad debt deductions for which no federal income tax provision had been made. See "Taxation -- Federal Taxation." Madison First's unrecorded deferred income tax liability on such accumulated bad debt deduction at December 31, 1995 was approximately $700,000. See Note H to the Notes to Consolidated Financial Statements for additional information. For a description of proposed legislation concerning deductions for bad debt reserves, see "Taxation -- Federal Taxation."

     Citizens is subject to OCC limits on its dividends. The approval of the OCC is required for any dividend by a national bank subsidiary if the total of all dividends, including any proposed dividends by the national bank in any calendar year, exceeds the total of its net profits (as defined by the OCC) for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus. Moreover, a national bank may not pay a dividend on its common stock if the dividend would exceed net undivided profits then on hand. In certain cases, even if prior approval of the OCC is not required, the OCC may find a dividend payment to be an unsafe and unsound practice. Following the Acquisition, Citizens may decide not to pay dividends to the Holding Company until the Holding Company purchases the Minority Shares through a transaction in which holders of the Minority Shares receive fair value, most likely in the form of cash, Common Stock or a combination thereof. In the event Citizens paid a dividend on its shares of common stock before such time, holders of the Minority Shares would receive the same per share amount as the Holding Company. Citizens does not anticipate paying dividends on its common stock in the foreseeable future.

     Generally, there is no OTS regulatory restriction on the payment of dividends by the Holding Company unless there is a determination by the Director of the OTS that there is reasonable cause to believe that the payment of dividends constitutes a serious risk to the financial safety, soundness or stability of Madison First. Under FRB supervisory policy, a bank holding company generally should not maintain its existing rate of cash dividends on common shares unless (i) the organization's net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (ii) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition. The FDIC also has authority under current law to prohibit a bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice in light of the financial condition of the Institutions. Indiana law, however, would prohibit the Holding Company from paying a dividend, if, after giving effect to the payment of that dividend, the Holding Company would not be able to pay its debts as they become due in the usual course of business or the Holding Company's total assets would be less than the sum of its total liabilities plus preferential rights of holders of preferred stock, if any. See "Regulation -- Regulatory Capital" and "-- Dividend Limitations."

                           MARKET FOR THE COMMON STOCK

     The Holding Company has never issued Common Stock to the public. Consequently, there is no established market for the Common Stock. The Holding Company has received approval to have its Common Stock quoted on the NASDAQ Small Cap Market under the symbol "RIVR" upon successful closing of the offering. The Holding Company anticipates that there will be at least two market makers for its shares upon the completion of the Conversion, depending upon the volume of trading activity in the Common Stock and subject to compliance with applicable provisions of federal and state securities laws and other regulatory requirements. The Holding Company has not yet obtained any market makers and will not do so until the offering is completed. The Agent intends to make a market in the Common Stock, although it is under no obligation to do so.

     An active and liquid public trading market for the securities of any issuer, including the Holding Company, depends upon the presence in the marketplace of both willing buyers and willing sellers of the securities at any given time. The Holding Company has received approval to have its shares quoted on the NASDAQ Small Cap Market, subject to certain conditions which the Holding Company and Madison First believe will be met, including having at least 300 holders of Common Stock, at least 100,000 publicly held shares of Common Stock, and two market makers for the Common Stock. However, no assurance can be given that an active and liquid trading market will develop or that the trading price per share of the Common Stock will equal or exceed the Purchase Price. Purchasers of Common Stock should consider the potentially illiquid and long-term nature of their investment in the shares being offered hereby.

     The aggregate price of the Common Stock is based upon an independent appraisal of the pro forma market value of the Common Stock. However, there can be no assurance that an investor will be able to sell the Common Stock purchased in the Conversion at or above the Purchase Price.

                                   COMPETITION

     The Institutions originate most of their loans to and accept most of their deposits from residents of Jefferson County, Indiana. The Institutions are subject to competition from various financial institutions, including state and national banks, state and federal savings associations, credit unions, and certain nonbanking consumer lenders that provide similar services in Jefferson County with significantly larger resources than the Institutions. In total, there are 11 financial institutions located in Jefferson County, Indiana, including the Institutions. The Institutions also compete with money market funds with respect to deposit accounts and with insurance companies with respect to individual retirement accounts.

     Under current law, bank holding companies may acquire savings associations. Savings associations may also acquire banks under federal law. To date, several bank holding company acquisitions of savings associations and savings association acquisitions of banks in Indiana have been completed. Affiliations between banks and savings associations based in Indiana may also increase the competition faced by the Holding Company and the Institutions.

     In addition, The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act") permits bank holding companies to acquire banks in other states and, with state consent and subject to certain limitations, allows banks to acquire out-of-state branches either through merger or de novo expansion. The State of Indiana recently passed a law establishing interstate branching provisions for Indiana state-chartered banks consistent with those established by the Riegle-Neal Act (the "Indiana Branching Law"). The Indiana Branching Law authorizes Indiana banks to branch interstate by merger or de novo expansion and authorizes out-of-state banks meeting certain requirements to branch into Indiana by merger or de novo expansion. The Indiana Branching Law became effective March 15, 1996, provided that prior to June 1, 1997 interstate mergers and de novo branches are not permitted to out-of-state banks unless the laws of their home states permit Indiana banks to merge or establish de novo branches on a reciprocal basis. This new legislation may also result in increased competition for the Holding Company and the Institutions.

     Because of recent changes in federal law, interstate acquisitions of banks are less restricted than they were under prior law. Savings and loan associations have certain powers to acquire savings associations based in other states, and Indiana law expressly permits reciprocal acquisitions of Indiana savings assocations. In addition, federal savings associations are permitted to branch on an interstate basis. See "Regulation -- Acquisitions or Dispositions and Branching."

     The primary factors influencing competition for deposits are interest rates, service and convenience of office locations. The Institutions compete for loan originations primarily through the efficiency and quality of services they provide borrowers and through interest rates and loan fees charged. Competition is affected by, among other things, the general availability of lendable funds, general and local economic conditions, current interest rate levels, and other factors that are not readily predictable.

                        ANTICIPATED MANAGEMENT PURCHASES

         The following table sets forth information as to subscription rights to Common Stock intended at this time to be exercised by each director of Madison First and Citizens and the executive officers who are not directors of Madison First and Citizens (including shares to be purchased by their Associates) and all directors and executive officers of the Institutions as a group. For purposes of the following table, it has been assumed that sufficient shares will be available to satisfy subscriptions in all categories and that shares will be sold for $10.00 per share.


                       Aggregate     Amount of Shares    Percent of Shares  Percent of Shares  Percent of Shares Percent of Shares
                       Purchase       Proposed to be         Assuming           Assuming           Assuming           Assuming
                       Price of         Subscribed        765,000 Shares     900,000 Shares    1,035,000 Shares   1,190,250 Shares
Name and               Intended         for all in        are Sold in the    are Sold in the    are Sold in the    are Sold in the
Position             Purchases(1)       Categories          Conversion         Conversion         Conversion         Conversion
- ----------           ------------    ----------------    -----------------  -----------------  ------------------ ---------------
Madison First
Robert W. Anger,    $     50,000           5,000               0.65%               0.56%             0.48%              0.42%
   Vice President
   Lending and Director
Traci A. Bridgford,       25,000           2,500               0.33                0.28              0.24               0.21
   Vice President
   Compliance/
   Operations (2)
Lonnie D. Collins,       150,000          15,000               1.96                1.67              1.45               1.26
   Secretary
John Wayne Deveary,      100,000          10,000               1.31                1.11              0.97               0.84
   Vice President and
   Treasurer
Cecil L. Dorten,         150,000          15,000               1.96                1.67              1.45               1.26
   Director
James E. Fritz,          150,000          15,000               1.96                1.67              1.45               1.26
   President, Chief
   Executive Officer
   and Director (2)
Michael J. Hensley,      100,000          10,000               1.31                1.11              0.97               0.84
   Director
Earl W. Johann,           50,000           5,000               0.65                0.56              0.48               0.42
   Director
Fred W. Koehler,         150,000          15,000               1.96                1.67              1.45               1.26
   Chairman
Citizens
Burton P. Chambers,        1,000             100               0.01                0.01              0.01               0.01
   Chairman (2)
Jonnie L. Davis,           5,000             500               0.07                0.06              0.05               0.04
   Director (2)
Carolyn B. Flowers,       10,000           1,000               0.13                0.11              0.10               0.08
   Vice President
   Compliance/
   Operations (2)
Larry C. Fouse,            2,000             200               0.03                0.02              0.02               0.02
   Chief Financial
   Officer and
   Controller (2)
Mark A. Goley,             1,000             100               0.01                0.01              0.01               0.01
   Vice President and
   Senior Loan
   Officer (2)
Robert D. Hoban,         100,000          10,000               1.31                1.11              0.97               0.84
   President, Chief
   Executive Officer
   and Director (2)
Van E. Shelton,            3,000             300               0.04                0.03              0.03               0.03
   Director (2)
Ralph E. Storm,            1,000             100               0.01                0.01              0.01               0.01
   Director (2)       ----------         -------              -----               -----             -----               ----
All directors and     $1,048,000         104,800              13.70%              11.66%            10.14%              8.81%
   executive          ==========         =======              =====               =====             =====               ====
   officers as a
   group
   (17 persons)(3)

- ----------
Footnotes on following page

(1) Does not include shares subject to stock options which may be granted under the Stock Option Plan, shares which may be awarded under the RRP, or any shares which may be allocated to officers under the ESOP.
(2) Although all of the persons in the table above have subscription rights, this footnote identifies those individuals who are not Eligible Account Holders.
(3) Assuming that all shares awarded under the RRP are purchased on the open market and upon (i) the full vesting of the restricted stock awards to directors and executive officers contemplated under the RRP and (ii) the exercise in full of all options expected to be granted to directors and executive officers under the Stock Option Plan, all directors and executive officers as a group would beneficially own 211,900 shares (25.2%), 230,800 shares (23.3%), 249,700 shares (21.9%), and 271,435 shares (20.7%) upon sales at the minimum, midpoint, maximum, and 15% above the maximum of the Estimated Valuation Range, respectively. See "Executive Compensation and Related Transactions of Madison First -- RRP," "-- Stock Option Plan," "Executive Compensation and Related Transactions of Citizens -- RRP" and "-- Stock Option Plan."


                                 CAPITALIZATION

     The following table presents the historical capitalization of Madison First at March 31, 1996, and the pro forma consolidated capitalization of the Holding Company as of that date, giving effect to the Acquisition and the sale of Common Stock offered by this Prospectus based on the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, and subject to the other assumptions set forth below. The pro forma data set forth below may change significantly at the time the Holding Company completes the Conversion due to, among other factors, a change in the Estimated Valuation Range or a change in the current estimated expenses of the Conversion. If the Estimated Valuation Range changes so that between 765,000 and 1,190,250 shares are not sold in the Conversion, subscriptions will be returned to subscribers who do not affirmatively elect to continue their subscriptions during the offering at the revised Estimated Valuation Range.



                                                                                     At March 31, 1996
                                              --------------------------------------------------------------------------------------
                                                                                     Pro Forma Holding Company
                                                                                  Capitalization Based on Sale of
                                                                 -------------------------------------------------------------------
                                                                    765,000          900,000          1,035,000        1,190,250
                                                                    Shares           Shares            Shares           Shares
                                                                    Sold at          Sold at           Sold at          Sold at
                                               Madison First       Price of         Price of          Price of         Price of
                                                Historical          $10.00           $10.00            $10.00          $10.00(6)
                                               -------------       --------         --------          --------         --------
                                                                                  (In thousands)
Goodwill......................................... $     147      $       836      $       836       $       836      $       836
Deposits (1).....................................    79,254          129,002          129,002           129,002          129,002
Federal Home Loan Bank advances..................     2,000            3,500            3,500             3,500            3,500
Capital and retained earnings:
  Preferred stock, without par
   value, 2,000,000 shares
   authorized, none issued.......................       ---              ---              ---               ---              ---
  Common Stock, without par
   value, 5,000,000 shares
   authorized; indicated number
   of shares assumed outstanding (2).............       ---              ---              ---               ---              ---
  Additional paid in capital.....................       ---            7,089            8,408             9,727           11,243
  Retained earnings and net unrealized losses
   on securities available for sale (3)..........     6,599            6,599            6,599             6,599            6,599
  Less:
   Common Stock acquired by RRP (4)..............       ---             (306)            (360)             (414)            (476)
   Common Stock acquired by the ESOP (5).........       ---             (612)            (720)             (828)            (952)
                                                   --------        ---------        ---------         ---------        ---------
Total capital and retained earnings..............  $  6,599        $  12,770        $  13,927         $  15,084        $  16,414
                                                   ========        =========        =========         =========        =========

- ----------
Footnotes on following page

(1) Excludes accrued interest. The pro forma capitalization assumes $3.0 million of withdrawals from deposit accounts to purchase the Common Stock.

(2) The number of shares to be issued in the Conversion may be increased or decreased based on market and financial conditions prior to the completion of the Conversion. Assumes estimated expenses of $561,000, $592,000, $623,000 and $660,000 at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively. See "Use of Proceeds."

(3) Retained earnings are substantially restricted. See Notes H and K to Madison First's Consolidated Financial Statements. See also "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights." Retained earnings do not reflect the federal income tax consequences of the restoration to income of Madison First's special bad debt reserve for income tax purposes which would be required in the unlikely event of a liquidation or if a substantial portion of retained earnings were otherwise used for a purpose other than absorption of bad debt losses and may be required under certain legislation currently pending in Congress. See "Taxation -- Federal Taxation." Equity capital includes retained earnings decreased by net unrealized losses on securities available for sale.

(4) Assuming the receipt of shareholder approval at the Holding Company's first meeting of shareholders, the Holding Company intends to implement the RRP. Assuming such implementation, the RRP will purchase an amount of shares equal to 4.0% of the Common Stock sold in the Conversion for issuance to directors, officers and employees of the Holding Company and the Institutions. Such shares may be purchased from authorized but unissued shares or on the open market. The Holding Company currently intends that the RRP will purchase the shares on the open market. Under the terms of the RRP, shares will vest at the rate of 20% per year. The Common Stock to be purchased by the RRP represents unearned compensation and is, accordingly, reflected as a reduction to pro forma shareholders' equity. As shares of the Common Stock granted pursuant to the RRP vest, a corresponding reduction in the charge against capital will occur. In the event that authorized but unissued shares are acquired, the interests of existing shareholders will be diluted. Assuming that 900,000 shares of Common Stock are issued in the Conversion and that all awards under the RRP are from authorized but unissued shares, the Holding Company estimates that the per share book value for the Common Stock would be diluted $0.21 per share, or 1.4% on a pro forma basis as of March 31, 1996.

(5) Assumes purchases by the ESOP of a number of shares equal to 8% of the shares issued in the Conversion. The funds used to acquire the ESOP shares will be borrowed from the Holding Company. See "Use of Proceeds." The Institutions intend to make contributions to the ESOP sufficient to service and ultimately retire its debt. The Common Stock acquired by the ESOP is reflected as a reduction of shareholders' equity. See "Executive Compensation and Related Transactions of Madison First -- Employee Stock Ownership Plan and Trust" and "Executive Compensation and Related Transactions of Citizens -- Employee Stock Ownership Plan and Trust."

(6) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription and Direct Community Offerings.

                                 PRO FORMA DATA

     Pro forma combined consolidated net income of the Holding Company for the three months ended March 31, 1996 and for the year ended December 31, 1995 have been calculated based upon (i) Madison First's historic net income for the respective periods, (ii) Citizens' historic net income for the respective periods, (iii) the interest earned on residual net cash proceeds, and (iv) foregone interest expense on $3.0 million of assumed deposit withdrawals to purchase the Common Stock. Pro forma income has been calculated assuming the Common Stock had been sold in the Conversion and the Acquisition had been consummated at the beginning of the periods and the net proceeds had been invested at 5.65% (the yield of a one-year U.S. Treasury bill on May 15, 1996). The pro forma after-tax return for the Holding Company on a consolidated basis is assumed to be 3.27% for the reported periods after giving effect to (i) the yield on net proceeds, (ii) foregone interest expense on deposit withdrawals at a weighted average cost of 5.2%, and (iii) adjusting for taxes using a federal statutory tax rate of 34% and a net state statutory income tax rate of 6%. Historical and per share amounts have been calculated by dividing historical amounts and pro forma amounts by the indicated number of shares of Common Stock assuming that such number of shares had been outstanding during each of the entire periods.

     Book value represents the difference between the stated amount of consolidated assets and consolidated liabilities of the Holding Company computed in accordance with generally accepted accounting principles. Book value does not necessarily reflect current market value of assets and liabilities, and does not reflect the effect of the liquidation account to be established in the Conversion, see "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights," or the federal income tax consequences of the restoration to income of Madison First's pre-1987 special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation and may be required pursuant to legislation currently pending in Congress. See "Taxation -- Federal Taxation." Tangible book value represents the difference between consolidated tangible assets (all assets less goodwill) and consolidated liabilities of the Holding Company computed in accordance with generally acepted accounting principles. Pro forma book value and pro forma tangible book value includes only net proceeds as of the indicated dates and does not include earnings on the proceeds for the periods then ended.

     The pro forma net income derived from the assumptions set forth above should not be considered indicative of the actual results of operations of the Holding Company that would have been attained for any period if the Conversion had been actually consummated at the beginning of such periods and the assumptions regarding investment yields should not be considered indicative of the actual yield expected to be achieved during any future period. The pro forma book values or tangible book values at the dates indicated should not be considered as reflecting the potential trading value of the Holding Company's stock. There can be no assurance that an investor will be able to sell the Common Stock purchased in the Conversion at prices within the range of the pro forma book values of the Common Stock or at or above the Purchase Price.


                                     765,000 Shares            900,000 Shares        1,035,000 Shares        1,190,250 Shares(1)
                                         Sold at                   Sold at                Sold at                   Sold at
                                    $10.00 Per Share          $10.00 Per Share       $10.00 Per Share          $10.00 Per Share
                                  Three Months Year        Three Months Year      Three Months Year          Three Months    Year
                                      ended    ended           ended    ended         ended    ended             ended      ended
                                     3/31/96 12/31/95         3/31/96 12/31/95       3/31/96 12/31/95           3/31/96    12/31/95
                                           (In thousands, except share data)
Gross proceeds..................... $7,650    $7,650      $  9,000    9,000        $10,350     $10,350        $11,903       $11,903
Less offering expenses.............   (561)     (561)         (592)    (592)          (623)       (623)          (660)         (660)
                                    -------  -------       -------  -------      ---------  ---------       ---------     ---------
Estimated net
conversion proceeds (2)............ $7,089     7,089         8,408   $8,408        $ 9,727     $ 9,727        $11,243    $   11,243
Consolidated net income:
  Historical (3) ..................     26    $  600      $     26      600        $    26     $   600        $    26    $      600
  Pro forma income (4).............     46       181            56      221             65        260              77           305
  Pro forma ESOP adjustment (7)....    (13)      (52)          (16)     (62)           (18)       (71)            (21)          (82)
  Pro forma RRP adjustment (5).....     (9)      (37)          (11)     (43)           (13)       (50)            (14)          (57)
                                   -------   -------       -------  -------      ---------  ---------       ---------     ---------
  Pro forma net income ............ $   50    $  692      $     55      716        $    60     $  739         $    68$          766
Consolidated earnings
     per share (7):
  Historical ......................$   .04    $  .85      $    .03      .72        $   .03     $  .63         $   .02$          .54
  Pro forma income (4).............    .06       .24           .07      .27            .07        .27             .07           .28
  Pro forma ESOP adjustment (7)....   (.02)     (.07)         (.02)    (.07)          (.02)      (.07)           (.02)         (.07)
  Pro forma RRP adjustment (5).....   (.01)     (.05)         (.01)    (.05)          (.01)      (.05)           (.01)         (.05)
                                   -------   -------       -------  -------      ---------  ---------       ---------     ---------
  Pro forma earnings per share.....$   .07  $    .97      $    .07      .87        $   .07     $  .78         $   .06    $      .70
Consolidated book value (6):
  Historical.......................$ 6,599  $  6,574      $  6,599    6,574        $ 6,599     $6,574         $ 6,599    $    6,574
  Estimated net conversion
   proceeds (2) ...................  7,089    7,089           ,408    8,408          9,727      9,727          11,243        11,243
  Less:
   Common Stock acquired
     by RRP (5)....................   (306)    (306)          (360)    (360)          (414)      (414)           (476)         (476)
   Common Stock acquired
     by ESOP (7)...................   (612)    (612)          (720)    (720)          (828)      (828)           (952)         (952)
                                   -------   -------       -------  -------      ---------  ---------       ---------     ---------
  Pro forma book value.............$12,770   $12,745       $13,927  $13,902        $15,084    $15,059         $16,414       $16,389
Consolidated book value
     per share (6)(8):
  Historical ......................$  8.63      8.59        $ 7.33     7.31        $  6.38    $  6.35         $  5.54$         5.52
  Estimated net conversion
   proceeds per share..............   9.27      9.27          9.34     9.34           9.40       9.40            9.45          9.45
  Less:
   Common Stock acquired
      by RRP (5)...................   (.40)     (.40)         (.40)    (.40)          (.40)      (.40)           (.40)         (.40)
   Common Stock acquired
by ESOP (7) .......................   (.80)     (.80)         (.80)    (.80)          (.80)      (.80)           (.80)         (.80)
                                   -------   -------       -------  -------      ---------  ---------       ---------     ---------
  Pro forma book value per share... $16.70   $ 16.66        $15.47    15.45       $  14.58    $ 14.55         $ 13.79    $    13.77
                                    =======  =======       =======  =======      =========  =========       =========     =========
Offering price as a
  percentage of pro
  forma book value per share.......  60.00%    60.00%        65.00%   65.00%         69.00%     69.00%          73.00%        73.00%
                                    =======  =======       =======  =======      =========  =========       =========     =========
Offering price to pro forma
  earnings per share ..............  35.70%    10.10%        35.70%   11.50%         35.70%     12.80%          41.70%        14.30%
                                    =======  =======       =======  =======      =========  =========       =========     =========
Tangible book value per share...... $15.60  $  15.57     $   14.55   $14.52       $  13.77    $ 13.74         $ 13.09   $     13.07
                                    =======  =======       =======  =======      =========  =========       =========     =========
Number of shares used in
  calculating EPS.................. 708,172  708,172       833,143  833,143        958,114    958,114       1,101,831     1,101,831
                                    =======  =======       =======  =======      =========  =========       =========     =========
Number of shares used in
  calculating book value and
  tangible book value.............. 765,000  765,000       900,000  900,000      1,035,000  1,035,000       1,190,250     1,190,250
                                    =======  =======       =======  =======      =========  =========       =========     =========

- ----------
(Footnotes on following page.)

(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions following commencement of the Subscription and Direct Community Offerings.

(2) See "Use of Proceeds" for assumptions utilized to determine the estimated net proceeds of the sale of Common Stock.

(3) Historic net income for the three months ended March 31, 1996 and the year ended December 31, 1995 is computed as follows:

                                     3 months ended              Year ended
                                     March 31, 1996           December 31, 1995
                                     --------------           -----------------
                                                  (In thousands)
Madison First                            $  64                     $ 258
Citizens                                   (38)                      342
                                         -----                     -----
    Pro forma combined - historic        $  26                     $ 600
                                         =====                     =====

(4) Pro forma income for the three months ended March 31, 1996, and the year ended December 31, 1995 has been computed as follows:


                                                  3 months ended     Year ended
                                                     March 31,      December 31,
                                                       1996             1995
                                                  --------------   -------------
                                                          (In thousands)
Sale of 765,000 shares
  Yield on residual cash proceeds of
    $.096 million ($6.171 million - $3.075
    million Acquisition
    Price - $3.0 million of deposit
     withdrawals) at 5.65%$                               1            $     5
  Reduced interest expense on $3.0 million of
    deposit withdrawals at 5.20%                         39                156
  Purchase price adjustments                             36                141
                                                      -----              -----
    Subtotal                                             76                302
  Less tax effects at 40%                               (30)              (121)
                                                      -----              -----
  Pro forma income                                    $  46              $ 181
                                                      =====              =====
Sale of 900,000 shares
  Yield on residual net cash proceeds of
    $1.253 million  ($7.328  million -
    $3.075 million Acquisition Price -
    $3.0 million of deposit withdrawals) at 5.65%     $  18             $   71
  Reduced interest expense on $3.0 million of deposit
    withdrawals at 5.20%                                 39                156
  Purchase price adjustments                             36                141
                                                      -----              -----
    Subtotal                                             93                368
  Less tax effects at 40%                               (37)              (147)
                                                      -----              -----
  Pro forma income                                    $  56              $ 221
                                                      =====              =====
Sale of 1,035,000 shares
  Yield on residual net cash proceeds of
    $2.410 million  ($8.485  million -
    $3.075 million Acquisition Price -
    $3.0 million of deposit withdrawals) at 5.65%     $  34              $ 136
  Reduced interest expense on $3.0 million of deposit
    withdrawals at 5.20%                                 39                156
  Purchase price adjustments                             36                141
                                                      -----              -----
    Subtotal                                            109                433
  Less tax effects at 40%                               (44)              (173)
                                                      -----              -----
  Pro forma income                                    $  65              $ 260
                                                      =====              =====
Sale of 1,190,250 shares
  Yield on residual net cash proceeds of
    $3.740 million  ($9.815  million -
    $3.075 million Acquisition Price -
    $3.0 million of deposit withdrawals) at 5.65%     $  53              $ 211
  Reduced interest expense on $3.0 million of deposit
    withdrawals at 5.20%                                 39                156
  Purchase price adjustments                             36                141
                                                      -----              -----
    Subtotal                                            128                508
  Less tax effects at 40%                               (51)              (203)
                                                      -----              -----
  Pro forma income                                    $  77              $ 305
                                                      =====              =====

(5) Assuming the receipt of shareholder approval at the Holding Company's first meeting of shareholders, the Holding Company intends to implement the RRP. Assuming such implementation, the RRP will purchase an amount of shares equal to 4.0% of the Common Stock sold in the Conversion for issuance to directors, officers and employees of the Holding Company and the Institutions. Such shares may be purchased from authorized but unissued shares or on the open market. The Holding Company currently intends that the RRP will purchase the shares on the open market, and the estimated net Conversion proceeds have been reduced for the purchase of the shares in determining estimated proceeds available for investment. Under the terms of the RRP, shares will vest at the rate of 20% per year. A tax benefit of 40% has been assumed. The Common Stock to be purchased by the RRP represents unearned compensation and is, accordingly, reflected as a reduction to pro forma shareholders' equity. As shares of the Common Stock granted pursuant to the RRP vest, a corresponding reduction in the charge against capital will occur. In the event that authorized but unissued shares are acquired, the interests of existing shareholders will be diluted. Assuming that 900,000 shares of Common Stock are issued in the Conversion and that all awards under the RRP are from authorized but unissued shares, the Holding Company estimates that the per share book value for the Common Stock would be diluted $0.21 per share, or 1.4% on a pro forma basis as of March 31, 1996.

(6) Book value represents the excess of assets over liabilities. The effect of the liquidation account is not reflected in these computations. (For additional information regarding the liquidation account, see "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights.") Tangible book value equals tangible assets (all assets less goodwill) less liabilities.

(7) It is assumed that 8% of the shares of Common Stock issued in the Conversion will be purchased by the ESOP. The funds used to acquire the ESOP shares will be borrowed by the ESOP from the Holding Company (see "Use of Proceeds"). The Institutions intend to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirements on the debt. The Institutions' total annual expense in payment of the ESOP debt is based upon 7 equal annual installments of principal and interest, with an assumed tax benefit of 40%. The pro forma net income assumes: (i) The Institutions' total contributions are equivalent to the debt service requirement for the year, and (ii) the effective tax rate applicable to the debt was 40%. Expense for the ESOP beginning on October 1, 1996 and thereafter will be based on the number of shares committed to be released to participants for the year at the average market value of the shares during the year. Accordingly, the Institutions' total annual expense in payment of the ESOP for such years may be higher than that discussed above. The amount borrowed is reflected as a reduction of shareholders' equity.

(8) Assuming the receipt of shareholder approval at the Holding Company's first meeting of shareholders, the Holding Company intends to implement the Stock Option Plan. Assuming such implementation, Common Stock in an aggregate amount equal to 10.0% of the shares issued in the Conversion will be reserved for issuance by the Holding Company upon the exercise of the stock options granted under the Stock Option Plan. No effect has been given to the shares of Common Stock reserved for issuance under the Stock Option Plan. Upon the exercise of stock options granted under the Stock Option Plan, the interests of existing shareholders will be diluted. Assuming the issuance of 900,000 shares in the Conversion and the exercise of 90,000 options at an exercise price of $10.00 per share, the Holding Company estimates that the per share book value for the Common Stock would be diluted $0.49 per share, or 3.5% on a pro forma basis as of March 31, 1996.

(9) Management believes that the Conversion and Acquisition are interdependent. Therefore, additional pro forma statements showing the other variations of the transaction have not been provided.

Regulatory Capital Compliance

     The following table compares Madison First's historical and pro forma regulatory capital levels as of March 31, 1996 to Madison First's capital requirements after giving effect to the Conversion.


                                                                        At March 31, 1996
                                                                  Pro Forma Capital Based on Sale of
                                      ---------------------------------------------------------------------------------------
                                                         765,000 Shares   900,000  Shares  1,035,000  Shares 1,190,250 Shares
                                       Madison First    Sold at Price of  Sold at Price of  Sold at Price of Sold at Price of
                                        Historical          $10.00           $10.00            $10.00         $10.00 (1)
                                      ----------------  ---------------  ----------------  ---------------  ------------------
                                      Amount  Ratio(2)  Amount  Ratio(2) Amount  Ratio(2)  Amount  Ratio(2)  Amount  Ratio (2)
                                      ------  --------  ------  -------- ------  --------  ------  -------- -------  ---------
                                                                     (Dollars in thousands)
Equity capital based upon
   generally accepted
   accounting principles (3)......    $6,599   7.5%     $9,190   10.1%     $9,674   10.6%    $10,159   11.1%     $10,715   11.6%
Tangible capital (3):
   Historical or
     pro forma....................    $6,479   7.3%     $9,070   10.0%     $9,554   10.5%    $10,039   10.9%     $10,595   11.5%
   Required.......................     1,325   1.5       1,634    1.5       1,371    1.5       1,398    1.5        1,387    1.5
                                      ------   ---      ------   ----      ------   ----    --------   ----     --------   ----
     Excess.......................    $5,154   5.8%     $7,706    8.5%     $8,183    8.0%   $  8,661    9.4%    $  9,208   10.0%
                                      ======   ===      ======   ====      ======   ====    ========   ====     ========   ====
Core capital (3):
   Historical or
     pro forma (4)................    $6,479   7.3%     $9,070   10.0%     $9,554   10.5%    $10,039   10.9%     $10,595   11.5%
   Required.......................     2,650   3.0       2,728    3.0       2,742    3.0       2,757    3.0        2,774    3.0
                                      ------   ---      ------   ----      ------   ----    --------   ----     --------   ----
     Excess.......................    $3,829   4.3%     $6,342    7.0%     $6,812    7.5%   $  7,282    7.9%      $7,821    8.5%
                                      ======   ===      ======   ====      ======   ====    ========   ====     ========   ====
Risk-based capital (3):
   Historical or
     pro forma ...................    $6,885  16.3%     $9,476   22.1%     $9,960   23.2%    $10,445   24.3%     $11,001   25.5%
   Required.......................     3,385   8.0       3,426    8.0       3,424    8.0       3,442    8.0        3,451    8.0
                                      ------   ---      ------   ----      ------   ----    --------   ----     --------   ----
     Excess.......................    $3,500   8.3%     $6,050   14.1%     $6,536   15.2%   $  7,003   16.3%    $  7,550   17.5%
                                      ======   ===      ======   ====      ======   ====    ========   ====     ========   ====

- ----------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions following commencement of the Subscription and Direct Community Offerings.

(2) Tangible and core capital levels are shown as a percentage of total assets; risk-based capital levels are shown as a percentage of risk-weighted assets.

(3) Pro forma capital levels assume receipt by Madison First of $2.6 million, $3.1 million, $3.6 million and $4.1 million at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively. Assumes net proceeds have been invested in 20% risk-weighted assets.

(4) Pro forma tangible and core capital requirements are based on total assets of $90.9 million, $91.4 million, $91.9 million and $92.5 million at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively. Risk-based assets are based on pro forma totals of $42.8 million, $42.9 million, $43.0 million and $43.1 million at the minimum, midpoint, maximum and adjusted maximum of the Estimated Valuation Range, respectively.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
              OF MADISON FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION

General

     The Holding Company was recently formed as an Indiana corporation on May 22, 1996, for the purpose of issuing the Common Stock and (i) owning all of the outstanding common stock of Madison First to be issued in the Conversion and
(ii) acquiring the Citizens Shares in the Acquisition. As a newly formed corporation, the Holding Company has no operating history.

         The principal business of savings associations, including Madison First, has historically consisted of attracting deposits from the general public and making loans secured by residential real estate. Madison First's earnings are primarily dependent upon its net interest income, the difference between interest income and interest expense. Interest income is a function of the balances of loans and investments outstanding during a given period and the yield earned on such loans and investments. Interest expense is a function of the amount of deposits and borrowings outstanding during the same period and interest rates paid on such deposits and borrowings. Madison First's earnings are also affected by provisions for loan losses, service charges, operating expenses and income taxes.

         Madison First is significantly affected by prevailing economic conditions, as well as government policies and regulations concerning, among other things, monetary and fiscal affairs, housing and financial institutions. See "Regulation." Deposit flows are influenced by a number of factors, including interest rates paid on competing investments, account maturities and level of personal income and savings within the Institutions' market. In addition, deposit growth is affected by how customers perceive the stability of the financial services industry amid various current events such as regulatory changes, failures of other financial institutions and financing of the deposit insurance fund. Lending activities are influenced by the demand for and supply of housing lenders, the availability and cost of funds and various other items. Sources of funds for lending activities of Madison First include deposits, payments on loans, borrowings and income provided from operations.

Current Business Strategy

         Madison First's business strategy is to operate a well-capitalized, profitable and independent financial institution dedicated primarily to residential lending with an emphasis on personal service. Madison First has sought to implement this strategy by (i) emphasizing the origination of one- to four-family residential mortgage loans in its market area, (ii) maintaining asset quality through diligent collection efforts and (iii) managing and controlling Madison First's level of operating expenses. Management of Madison First believes the Conversion and the Acquisition, as well as Madison First's development of additional products and services, will assist it in furthering this strategy as follows:

     o Improving Interest Rate Risk. Historically, Madison First originated one-year adjustable-rate residential mortgage loans indexed to the 11th District Cost of Funds, which is considered a lagging index, with maximum rate adjustments of 1% per year and 5% over the terms of the loans. In a period of rising interest rates, these loans may not reprice upward as quickly or by as much as market rates, thereby increasing Madison First's interest rate risk. See " -- Asset/Liability Management." However, in late 1995 Madison First began originating its one-year adjustable-rate residential mortgage loans tied to the U.S. Treasury securities yields (adjusted to a constant maturity) with maximum rate adjustments of 1.5% per year and 6% over the terms of the loans. In addition, Madison First expects to begin originating its fixed-rate residential mortgage loans with terms of 15 years and greater for sale to the FHLMC on the secondary market. See "Business of Madison First." The change in the index used and the increase in the maximum rate adjustments for Madison First's adjustable-rate residential mortgage loans as well as the implementation of a secondary market program for Madison First's longer term, fixed-rate residential mortgage loans should assist Madison First in improving its interest rate risk.

     o Pursuing Operating Efficiencies After the Acquisition. The consummation of the Acquisition will enable the Holding Company and the Institutions to explore opportunities to integrate certain aspects of the Institutions' operations in a manner designed to result in more efficient operations. Among those opportunities that may be targeted are (i) data processing, (ii) marketing, (iii) collections, (iv) financial reporting, (v) human resources, (vi) deposit and loan operations, (vii) compliance, and (viii) insurance and employee benefits programs. The Institutions will also be able to explore opportunities to utilize their offices and physical locations in a more efficient manner following the Acquisition. See "The Acquisition -- Reasons for the Acquisition."

     o Emphasis on New Home Equity Loan Product. In May, 1996, Madison First began offering a new home equity line of credit. This line of credit is an adjustable-rate line of credit tied to the prime rate and has an initial rate equal to 1% less than the prime rate for the first year. Thereafter, the applicable interest rate is equal to the prime rate plus 1%. See "Business of Madison First -- Lending Activities." Madison First expects to actively market this new home equity line within its market area.

     o Emphasis on Nonresidential Real Estate Lending. In addition to continuing its emphasis on originating adjustable-rate one- to four-family residential mortgage loans and its implementation of the FHLMC secondary market program, Madison First anticipates that following the Conversion it will begin to place more emphasis on the origination of mortgage loans secured by nonresidential real estate in its market area. Management of Madison First believes that the higher interest rates and shorter terms associated with nonresidential real estate loans will assist Madison First in its asset/liability management and improve Madison First's interest rate spread. Although such loans typically involve more credit risk than one- to four-family residential mortgage loans, management also believes that Madison First's diligent collection efforts will assist Madison First in maintaining its asset quality. See "Business of Madison First."

Asset/Liability Management

     Madison First, like other savings associations, is subject to interest rate risk to the degree that its interest-bearing liabilities, primarily deposits with short- and medium-term maturities, mature or reprice at different rates than its interest-earning assets. Management of Madison First believes it is critical to manage the relationship between interest rates and the effect on Madison First's net portfolio value ("NPV"). This approach calculates the difference between the present value of expected cash flows from assets and the present value of expected cash flows from liabilities, as well as cash flows from off-balance sheet contracts. Management of Madison First's assets and liabilities is done within the context of the marketplace, regulatory limitations and within limits established by the Board of Directors on the amount of change in NPV which is acceptable given certain interest rate changes.

     The OTS issued a regulation, which has not yet been implemented, which uses a net market value methodology to measure the interest rate risk exposure of thrift institutions. Under this OTS regulation, an institution's "normal" level of interest rate risk in the event of an assumed change in interest rates is a decrease in the institution's NPV in an amount not exceeding 2% of the present value of its assets. Thrift institutions with over $300 million in assets or less than a 12% risk-based capital ratio would be required to file OTS Schedule CMR. Data from Schedule CMR would be used by the OTS to calculate changes in NPV (and the related "normal" level of interest rate risk) based upon certain interest rate changes (discussed below). Institutions which do not meet either of the filing requirements would not be required to file OTS Schedule CMR, but could do so voluntarily. As Madison First does not currently meet either of these requirements, it would not be required to file Schedule CMR. Under the proposed regulation, institutions which would be required to file would be required to take a deduction (the interest rate risk capital component) from their total capital available to calculate their risk based capital requirement if their interest rate exposure is greater than "normal." The amount of that deduction would be one-half of the difference between (a) the institution's actual calculated exposure to a 200 basis point interest rate increase or decrease (whichever results in the greater pro forma decrease in NPV) and (b) its "normal" level of exposure which is 2% of the present value of its assets.

     Presented below, as of March 31, 1996, is an analysis performed by the OTS of Madison First's interest rate risk as measured by changes in NPV for instantaneous and sustained parallel shifts in the yield curve, in 100 basis point increments, up and down 400 basis points and in accordance with the proposed regulations. At March 31, 1996, 2% of the present value of Madison First's assets was approximately $_________. Because the interest rate risk of a 200 basis point increase in market rates (which was greater than the interest rate risk of a 200 basis point decrease ) was $_________ at March 31, 1996, Madison First would not have been required to deduct any dollar amount from its capital if the OTS' NPV methodology had been effective and if Madison First had been subject to the OTS' reporting requirements under this methodology.

                                 Net Portfolio Value    NPV as % of PV of Assets
Change                        ------------------------  ------------------------
In Rates    $ Amount         $ Change        % Change    NPV Ratio      Change
- --------    --------         --------        --------    ---------      ------
                          (Dollars in thousands)
+ 400 bp *   $            $                        %             %           bp
+ 300 bp                                           %             %           bp
+ 200 bp                                           %             %           bp
+ 100 bp                                           %             %           bp
    0 bp                                           %             %           bp
- - 100 bp                                           %             %           bp
- - 200 bp                                           %             %           bp
- - 300 bp                                           %             %           bp
- - 400 bp                                           %             %           bp
- ----------
*  Basis points.

         As with any method of measuring interest rate risk, certain shortcomings are inherent in the methods of analysis presented above. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could likely deviate significantly from those assumed in calculating the table.

Average Balances and Interest Rates and Yields

     The following tables present at March 31, 1996, and for the three month periods ended March 31, 1996, and 1995, and the years ended December 31, 1995, 1994 and 1993, the average daily balances, of each category of Madison First's interest-earning assets and interest-bearing liabilities, and the interest earned or paid on such amounts.



                                                                                  Three Months Ended March 31,
                                             At March 31,         ----------------------------------------------------------------
                                                 1996                         1996                             1995
                                        --------------------      -----------------------------      -----------------------------
                                                                  Average              Average       Average              Average
                                         Balance  Yield/Cost      Balance   Interest Yield/Cost      Balance  Interest  Yield/Cost
                                         -------  ----------      -------   -------- ----------      -------  --------  ----------
                                                                                (Dollars in thousands)
Interest-earning assets:
   Interest-earning deposits
     and other........................  $  7,537     5.16%       $  4,085 $     43       4.21     $  1,250  $     18      5.76%
   Investment securities (1)..........     9,959     5.25          12,579      150       4.77       14,010       206      5.88
   Mortgage-backed and
     related securities...............     9,146     6.13           9,814      149       6.07       11,433       172      6.02
   Loans receivable, net (2)..........    57,393     7.71          57,418    1,117       7.78       55,886     1,046      7.49
                                        --------                 --------                         --------
     Total interest-earning assets....   $84,035     7.02         $83,896   $1,459       6.96      $82,579    $1,442      6.98
                                        ========                 ========                         ========
Interest-bearing liabilities:
   Deposits...........................   $79,254     4.32         $78,123  $   854       4.37      $76,376   $   778      4.07
   FHLB advances......................     2,000     5.63           2,402       36       6.00        3,520        47      5.34
                                        --------                 --------                         --------
     Total interest-bearing liabilities  $81,254     4.35         $80,525  $   890       4.42      $79,896   $   825      4.13
                                        ========                 ========                         ========
Net interest-earning assets...........  $  2,781                 $  3,371                         $  2,683
                                        ========                 ========                         ========
Net interest income...................                                     $   569                              $617
Interest rate spread (3)..............               2.67%                               2.54%                            2.85%
                                                     ====                                ====                             ====
Net yield on weighted average
   interest-earning assets (4)........                ---%                               2.71%                            2.99%
                                                     ====                                ====                             ====
Average interest-earning
   assets to average interest-bearing
   liabilities........................   103.42%                  104.19%                           103.36%
                                         ======                   ======                            ======




                                                                          Year Ended December 31,
                                         -------------------------------------------------------------------------------------------
                                                    1995                            1994                          1993
                                         ----------------------------    ----------------------------   ----------------------------
                                         Average             Average     Average              Average   Average             Average
                                         Balance  Interest Yield/Cost    Balance  Interest  Yield/Cost  Balance Interest  Yield/Cost
                                         -------  -------- ----------    -------  --------  ----------  ----------------  ----------
                                                                            (Dollars in thousands)
Interest-earning assets:
   Interest-earning deposits and other.. $ 2,610  $   107      4.10%   $  2,288   $   112      4.90%   $  3,589  $   175     4.88%
   Investment securities (1)............  13,925      777      5.58      13,685       713      5.21       8,615      494     5.73
   Mortgage-backed and
     related securities.................  10,989      670      6.10      12,702       743      5.85      14,681      866     5.90
   Loans receivable, net (2)............  56,916    4,240      7.45      52,708     3,851      7.31      52,719    4,149     7.87
     Total interest-earning assets...... $84,440   $5,794      6.86     $81,383    $5,419      6.66     $79,604   $5,684     7.14
Interest-bearing liabilities:
   Deposits............................. $76,983   $3,419      4.44     $77,703    $2,842      3.66     $78,053   $3,041     3.90
   FHLB advances........................   2,967      175      5.90         228        12      5.26          22        1     4.55
     Total interest-bearing liabilities. $79,950   $3,594      4.50     $77,931    $2,854      3.66     $78,075   $3,042     3.90
Net interest-earning assets............. $ 4,490                       $  3,452                        $  1,529
Net interest income.....................           $2,200                          $2,565                         $2,642
                                                   ======                          ======                         ======
Interest rate spread (3)................                      2.36%                           3.00%                         3.24%
                                                              ====                            ====                          ====
Net yield on weighted average
   interest-earning assets (4)..........                      2.61%                           3.15%                         3.32%
                                                              ====                            ====                          ====
Average interest-earning assets
   to average interest-bearing
   liabilities..........................          105.62%                         104.43%                        101.96%
                                                  ======                          ======                         ======

- ----------

(1) Includes securities available for sale at amortized cost prior to SFAS No. 115 adjustments.
(2)  Total loans less loans in process.
(3) Interest rate spread is calculated by subtracting weighted average interest rate cost from weighted average interest rate yield for the period indicated.
(4) The net yield on weighted average interest-earning assets is calculated by dividing net interest income by weighted average interest-earning assets for the period indicated. No net yield amount is presented at March 31, 1996, because the computation of net yield is applicable only over a period rather than at a specific date.

Interest Rate Spread

     Madison First's results of operations have been determined primarily by net interest income and, to a lesser extent, fee income, miscellaneous income and general and administrative expenses. Net interest income is determined by the interest rate spread between the yields earned on interest-earning assets and the rates paid on interest-bearing liabilities and by the relative amounts of interest-earning assets and interest-bearing liabilities.

     The following table sets forth the weighted average effective interest rate earned by Madison First on its loan and investment portfolios, the weighted average effective cost of Madison First's deposits and advances, the interest rate spread of Madison First, and the net yield on weighted average interest-earning assets for the periods and as of the dates shown. Average balances are based on average daily balances.


                                                                    Three Months Ended
                                                                         March 31,                   Year Ended December 31,
                                                  At March 31,      ------------------       ----------------------------------
                                                     1996            1996         1995        1995          1994          1993
                                                  ------------      ------       ------      ------        ------        ------
     Weighted average interest rate earned on:
   Interest-earning deposits and other..........      5.16%          4.21%        5.76%       4.10%         4.90%         4.88%
   Investment securities........................      5.25           4.77         5.88        5.58          5.21          5.73
   Mortgage-backed and related securities.......      6.13           6.07         6.02        6.10          5.85          5.90
   Loans receivable, net........................      7.71           7.78         7.49        7.45          7.31          7.87
     Total interest-earning assets..............      7.02           6.96         6.98        6.86          6.66          7.14
Weighted average interest rate cost of:
   Deposits.....................................      4.32           4.37         4.07        4.44          3.66          3.90
   FHLB advances................................      5.63           6.00         5.34        5.90          5.26          4.55
     Total interest-bearing liabilities.........      4.35           4.42         4.13        4.50          3.66          3.90
Interest rate spread (1)........................      2.67%          2.54%        2.85%       2.36%         3.00%         3.24%
                                                      ====           ====         ====        ====          ====          ====
Net yield on weighted average
   interest-earning assets (2)..................       ---%          2.71%        2.99%       2.61%         3.15%         3.32%
                                                      ====           ====         ====        ====          ====          ====


(1) Interest rate spread is calculated by subtracting combined weighted average interest rate cost from combined weighted average interest rate earned for the period indicated. Interest rate spread figures must be considered in light of the relationship between the amounts of interest-earning assets and interest-bearing liabilities.

(2) The net yield on weighted average interest-earning assets is calculated by dividing net interest income by weighted average interest-earning assets for the period indicated. No net yield figure is presented at March 31, 1996 because the computation of net yield is applicable only over a period rather than at a specific date.

     The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected Madison First's interest income and expense during the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) changes in rate (changes in rate multiplied by old volume) and (2) changes in volume (changes in volume multiplied by old rate). Changes attributable to both rate and volume which cannot be segregated have been allocated proportionally to the change due to volume and the change due to rate.


                                                                        Increase (Decrease) in Net Interest Income
                                                                   -----------------------------------------------------
                                                                                                                 Total
                                                                    Due to                Due to                  Net
                                                                     Rate                 Volume                Change
                                                                   --------             ---------             -----------
                                                                                      (In thousands)
Three months ended March 31, 1996
compared to three months ended March 31, 1995
   Interest-earning assets:
     Interest-earning deposits and other........................   $    (6)                $   31                $   25
     Investment securities......................................       (36)                   (20)                  (56)
     Mortgage-backed and related securities.....................         2                    (25)                  (23)
     Loans receivable, net......................................        42                     29                    71
                                                                     -----                 ------                ------
       Total....................................................         2                     15                    17
                                                                     -----                 ------                ------
   Interest-bearing liabilities:
     Deposits...................................................        58                     18                    76
     FHLB advances..............................................         6                    (17)                  (11)
                                                                     -----                 ------                ------
       Total....................................................        64                     (1)                   65
                                                                     -----                 ------                ------
   Net change in net interest income............................    $  (62)                 $  14                $  (48)
                                                                     =====                 ======                ======
Year ended December 31, 1995 compared
to year ended December 31, 1994
   Interest-earning assets:
     Interest-earning deposits and other........................    $  (16)                $   11               $    (5)
     Investment securities......................................        52                     12                    64
     Mortgage-backed and related securities.....................        32                   (105)                  (73)
     Loans receivable, net......................................        77                    312                   389
                                                                     -----                 ------                ------
       Total....................................................       145                    230                   375
                                                                     -----                 ------                ------
   Interest-bearing liabilities:
     Deposits...................................................       614                    (37)                  577
     FHLB advances..............................................        16                    147                   163
                                                                     -----                 ------                ------
       Total....................................................       630                    110                   740
                                                                     -----                 ------                ------
   Net change in net interest income............................     $(485)                 $ 120                 $(365)
                                                                     =====                 ======                ======
Year ended December 31, 1994 compared
to year ended December 31, 1993
   Interest-earning assets:
     Interest-earning deposits and other........................  $      1                 $  (64)               $  (63)
     Investment securities......................................       (20)                   239                   219
     Mortgage-backed and related securities.....................        (7)                  (116)                 (123)
     Loans receivable, net......................................      (297)                    (1)                 (298)
                                                                     -----                 ------                ------
       Total....................................................      (323)                    58                  (265)
                                                                     -----                 ------                ------
   Interest-bearing liabilities:
     Deposits...................................................      (186)                   (13)                 (199)
     FHLB advances..............................................         0                     11                    11
                                                                     -----                 ------                ------
       Total....................................................      (186)                    (2)                 (188)
                                                                     -----                 ------                ------
   Net change in net interest income............................     $(137)                $   60                $  (77)
                                                                     =====                 ======                ======

Financial Condition at March 31, 1996 Compared to Financial Condition at December 31, 1995

     Madison First's total assets at March 31, 1996 amounted to $88.3 million, an increase of $1.7 million, or 2.0%, from December 31, 1995. The increase was funded primarily through growth in the deposit portfolio of $4.0 million, which was partially offset by a reduction in advances from the FHLB of Indianapolis of approximately $2.5 million.

     Liquid assets (cash and due from banks, certificates of deposit and investment securities) totaled $18.7 million at March 31, 1996, an increase of $3.0 million over the total at December 31, 1995. This increase resulted primarily from the growth in deposits coupled with proceeds from repayments on loans and mortgage-backed securities during the period.

     Loans receivable totaled $57.4 million at March 31, 1996, a decrease of $552,000, or 1.0%, from December 31, 1995. This decrease resulted primarily from principal repayments of $3.0 million, which exceeded loan disbursements of $2.5 million. Madison First's allowance for losses on loans totaled $413,000 at March 31, 1996, an increase of $6,000 over the balance at December 31, 1995. The allowance represented 0.7% of total loans at each of March 31, 1996 and December 31, 1995. Non-performing loans totaled $30,000 and $8,000 at March 31, 1996 and December 31, 1995, respectively.

     Deposits totaled $79.3 million at March 31, 1996, an increase of $4.0 million, or 5.3%, over the total at December 31, 1995. The increase resulted primarily from management's desire to maintain public deposits and fund the payoff of FHLB advances.

     Advances from the FHLB of Indianapolis totaled $2.0 million at March 31, 1996, a decline of $2.5 million from the balance at December 31, 1995. Advances were repaid in part with proceeds from the aforementioned growth in deposits.

Financial Condition at December 31, 1995 Compared to Financial Condition at December 31, 1994

     Madison First's total assets amounted to $86.6 million at December 31, 1995, a decrease of $468,000, or 0.5%, from December 31, 1994. The decline in assets resulted primarily from a reduction in deposits of $225,000, and a decline in advances from the FHLB of Indianapolis of $515,000, which were partially offset by an increase in retained earnings of $270,000.

     Liquid assets (cash and due from banks, certificates of deposit and investment securities) totaled $15.7 million at December 31, 1995, which represented a reduction of $806,000, or 4.9%, from 1994 levels. During 1995, management elected to fund net deposit outflows and repayments of advances from the FHLB of Indianapolis with excess liquidity. Mortgage-backed securities declined by $1.4 million, or 12.5%, to a total of $9.9 million in 1995, as a result of principal repayments during the year.

     Loans receivable totaled $57.9 million at December 31, 1995, an increase of $1.7 million, or 2.9%, over the 1994 total. The increase resulted primarily from loan disbursements of $15.6 million in excess of principal repayments of $13.7 million. Madison First's allowance for losses on loans amounted to $407,000 at December 31, 1995, an increase of $155,000, or 61.5%, over the $252,000 total maintained as of December 31, 1994. The allowance represented 0.7% and 0.5% of total loans as of December 31, 1995 and 1994, respectively. The 1995 provision was heavily influenced by $1.6 million of growth in nonresidential and multi-family loans during the period. Non-performing loans totaled $8,000 and $13,000 as of December 31, 1995 and 1994, respectively.

     Deposits totaled $75.2 million at December 31, 1995, a decrease of $225,000, or 0.3%, from the total in 1994. Certificates of deposit increased by $944,000 during 1995, while transaction and demand accounts declined by approximately $1.2 million.

     Advances from the FHLB of Indianapolis declined by $515,000, or 10.3%, during 1995 to a total of $4.5 million. Management elected to utilize excess liquidity to repay such advances in 1995.

Comparison of Operating Results For Three Months Ended March 31, 1996 and 1995

     Madison First's net income for the three months ended March 31, 1996 amounted to $64,000, a decline of $82,000, or 56.2%, from the $146,000 in net income recorded for the three-month period ended March 31, 1995. The decline in net income resulted primarily from a $48,000 decrease in net interest income, a $6,000 increase in the provision for losses on loans and a $90,000 increase in general, administrative and other expenses, which were partially offset by an increase of $14,000 in other income and a $48,000 decrease in the provision for income taxes.

     Total interest income amounted to $1.5 million for the three month period ended March 31, 1996, a $17,000, or 1.2%, increase over the comparable 1995 quarter. Interest income on loans totaled $1.1 million in 1996, an increase of $71,000, or 6.8%, over 1995. The increase resulted primarily from growth of $1.5 million in weighted average balances outstanding, coupled with a 29 basis point increase in weighted average yield, from 7.49% in 1995 to 7.78% in 1996. Interest income on mortgage-backed securities decreased by $23,000, or 13.4%, during the 1996 quarter, as compared to 1995, as a result of a decline of $1.6 million in the weighted average balance outstanding. Interest income on investment securities and interest-bearing deposits decreased by $31,000, or 13.8%, due primarily to an increase in the weighted average balance outstanding of approximately $1.6 million, offset by a 130 basis point decline in the weighted average yield year-to-year.

     Interest expense on deposits totaled $854,000 for the three month period ended March 31, 1996, an increase of $76,000, or 9.8%, over the comparable 1995 period. This increase was due primarily to a $1.7 million increase in the weighted average balances outstanding, coupled with a 30 basis point increase in the weighted average cost of deposits, from 4.07% in the 1995 quarter to 4.37% in the 1996 period. Interest expense on borrowings decreased by $11,000, or 23.4%, due primarily to a $1.5 million decline in the weighted average balances outstanding, being partially offset by a 66 basis point increase in the average rate year-to-year.

     As a result of the foregoing changes in interest income and interest expense, net interest income declined by $48,000, or 7.8%, for the three month period ended March 31, 1996, compared to the comparable period in 1995. The interest rate spread declined by 35 basis points, from 2.85% in 1995 to 2.50% in 1996, while the net interest margin declined by 28 basis points, from 2.99% in 1995 to 2.71% in 1996.

     The provision for losses on loans increased by $6,000 for the three months ended March 31, 1996, compared to the same period in 1995. The increase was attributed to growth in Madison First's loan portfolio during the period. While non-performing loans increased to $30,000 during the 1996 quarter, this level remains well below the peer group and industry averages as a percentage of loans outstanding.

     Other income totaled $108,000 for the three months ended March 31, 1996, an increase of $14,000, or 14.9%, over the 1995 quarter. The increase resulted primarily from an increase in non-recurring bonus insurance commissions recorded during the 1996 period.

     Other expense totaled $553,000 for the three months ended March 31, 1996, an increase of $90,000, or 19.4%, over the 1995 quarter. The increase resulted primarily from a $53,000, or 22.0%, increase in employee compensation and benefits, an $11,000, or 33.3%, increase in occupancy and equipment, a $10,000, or 16.7%, increase in data processing and a $15,000, or 17.6%, increase in other operating expense. The increase in employee compensation and benefits was due primarily to increased staffing levels and normal merit increases.

     The provision for income taxes amounted to $54,000 for the three month period ended March 31, 1996, a decrease of $48,000, or 47.1%, from the provision recorded in the 1995 period. The decrease resulted primarily from a $130,000 decline in earnings before taxes. The effective tax rates were 45.8% and 4l.l% for the three-month periods ended March 31, 1996 and 1995, respectively.

Comparison  of Operating  Results For Fiscal  Years Ended  December 31, 1995 and
1994

     Net income for the year ended December 31, 1995, amounted to $258,000, a decrease of $378,000, or 59.4%, from the $636,000 in net income recorded in 1994. The decline in net income resulted primarily from a $365,000 decline in net interest income, a $121,000 increase in the provision for losses on loans, an $8,000 decline in other income and a $108,000 increase in other expense, which were partially offset by a decrease of $224,000 in the provision for income taxes.

     Total interest income amounted to $5.8 million for the year ended December 31, 1995, an increase of $375,000, or 6.9%, over 1994. Interest income on loans totaled $4.2 million, an increase of $389,000 over the 1994 total. This increase resulted primarily from growth of $4.2 million in the weighted average balance outstanding, coupled with an increase in the weighted average yield of 14 basis points to 7.45% in 1995. Interest income on mortgage-backed securities declined by $73,000, or 9.8%, from the 1994 amount, due to a $1.7 million decline in the weighted average balance outstanding, which was partially offset by a 25 basis point increase in yield to 6.10% in 1995. Interest income on investment securities and interest-bearing deposits increased by $59,000, or 7.2%, over 1994 due to an increase in yield and an increase in the weighted average balance outstanding.

     Interest expense on deposits increased for the year ended December 31, 1995, by $577,000, or 20.3%, to a total of $3.4 million, compared to $2.8 million in 1994. The increase resulted primarily from a 78 basis point increase in the weighted average cost of deposits from 3.66% in 1994 to 4.44% in 1995. The increase in cost of deposits was partially offset by a $720,000 decline in the weighted average balance outstanding year-to-year. Interest expense on borrowings increased by $163,000 during 1995 to a total of $175,000. This increase was due primarily to a $2.7 million increase in borrowings outstanding during 1995, coupled with a 64 basis point increase in the weighted average cost of borrowings to 5.90% in 1995. The increases in rates paid on Madison First's deposit and borrowing portfolios generally reflect the increase in interest rates in the overall economy during 1995.

     As a result of the foregoing changes in interest income and interest expense, net interest income declined during 1995 by $365,000, or 14.2%, to a total of $2.2 million. The interest rate spread declined by 64 basis points during 1995 from 3.00% in 1994 to 2.36% in 1995, while the net interest margin declined by 54 basis points, from 3.15% in 1994 to 2.61% in 1995.

     Other income amounted to $362,000 during the year ended December 31, 1995, a decrease of $8,000, or 2.2%, from 1994 due primarily to a decline in insurance commissions year-to-year.

     Other expense totaled approximately $2.0 million for the year ended December 31, 1995, an increase of $108,000, or 5.8%, over the amount recorded for 1994. The increase resulted primarily from a $110,000, or 12.4%, increase in employee compensation and benefits, a $19,000, or 9.8%, increase in occupancy and equipment and a $6,000, or 1.8%, increase in other operating expense, which were partially offset by a $20,000 decrease in the provision for valuation decline in mortgage-related securities. The increase in employee compensation and benefits resulted primarily from an increase in staffing levels and normal merit salary increases, coupled with a reduction in deferred loan origination costs, as loan origination volume declined by $3.8 million year-to-year. The increase in occupancy and equipment expense resulted generally from increases in the cost of equipment maintenance contracts, while the increase in other operating expense was due to pro-rata increases in various operating costs year-to-year.

     The provision for income taxes totaled $188,000 for the year ended December 31, 1995, a decline of $224,000, or 54.4%, from the 1994 amount. The decline resulted primarily from a $602,000, or 57.4%, decrease in earnings before taxes. Madison First's effective tax rates were 42.2% and 39.3% for the years ended December 31, 1995 and 1994, respectively.

Comparison  of Operating  Results For Fiscal  Years Ended  December 31, 1994 and
1993

     Net income for the year ended December 31, 1994, totaled $636,000, a decrease of $82,000, or 11.4%, from the $718,000 in net earnings recorded in 1993. The decline in net income resulted primarily from a $77,000 decrease in net interest income and a $56,000 increase in general, administrative and other expense, which were partially offset by a $26,000 decrease in the provision for losses on loans and a $44,000 decrease in the provision for income taxes.

     Total interest income amounted to $5.4 million for the year ended December 31, 1994, a decrease of $265,000, or 4.7%, from 1993. Interest income on loans totaled $3.9 million, a decline of $298,000, or 7.2%, from the 1993 total. The decrease resulted from a decline in the average yield of 56 basis points, to 7.31% in 1994 from 7.87% in 1993, as the weighted average outstanding balance remained constant year-to-year at $52.7 million. Interest income on mortgage-backed securities decreased by $123,000, or 14.2%, due primarily to a decline in the average balance outstanding of approximately $2.0 million, as the weighted average yield remained relatively unchanged over the period. Interest income on investment securities and interest-bearing deposits increased by $156,000, or 23.3%, due to a $3.8 million increase in the weighted average balance outstanding year-to-year.

     Interest expense on deposits declined by $199,000, or 6.5%, during the year ended December 31, 1994, to a total of $2.8 million, compared to $3.0 million for 1993. The decrease resulted primarily from a 24 basis point decline in the weighted average cost of deposits, from 3.90% in 1993, to 3.66% in 1994.

     As a result of the foregoing changes in interest income and interest expense, net interest income decreased by $77,000, or 2.9%, to a total of $2.6 million for the year ended December 31, 1994. The interest rate spread decreased by 24 basis points, to 3.00% in 1994 from 3.24% in 1993. The net interest margin decreased by 17 basis points during the period, from 3.32% in 1993 to 3.15% in 1994.

     The provision for losses on loans totaled $29,000 for the year ended December 31, 1994, a decrease of $26,000, or 47.3%, from 1993. The decline in the provision for 1994 resulted primarily from the decline in net charge-offs, which totaled $90,000 in 1993 compared to $4,000 in 1994.

     Other income totaled $370,000 for the year ended December 31, 1994, an increase of $6,000, or 1.6%, over the amount recorded for 1993. The increase resulted primarily from an increase in service fees and other charges on loans and deposits.

     Other expense totaled $1.9 million for the year ended December 31, 1994, an increase of $56,000, or 3.1%, over the 1993 total. The increase resulted primarily from a $19,000, or 2.2%, increase in employee compensation and benefits and a $61,000, or 52.1%, increase in federal deposit insurance premiums, which were partially offset by a $19,000, or 9.0%, decrease in occupancy and equipment expense and a $10,000 decline in the provision for valuation decline on mortgage-related securities. The increase in employee compensation and benefits was due primarily to normal merit increases and a decline in deferred loan origination costs attendant to a $4.7 million decline in loan origination volume. The increase in federal deposit insurance premiums resulted primarily from the recognition of a credit of $58,000 related to the FSLIC Secondary Reserve deposit taken in the prior year.

     The provision for income taxes totaled $412,000 for the year ended December 31, 1994, a decrease of $19,000, or 4.4%, from the amount recorded in 1993, after giving effect to the $25,000 cumulative effect recognized in 1993 for adoption of SFAS No. 109. The decline resulted primarily from a $101,000, or 8.8%, decline in earnings before taxes. Madison First's effective tax rates were 39.3% and 39.7% for the years ended December 31, 1994 and 1993, respectively.

Liquidity and Capital Resources

     Madison First's primary sources of funds are deposits, borrowings, proceeds from principal and interest payments on loans and proceeds from maturing securities. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, and competition.

     The primary investing activity of Madison First is the origination of loans. During the years ended December 31, 1995, 1994 and 1993, Madison First originated total loans in the amounts of $15.6 million, $19.4 million and $24.1 million, respectively. Loan principal repayments totaled $13.7 million, $15.0 million and $25.7 million during the respective periods.

     During the three-month periods ended March 31, 1996 and 1995, Madison First originated loans of $2.5 million and $2.7 million, respectively. Loan principal repayments totaled $3.0 million and $2.6 million, respectively, during these periods.

     During the years ended December 31, 1994 and 1993, Madison First purchased securities (including mortgage-backed securities) in the amounts of $4.6 and $12.4 million, respectively. Maturities and repayments of securities were $2.4 million in 1995, $2.6 million in 1994 and $7.9 million in 1993.

     Madison First had outstanding loan commitments of $594,000 and unused lines of credit of $186,000 at March 31, 1996. Madison First anticipates that it will have sufficient funds from loan repayments to meet its current commitments without having to borrow additional funds from the FHLB of Indianapolis. Certificates of deposit scheduled to mature in one year or less at March 31, 1996 totaled $35.0 million. Management believes that a significant portion of such deposits will remain with Madison First based upon historical deposit flow data and Madison First's competitive pricing in its market area.

     Liquidity management is both a daily and long-term function of Madison First's management strategy. In the event that Madison First should require funds beyond its ability to generate them internally, additional funds are available through the use of FHLB advances and through sales of securities. FHLB advances were $2.0 million at March 31, 1996.

     The following is a summary of cash flows for Madison First, which are of three major types. Cash flows from operating activities consist primarily of net income generated by cash. Investing activities generate cash flows through the origination and principal collection on loans as well as purchases and sales of securities. Investing activities will generally result in negative cash flows when Madison First is experiencing loan growth. Cash flows from financing activities include savings deposits, withdrawals and maturities and changes in borrowings. The following table summarizes cash flows for each of the three-month periods ended March 31, 1996 and 1995 and each of the three years in the three-year period ended December 31, 1995.



                                            Three Months Ended
                                                  March 31,                         Year Ended December 31,
                                           --------------------                --------------------------------
                                             1996         1995                  1995        1994          1993
                                             ----         ----                  ----        ----          ----
                                                                (In thousands)
Operating activities....................    $ 375        $ 308                 $ 459        $ 774        $ 862
Investing activities:
   Investment purchases.................      ---          ---                   ---       (4,592)      (8,499)
   Investment maturities/sales..........    3,000          101                 1,101          ---        4,500
   Mortgage-backed
     securities purchases...............      ---          ---                   ---          ---       (3,918)
   Mortgage-backed
     securities repayments..............      768          299                 1,417        2,576        3,399
   Changes in loans.....................      539         (152)               (1,892)      (4,446)       1,562
   Other................................      (94)         (21)                  (22)        (108)        (400)
Financing activities:
   Deposit increase/(decrease)..........    4,021        1,613                  (224)      (2,624)       1,393
   Borrowings increase/ (decrease)......   (2,471)      (2,932)                 (515)       4,986          ---
   Other................................       30           29                    (1)          (3)           2
                                           ------     --------              --------      -------      -------
Net increase/(decrease) in cash
   and cash equivalents.................   $6,168     $   (755)             $    323      $(3,437)     $(1,099)
                                           ======     ========              ========      =======      =======



     Federal regulations require FHLB-member savings associations to maintain an average daily balance of liquid assets equal to a monthly average of not less than a specified percentage of its net withdrawable savings deposits plus short-term borrowings. Liquid assets include cash, certain time deposits, certain bankers' acceptances, specified U.S. government, state or federal agency obligations, certain corporate debt securities, commercial paper, certain mutual funds, certain mortgage-related securities, and certain first lien residential mortgage loans. This liquidity requirement may be changed from time-to-time by the OTS to any amount within the range of 4% to 10%, and is currently 5%. Also, a savings association currently must maintain short-term liquid assets constituting at least 1% of its average daily balance of net withdrawable deposit accounts and current borrowings. Monetary penalties may be imposed for failure to meet these liquidity requirements. As of March 31, 1996, Madison First had liquid assets of $28 million, and a regulatory liquidity ratio of 33.5%, of which 10.6% constituted short-term investments.

     Pursuant to OTS capital regulations, savings associations must currently meet a 1.5% tangible capital requirement, a 3% leverage ratio (or core capital) requirement, and a total risk-based capital to risk-weighted assets ratio of 8%. At March 31, 1996, Madison First's tangible capital ratio was 7.3%, its core capital ratio was 7.3%, and its risk-based capital to risk-weighted assets ratio was 16.3%. Therefore, at March 31, 1996, Madison First's capital exceeded all of its capital requirements currently in effect. The following table provides the minimum regulatory capital requirements and Madison First's capital ratios as of March 31, 1996:


                                                      At March 31, 1996
                                                       OTS Requirement                      Madison First's Capital Level
                                                  ------------------------          ---------------------------------------------
                                                   % of                               % of                              Amount
Capital Standard                                  Assets            Amount          Assets(1)          Amount          of Excess
- ----------------                                  ------            ------          ---------          ------          ---------
                                                                     (Dollars in thousands)
Tangible capital............................        1.5%             $1,325           7.3%              $6,479            $5,154
Core capital (2)............................        3.0               2,650           7.3                6,479             3,829
Risk-based capital..........................        8.0               3,385          16.3                6,885 (3)         3,500



(1) Tangible and core capital levels are shown as a percentage of total assets; risk-based capital levels are shown as a percentage of risk-weighted assets.

(2) The OTS has proposed and is expected to adopt a core capital requirement for savings associations comparable to that recently adopted by the OCC for national banks. The new regulation, as proposed, would require at least 3% of total adjusted assets for savings associations that received the highest supervisory rating for safety and soundness, and 4% to 5% for all other savings associations. The final form of such new OTS core capital requirement may differ from that which has been proposed. Madison First expects to be in compliance with such new requirements. See "Regulation -- Regulatory Capital."

(3) Madison First's risk-based capital includes $406,000 of general valuation allowances.

     For definitions of tangible capital, core capital and risk-based capital, see "Regulation -- Savings Association Regulatory Capital."

     As of March 31, 1996, except for proposed legislation relating to the BIF/SAIF disparity in deposit insurance premiums, management is not aware of any current recommendations by regulatory authorities which, if they were to be implemented, would have, or are reasonably likely to have, a material adverse effect on Madison First's liquidity, capital resources or results of operations.

Current Accounting Issues

     In June, 1993, the Financial Accounting Standards Board (the "FASB") adopted Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114, which is effective for fiscal years beginning after December 15, 1994, requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or fair value of the
collateral.    Madison    First's    loans   which   might   be   affected   are
collateral-dependent, and Madison First's current procedures for evaluating impaired loans result in carrying such loans at the lower of cost or fair value. Management adopted SFAS No. 114 on January 1, 1995, without a significant detrimental effect on Madison First's overall consolidated financial position or results of operations.

     In May, 1995, the FASB issued SFAS No. 122 "Accounting for Mortgage Servicing Rights," which requires that Madison First recognize as separate assets, rights to service mortgage loans for others, regardless of how those servicing rights are acquired. An institution that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells those loans with servicing rights retained would allocate some of the cost of the loans to the mortgage servicing rights.

     SFAS No. 122 requires that securitizations of mortgage loans be accounted for as sales of mortgage loans and acquisitions of mortgage-backed securities. Additionally, SFAS No. 122 requires that capitalized mortgage servicing rights and capitalized excess servicing rights be assessed for impairment. Impairment is measured based on value.

     SFAS No. 122 was effective for years beginning after December 15, 1995, (January 1, 1996, as to Madison First) for transactions in which an entity acquires mortgage servicing rights and to impairment evaluations of all capitalized mortgage servicing rights and capitalized excess servicing receivables whenever acquired. Retroactive application is prohibited, and earlier adoption is encouraged. Currently, Madison First does not sell any loans; therefore, the provisions of SFAS No. 122 were adopted without material effect.

     In October, 1995, the FASB issued SFAS No. 123 entitled "Accounting for Stock-Based Compensation." SFAS No. 123 establishes a fair value based method of accounting and disclosing the amount of stock-based compensation paid to employees. SFAS No. 123 recognizes the fair value of an award of stock or stock options on the grant date and is required to be adopted by 1996, although earlier application is permitted. The disclosure provisions of SFAS No. 123 will be adopted by management upon completion of the Conversion. Management does not believe that adoption of SFAS No. 123 disclosure provisions will have a material adverse effect on Madison First's consolidated financial position or results of operations.

Impact of Inflation

         The consolidated financial statements presented herein have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         The primary assets and liabilities of financial institutions such as Madison First are monetary in nature. As a result, interest rates have a more significant impact on Madison First's performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities structures of Madison First's assets and liabilities are critical to the maintenance of acceptable performance levels.

         The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of noninterest expense. Such expense items as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans made by Madison First. Madison First is unable to determine the extent, if any, to which properties securing Madison First's loans have appreciated in dollar value due to inflation.

                            BUSINESS OF MADISON FIRST

General

     Madison First was organized as a federally chartered savings and loan association in 1875 and conducts its business from three full-service offices and one stand-alone drive-through branch all located in Jefferson County. Madison First's principal business consists of attracting deposits from the general public and originating fixed-rate and adjustable-rate loans secured primarily by first mortgage liens on one- to four-family real estate. Madison First's deposit accounts are insured up to applicable limits by the SAIF of the FDIC.

     Madison First is the oldest independent financial institution headquartered in Jefferson County, Indiana. Management believes Madison First has developed a solid reputation among its loyal customer base because of its commitment to personal service and its strong support of the local community. Madison First offers a number of consumer and commercial financial services. These services include: (i) residential real estate loans; (ii) indemnification mortgage loans;
(iii) construction loans; (iv) loans secured by deposits; (v) nonresidential real estate loans; (vi) multi-family loans; (vii) land loans; (viii) installment loans; (ix) automobile loans; (x) home equity loans; (xi) second mortgage loans;
(xii) NOW accounts; (xiii) money market demand accounts ("MMDAs") (xiv) passbook savings accounts; (xv) certificates of deposit and (xvi) individual retirement accounts.

Lending Activities

     Madison First historically has concentrated its lending activities on the origination of loans secured by first mortgage liens for the purchase, construction or refinancing of one- to four-family residential real property. One- to four-family residential mortgage loans continue to be the major focus of Madison First's loan origination activities, representing 76.2% of Madison First's total loan portfolio at March 31, 1996. Madison First also offers multi-family mortgage loans, nonresidential real estate loans, land loans, construction loans and consumer loans. Mortgage loans secured by multi-family properties and nonresidential real estate totaled approximately 2.7% and 10.2%, respectively, of Madison First's total loan portfolio at March 31, 1996. Land loans totaled approximately 1.3% of Madison First's total loan portfolio at the same date. Construction loans totaled approximately 3.7% of Madison First's total loans as of March 31, 1996. Consumer loans constituted approximately 5.9% of Madison First's total loan portfolio at March 31, 1996.

     Loan Portfolio Data. The following table sets forth the composition of Madison First's loan portfolio by loan type as of the dates indicated, including a reconciliation of gross loans receivable after consideration of the allowance for loan losses, deferred loan origination costs and loans in process.


                                                                                            At December 31,
                                               At March 31,          --------------------------------------------------------------
                                                    1996                    1995                  1994                  1993
                                             ------------------      ------------------    ------------------    ------------------
                                                        Percent                 Percent               Percent               Percent
                                             Amount    of Total      Amount    of Total     Amount   of Total     Amount   of Total
                                             ------    --------      ------    --------     ------   --------     ------   --------
TYPE OF LOAN                                      (Unaudited)                 (Dollars in thousands)
Residential real estate:
   One-to four-family.....................   $44,492     76.2%       $44,417      74.7%    $46,378     81.5%      $45,206    86.3%
   Multi-family...........................     1,597      2.7          1,613       2.7       1,242      2.2           912     1.7
   Construction...........................     2,132      3.7          2,489       4.2         748      1.3           809     1.5
Nonresidential real estate................     5,983     10.2          6,005      10.1       4,740      8.3         2,945     5.6
Land loans................................       735      1.3          1,558       2.6       1,034      1.8            91     0.2
Consumer loans:
   Automobile loans.......................     1,351      2.3          1,392       2.3       1,022      1.8           978     1.9
   Loans secured by deposits..............       668      1.1            590       1.0         527      0.9           591     1.1
   Home improvement loans.................       267      0.5            295       0.5         270      0.5           171     0.3
   Other..................................     1,173      2.0          1,129       1.9         977      1.7           717     1.4
                                             -------     ----        -------      ----     -------     ----       -------    ----
Gross loans receivable....................    58,398    100.0         59,488     100.0      56,938    100.0        52,420   100.0

Add/(Deduct):
   Deferred loan orgination costs.........       226      0.4            234       0.4         243      0.4           236     0.4
   Undisbursed portions
     of loans in process..................      (818)    (1.4)        (1,370)     (2.3)       (642)    (1.1)         (459)   (0.9)
   Allowance for loan losses..............      (413)    (0.7)          (407)     (0.7)       (252)    (0.4)         (227)   (0.4)
                                             -------     ----        -------      ----     -------     ----       -------    ----
Net loans receivable......................   $57,393     98.3%       $57,945      97.4%    $56,287     98.9%      $51,970    99.1%
                                             =======     ====        =======      ====     =======     ====       =======    ====

     The following table sets forth certain information at December 31, 1995, regarding the dollar amount of loans maturing in Madison First's loan portfolio based on the contractual terms to maturity. Demand loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. This schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses. Management expects prepayments will cause actual maturities to be shorter.



                                                                          Due During Years Ended December 31,
                                       Balance              ------------------------------------------------------------------------
                                    Outstanding at                                           1999       2001      2006       2011
                                     December 31,                                             to         to        to         and
                                         1995                 1996       1997       1998     2000       2005      2010     following
                                    --------------            ----       ----       ----     ----       ----      ----     ---------
                                                                                    (In thousands)
Residential real estate loans:
   One-to four-family.................  $44,417             $  526       $144      $ 339   $   725   $    710    $18,536    $23,437
Multi-family..........................    1,613                ---        ---          3        11        146        668        785
   Construction.......................    2,489                800        ---        ---       ---        ---        919        770
Nonresidential
   real estate loans..................    6,005                  3          4         37        85      1,663      3,203      1,010
Land loans   .........................    1,558                800          7          9       546         98         98        ---
Consumer loans:
   Loans secured by deposits..........      590                482         25         29        20         32          2        ---
   Other loans........................    2,816                267        336        501     1,670         42        ---        ---
                                        -------             ------       ----      -----   -------    -------   --------    -------
     Total............................  $59,488             $2,878       $516      $ 918   $ 3,057    $ 2,691   $ 23,426    $26,002
                                        =======             ======       ====      =====   =======    =======   ========    =======


     The following table sets forth, as of December 31, 1995, the dollar amount of all loans due after one year that have fixed interest rates and floating or adjustable interest rates.


                                                                          Due After December 31, 1996
                                                         ---------------------------------------------------------------
                                                         Fixed Rates             Variable Rates                  Total
                                                         -----------             --------------                ---------
                                                                                 (In thousands)
Residential real estate loans:
   One-to four-family................................     $14,298                  $29,592                       $43,890
   Multi-family......................................         ---                    1,613                         1,613
   Construction......................................         680                    1,009                         1,689
Non-residential
   real estate loans.................................          41                    5,961                         6,002
Land loans   ........................................          14                      745                           759
Consumer loans:
   Loans secured by deposits.........................         ---                      108                           108
   Other loans.......................................       2,549                      ---                         2,549
                                                          -------                  -------                       -------
     Total...........................................     $17,582                  $39,028                       $56,610
                                                          =======                  =======                       =======


     Residential Loans. Residential loans consist primarily of one- to four-family loans. Approximately $44.5 million, or 76.2% of Madison First's portfolio of loans at March 31, 1996, consisted of one- to four-family residential loans, of which approximately 73% had adjustable rates. Pursuant to federal regulations, such loans must require at least semi-annual payments and be for a term of not more than 40 years, and, if the interest rate is adjustable, it must be correlated with changes in a readily verifiable index.

     Madison First currently offers adjustable-rate one- to four-family residential mortgage loans ("ARMs") which adjust annually and are indexed to the one-year U.S. Treasury securities yields adjusted to a constant maturity, although until late 1995 Madison First's ARMs were indexed to the 11th District Cost of Funds. Madison First's ARMs have a current margin above such index of 2.5% for owner-occupied properties and 3.75% for non-owner-occupied properties. A substantial portion of the ARMs in Madison First's portfolio at March 31, 1996 provide for maximum rate adjustments per year and over the life of the loan of 1% and 5%, respectively, although Madison First recently began originating residential ARMs which provide for maximum rate adjustments per year and over the life of the loan of 1.5% and 6%, respectively. Madison First's residential ARMs are amortized for terms up to 30 years.

     Adjustable-rate loans decrease the risk associated with changes in interest rates but involve other risks, primarily because as interest rates rise, the payments by the borrowers may rise to the extent permitted by the terms of the loan, thereby increasing the potential for default. Also, adjustable-rate loans have features which restrict changes in interest rates on a short-term basis and over the life of the loan. At the same time, the market value of the underlying property may be adversely affected by higher interest rates.

     Madison First also currently offers fixed-rate one- to four-family residential mortgage loans which provide for the payment of principal and interest over periods of 10 to 20 years. Historically, Madison First has retained all of its fixed-rate residential mortgage loans in its portfolio; however, Madison First anticipates beginning to originate its fixed-rate residential mortgage loans with terms of 15 years and greater for sale to the Federal Home Loan Mortgage Corporation (the "FHLMC") on a servicing-retained basis during the second quarter of 1996. See "-- Origination, Purchase and Sale of Loans." At March 31, 1996, 27% of Madison First's residential mortgage loans had fixed rates.

     Madison First does not currently originate residential mortgage loans if the ratio of the loan amount to the lesser of the current cost or appraised value of the property (i.e., the "Loan-to-Value Ratio") exceeds 95%. Madison First generally requires private mortgage insurance on all conventional one- to four-family residential real estate mortgage loans with Loan-to-Value Ratios of in excess of 80%. The cost of such insurance is factored into the APY on such loans, and is not automatically eliminated when the principal balance is reduced over the term of the loan.

     Substantially all of the one- to four-family residential mortgage loans that Madison First originates include "due-on-sale" clauses, which give Madison First the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid. However, Madison First does permit assumptions of existing residential mortgage loans on a case-by-case basis.

     Madison First's residential mortgage loans historically have not been originated on terms and conditions and using documentation that conform with the standard underwriting criteria required to sell such loans on the secondary market. However, Madison First has been approved to originate and sell its residential mortgage loans to the FHLMC, and anticipates beginning to originate its fixed-rate residential mortgage loans with terms of 15 years and greater for sale to the FHLMC on a servicing-retained basis during the second quarter of 1996. See "-- Origination, Purchase and Sale of Loans."

     Madison First also offers indemnification mortgage loans ("ID Mortgage Loans"), which are typically written as fixed-rate second mortgage loans. Madison First's ID Mortgage Loans are written for terms of 5 years and generally have maximum Loan-to-Value Ratios of 80%.

     Madison First also offers standard second mortgage loans. Madison First's second mortgage loans are adjustable-rate loans tied to the U.S. Treasury securities yields adjusted to a constant maturity and have a current margin above such index of 4.25%. If another institution holds the first mortgage, the initial interest rate on the second mortgage loan is set 50 basis points higher. Madison First's second mortgage loans have maximum rate adjustments per year and over the terms of the loans equal to 1.5% and 6%, respectively. Madison First's second mortgage loans have terms of 10 to 20 years.

     At March 31, 1996, one- to four-family residential mortgage loans amounting to $23,000, or .04% of total loans, were included in non-performing assets. See "-- Non-Performing and Problem Assets."

     Construction Loans. Madison First offers construction loans with respect to residential and nonresidential real estate and, in certain cases, to builders or developers constructing such properties on a speculative basis (i.e., before the builder/developer obtains a commitment from a buyer). At March 31, 1996, approximately $2.1 million, or 3.7% of Madison First's total loan portfolio, consisted of construction loans. The largest construction loan at March 31, 1996, totalling $800,000, constituted a loan to a church in Madison, Indiana. No construction loans were included in non-performing assets on that date.

     Generally, construction loans are written as 12 month fixed-rate loans with interest calculated on the amount disbursed under the loan and payable on a semi-annual basis. Madison First generally requires an 80% Loan-to-Value Ratio for its construction loans. Inspections are made prior to any disbursement under a construction loan, and Madison First does not charge commitment fees for its construction loans.

     While providing Madison First with a comparable, and in some cases higher, yield than a conventional mortgage loan, construction loans involve a higher level of risk. For example, if a project is not completed and the borrower defaults, Madison First may have to hire another contractor to complete the project at a higher cost. Also, a project may be completed, but may not be salable, resulting in the borrower defaulting and Madison First taking title to the project.

     Nonresidential Real Estate Loans. At March 31, 1996, approximately $6.0 million, or 10.2% of Madison First's total loan portfolio, consisted of nonresidential real estate loans. Of these loans, approximately $320,000 constituted participations in loans secured by nonresidential real estate which were purchased from other financial institutions. See "-- Origination, Purchase and Sale of Loans." The nonresidential real estate loans included in Madison First's portfolio are primarily secured by real estate such as churches and small business properties. Madison First generally originates nonresidential real estate loans as one-year adjustable-rate loans indexed to the one-year U.S. Treasury securities yields adjusted to a constant maturity and are written for maximum terms of 20 years and with maximum Loan-to-Value Ratios of 80%. Madison First's nonresidential real estate loans have a margin above such index of 4.25%, and maximum adjustments per year and over the life of the loan of 1.5% and 6%, respectively. Madison First underwrites these loans on a case-by-case basis and, in addition to its normal underwriting criteria, Madison First evaluates the borrower's ability to service the debt from the net operating income of the property. The largest nonresidential real estate loan as of March 31, 1996 was $825,000 and was secured by a storage facility in Clarksville, Indiana. On the same date, there were no nonresidential real estate loans included in non-performing assets.

     Loans secured by nonresidential real estate generally are larger than one- to four-family residential loans and involve a greater degree of risk. Nonresidential real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Payments on these loans depend to a large degree on results of operations and management of the properties and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of the loans makes them more difficult for management to monitor and evaluate.

     Multi-Family Loans. At March 31, 1996, approximately $1.6 million, or 2.7% of Madison First's total loan portfolio, consisted of mortgage loans secured by multi-family dwellings (those consisting of more than four units). Madison First's multi-family loans are written on terms and conditions similar to Madison First's nonresidential real estate loans. The largest multi-family loan as of March 31, 1996 was $729,000 and was secured by an apartment building in Lawrenceburg, Indiana. On the same date, there were no multi-family loans included in non-performing assets.

     Multi-family loans, like nonresidential real estate loans, involve a greater risk than do residential loans. See "-- Nonresidential Real Estate Loans" above. Also, the loans-to-one borrowers limitation limits the ability of Madison First to make loans to developers of apartment complexes and other multi-family units.

     Land Loans. At March 31, 1996, approximately $735,000, or 1.3% of Madison First's total loan portfolio, consisted of mortgage loans secured by undeveloped real estate. Madison First's land loans are generally written on terms and conditions similar to Madison First's nonresidential real estate loans. Some of Madison First's land loans are land development loans; i.e., the proceeds of the loans are used for improvements to the real estate such as streets and sewers. At March 31, 1996, Madison First's largest land loan totalled $432,000.

     While none of Madison First's land development loans were included in non-performing assets as of March 31, 1996, such loans are more risky than conventional loans since land development borrowers who are over budget may divert the loan funds to cover cost-overruns rather than direct them toward the purpose for which such loans were made. In addition, those loans are more difficult to monitor than conventional mortgage loans. As such, a defaulting borrower could cause Madison First to take title to partially improved land that is unmarketable without further capital investment.

     Consumer Loans. Federal laws and regulations permit federally chartered savings associations to make secured and unsecured consumer loans in an aggregate amount of up to 35% of the association's total assets. In addition, a federally chartered savings association has lending authority above the 35% limit for certain consumer loans, such as property improvement loans and deposit account loans. However, the Qualified Thrift Lender test places additional limitations on a savings association's ability to make consumer loans. See "Regulation -- Qualified Thrift Lender."

     Madison First's consumer loans, consisting primarily of auto loans, home improvement loans and loans secured by deposits, aggregated approximately $3.5 million at March 31, 1996, or 5.9% of Madison First's total loan portfolio. Madison First consistently originates consumer loans to meet the needs of its customers and to assist in meeting its asset/liability management goals. All of Madison First's consumer loans, except loans secured by deposits, are fixed-rate loans with terms that vary from six months (for unsecured installment loans) to 60 months (for home improvement loans and loans secured by new automobiles). Madison First does not make indirect automobile loans. At March 31, 1996, 85% of Madison First's consumer loans were secured by collateral.

     Madison First's loans secured by deposits are made up to 90% of the original account balance and accrue at a rate of 2% over the underlying passbook or certificate of deposit rate. Interest on loans secured by deposits is paid semi-annually.

     Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans which are unsecured or are secured by rapidly depreciable assets, such as automobiles. Further, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. At March 31, 1996, consumer loans amounting to $7,000 were included in non-performing assets. See "-- Non-Performing and Problem Assets." There can be no assurances, however, that additional delinquencies will not occur in the future.

     Home Equity Loans. In May, 1996, Madison First began offering a new home equity line of credit. This line of credit is written with a fixed rate of 1% below the prime rate for the first year. Thereafter, the line is an adjustable-rate line of credit tied to the prime rate with a margin of positive 1%. Madison First's home equity loans have interest rate minimums of 7.5% and interest rate maximums of 18%. Madison First's home equity loans are amortized based on a 20 year maturity and are generally not written in principal amounts of less than $5,000. Madison First generally requires an 80% Loan-to-Value Ratio for its home equity loans (taking into account any other mortgages on the property).

     Madison First's previous home equity line of credit was an adjustable-rate line of credit tied to the prime rate with varying margins up to 3%, depending on the amount committed under the line of credit. These lines of credit had interest rate minimums of 8.5% and interest rate maximums of 18%. Madison First's previous home equity lines were not written in amounts less than $5,000.

     At March 31, 1996, Madison First had approved approximately $453,000 of home equity loans, of which approximately $267,000 were outstanding. No home equity loans were included in non-performing assets on that date.

     Origination, Purchase and Sale of Loans. Madison First historically has originated its mortgage loans pursuant to its own underwriting standards which were not in conformity with the standard criteria of the FHLMC or Federal National Mortgage Association ("FNMA"). If it desired to sell its mortgage loans, Madison First might therefore experience some difficulty selling such loans quickly in the secondary market. Madison First's ARMs vary from secondary market criteria because, among other things, Madison First does not require current property surveys in most cases and does not permit the conversion of those loans to fixed rate loans in the first three years of their term.

     Madison First recently was approved to begin originating fixed-rate residential mortgage loans for sale to the FHLMC on a servicing-retained basis. Madison First anticipates beginning this fixed-rate program during the second quarter of 1996. Loans originated for sale to the FHLMC in the secondary market will be originated in accordance with the guidelines established by the FHLMC and will be sold promptly after they are originated. Madison First will receive a servicing fee of one-fourth of 1% of the principal balance of all loans serviced.

     Madison First confines its loan origination activities primarily to Jefferson County. At March 31, 1996, loans totalling approximately $2.8 million were secured by property located outside of Indiana. Madison First's loan originations are generated from referrals from existing customers, real estate brokers, and newspaper and periodical advertising. Loan applications are underwritten at any of Madison First's three full-service offices and are processed at Madison First's downtown office.

     Madison First's loan approval process is intended to assess the borrower's ability to repay the loan, the viability of the loan and the adequacy of the value of the property that will secure the loan. To assess the borrower's ability to repay, Madison First studies the employment and credit history and information on the historical and projected income and expenses of its mortgagors. All mortgage loans are approved by Madison First's Loan Committee. Consumer loans up to $15,000 may be approved by a Loan Officer. Consumer loans for more than $15,000 must be approved by the President.

     Madison First generally requires appraisals on all real property securing its loans and requires an attorney's opinion and a valid lien on its mortgaged real estate. Appraisals for all real property securing mortgage loans are performed by independent appraisers who are state-licensed. Madison First requires fire and extended coverage insurance in amounts at least equal to the principal amount of the loan and also requires flood insurance to protect the property securing its interest if the property is in a flood plain. Madison First also generally requires private mortgage insurance for all residential mortgage loans with Loan-to-Value Ratios of greater than 80%. Madison First does not require escrow accounts for insurance premiums or taxes.

     Madison First's underwriting standards for consumer loans are intended to protect against some of the risks inherent in making consumer loans. Borrower character, paying habits and financial strengths are important considerations.

     Madison First occasionally purchases participations in commercial loans, nonresidential real estate and multi-family loans from other financial institutions. At March 31, 1996, Madison First held in its loan portfolio participations in nonresidential real estate mortgage loans aggregating approximately $320,000 that it had purchased, all of which were serviced by others. Madison First generally does not sell participations in any loans that it originates.

     The following table shows loan origination and repayment activity for Madison First during the periods indicated:


                                                     Three Months Ended
                                                           March 31,                           Year Ended December 31,
                                                     -------------------         ----------------------------------------------
                                                      1996         1995             1995                1994             1993
                                                     ------       ------         ---------            --------          -------
                                                                      (In thousands)
Loans Originated:
     Residential real estate loans.................  $1,476       $1,758         $  8,023             $12,097           $20,284
     Multi-family loans............................     ---          ---              ---                 758                57
     Construction loans............................     260          395            3,027               2,415             1,046
     Non-residential real estate loans.............      55          124            1,805               1,031             1,211
     Land loans....................................      98          ---              333                 981                91
     Consumer loans................................     608          469            2,412               2,137             1,419
                                                     ------      -------         --------            --------          --------
         Total originations........................   2,497        2,746           15,600              19,419            24,108
Reductions:
     Principal loan repayments.....................   3,036        2,594           13,708              14,973            25,670
     Transfers from loans to real estate owned.....     ---          ---              ---                  15                35
                                                     ------      -------         --------            --------          --------
         Total reductions..........................   3,036        2,594           13,708              14,988            25,705
     Decrease in other items (1)...................     (13)          (2)            (234)               (114)             (118)
                                                     ------      -------         --------            --------          --------
     Net increase (decrease) ......................  $ (552)     $   150         $  1,658            $  4,317          $ (1,715)
                                                     ======      =======         ========            ========          ========


(1) Other items consist of amortization of deferred loan origination costs and the provision for losses on loans.

     Origination and Other Fees. Madison First realizes income from late charges, checking account service charges, and fees for other miscellaneous services. Madison First does not currently charge any origination fees or points on its loans. Late charges are generally assessed if payment is not received within a specified number of days after it is due. The grace period depends on the individual loan documents.

Non-Performing and Problem Assets

     Mortgage loans are reviewed by Madison First on a regular basis and are placed on a non-accrual status when management determines that the collectability of the interest is less than probable or collection of any amount of principal is in doubt. Generally, when loans are placed on non-accrual status, unpaid accrued interest is written off, and further income is recognized only to the extent received. Delinquency notices are sent with respect to all mortgage loans contractually past due 15 days. When loans are 45 days in default, additional delinquency notices are sent and personal contact is made with the borrowers to establish acceptable repayment schedules. When loans are 60 days in default, contact is again made with the borrowers to establish acceptable repayment schedules. Management is authorized to commence foreclosure proceedings for any loan upon making a determination that it is prudent to do so.

     Consumer loans are treated similarly. Interest income on consumer and other nonmortgage loans is accrued over the term of the loan except when serious doubt exists as to the collectibility of a loan, in which case accrual of interest is discontinued. It is Madison First's policy to recognize losses on these loans as soon as they become apparent.

     Non-performing assets. At March 31, 1996, $30,000, or .03% of Madison First's total assets, were non-performing assets (non-performing loans and non-accruing loans) compared to $8,000, or .01%, of Madison First's total assets at December 31, 1995. At March 31, 1996, residential loans and consumer loans accounted for $23,000 and $7,000, respectively, of non-performing assets. There were no REO or non-accruing investments at March 31, 1996.

     The table below sets forth the amounts and categories of Madison First's non-performing assets (non-performing loans, foreclosed real estate and troubled debt restructurings) for the last three years. It is the policy of Madison First that all earned but uncollected interest on all loans be reviewed monthly to determine if any portion thereof should be classified as uncollectible for any loan past due in excess of 90 days.



                                                                                                 At December 31,
                                                          March 31,                 --------------------------------------------
                                                            1996                      1995              1994             1993
                                                        -----------                 --------         ----------        ---------
                                                         (Unaudited)         (Dollars in thousands)
Non-performing assets:
   Non-performing loans................................      $ 30                       $ 8             $ 13               $ 7
   Troubled debt restructurings........................       ---                       ---              ---               ---
                                                             ----                      ----             ----              ----
     Total non-performing loans........................        30                         8               13                 7
   Foreclosed real estate..............................       ---                       ---              ---               ---
                                                             ----                      ----             ----              ----
     Total non-performing assets.......................      $ 30                       $ 8             $ 13               $ 7
                                                             ====                      ====             ====              ====
Non-performing loans to total loans....................      0.05%                     0.01%            0.02%             0.01%
                                                             ====                      ====             ====              ====

Non-performing assets to total assets..................      0.03%                     0.01%            0.01%             0.01%
                                                             ====                      ====             ====              ====


     As of March 31, 1996, Madison First had loans aggregating approximately $48,000 which had been made to facilitate the sale of foreclosed real estate.

     At March 31, 1996, Madison First held no loans delinquent from 30 to 89 days. Madison First was not aware of any loans, the borrowers of which were experiencing financial difficulties. In addition there were no other assets that would need to be disclosed as non-performing assets.

     Delinquent Loans. The following table sets forth certain information at March 31, 1996, and at December 31, 1995, 1994, and 1993, relating to delinquencies in Madison First's portfolio. Delinquent loans that are 90 days or more past due are considered non-performing assets.




                                          At March 31, 1996                                    At December 31, 1995
                            -------------------------------------------------     ------------------------------------------------
                                  60-89 Days           90 Days or More                  60-89 Days           90 Days or More
                            --------------------    -------------------------     -----------------------  -----------------------
                                       Principal                   Principal                   Principal                 Principal
                             Number   Balance of      Number       Balance of       Number     Balance of   Number      Balance of
                            of Loans    Loans        of Loans       Loans          of Loans      Loans     of Loans      Loans  of
                            --------    -----        --------       -----          --------      -----     --------      -----  --
                                                                    (Dollars in thousands)
Residential real
   estate loans............   ---       $---             2            $23               5         $102           1           $  1
Multi-family loans.........   ---        ---           ---            ---             ---          ---         ---            ---
Construction loans.........   ---        ---           ---            ---             ---          ---         ---            ---
Land loans.................   ---        ---           ---            ---             ---          ---         ---            ---
Nonresidential
   real estate loans.......   ---        ---           ---            ---               1           23         ---            ---
Consumer loans.............   ---        ---             4              7               1            3           4              7
                             ----       ----          ----           ----            ----         ----        ----           ----
   Total...................   ---       $---             6            $30               7         $128           5           $  8
                             ====       ====          ====           ====            ====         ====        ====           ====
Delinquent loans to
   total loans.............                                          0.05%                                                   0.23%
                                                                     ====                                                    ====



                                         At December 31, 1994                                   At December 31, 1993
                            -------------------------------------------------     ------------------------------------------------
                                  60-89 Days           90 Days or More                  60-89 Days           90 Days or More
                            --------------------    -------------------------     -----------------------  -----------------------
                                       Principal                   Principal                   Principal                 Principal
                             Number   Balance of      Number       Balance of       Number     Balance of   Number      Balance of
                            of Loans    Loans        of Loans       Loans          of Loans      Loans     of Loans      Loans  of
                            --------    -----        --------       -----          --------      -----     --------     ----------
                                                                    (Dollars in thousands)
Residential real
   estate loans............     1      $  4              2            $13              4        $   94        ---           $---
Multi-family loans.........   ---       ---            ---            ---              1            10        ---            ---
Construction loans.........   ---       ---            ---            ---            ---           ---        ---            ---
Land loans.................   ---       ---            ---            ---            ---           ---        ---            ---
Nonresidential
   real estate loans.......    --       ---            ---            ---            ---           ---        ---            ---
Consumer loans.............     6        13            ---            ---              1             1          3              7
                             ----      ----           ----           ----           ----         -----       ----          -----
   Total...................     7       $17              2            $13              6          $105          3             $7
                              ===      ====           ====           ====           ====         =====       ====          =====
Delinquent loans to
   total loans.............                                          0.05%                                                  0.22%
                                                                     ====                                                   ====


     Classified assets. Federal regulations and Madison First's Asset Classification Policy provide for the classification of loans and other assets such as debt and equity securities considered by the OTS to be of lesser quality as "substandard," "doubtful" or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "special mention" by management.

     An insured institution is required to establish general allowances for loan losses in an amount deemed prudent by management for loans classified substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount. An institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS which can order the establishment of additional general or specific loss allowances.

     At March 31, 1996, the aggregate amount of Madison First's classified assets, and of Madison First's general and specific loss allowances were as follows:

                                                             At March 31, 1996
                                                             -----------------
                                                                (Unaudited)
                                                              (In thousands)

Substandard assets.............................................    $   97
Doubtful assets................................................       ---
Loss assets....................................................        8
                                                                     ----
    Total classified assets....................................      $105
                                                                     ====
General loss allowances........................................      $405
Specific loss allowances.......................................         8
                                                                     ----
    Total allowances...........................................      $413
                                                                     ====

     Madison First regularly reviews its loan portfolio to determine whether any loans require classification in accordance with applicable regulations. Not all of Madison First's classifed assets constitute non-performing assets.

Allowance for Loan Losses

     The allowance for loan losses is maintained through the provision for loan losses, which is charged to earnings. The provision for loan losses is determined in conjunction with management's review and evaluation of current economic conditions (including those of Madison First's lending area), changes in the character and size of the loan portfolio, loan delinquencies (current status as well as past and anticipated trends) and adequacy of collateral securing loan delinquencies, historical and estimated net charge-offs, and other pertinent information derived from a review of the loan portfolio. In management's opinion, Madison First's allowance for loan losses is adequate to absorb anticipated future losses from loans at March 31, 1996. However, there can be no assurance that regulators, when reviewing Madison First's loan portfolio in the future, will not require increases in its allowances for loan losses or that changes in economic conditions will not adversely affect Madison First's loan portfolio.

     Summary of Loan Loss Experience. The following table analyzes changes in the allowance during the past three fiscal years ended December 31, 1995, and the three-month periods ended March 31, 1996, and March 31, 1995.



                                                        Three Months                                 Year Ended
                                                       Ended March 31,                              December 31,
                                                  ------------------------           -------------------------------------------
                                                    1996            1995              1995              1994             1993
                                                    ----            ----              ----              ----             ----
                                                 (Unaudited)          (Dollars in thousands)
Balance of allowance at beginning
   of period................................       $407             $252              $252               $227             $262
Add:
     Provision for losses on loans..........          6              ---               150                 29               55
   Recoveries of loans previously
     charged off:
     Consumer loans.........................        ---              ---                 5                ---               10
       Total recoveries.....................        ---              ---                 5                ---               10
   Less charge-offs:
     Residential real estate loans..........        ---              ---               ---                ---               75
     Consumer loans.........................        ---              ---               ---                  4               25
                                                   ----             ----              ----               ----             ----
       Total charge-offs....................        ---              ---               ---                  4              100
                                                   ----             ----              ----               ----             ----
Net charge-offs (recoveries)................        ---              ---                (5)                 4               90
                                                   ----             ----              ----               ----             ----
Balance of allowance at end of
   period...................................       $413             $252              $407               $252             $227
                                                   ====             ====              ====               ====             ====
Net charge-offs (recoveries) to total
   average loans outstanding................        ---%             ---%            (0.01)%             0.01%            0.17%
Allowance at end of period to loans
   outstanding..............................        0.72            0.45              0.70               0.45             0.44
Allowance at end of period to
   non-performing loans.....................    1,376.67        2,520.00          5,087.50           1,938.46         3,242.86


     Allocation of Allowance for Loan Losses. The following table presents an analysis of the allocation of Madison First's allowance for loans losses at the dates indicated.


                                            At March 31,                                           At December 31,
                             ----------------------------------------       --------------------------------------------------------
                                     1996                  1995                   1995                 1994              1993
                             -------------------    -----------------       -----------------    -----------------   ---------------
                                         Percent              Percent                 Percent              Percent           Percent
                                        of loans             of loans                of loans             of loans          of loans
                                         in each              in each                 in each              in each           in each
                                        category             category                category             category          category
                                        to total               total                 to total             to total            total
                              Amount      loans      Amount    loans         Amount    loans     Amount     loans    Amount   loans
                              ------      -----      ------    -----         ------    -----     ------     -----    ------   -----
                             (Dollars in thousands)
Balance at end of
period applicable to:
   Residential real estate.....  $160    38.7%         $152   60.4%           $157     38.6%       $152    60.4%      $127    56.0%
   Nonresidential real estate..   102    24.7           ---    ---             100     24.6         ---     ---        ---     ---
   Consumer loans..............    51    12.3            50   19.8              50     12.2          50    19.8         50    22.0
   Unallocated.................   100    24.3            50   19.8             100     24.6          50    19.8         50    22.0
                                 ----   -----          ----  -----            ----    -----        ----   -----       ----   -----
   Total.......................  $413   100.0%         $252  100.0%           $407    100.0%       $252   100.0%      $227   100.0%
                                 ====   =====          ====  =====            ====    =====        ====   =====       ====   =====

Investments and Mortgage-Backed Securities

     Investments. Madison First's investment portfolio consists of U.S. government and agency obligations, asset management funds, and FHLB stock. At March 31, 1996, approximately $10.6 million, or 12.0%, of Madison First's total assets consisted of such investments.

     The following table sets forth the amortized cost and the market value of Madison First's investment portfolio at the dates indicated.


                                          At March 31,                                  At December 31,
                                        ------------------     -----------------------------------------------------------------
                                              1996                   1995                    1994                   1993
                                        ------------------     ------------------     -------------------     ------------------
                                        Amortized   Market     Amortized   Market     Amortized    Market     Amortized   Market
                                          Cost       Value       Cost       Value       Cost        Value       Cost       Value
                                        ---------   ------     ---------   ------     ---------    ------     ---------   ------
                                           (Unaudited)                        (In thousands)
Held to Maturity:
   U.S. Government and
     agency obligations............... $  6,000    $  5,909   $  8,000   $  7,930      $13,996    $13,120    $  9,491   $  9,574
Available for Sale:
   U.S. Government and
     agency obligations...............    4,000       3,959      5,000      5,018          ---        ---         ---        ---
   Asset management funds.............                             ---        ---          101        101         ---        ---
FHLB stock............................      610         610        610        610          610        610         610        610
                                        -------     -------    -------    -------      -------    -------     -------    -------
     Total investments................  $10,610     $10,478    $13,610    $13,558      $14,707    $13,831     $10,101    $10,101
                                        =======     =======    =======    =======      =======    =======     =======    =======


     The following table sets forth the amount of investment securities (excluding FHLB stock) which mature during each of the periods indicated and the weighted average yields for each range of maturities at March 31, 1996.


                                                                         Amount at March 31, 1996 which matures in
                                                ------------------------------------------------------------------------------------
                                                     One Year             One Year                Five Years           After
                                                      or Less           to Five Years            to Ten Years         Ten Years
                                                -------------------  ------------------      -------------------  ------------------
                                                Amortized   Average  Amoritzed  Average      Amortized   Average  Amortized  Average
                                                  Cost       Yield     Cost      Yield         Cost       Yield     Cost      Yield
                                                ---------   -------  ---------  -------      ---------   -------  ---------- -------
                                                                                 (Dollars in thousands)

U.S. Government and agency obligations.......... $2,500      4.47%     $7,500      5.50%         $---       ---%      $---     ---%
                                                 ======      ====      ======      ====          ====      ====       ====    ====

     Mortgage-Backed Securities. At March 31, 1996, Madison First had $9.1 million of mortgage-backed securities outstanding, all of which were classified as held to maturity. These mortgage-backed securities may be used as collateral for borrowings and through repayments, as a source of liquidity.

     The following table sets forth the carrying value and market value of Madison First's mortgage-backed securities at the dates indicated.


                                                     At March 31,                               At December 31,
                                                 ------------------   --------------------------------------------------------------
                                                         1996                  1995                 1994                 1993
                                                 ------------------   -------------------   ------------------   -------------------
                                                 Amortized   Market   Amortized    Market   Amortized   Market   Amortized    Market
                                                   Cost       Value      Cost       Value      Cost      Value      Cost       Value
                                                 ---------   ------   ---------    ------   ---------   ------   ---------    ------
                                                      (Unaudited)                       (In thousands)

Mortgage-backed
   securities...............................       $9,146    $9,068      $9,917     $9,941    $11,328    $10,715   $13,925  $14,195
                                                   ======    ======      ======     ======    =======    =======   =======  =======

     The following table sets forth the amount of mortgage-backed securities which mature during each of the periods indicated and the weighted average yields for each range of maturities at December 31, 1995.


                                                                        Amount at December 31, 1995 which matures in
                                                  ----------------------------------------------------------------------------------
                                                          One Year                    One Year to                 After
                                                           or Less                     Five Years               Five Years
                                                  ------------------------      -----------------------    -------------------------
                                                                  Weighted                     Weighted                  Weighted
                                                   Amortized       Average      Amortized       Average    Amortized      Average
                                                     Cost           Yield         Cost           Yield       Cost          Yield
                                                  -----------     --------      ---------      ---------   ---------     -----------
                                                                                  (Dollars in thousands)
Mortgage-backed securities......................      $139          8.00%        $6,830           5.96%     $2,948         6.54%
                                                      ====          ====         ======           ====      ======         ====


     The following table sets forth the changes in the Madison First's mortgage-backed securities portfolio for the three-month periods ended March 31, 1996 and 1995 and for the years ended December 31, 1995, 1994 and 1993.


                                                    For the Three Months                         For the Year Ended
                                                       Ended March 31,                              December 31,
                                                  -------------------------          -------------------------------------------
                                                   1996              1995              1995              1994              1993
                                                  ------           --------          --------          --------          -------
                                                                            (In thousands)
Beginning balance...........................        $9,917          $11,328           $11,328          $13,925           $13,548
Purchases...................................           ---              ---               ---              ---             3,918
Repayments/sales............................          (768)            (299)           (1,417)          (2,576)           (3,399)
Premium and discount
   amortization, net........................            (3)               2                 6               (1)              (37)
Unrealized loss on securities
   available for sale.......................           ---              ---               ---              ---               ---
Provision for other than temporary
   decline..................................           ---              ---               ---              (20)             (105)
                                                    ------          -------           -------          -------           -------
Ending balance..............................        $9,146          $11,031           $ 9,917          $11,328           $13,925
                                                    ======          =======           =======          =======           =======



     Management intends to temporarily hold the proceeds from the Conversion in U.S. government securities, other U.S. agency securities and mortgage-backed securities. See "Use of Proceeds."

Sources of Funds

     General. Deposits have traditionally been Madison First's primary source of funds for use in lending and investment activities. In addition to deposits, Madison First derives funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings, income on earning assets and borrowings. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition. Borrowings from the FHLB of Indianapolis may be used in the short-term to compensate for reductions in deposits or deposit inflows at less than projected levels.

     Deposits. Deposits are attracted, principally from within Jefferson County, through the offering of a broad selection of deposit instruments including fixed-rate certificates of deposit, NOW, MMDAs and other transaction accounts, individual retirement accounts and savings accounts. Madison First does not actively solicit or advertise for deposits outside of Jefferson County. Substantially all of Madison First's depositors are residents of that county. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds remain on deposit and the interest rate. Madison First does not pay a fee for any deposits it receives.

     Interest rates paid, maturity terms, service fees and withdrawal penalties are established by Madison First on a periodic basis. Determination of rates and terms are predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals, and applicable regulations. Madison First relies, in part, on customer service and long-standing relationships with customers to attract and retain its deposits, but also closely prices its deposits in relation to rates offered by its competitors.

     The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates and competition. The variety of deposit accounts offered by Madison First has allowed it to be competitive in obtaining funds and to respond with flexibility to changes in consumer demand. Madison First has become more susceptible to short-term fluctuations in deposit flows as customers have become more interest rate conscious. Madison First manages the pricing of its deposits in keeping with its asset/liability management and profitability objectives. Based on its experience, Madison First believes that its passbook, NOW and MMDAs are relatively stable sources of deposits. However, the ability of Madison First to attract and maintain certificates of deposit, and the rates paid on these deposits, have been and will continue to be significantly affected by market conditions.

     An analysis of deposit accounts by type, maturity, and rate at Madison First at March 31, 1996, is as follows:



                                                                    Minimum        Balance at                          Weighted
                                                                    Opening         March 31,           % of            Average
Type of Account                                                     Balance           1996            Deposits           Rate
- ---------------                                                     -------           ----            --------           ----
                                                                                             (Unaudited)
                                                                                       (Dollars in thousands)
Withdrawable:
   Passbook accounts..........................................  $      10             $17,189           21.7%             3.05%
   MMDA.......................................................      1,000               7,238            9.1              3.00
   NOW accounts...............................................        100               8,828           11.1              2.63
   Super NOW accounts.........................................      1,000               1,076            1.4              2.72
                                                                                      -------          -----
     Total withdrawable.......................................                         34,331           43.3              2.92

Certificates (original terms):
   I.R.A......................................................        100               5,995            7.5
   3 months...................................................      2,500                 121            0.2
   6 months...................................................      2,500               5,168            6.5
   12 months..................................................        500               7,280            9.2
   15 months..................................................        500               6,447            8.1
   18 months..................................................        500               3,408            4.3
   30 months .................................................        500               5,290            6.7
   48 months..................................................        500                  56            0.1
   60 months..................................................        500               2,914            3.7
   72 months .................................................        500                  10            ---
   96 months..................................................        500                 165            0.2
   120 months.................................................        500                   4            ---
Jumbo certificates............................................     99,000               8,065           10.2
   Total certificates.........................................                         44,923           56.7              5.69
                                                                                      -------          -----              ----
Total deposits................................................                        $79,254          100.0%             4.49%
                                                                                      =======          =====              ====

     The following table sets forth by various interest rate categories the composition of time deposits of Madison First at the dates indicated:


                                                                                         At December 31,
                                                At March 31,       --------------------------------------------------------
                                                   1996                  1995                  1994                 1993
                                               ------------        ---------------        ------------           ----------
(Unaudited)                                                                    (In thousands)
3.00 to 3.99%...............................  $       ---          $       ---            $      443               $25,420
4.00 to 4.99%...............................        4,381                   98                30,882                 9,900
5.00 to 5.99%...............................       26,279               30,116                 5,276                 3,578
6.00 to 6.99%...............................       13,682               10,731                 3,365                   303
7.00 to 7.99%...............................          581                  232                   267                   ---
                                                  -------              -------               -------               -------
   Total....................................      $44,923              $41,177               $40,233               $39,201
                                                  =======              =======               =======               =======


     The following table represents, by various interest rate categories, the amounts of time deposits maturing during each of the three years following March 31, 1996. Matured certificates, which have not been renewed as of March 31, 1996, have been allocated based upon certain rollover assumptions.


                                                                           Amounts at March 31, 1996
                                              --------------------------------------------------------------------------------
                                                 One Year                 Two                  Three             Greater Than
                                                  or Less                Years                 Years              Three Years
                                              -------------         ---------------        -------------        --------------
                                                                                (In thousands)
3.00 to 3.99%...............................  $       ---            $     ---             $     ---             $     ---
4.00 to 4.99%...............................        4,378                  ---                     3                   ---
5.00 to 5.99%...............................       19,492                4,303                 2,273                   211
6.00 to 6.99%...............................       10,730                2,173                   ---                   779
7.00 to 7.99%...............................          367                    6                    20                   188
                                                  -------               ------                ------                ------
   Total....................................      $34,967               $6,482                $2,296                $1,178
                                                  =======               ======                ======                ======


     The following table indicates the amount of Madison First's jumbo and other certificates of deposit of $100,000 or more by time remaining until maturity as of March 31, 1996.

                                                             At March 31, 1996
                                                             -----------------
Maturity Period                                                (In thousands)
Three months or less......................................          $3,705
Greater than three months through six months..............           1,706
Greater than six months through twelve months.............           1,688
Over twelve months........................................             701
                                                                    ------
     Total................................................          $7,800
                                                                    ======
     The following table sets forth the dollar amount of savings deposits in the various types of deposits offered by Madison First at the dates indicated, and the amount of increase or decrease in such deposits as compared to the previous period.



                                                                                    DEPOSIT ACTIVITY
                                                   --------------------------------------------------------------------------------
                                                    Balance                     Increase        Balance                   Increase
                                                      at                       (Decrease)         at                     (Decrease)
                                                   March 31,         % of         from       December 31,      % of         from
                                                     1996          Deposits       1995           1995        Deposits       1994
                                                     ----          --------       ----           ----        --------       ----
                                                                                (Dollars in thousands)
Withdrawable:
   Passbook accounts.............................    $17,189         21.7%        $(722)        $17,911       23.8%       $(1,519)
   MMDA  ........................................      7,238          9.1            97           7,141        9.5           (511)
   NOW accounts..................................      8,828         11.1           887           7,941       10.6            529
   Super NOW accounts............................      1,076          1.4            13           1,063        1.4            332
                                                     -------        -----        ------         -------      -----       --------
     Total withdrawable..........................     34,331         43.3           275          34,056       45.3         (1,169)
Certificates (original terms):
   I.R.A.........................................      5,995          7.5           212           5,783        7.7           (293)
   3 months......................................        121          0.2            26              95        0.1           (348)
   6 months......................................      5,168          6.5          (220)          5,388        7.1         (2,086)
   12 months.....................................      7,280          9.2           (66)          7,346        9.8         (1,473)
   15 months.....................................      6,447          8.1           477           5,970        7.9          5,970
   18 months.....................................      3,408          4.3           123           3,285        4.4            840
   30 months ....................................      5,290          6.7            24           5,266        7.0           (802)
   48 months.....................................         56          0.1           ---              56        0.1            ---
   60 months.....................................      2,914          3.7          (135)          3,049        4.1           (305)
   72 months ....................................         10         ---            ---              10        ---            ---
   96 months.....................................        165          0.2           ---             165        0.2            (35)
   120 months....................................          4         ---            ---               4        ---             (7)
Jumbo certificates...............................      8,065         10.2         3,305           4,760        6.3           (517)
                                                     -------        -----        ------         -------      -----       --------
   Total certificates............................     44,923         56.7         3,746          41,177       54.7            944
                                                     -------        -----        ------         -------      -----       --------
Total deposits...................................    $79,254        100.0%       $4,021         $75,233      100.0%      $   (225)
                                                     =======        =====        ======         =======      =====       ========


                                                                            DEPOSIT ACTIVITY
                                                  -------------------------------------------------------------------
                                                    Balance                     Increase        Balance
                                                      at                       (Decrease)         at
                                                 December 31,        % of         from       December 31,      % of
                                                     1994          Deposits       1993           1993        Deposits
                                                     ----          --------       ----           ----        --------
                                                                                (Dollars in thousands)
Withdrawable:
   Passbook accounts.............................    $19,430         25.8%      $(3,713)        $23,143       29.6%
   MMDA  ........................................      7,652         10.1          (635)          8,287       10.6
   NOW accounts..................................      7,412          9.8           821           6,591        8.5
   Super NOW accounts............................        731          1.0          (128)            859        1.1
                                                     -------        -----       -------         -------      -----
     Total withdrawable..........................     35,225         46.7        (3,655)         38,880       49.8
Certificates (original terms):
   I.R.A.........................................      6,076          8.1          (207)          6,283        8.0
   3 months......................................        443          0.6           (25)            468        0.6
   6 months......................................      7,474          9.9          (828)          8,302       10.6
   12 months.....................................      8,819         11.7         2,288           6,531        8.4
   15 months.....................................        ---         ---            ---             ---        ---
   18 months.....................................      2,445          3.2          (707)          3,152        4.0
   30 months ....................................      6,068          8.0          (662)          6,730        8.6
   48 months.....................................         56          0.1           ---              56        0.1
   60 months.....................................      3,354          4.4          (196)          3,550        4.6
   72 months ....................................         10         ---            ---              10        ---
   96 months.....................................        200          0.3           (36)            236        0.3
   120 months....................................         11         ---             (4)             15         --
Jumbo certificates...............................      5,277          7.0         1,409           3,868        5.0
                                                     -------        -----       -------         -------      -----
   Total certificates............................     40,233         53.3         1,032          39,201       50.2
                                                     -------        -----       -------         -------      -----
Total deposits...................................    $75,458        100.0%      $(2,623)        $78,081      100.0%
                                                     =======        =====       =======         =======      =====

     In the unlikely event of liquidation of Madison First after the Conversion, all claims of creditors (including those of deposit account holders, to the extent of their deposit balances) would be paid first followed by distribution of the liquidation account to certain deposit account holders, with any assets remaining thereafter distributed to the Holding Company as the sole shareholder of Madison First. See "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights."

     Borrowings. Madison First focuses on generating high quality loans and then seeks the best source of funding from deposits, investments or borrowings. At March 31, 1996, Madison First had $2.0 million in borrowings from the FHLB of Indianapolis which had interest rates of 5.63%. These borrowings were paid off in April, 1996. Madison First does not anticipate any difficulty in obtaining advances appropriate to meet its requirements in the future.

     The following table presents certain information relating to the Madison First's borrowings at or for the three months ended March 31, 1996 and 1995 and at or for the years ended December 31, 1995, 1994 and 1993.


                                                                 At or for the
                                                                 Three Months                        At or for the Year
                                                                Ended March 31,                      Ended December 31,
                                                           ------------------------           -------------------------------
                                                            1996             1995              1995          1994        1993
                                                            ----             ----              ----          ----        ----
                                                                               (Dollars in thousands)
FHLB Advances:
     Outstanding at end of period....................       $2,000          $2,054             $4,471        $4,986      $ ---
     Average balance outstanding for period..........        2,000           3,520              2,967           228         22
     Maximum amount outstanding at any
       month-end during the period...................        3,404           3,283              4,471         4,986        ---
     Weighted average interest rate
       during the period.............................         6.00  %         5.34%              5.90  %       5.26%      4.55%
     Weighted average interest rate
       at end of period..............................         5.63            6.81               5.76          6.26        ---

Properties

     The following table provides certain information with respect of Madison First's offices as of March 31, 1996.

                                                Net Book Value
                                                  of Property
                                   Year           Furniture,        Approximate
                                 Opened or       Fixtures and         Square
Description and Address          Acquired          Equipment          Footage
- -----------------------          --------          ---------          -------
                                            (Dollars in thousands)
Locations in Madison, Indiana
   Downtown Office:
   233 E. Main Street...........   1952              $171              9,110
   Drive-Through Branch:
   401 E. Main Street...........   1984               117                375
   Hilltop Location:
   303 Clifty Drive.............   1973               242              3,250
Location in Hanover, Indiana
   136 Thornton Road............   1980               254              2,584

     The following table provides certain information with respect to real estate owned by Madison First and rented to other entities as of March 31, 1996. All real estate listed in the table below is rented on a month-to-month basis, and none of the parcels is subject to any written lease agreement. This property was acquired by Madison First for future expansion of its banking operations.

 Address                                  Tenant
- --------                                  ------
 223 E. Main Street
 Madison, Indiana 47250                   Paperback Exchange
 225 E. Main Street
 Madison, Indiana 47250                   Madison Gallery of Fine Art
 227 E. Main Street
 Madison, Indiana 47250                   Heitz Photo
 407 E. Jefferson
 Madison, Indiana 47250                   MIDCOR Community Foundation

     Madison First owns computer and data processing equipment which is used for transaction processing, loan origination, and accounting. The net book value of electronic data processing equipment owned by Madison First was approximately $19,000 at March 31, 1996.

     Madison First operates three automated teller machines ("ATMs"), one at each office location other than its downtown branch. Madison First's ATMs participate in the PLUS(R) and MagicLine(R) networks.

     Madison First has also contracted for the data processing and reporting services of BISYS, Inc. in Houston, Texas. The cost of these data processing services is approximately $13,000 per month.

Service Corporation Subsidiaries

     OTS regulations permit federal savings associations to invest in the capital stock, obligations or other specified types of securities of subsidiaries (referred to as "service corporations") and to make loans to such subsidiaries and joint ventures in which such subsidiaries are participants in an aggregate amount not exceeding 2% of an association's assets, plus an additional 1% of assets if the amount over 2% is used for specified community or inner-city development purposes. In addition, federal regulations permit associations to make specified types of loans to such subsidiaries (other than special purpose finance subsidiaries), in which the association owns more than 10% of the stock, in an aggregate amount not exceeding 50% of the association's regulatory capital if the association's regulatory capital is in compliance with applicable regulations. A savings association that acquires a non-savings association subsidiary, or that elects to conduct a new activity within a subsidiary, must give the FDIC and the OTS at least 30 days advance written notice. The FDIC may, after consultation with the OTS, prohibit specified activities if it determines such activities pose a serious threat to SAIF. Moreover, a savings association must deduct from capital, for purposes of meeting the core capital, tangible capital and risk-based capital requirements, their entire investment in and loans to a subsidiary engaged in activities not permissible for a national bank (other than exclusively agency activities for its customers or mortgage banking subsidiaries).

     Madison First currently has two subsidiaries, Madison First Service Corporation ("First Service") and McCauley Insurance Agency, Inc. ("McCauley"). First Service was incorporated under the laws of the State of Indiana on July 3, 1973 and currently owns all of the outstanding capital stock of McCauley. First Service has no other operations. McCauley was organized under the laws of the State of Indiana under the name Builders Insurance Agency, Inc. on August 2, 1957 and changed its name to McCauley Insurance Agency, Inc. on August 29, 1957. McCauley currently is engaged in the sale of general fire and accident, car, home and life insurance to the general public. During the year ended December 31, 1995, McCauley received approximately $175,000 in commissions.

     Upon consummation of the Acquisition, the Holding Company will become a bank holding company and will be subject to the Bank Holding Company Act of 1956, as amended (the "BHCA"). At such time, the insurance operations of McCauley will not be permitted under the BHCA, and Madison First will be required to divest its ownership of McCauley within two years. However, McCauley would be permitted to continue its insurance business through the Hanover, Indiana branch of Citizens since Hanover, Indiana has a population under 5,000. The Boards of Directors of the Institutions will consider such an alternative, but no decisions have been made regarding the divestiture of McCauley or the transfer of its business to Citizens.

     At March 31, 1996, Madison First's aggregate investment in First Service was approximately $701,000, and First Service's aggregate investment in McCauley was approximately $487,000. The consolidated statements of income of Madison First and its subsidiaries included elsewhere herein include the operations of First Service and McCauley. All intercompany balances and transactions have been eliminated in the consolidation.

Employees

     As of March 31, 1996, Madison First employed 29 persons on a full-time basis and one person on a part-time basis. None of Madison First's employees is represented by a collective bargaining group. Management considers its employee relations to be good.

     Madison First's employee benefits for full-time employees include, among other things, a Pentegra (formerly known as Financial Institutions Retirement
Fund) defined benefit pension plan ("Pension Plan"), and major medical, dental, and long-term disability insurance.

     Employee benefits are considered by management to be competitive with those offered by other financial institutions and major employers in Madison First's area. See "Executive Compensation and Related Transactions of Madison First."

Legal Proceedings

     Although Madison First, from time to time, is involved in various legal proceedings in the normal course of business, there are no material legal proceedings to which Madison First is a party or to which any of its property is subject.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                      OF CITIZENS NATIONAL BANK OF MADISON
General

     The principal business of national banks, including Citizens, consists of providing a full complement of financial services through a broad array of deposit and loan products to the small businesses, professionals and other individuals located within its market area. Citizens' earnings are primarily dependent upon its net interest income, the difference between interest income and interest expense. Interest income is a function of the balances of loans and investments outstanding during a given period and the yield earned on such loans and investments. Interest expense is a function of the amount of deposits and borrowings outstanding during the same period and interest rates paid on such deposits and borrowings. Citizens' earnings are also affected by provisions for loan losses, service charges, operating expenses and income taxes.

     Citizens is significantly affected by prevailing economic conditions, as well as government policies and regulations concerning, among other things, monetary and fiscal affairs, housing and financial institutions. See "Regulation." Deposit flows are influenced by a number of factors, including interest rates paid on competing investments, account maturities and level of personal income and savings within the Institutions' market. In addition, deposit growth is affected by how customers perceive the stability of the financial services industry amid various current events such as regulatory changes, failures of other financial institutions and financing of the deposit insurance fund. Lending activities are influenced by the demand for and supply of other lenders, the availability and cost of funds and various other items. Sources of funds for lending activities of Citizens include deposits, payments on loans, borrowings and income provided from operations.

Current Business Strategy

     Citizens' business strategy is to operate a well-capitalized and profitable community bank dedicated to meeting the financial needs of the small businesses, professionals and other individuals located in its market area by offering a full complement of deposit and loan products and other financial services with an emphasis on personal service. Citizens has sought to implement this strategy by (i) expanding the products and services offered to its customers and achieving consistent and sustained growth and (ii) managing its interest rate risk by emphasizing adjustable-rate loan products and selling its fixed-rate mortgage loans to the FHLMC on the secondary market.

     The highlights of Citizens' business strategy are as follows:

     o Profitability. Citizens has reported positive net income in every year since 1990. Citizens' net income increased from $120,000 for the year ended December 31, 1991 to $342,000 for the year ended December 31, 1995. Citizens had net income of $22,000 for the three months ended March 31, 1996, a decrease of $95,000 from the three-month period ended March 31, 1995, due primarily to a $150,000 provision for loan losses in the quarter. Citizens' net interest income for the three months ended March 31, 1996 totaled $497,000, an increase of $56,000, or 12.7%, from $441,000 for the three months ended March 31, 1995. Citizens' net yield on weighted average interest-earning assets for the year ended December 31, 1995 and the three months ended March 31, 1996 was 4.25% and 3.69%, respectively.

     o Asset Growth and Asset Quality. Citizens' total assets have increased from $30.1 million at December 31, 1991 to $58.1 million at March 31, 1996. Citizens' growth in total assets is attributable to a sustained growth in virtually all areas of lending, including one- to four-family residential mortgage lending, consumer lending and commercial lending. Despite its aggressive growth, Citizens has thus far been successful in maintaining the quality of its loan and investment portfolios. At March 31, 1996, Citizens' non-performing loans totaled $262,000, or 0.5% of total assets.

     o Low Interest Rate Risk. Management of Citizens believes that the maturities and repricings of Citizens' interest rate-sensitive assets and interest rate-sensitive liabilities are prudently positioned. At March 31, 1996, Citizens' NPV would increase ___% in the event of a 2% increase in market interest rates and would decrease in the event of a 2% decrease in market interest rates. This indicates that Citizens' net portfolio value is more sensitive to decreases in market interest rates but that Citizens' interest rate risk would be within the definition of normal level of exposure contained in regulations recently issued by the OTS. Although these regulations have not been implemented by the OTS, and Citizens, as a national bank, would not be subject to the regulations if implemented by the OTS, the methodology set forth in the OTS' regulations provides an informational basis on which Citizens' interest rate risk can be evaluated. Citizens has achieved this asset/liability posture by emphasizing adjustable-rate loans and investments and by selling its fixed-rate one- to four-family residential mortgage loans to the FHLMC on the secondary market.

     o Community Orientation. Citizens has developed a solid reputation in its market by offering a wide variety of lending, deposit and other financial services to its retail and commercial customers on a personalized and efficient basis. By building on its reputation as a responsive lender, Citizens plans to strengthen its position as a leading financial institution in Jefferson County.

Asset/Liability Management

     Citizens, like other financial institutions, is subject to interest rate risk to the degree that its interest-bearing liabilities, primarily deposits with short- and medium-term maturities, mature or reprice at different rates than its interest-earning assets. Management of Citizens believes it is critical to manage the relationship between interest rates and the effect on Citizens' NPV. Management of Citizens' assets and liabilities is done within the context of the marketplace, regulatory limitations and within limits established by the Board of Directors.

         Presented below, as of March 31, 1996, is an analysis performed by Baxter Capital Management, Inc. of Citizens' interest rate risk as measured by changes in NPV for instantaneous and sustained parallel shifts in the yield curve, up and down 200 basis points. At March 31, 1996, 2% of the present value of Citizens' assets was approximately $_________. Because the interest rate risk of a 200 basis point decrease in market rates (which was greater than the interest rate risk of a 200 basis point increase ) was $_________ at March 31, 1996, Citizens would not have been required to deduct any dollar amount from its capital under the NPV methodology adopted by the OTS if such methodology was applied to Citizens.


                                 Net Portfolio Value    NPV as % of PV of Assets
Change                        ------------------------  ------------------------
In Rates    $ Amount         $ Change        % Change    NPV Ratio      Change
- --------    --------         --------        --------    ---------      ------
+ 200 bp
    0 bp
- - 200 bp

     In evaluating Citizens' exposure to interest rate movements, certain shortcomings are inherent in the method of analysis presented above. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgages, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed above. Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase. Citizens considers all of these factors in monitoring its exposure to interest rate risk.

Average Balances and Interest

     The following tables present at March 31, 1996 the balance of each category of Citizens' interest-earning assets and interest-bearing liabilities, and their yield/cost at that date and presents for the three months ended March 31, 1996 and 1995 and for the years ended December 31, 1995, 1994, and 1993, the average daily balances of each category of Citizens' interest-earning assets and interest-bearing liabilities, and the interest earned or paid on such amounts.


                                                                                   Three Months Ended March 31,
                                              At March 31,      --------------------------------------------------------------------
                                                 1996                         1996                             1995
                                         -------------------    ---------------------------------   --------------------------------
                                                                  Average   Interest     Average     Average   Interest     Average
                                         Balance  Yield/Cost      Balance  Earned/Paid Yield/Cost    Balance  Earned/Paid Yield/Cost
                                         -------  ----------    ---------  ----------- ----------    -------  ----------- ----------
                                                                                (Dollars in thousands)
Interest-earning assets:
   Interest-earning deposits and other... $ 5,313     5.38%     $  8,106  $     93       4.59%    $     637     $    9       5.65%
Investment securities (1)................   4,619     6.25         1,683        21       4.99         2,467         28       4.54
   Mortgage-backed and
     related securities..................   3,429     6.76         3,522        57       6.47         5,004         84       6.71
   Loans receivable, net (2).............  41,588     8.68        40,597       899       8.86        30,959        666       8.60
                                          -------                -------   -------                  -------       ----
     Total interest-earning assets....... $54,949     8.04       $53,908    $1,070       7.94       $39,067       $787       8.06
                                          =======                =======   =======                  =======       ====
Interest-bearing liabilities:
   Deposits.............................. $52,747     4.30       $45,877   $   548       4.78       $34,705       $345       3.98
   FHLB advances.........................   1,500     6.62         1,500        25       6.67            78          1       5.13
   Other borrowings......................     ---       ---          ---       ---         ---           74        ---       2.16
     Total interest-bearing
       liabilities....................... $54,247     4.36       $47,377   $   573       4.84       $34,857       $346       3.97
                                          =======                =======   =======                  =======       ====
Net interest-earning assets..............$    702               $  6,531                           $  4,210
                                          =======                =======                            =======
Net interest income......................               ---                $   497                                $441
Interest rate spread (3).................             3.68%                              3.10%                               4.09%
                                                      ====                               ====                                ====
Net yield on weighted average
   interest-earning assets (4)...........              ---%                              3.69%                               4.51%
                                                      ====                               ====                                ====
Average interest-earning
   assets to average interest-bearing
   liabilities...........................  101.29%                113.79%                            112.08%
                                           ======                 ======                             ======




                                                                          Year Ended December 31,
                                      ----------------------------------------------------------------------------------------------
                                                  1995                            1994                          1993
                                      ------------------------------   -----------------------------  ------------------------------
                                      Average   Interest    Average    Average  Interest    Average   Average  Interest    Average
                                      Balance  Earned/Paid Yield/Cost  Balance Earned/Paid Yield/Cost  Balance Earned/PaidYield/Cost
                                      -------  ----------- ----------  ------- ----------- ---------- -------- ----------- ---------
                                                                           (Dollars in thousands)
Interest-earning assets:
   Interest-earning deposits........  $  1,425  $     78      5.47%    $  1,085   $   40     3.69%   $  2,701    .$   81     3.00%
   Investment securities (1)........     3,379       192      5.68        6,005      193     3.21       7,167        340     4.74
   Mortgage-backed securities.......     3,380       231      6.83        2,074      256    12.34         ---        ---       ---
   Loans (2)........................    35,890     3,194      8.90       24,221    2,036     8.41      19,257      1,679     8.72
                                       -------    ------                -------   ------               ------     ------
     Total interest-earning assets..   $44,074    $3,695      8.38      $33,385   $2,525     7.56     $29,125     $2,100     7.21
                                       =======    ======                =======   ======              =======     ======
Interest-bearing liabilities:
   Deposits.........................   $38,393    $1,750      4.56      $29,054   $1,024     3.52     $23,924     $  880     3.68
   FHLB advances....................     1,134        70      6.17           16        1     6.25         ---        ---      ---
   Other borrowings.................       ---       ---        ---          13      ---      ---         ---        ---      ---
                                       -------    ------                -------   ------               ------     ------
     Total interest-bearing
       liabilities..................   $39,527    $1,820      4.60      $29,083   $1,025     3.52     $23,924     $  880     3.68
                                       =======    ======                =======   ======              =======     ======
Net interest-earning assets.........   $ 4,547                          $ 4,302                       $ 5,201
                                       =======                          =======                       =======
Net interest income.................              $1,875                          $1,500                          $1,220
                                                  ======                          ======                          ======
Interest rate spread (3)............                          3.78%                          4.04%                           3.53%
                                                              ====                           ====                            ====
Net yield on weighted average
   interest-earning assets (4)......                          4.25%                          4.49%                           4.19%
                                                              ====                           ====                            ====
Average interest-earning
   assets to average
   interest-bearing liabilities.....    111.50%                          114.79%                       121.74%
                                        ======                           ======                        ======


(1) Includes securities available for sale at amortized cost prior to SFAS No. 115 adjustments.

(2)  Total loans less loans in process.

(3) Interest rate spread is calculated by subtracting weighted average interest rate cost from weighted average interest rate yield for the period indicated.

(4) The net yield on weighted average interest-earning assets is calculated by dividing net interest income by weighted average interest-earning assets for the period indicated. No net yield amount is presented at March 31, 1996, because the computation of net yield is applicable only over a period rather than at a specific date.

Interest Rate Spread

     Citizens' results of operations have been determined primarily by net interest income and, to a lesser extent, fee income, miscellaneous income, general and administrative expenses, taxes and the provision for loan losses. Net interest income is determined by the interest rate spread between the yields earned on interest-earning assets and the rates paid on interest-bearing liabilities and by the relative amounts of interest-earning assets and interest-bearing liabilities.

     The following table sets forth the weighted average effective interest rate earned by Citizens on its loan and investment portfolios, the weighted average effective cost of Citizens' deposits, the interest rate spread of Citizens, and the net yield on weighted average interest-earning assets for the periods and as for the dates shown. Average balances for the three months ended March 31, 1996 and 1995, and the years ended December 31, 1995, 1994 and 1993, are based on average daily balances.


                                                                    Three Months Ended
                                                                          March 31,                Year Ended December 31,
                                                  At March 31,      ------------------        --------------------------------
                                                     1996            1996         1995        1995           1994         1993
                                                     ----            ----         ----        ----           ----         ----
Weighted average interest rate earned on:
   Interest-earning deposits and other......          5.38%          4.59%        5.02%       5.47%          3.69%        3.00%
   Investment securities....................          6.25           4.99         4.54        5.68           3.21         4.74
   Mortgage-backed and
     related securities.....................          6.76           6.47         6.79        6.83          12.34           ---
   Loans receivable, net....................          8.68           8.86         8.60        8.90           8.41         8.72
     Total interest-earning assets..........          8.04           7.94         8.06        8.38           7.56         7.21
Weighted average interest rate cost of:
   Deposits.................................          4.30           4.78         3.98        4.56           3.52         3.68
   FHLB advances............................          6.62           6.67         5.13        6.17           6.25          ---
   Other borrowings.........................           ---            ---         2.16         ---            ---          ---
     Total interest-bearing liabilities.....          4.36           4.84         3.97        4.60           3.52         3.68
Interest rate spread (1)....................          3.68%          3.10%        4.09%       3.78%          4.04%        3.53%
                                                      ====           ====         ====        ====           ====         ====
Net yield on weighted average
   interest-earning assets (2)..............           ---%          3.69%        4.51%       4.25%          4.49%        4.19%
                                                      ====           ====         ====        ====           ====         ====

- -------------------------
(1) Interest rate spread is calculated by subtracting combined weighted average interest rate cost from combined weighted average interest rate earned for the period indicated. Interest rate spread figures must be considered in light of the relationship between the amounts of interest-earning assets and interest-bearing liabilities.

(2) The net yield on weighted average interest-earning assets is calculated by dividing net interest income by weighted average interest-earning assets for the period indicated. No net yield figure is presented at March 31, 1996 because the computation of net yield is applicable only over a period rather than at a specific date.

     The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected Citizens' interest income and expense during the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) changes in rate (changes in rate multiplied by old volume) and (2) changes in volume (changes in volume multiplied by old rate). Changes attributable to both rate and volume which cannot be segregated have been allocated proportionally to the change due to volume and the change due to rate.


                                                                        Increase (Decrease) in Net Interest Income
                                                                 ------------------------------------------------------
                                                                                                                 Total
                                                                    Due to                Due to                  Net
                                                                     Rate                 Volume                Change
                                                                     ----                 ------                ------
                                                                                      (In thousands)
Three months ended March 31, 1996 compared to three months ended March 31, 1995
   Interest-earning assets:
     Interest-earning deposits and other..................        $   ---              $     84             $     84
     Investment securities................................              3                   (10)                  (7)
     Mortgage-backed and related securities...............             (4)                  (23)                 (27)
     Loans receivable, net................................             20                   213                  233
                                                                   ------               -------              -------
       Total..............................................             19                   264                  283
                                                                   ------               -------              -------
   Interest-bearing liabilities:
     Deposits.............................................             80                   123                  203
     FHLB advances........................................              1                    23                   24
     Other borrowings.....................................            ---                   ---                  ---
                                                                   ------               -------              -------
       Total..............................................             81                   146                  227
                                                                   ------               -------              -------
   Net change in net interest income......................         $  (62)              $   118             $     56
                                                                   ======               =======              =======
Year ended December 31, 1995 compared
to year ended December 31, 1994
   Interest-earning assets:
     Interest-earning deposits and other..................         $   23              $     15             $     38
     Investment securities................................            198                  (199)                  (1)
     Mortgage-backed and related securities...............            (78)                   53                  (25)
     Loans receivable, net................................            127                 1,031                1,158
                                                                   ------               -------              -------
       Total..............................................            270                   900                1,170
                                                                   ------               -------              -------
   Interest-bearing liabilities:
     Deposits.............................................            330                   396                  726
     FHLB advances........................................             16                    53                   69
     Other borrowings.....................................            ---                   ---                  ---
                                                                   ------               -------              -------
       Total..............................................            346                   449                  795
                                                                   ------               -------              -------
   Net change in net interest income......................         $  (76)              $   451              $   375
                                                                   ======               =======              =======
Year ended December 31, 1994 compared
to year ended December 31, 1993
   Interest-earning assets:
     Interest-earning deposits and other..................         $   24               $   (65)            $    (41)
     Investment securities................................            (98)                  (49)                (147)
     Mortgage-backed and related securities...............            ---                   256                  256
     Loans receivable, net................................            (58)                  415                  357
                                                                   ------               -------              -------
       Total..............................................           (132)                  557                  425
                                                                   ------               -------              -------
   Interest-bearing liabilities:
     Deposits.............................................            (35)                  179                  144
     FHLB advances........................................            ---                     1                    1
     Other borrowings.....................................            ---                   ---                  ---
                                                                   ------               -------              -------
       Total..............................................            (35)                  180                  145
                                                                   ------               -------              -------
   Net change in net interest income......................         $  (97)              $   377              $   280
                                                                   ======               =======              =======

Financial Condition at March 31, 1996 Compared to Financial Condition at December 31, 1995

     Citizens' total assets at March 31, 1996 amounted to $58.1 million, an increase of $3.6 million, or 6.5%, over the total at December 31, 1995. The increase in assets was funded primarily through growth in deposits of $3.5 million.

     Liquid assets (cash, federal funds sold, certificates of deposit and investment securities) totaled $10.5 million at March 31, 1996, an increase of $2.3 million, or 27.4%, over the balance at December 31, 1995. This increase was funded through the growth in deposits during the period.

     Loans receivable totaled $41.6 million at March 31, 1996, an increase of $1.2 million, or 2.9%, over the total at December 31, 1995.

     Deposits increased by $3.5 million, or 7.2%, to a total of $52.7 million at March 31, 1996. This increase resulted primarily from a continuation of management's goal to maintain deposit growth through advertising and pricing strategies.

Financial Condition at December 31, 1995 Compared to Financial Condition at December, 1994

     Citizens' total assets amounted to $54.5 million at December 31, 1995, an increase of $13.3 million, or 32.1%, over 1994. The increase was funded primarily through growth in savings deposits of $11.2 million, an increase in advances from the Federal Home Loan Bank of $1.5 million and a $396,000 increase in shareholders' equity.

     Liquid assets (cash, federal funds sold, certificates of deposit and investment securities) totaled $8.5 million at December 31, 1995, an increase of $3.8 million, or 71.0%, over 1994 levels. The increase was funded by growth in savings deposits.

     Loans receivable totaled $40.4 million at December 31, 1995, an increase of $10.6 million, or 35.5%, over the 1994 amount. Growth in the loan portfolio was funded through redeployment of deposit inflows as well as through use of principal repayments on mortgage-backed securities, which declined by approximately $1.5 million. The allowance for losses on loans totaled $348,000 at December 31, 1995, an increase of $12,000, or 3.6%, over 1994. The allowance represented 0.9% and 1.1% of total loans at December 31, 1995 and 1994, respectively. Non-performing loans totaled $297,000 and $93,000 at December 31, 1995 and 1994, which represented 0.7% and 0.3% of total loans and 85.3% and 27.7% of the allowance for losses on loans at those respective dates.

     Deposits totaled $49.2 million at December 31, 1995, an increase of $11.2 million, or 29.5%, over the 1994 total. Citizens was able to achieve such a level of growth as a result of several things, including changes in the product line, very competitive rates, and a high level of advertising. Training and an emphasis on improved personal service also contributed to the growth.

Comparison of Operating Results For Three Months Ended March 31, 1996 and 1995

     Citizens recorded net income from operations for the three month period ended March 31, 1996 of $22,000, which represented a decrease of $95,000 from the $117,000 in net income recorded for the comparable 1995 period. The decline in net income resulted primarily from a $141,000 increase in the provision for losses on loans and an increase in other expenses of $58,000, which were partially offset by an increase in net interest income of $56,000 and a decrease in the provision for income taxes of $49,000.

     Total interest income amounted to $1.1 million for the three months ended March 31, 1996, an increase of $283,000, or 36.0%, from the 1995 quarter.
Interest income on loans increased by $233,000, or 35.0%, to a total of $899,000. This increase resulted primarily from a $9.6 million increase in the average balance outstanding, coupled with a 26 basis point increase in the weighted average yield to 8.86% in 1996. Interest income on investment and mortgage-backed securities and other interest bearing deposits totaled $171,000 for the three month period ended March 31, 1996, an increase of $50,000, or 41.3%. The increase was due to a $5.2 million increase in the average outstanding balance, which was partially offset by an 83 basis point decline in the weighted average yield year-to-year to 5.14% in 1996.

     Interest expense on deposits totaled $548,000 for the three months ended March 31, 1996, an increase of $203,000, or 58.8%, over the comparable quarter in 1995. This increase resulted primarily from an $11.2 million increase in the average balance outstanding, coupled with an increase in the weighted average cost of deposits, which amounted to 4.78% in 1996, compared to 3.98% in 1995. Interest expense on borrowings increased by $24,000, due to an increase in borrowings during the current quarter.

     As a result of the foregoing changes in interest income and interest expense, net interest income increased by $56,000, or 12.7%, to a total of $497,000 for the three months ended March 31, 1996. The interest rate spread declined from 4.09% in 1995 to 3.10% in 1996, while the net interest margin declined from 4.51% in 1995 to 3.69% in 1996.

     The provision for loan losses increased by $141,000, to a total of $150,000 for the three months ended March 31, 1996, as compared to the same quarter in 1995. This increase resulted primarily from growth in the loan portfolio over the period and refinements in internal loss experience factors, as well as an increase in non-performing loans during the period. An increase of loans for 1995 of 35.5% and a similar increase in 1994 prompted Citizens to make a large increase in its loan reserve. Also non-performing loans increased from $36,000 at the end of 1993 to $297,000 at the end of 1995.

     Other expenses totaled $461,000 for the three months ended March 31, 1996, an increase of $58,000, or 14.4%, over the comparable 1995 period. The increase resulted primarily from a $44,000, or 24.0%, increase in employee compensation and benefits and a $17,000, or 28.8%, increase in premises and equipment expense. The increase in employee compensation and benefits resulted from normal merit increases and increased staffing levels attendant to Citizens' growth over the period. The increase in occupancy and equipment was due to the fact that Citizens' Walmart branch opened in January, 1995, and Citizens was incurring some expense for its Hanover branch, which opened in May, 1995.

     Citizens recorded a provision for income taxes for the three months ended March 31, 1996, of $16,000 which represented a $49,000 decrease from the $65,000 in income tax expense recorded for the same period in 1995. The decrease resulted from the $144,000 decline in earnings before taxes. The effective tax rates were 42.1% and 35.7% for the three months ended March 31, 1996 and 1995, respectively.

Comparison  of Operating  Results For Fiscal  Years Ended  December 31, 1995 and
1994

     Net income for the year ended December 31, 1995 amounted to $342,000, an increase of $18,000, or 5.6%, over the $324,000 in net income recorded in 1994. The increase in net income resulted primarily from a $375,000 increase in net interest income and a $219,000 increase in other income, which were partially offset by an $87,000 increase in the provision for losses on loans, a $309,000 increase in other expenses and a $180,000 increase in the provision for income taxes, including the recognition of an $86,000 cumulative effect of change in accounting principle in 1994.

     Total interest income amounted to $3.7 million for the year ended December 31, 1995, an increase of $1.2 million, or 46.3%, over 1994. Interest income on loans totaled $3.2 million, an increase of $1.2 million, or 56.9%, over the $2.0 million recorded in 1994. The increase resulted primarily from an $11.7 million increase in average loans outstanding year-to-year, coupled with a 49 basis point increase in yield to 8.90% in 1995. Interest income on investment and mortgage-backed securities and other interest-bearing deposits totaled $501,000 in 1995, an increase of $12,000, or 2.5%. The decrease was due primarily to a $980,000 decrease in the average balance outstanding, which was partially offset by an 78 basis point increase in yield to 6.12% in 1995.

     Interest expense on deposits increased by $726,000, or 70.9%, to a total of $1.8 million for the year ended December 31, 1995. This increase resulted primarily from a $9.3 million increase in the average balance outstanding, coupled with a 104 basis point increase in the weighted average cost of deposits year-to-year. Interest on borrowings increased by $69,000 for the year ended December 31, 1995, due to an increase in borrowings during the year.

     As a result of the foregoing changes in interest income and interest expense, net interest income increased by $375,000, or 25.0%, to a total of $1.9 million for the year ended December 31, 1995. The interest rate spread declined from 4.04% in 1994, to 3.78% in 1995, while the net interest margin declined to 4.25% in 1995 from 4.49% in 1994.

     Citizens recorded a provision for losses on loans totaling $104,000 for the year ended December 31, 1995, an increase of $87,000 over the $17,000 provision recorded in 1994. The increase was attributable to the $10.6 million increase in the loan portfolio over the period. Also non-performing loans increased from $36,000 at the end of 1993 to $297,000 at December 31, 1995.

     Other income totaled $563,000 for the year ended December 31, 1995, an increase of $219,000, or 63.7%, over 1994. The increase resulted primarily from an $88,000, or 24.3%, increase in service fees and charges on deposits and other services, an increase on the gain on sale of investment securities of $75,000, and an increase of $56,000, or 105.7% in other income.

     Other expense totaled $1.8 million for the year ended December 31, 1995, an increase of $308,000, or 21.2%, over the $1.5 million recorded in 1994. The increase in other expense resulted primarily from a $154,000, or 22.7%, increase in employee compensation and benefits, a $24,000, or 40.6%, increase in advertising, a $34,000, or 56.6%, increase in office supplies and postage and a $55,000, or 26.4%, increase in other operating expenses. The increase in employee compensation and benefits resulted primarily from normal merit increases and additional staffing levels due to growth. The increase in office supplies and postage and other operating expenses resulted primarily from pro-rata increases in all expenses due to Citizens' growth year-to-year. The increase in advertising was mainly due to the opening of two branches, the introduction of new products and managements' emphasis on changing Citizens' image.

     Citizens' provision for income taxes totaled $223,000 for the year ended December 31, 1995, an increase of $181,000 over the provision recorded in 1994. The 1994 provision, totaling $43,000, was net of a cumulative effect of adoption of SFAS No. 109, totaling $86,000. The increase in the provision also resulted from an increase in earnings before taxes of $198,000, or 54.0%. The effective tax rates were 39.5% and 35.1% for the years ended December 31, 1995 and 1994, respectively.

Comparison  of Operating  Results For Fiscal  Years Ended  December 31, 1994 and
1993

     Citizens' net income for the year ended December 31, 1994 totaled $324,000, an increase of $54,000, or 20.0%, over the $270,000 in net income recorded in 1993. The increase in net income resulted primarily from an increase of $280,000 in net interest income, a decrease of $33,000 in the provision for losses on loans and an $86,000 cumulative effect of a change in accounting principle in 1994, which were partially offset by a decrease in other income of $204,000, an increase in the provision for income taxes of $36,000, and an increase in other expenses of $104,000.

     Total interest income amounted to $2.5 million for the year ended December 31, 1994, an increase of $425,000, or 20.2%, over 1993. Interest income on loans totaled $2.0 million, an increase of $357,000, or 21.3%, over 1993. This increase resulted primarily from a $5.0 million increase in the weighted average portfolio balance outstanding, which was partially offset by a decline in the weighted average yield, from 8.72% in 1993 to 8.41% in 1994. Interest income on investment and mortgage-backed securities and interest-bearing deposits totaled $489,000 in 1994, an increase of $68,000, or 16.2%, over 1993. The increase resulted primarily from an increase in the weighted average yield of 107 basis points to 5.34% in 1994.

     Interest expense on deposits totaled $1.0 million for the year ended December 31, 1994, an increase of $144,000, or 16.4%, over 1993. The increase was due primarily to a $5.1 million increase in the weighted average outstanding balance, which was partially offset by a decline of 16 basis points in the weighted average cost of deposits to 3.52% in 1994.

     As a result of the foregoing changes in interest income and interest expense, net interest income increased by $280,000, or 23.0%, to a total of $1.5 million for the year ended December 31, 1994, as compared to 1993. The interest rate spread increased to 4.04% in 1994 from 3.53% in 1993, while the net interest margin increased to 4.49% in 1994, compared to 4.19% in 1993.

     Citizens recorded a $17,000 provision for losses on loans for the year ended December 31, 1994, a decrease of $33,000, or 66.0%, from the $50,000 provision recorded in 1993. Non-performing loans totaled $93,000 at December 31, 1994 and $36,000 at December 31, 1993, respectively, which represented 0.3 % and 0.2% of total loans on such dates.

     Other income totaled $344,000 for the year ended December 31, 1994, a decrease of $204,000, or 37.2%, from the $548,000 in other income recorded in 1993. The decrease resulted primarily from a decline in other service charges and fees of $162,000, or 30.9% and a $71,000 loss on sale of investment securities recorded during 1994, which were partially offset by a $28,000 increase in other operating income. The decline in service charges and fees resulted primarily from the decrease in FHLMC service charges. Fees decreased from $524,000 to $367,000 as a result of the increase in mortgage rates.

     Other expense totaled $1.5 million for the year ended December 31, 1994, an increase of $104,000, or 7.7%, over the $1.4 million total recorded in 1993. The increase resulted primarily from a $65,000, or 10.6%, increase in employee compensation and benefits and a $53,000, or 23.5%, increase in occupancy and equipment. The increase in employee compensation and benefits resulted primarily from normal merit increases, coupled with additional staffing levels attendant to Citizens' 25% growth in assets year-to-year. The increase in occupancy and equipment resulted from expenses for Citizens' Walmart branch. Costs of $60,000 were expensed at the end of the year relating to the Walmart branch.

     The provision for income taxes totaled $129,000 for the year ended December 31, 1994, before consideration of an $86,000 cumulative effect credit for a change in method of accounting for income taxes. The 1994 provision represented an increase of $37,000, or 40.2%, over 1993. Citizens' effective tax rates were 35.1% and 25.4% for the years ended December 31, 1994 and 1993, respectively.

Liquidity and Capital Resources

     Citizens' primary sources of funds are deposits, proceeds from principal and interest payments on loans and proceeds from maturing securities. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, competition and the restructuring of the thrift industry.

     The primary investing activity of Citizens is the origination of mortgage, commercial and consumer loans. During the years ended December 31, 1995, 1994 and 1993, Citizens originated mortgage loans in the amounts of $32.7 million, $17.3 million and $28.2 million, respectively. Citizens originated commercial loans in the amounts of $9.2 million, $6.2 and $4.8 million, respectively, during these periods. Citizens originated consumer loans of $7.4 million, $6.6 million and $4.7 million, respectively, during these periods. Loan repayments, sales, and other deductions were $39.0 million, $20.2 million and $36.3 million during the respective three one-year periods.

     During the three month periods ended March 31, 1996 and 1995, Citizens originated mortgage loans of $6.0 million and $4.0 million, respectively. Citizens originated commercial loans in the amount of $2.3 million and $1.4 million, respectively, during these periods. During the same periods, Citizens originated consumer loans of $1.2 million and $1.9 million, respectively. Loan repayments, sales, and other deductions were $8.5 million and $5.0 million, respectively, during these periods.

     During the years ended December 31, 1995, 1994, and 1993, Citizens purchased securities (including mortgage-backed securities) in the amounts of $2.1 million, $3.6, and $6.7 million, respectively. Maturities, sales, and repayments of securities were $4.7 million in 1995, $4.0 million in 1994 and $5.1 million in 1993. For the three months ended March 31, 1996 and 1995, Citizens purchased $3.3 million and $1.3 million of securities (including mortgage-backed securities), respectively. Maturities, sales and repayments of securities were $113,000 and $1.8 million for the three months ended March 31, 1996 and 1995, respectively.

     Citizens had outstanding loan commitments of $750,000 and unused lines of credit of $3.5 million at March 31, 1996. Citizens anticipates that it will have sufficient funds from loan repayments to meet its current commitments without having to borrow additional funds from the FHLB of Indianapolis. Certificates of deposit scheduled to mature in one year or less at March 31, 1996 totaled $19.6 million. Management believes that a significant portion of such deposits will remain with Citizens based upon historical deposit flow data and Citizens' competitive pricing in its market area.

     Liquidity management is both a daily and long-term function of Citizens' management strategy. In the event that Citizens should require funds beyond its ability to generate them internally, additional funds are available through the use of FHLB advances and through sales of securities. FHLB advances were $1.5 million at March 31, 1996.

     The following is a summary of cash flows for Citizens, which are of three major types. Cash flows from operating activities consist primarily of net income generated by cash. Investing activities generate cash flows through the origination and principal collection on loans as well as purchases and sales of securities. Investing activities will generally result in negative cash flows when Citizens is experiencing loan growth. Cash flows from financing activities include savings deposits, withdrawals and maturities and changes in borrowings. The following table summarizes cash flows for the three months ended March 31, 1996 and 1995 and each of the three years in the period ended December 31, 1995.


                                                  Three Months Ended
                                                        March 31,                         Year Ended December 31,
                                                  -------------------                ----------------------------------
                                                   1996         1995                  1995         1994          1993
                                                   ----         ----                  ----         ----          ----
                                                                       (In thousands)
Operating activities...........................      $ (23)        $ 45                 $ 639        $ 514        $ 640
Investing activities:
   Investment purchases........................     (3,343)      (1,326)               (2,072)      (3,596)         ---
   Investment maturities/sales.................        113        1,772                 4,748        3,967          ---
   Net change in investment
     securities................................        ---          ---                   ---          ---       (1,562)
   Changes in loans............................     (1,259)      (2,614)              (10,760)      (9,977)      (1,267)
   Other.......................................       (659)        (162)               (2,339)         449         (438)
Financing activities:
   Deposit increases...........................      3,521        1,558                11,216        7,922        1,261
   Borrowings..................................        ---          200                 1,500          ---          ---
                                                   -------      -------             ---------     --------      -------
Net change in cash and
   cash equivalents............................    $(1,650)     $  (527)            $   2,932     $   (721)     $(1,366)
                                                   =======      =======             =========     ========      =======

     At March 31, 1996, Citizens had Tier I leverage capital of $3.5 million and total risk-based capital of $3.9 million, and therefore exceeded all capital requirements imposed by applicable law. See "Regulation -- Bank Regulatory Capital."

Current Accounting Issues

     In June 1993, the FASB adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114, which is effective for fiscal years beginning after December 15, 1994, requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or fair value of the collateral. Citizens' loans which might be affected are collateral dependent, and Citizens' current procedures for evaluating impaired loans result in carrying such loans at the lower of cost or fair value. Management adopted SFAS No. 114 on January 1, 1995, without a significant detrimental effect on Citizens' overall consolidated financial position or results of operations.

     In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights," which requires that Citizens recognize as separate assets, rights to service mortgage loans for others, regardless of how those servicing rights are acquired. An institution that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells those loans with servicing rights retained would allocate some of the cost of the loans to the mortgage servicing rights.

     SFAS No. 122 requires that securitizations of mortgage loans be accounted for as sales of mortgage loans and acquisitions of mortgage-backed securities. Additionally, SFAS No. 122 requires that capitalized mortgage servicing rights and capitalized excess servicing receivables be assessed for impairment. Impairment is measured based on fair value.

     SFAS No. 122 was effective for years beginning after December 15, 1995 (January 1, 1996, as to Citizens) with respect to transactions in which an entity acquires mortgage servicing rights and to impairment evaluations of all capitalized mortgage servicing rights and capitalized excess servicing receivables whenever acquired. Retroactive application is prohibited, and earlier adoption is encouraged. Management adopted SFAS No. 122 as of January 1, 1996 without adverse material effect on Citizens' financial position or results of operations.

Impact of Inflation

     The financial statements presented herein have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

     The primary assets and liabilities of financial institutions such as Citizens are monetary in nature. As a result, interest rates have a more significant impact on Citizens' performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities structures of Citizens' assets and liabilities are critical to the maintenance of acceptable performance levels.

     The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of noninterest expense. Such expense items as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans made by Citizens. Citizens is unable to determine the extent, if any, to which properties securing Citizens' loans have appreciated in dollar value due to inflation.

                              BUSINESS OF CITIZENS

General

     Citizens was organized as a national bank in 1981 and conducts its business from four full-service offices all located in Jefferson County, Indiana. Citizens' business consists of attracting deposits from the general public and originating residential and nonresidential real estate mortgage loans, commercial loans and consumer loans. Citizens specially tailors loans to achieve the structure and flexibility required by its borrowers. The small to medium sized businesses, professionals and individuals who borrow from Citizens receive the benefit of individual attention, review and oversight offered by Citizens and its staff. Citizens' deposits are insured up to applicable limits by the BIF of the FDIC.

     Citizens offers a number of consumer and commercial financial services, including: (i) residential mortgage loans; (ii) nonresidential real estate loans; (iii) nonmortgage commercial loans; (iv) multi-family loans; (v) agricultural loans; (vi) construction loans; (vii) home equity loans; (viii) loans secured by deposits; (ix) home equity loans; (x) installment loans; (xi) mobile home loans; (xii) NOW accounts; (xiii) money market accounts; (xiv) savings accounts; (xv) certificates of deposit; (xvi) annuities and (xvii) individual retirement accounts.

Lending Activities

     Citizens historically has concentrated its lending activities on the origination of loans secured by first mortgage liens for the purchase, construction or refinancing of one- to four-family residential real property. One- to four-family residential mortgage loans continue to be the major focus of Citizens' loan origination activities, representing 39.4% of Citizens' total loan portfolio at March 31, 1996. Citizens also offers multi-family mortgage loans, nonresidential real estate loans, nonmortgage commercial loans and consumer loans. Mortgage loans secured by multi-family properties and nonresidential real estate totaled approximately 2.1% and 22.4%, respectively, of Citizens' total loan portfolio at March 31, 1996. Nonmortgage commercial loans constituted approximately 10.3% of Citizens' total loan portfolio at March 31, 1996. Consumer loans constituted approximately 21.1% of Citizens' total loan portfolio at March 31, 1996.

     Loan Portfolio Data. The following table sets forth the composition of Citizens' loan portfolio by loan type as of the dates indicated, including a reconciliation of gross loans receivable after consideration of the allowance for loan losses.


                                                                                           At December 31,
                                                At March 31,        ----------------------------------------------------------------
                                                    1996                    1995                  1994                1993
                                             ------------------     -------------------    ------------------     ------------------
                                                        Percent                 Percent               Percent               Percent
                                             Amount    of Total      Amount    of Total     Amount   of Total     Amount   of Total
                                             ------    --------      ------    --------     ------   --------     ------   --------
TYPE OF LOAN (Dollars in thousands) Mortgage loans:
   One-to four-family...................      $16,573    39.4%      $15,386     37.7%    $  9,465     31.4%    $  6,603     32.6%
   Multi-family.........................          874     2.1           881      2.2          710      2.4          130      0.6
   Construction.........................        1,988     4.7         2,484      6.1        1,821      6.0          971      4.8
   Nonresidential real estate...........        9,403    22.4         7,698     18.9        5,370     17.8        3,368     16.6
Consumer loans..........................        8,890    21.1         9,135     22.4        7,673     25.4        4,904     24.2
Commercial loans........................        4,338    10.3         5,196     12.7        5,131     17.0        4,281     21.1
Gross loans receivable..................       42,066   100.0        40,780    100.0       30,170    100.0       20,257    100.0
Deduct:
Allowance for loan losses...............         (478)   (1.1)         (348)    (0.9)        (336)    (1.1)        (359)    (1.8)
                                              -------    ----       -------     ----      -------     ----      -------     ----
Net loans receivable....................      $41,588    98.9%      $40,432     99.1%     $29,834     98.9%     $19,898     98.2%
                                              =======    ====       =======     ====      =======     ====      =======     ====

     The following table sets forth certain information at December 31, 1995, regarding the dollar amount of loans maturing in Citizens' loan portfolio based on the date that final payment is due. Demand loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. This schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses. Management expects prepayments will cause actual maturities to be shorter.


                                                                             Due During Years Ended December 31,
                                                            ------------------------------------------------------------------------
                                      Outstanding                                            1999       2001      2006       2011
                                     December 31,                                             to         to        to         and
                                         1995                 1996       1997       1998     2000       2005      2010     following
                                         ----                 ----       ----       ----     ----       ----      ----     ---------
                                                                            (In thousands)
Mortgage loans:
   One-to four-family............       $15,386           $     931     $1,235     $1,226    $1,219    $1,704     $4,080    $4,991
   Multi-family..................           881                 587        294        ---       ---       ---        ---       ---
   Construction loans............         2,484               2,484        ---        ---       ---       ---        ---       ---
   Nonresidential................         7,698               6,786        912        ---       ---       ---        ---       ---
Consumer loans...................         9,135               2,913      2,331      1,741       889       985        276       ---
Commercial loans.................         5,196               2,897        864        398       419       208        410       ---
   Total.........................       $40,780             $16,598     $5,636     $3,365    $2,527    $2,897     $4,766    $4,991


     The following table sets forth, as of December 31, 1996, the dollar amount of all loans due after one year that have fixed interest rates and floating or adjustable interest rates.



                                                          Due After December 31, 1996
                                        ------------------------------------------------------------
                                        Fixed Rates             Variable Rates               Total
                                        -----------             --------------               -----
                                                                (In thousands)
Mortgage loans:
   One-to four-family.................    $1,090                     $13,365                 $14,455
   Multi-family.......................       ---                         294                     294
   Construction loans.................       ---                         ---                     ---
   Nonresidential.....................       ---                         912                     912
Consumer loans........................     6,222                         ---                   6,222
Commercial loans......................       690                       1,609                   2,299
                                          ------                     -------                 -------
   Total..............................    $8,002                     $16,180                 $24,182
                                          ======                     =======                 =======


     Residential Loans. Residential loans consist primarily of one- to four-family loans. Approximately $16.6 million, or 39.4% of Citizens' portfolio of loans at March 31, 1996, consisted of one- to four-family residential loans, of which approximately 93.0% had adjustable rates.

     Citizens currently offers adjustable-rate one- to four-family residential ARMs which adjust annually and are indexed to the one-year U.S. Treasury securities yields adjusted to a constant maturity. When an initial interest rate is determined for a residential ARM loan, a margin is calculated by subtracting the then-current index rate from the initial interest rate. Interest rate adjustments are thereafter determined based upon fluctuations in the index rate with a specific loan's margin remaining constant. Citizens' ARMs provide for maximum rate adjustments per year and over the life of the loan of 1% and 5%, respectively, and interest rate minimums of 1% below the origination rate. Citizens' residential ARMs are amortized for terms up to 20 years. Citizens does not currently originate one- to four-family residential ARMs if the Loan-to-Value Ratio exceeds 90%.

     Adjustable-rate loans decrease the risk associated with changes in interest rates but involve other risks, primarily because as interest rates rise, the payments by the borrowers may rise to the extent permitted by the terms of the loan, thereby increasing the potential for default. Also, adjustable-rate loans have features which restrict changes in interest rates on a short-term basis and over the life of the loan. At the same time, the market value of the underlying property may be adversely affected by higher interest rates.

     Citizens also currently offers fixed-rate one- to four-family residential mortgage loans in accordance with the guidelines established by the FHLMC to facilitate the sale of such loans to the FHLMC in the secondary market. These loans amortize on a monthly basis with principal and interest due each month and are written with terms of 15, 20 and 30 years. Citizens' fixed-rate residential mortgage loans have a maximum Loan-to-Value Ratio of 80%. Citizens retains the servicing on all loans sold to the FHLMC. At March 31, 1996, Citizens had approximately $24 million of fixed-rate residential mortgage loans which were sold to the FHLMC and for which Citizens provides servicing. At the same date, Citizens had $1.1 million of fixed-rate residential mortgage loans which were maintained in Citizens' portfolio. See "-- Origination, Purchase and Sale of Loans." At March 31, 1996, 7.0% of Citizens' residential mortgage loans had fixed rates.

     Citizens' home equity lines of credit are adjustable-rate lines of credit tied to the prime rate and are amortized based on a 10 year maturity. Citizens generally allows a maximum 90% Loan-to-Value Ratio for its home equity loans (taking into account any other mortgages on the property). Payments on such home equity loans equal 1.5% of the outstanding principal balance per month.

     At March 31, 1996, Citizens had approved $2.2 million of home equity loans, of which $900,000 were outstanding. No home equity loans were included in non-performing assets on that date.

     Substantially all of the one- to four-family residential mortgage loans that Citizens originates include "due-on-sale" clauses, which give Citizens the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid.

     At March 31, 1996, one- to four-family residential mortgage loans amounting to $75,000, or 0.2% of total loans, were included in non-performing assets. See "-- Non-Performing and Problem Assets."

     Construction Loans. Citizens offers construction loans with respect to owner-occupied residential real estate and multi-family and nonresidential real estate and to builders or developers constructing such properties on a speculative basis (i.e., before the builder/developer obtains a commitment from a buyer).

     At March 31, 1996, $2.0 million, or 4.7% of Citizens' total loan portfolio, consisted of construction loans. The largest construction loan at March 31, 1996, totalled $129,000. No construction loans were included in non-performing assets on that date.

     Generally, construction loans are written as 12 month fixed-rate loans with interest calculated on the amount disbursed under the loan and payable on a monthly basis. Citizens generally requires an 80% Loan-to-Value Ratio for its multi-family and nonresidential real estate construction loans and an 85% Loan-to-Value Ratio for its one- to four-family residential construction loans. Inspections are made prior to any disbursement under a construction loan, and Citizens does not charge commitment fees for its construction loans.

     While providing Citizens with a comparable, and in some cases higher, yield than a conventional mortgage loan, construction loans involve a higher level of risk. For example, if a project is not completed and the borrower defaults, Citizens may have to hire another contractor to complete the premises at a higher cost. Also, a house may be completed, but may not be salable, resulting in the borrower defaulting and Citizens taking title to the premises.

     Nonresidential Real Estate Loans. At March 31, 1996, $9.4 million, or 22.4% of Citizens' total loan portfolio, consisted of nonresidential real estate loans. The nonresidential real estate loans included in Citizens' portfolio are primarily secured by real estate such as churches, farms and small business properties. Citizens currently originates nonresidential real estate loans as one-year adjustable-rate loans indexed to the one-year U.S. Treasury securities yields adjusted to a constant maturity and are written for maximum terms of 15 years. When an initial interest rate is determined for an adjustable-rate nonresidential real estate loan, a margin is calculated by subtracting the then-current index rate from the initial interest rate. Interest rate adjustments are thereafter determined based upon fluctuations in the index rate with a specific loan's margin remaining constant. Citizens' adjustable-rate nonresidential real estate loans have maximum adjustments per year and over the life of the loan of 1.0% and 5%, respectively, and interest rate minimums of 1% below the origination rate. Citizens generally requires Loan-to-Value Ratios of 65% to 85% for its nonresidential real estate loans, depending on the nature of the real estate securing such loans. Citizens underwrites its nonresidential real estate loans on a case-by-case basis and, in addition to its normal underwriting criteria, Citizens evaluates the borrower's ability to service the debt from the net operating income of the property. The largest nonresidential real estate loan as of March 31, 1996 was $343,000. On the same date, nonresidential real estate loans totalling $114,000 were included in non-performing assets.

     Loans secured by nonresidential real estate generally are larger than one- to four-family residential loans and involve a greater degree of risk. Nonresidential real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Payments on these loans depend to a large degree on results of operations and management of the properties and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of the loans makes them more difficult for management to monitor and evaluate.

     Multi-Family Loans. At March 31, 1996, $874,000, or 2.1% of Citizens' total loan portfolio, consisted of mortgage loans secured by multi-family dwellings
(those consisting of more than four units). Citizens' multi-family loans are generally written on the same terms and conditions as Citizens' nonresidential real estate loans. The largest multi-family loan as of March 31, 1996 was $227,000. On the same date, there were no multi-family loans included in non-performing assets.

     Multi-family loans, like nonresidential real estate loans, involve a greater risk than do residential loans. See "-- Nonresidential Real Estate Loans" above. Also, the loans-to-one borrowers limitation limits the ability of Citizens to make loans to developers of apartment complexes and other multi-family units.

     Commercial Loans. At March 31, 1996, $4.3 million, or 10.3% of Citizens' total loan portfolio, consisted of nonmortgage commercial loans. Citizens' commercial loans are written on either a fixed-rate or an adjustable-rate basis with terms that vary depending on the type of security, if any. At March 31, 1996, approximately 95.6% of Citizens' commercial loans were secured by collateral, such as equipment, inventory and crops. Citizens' adjustable-rate commercial loans are generally indexed to the prime rate with varying margins and terms depending on the type of collateral securing the loans and the credit quality of the borrowers. At March 31, 1996, the largest commercial loan was $______. As of the same date, commercial loans totalling $40,000 were included in non-performing assets.

     Commercial loans tend to bear somewhat greater risk than residential mortgage loans, depending on the ability of the underlying enterprise to repay the loan. Further, they are frequently larger in amount than Citizens' average residential mortgage loans. See "Risk Factors."

     Consumer Loans. Citizens' consumer loans, consisting primarily of auto, mobile home, home improvement and unsecured installment loans, aggregated $8.9 million at March 31, 1996, or 21.1% of Citizens' total loan portfolio. Citizens consistently originates consumer loans to meet the needs of its customers and to assist in meeting its asset/liability management goals. All of Citizens' consumer loans, except loans secured by deposits, are fixed-rate loans with terms that vary depending on the collateral. At March 31, 1996, 92.0% of Citizens' consumer loans were secured by collateral.

     Citizens offers both direct and indirect automobile loans. Under Citizens' indirect automobile program, participating automobile dealers receive loan applications from prospective purchasers of automobiles at the point of sale and deliver them to Citizens for immediate processing. The dealer receives a portion of the interest payable on approved loans.

     Citizens' loans secured by deposits are made up to 100% of the original account balance and accrue at a rate of 2% over the underlying certificate of deposit rate. Interest on loans secured by deposits is paid semi-annually.

     Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans which are unsecured or are secured by rapidly depreciable assets, such as automobiles and mobile homes. Further, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of greater likelihood of damage, loss or depreciation. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. At March 31, 1996, consumer loans amounting to $33,000 were included in non-performing assets. See "-- Non-Performing and Problem Assets." There can be no assurances, however, that additional delinquencies will not occur in the future.

     Origination, Purchase and Sale of Loans. Citizens historically has originated its ARM loans pursuant to its own underwriting standards which were not in conformity with the standard criteria of the FHLMC or FNMA. If it desired to sell its adjustable-rate mortgage loans, Citizens might therefore experience some difficulty selling such loans quickly in the secondary market. Citizens' ARMs vary from secondary market criteria because, among other things, Citizens does not require current property surveys in most cases and does not permit the conversion of those loans to fixed rate loans in the first three years of their term.

     Citizens participates in the secondary market as a seller of its fixed-rate residential mortgage loans to the FHLMC, as described above. The loans sold by Citizens to the FHLMC are designated for sale when originated. During the three months ended March 31, 1996, Citizens sold $4.3 million in fixed-rate residential mortgage loans to FHLMC, and at March 31, 1996 held no such loans for sale.

     When it sells residential mortgage loans, Citizens generally retains the responsibility for collecting and remitting loan payments, inspecting the properties that secure the loans, making sure that monthly principal and interest payments and real estate tax and insurance payments are made, and otherwise servicing the loan. Citizens receives a servicing fee in the amount of one-fourth of 1% per annum on the outstanding principal amount of the loans serviced. The servicing fee is recognized as income over the life of the loan. At March 31, 1996, Citizens serviced $24 million in loans sold to the FHLMC.

     Citizens confines its loan origination activities primarily to Jefferson County. At March 31, 1996, loans totalling $300,000 were secured by property located outside of Indiana. Citizens' loan originations are generated from referrals from real estate dealers and existing customers, and newspaper and periodical advertising. Loan applications are processed and underwritten at any of Citizens' four full-service offices.

     Citizens' loan approval process is intended to assess the borrower's ability to repay the loan, the viability of the loan and the adequacy of the value of the property that will secure the loan. To assess the borrower's ability to repay, Citizens studies the employment and credit history and information on the historical and projected income and expenses of its mortgagors. Mortgage loans up to $100,000 may be approved by Citizens' Senior Loan Officer, and mortgage loans up to $200,000 may be approved by the President. All other mortgage loans are approved by at least three members of the Board of Directors. Loans secured by collateral other than real estate up to $300,000 may be approved by Citizens' President and loans secured by collateral other than real estate up to $100,000 may be approved by the Senior Loan Officer. All other loans secured by collateral other than real estate are approved by the Board of Directors. Citizens' President and Senior Loan Officer have lending authority of up to $50,000 and $25,000, respectively, for unsecured loans.

     Citizens generally requires appraisals on all property securing its loans and requires title insurance and a valid lien on its mortgaged real estate. Appraisals for all real property securing mortgage loans are performed by an independent appraiser who is a state-licensed appraiser. Citizens requires fire and extended coverage insurance in amounts at least equal to the principal amount of the loan and also requires flood insurance to protect the property securing its interest if the property is in a flood plain. Citizens does not currently require that accounts be established by its borrowers to escrow insurance premiums and taxes for its portfolio loans.

     Citizens' underwriting standards for consumer and commercial loans are intended to protect against some of the risks inherent in making such loans.
Borrower character, paying habits and financial strengths are important considerations.

     Citizens occasionally purchases participations in nonresidential real estate and multi-family loans from other financial institutions. At March 31, 1996, Citizens held in its loan portfolio participations in mortgage loans aggregating $199,000 that it had purchased, all of which were serviced by others.

     The table below shows loan origination, purchase and repayment activities of Citizens for the periods indicated.


                                                             Three Months Ended
                                                                 March 31,                         Year Ended December 31,
                                                        --------------------------        ------------------------------------------
                                                          1996             1995            1995             1994              1993
                                                          ----             ----            ----             ----              ----
                                                                                      (In thousands)
Loan Originations:
   Single family residential.......................     $4,440              $1,835        $24,992           $11,814         $25,219
   Multi-family residential........................        ---                 417          1,117               200             ---
   Nonresidential real estate......................        559                 671          2,578             1,925           1,704
   Construction....................................        989               1,075          4,050             3,389           1,240
   Commercial......................................      2,304               1,404          9,213             6,150           4,787
   Consumer and other..............................      1,211               1,890          7,433             6,571           4,664
                                                        ------              ------        -------           -------         -------
     Total loans originated........................      9,503               7,292         49,383            30,049          37,614
Purchases..........................................        ---                 ---            200                 7             ---
                                                        ------              ------        -------           -------         -------
     Total loans originated and purchased..........      9,503               7,292         49,583            30,056          37,614
Sales and Loan Principal Reductions:
   Loans sold......................................      7,869                 463          8,689             3,177          16,567
   Loan principal reductions.......................        328               4,570         30,296            16,972          19,781
                                                        ------              ------        -------           -------         -------
     Total loans sold and principal reductions.....      8,197               5,033         38,985            20,149          36,348
Increase (decrease) due to other items, net........       (150)                  1            ---                29             (41)
                                                        ------              ------        -------           -------         -------
Net increase in loan portfolio.....................     $1,156              $2,260        $10,598           $ 9,936         $ 1,225
                                                        ======              ======        =======           =======         =======

     Origination and Other Fees. Citizens realizes income from loan origination fees, loan servicing fees, late charges, checking account service charges, and fees for other miscellaneous services. Late charges are generally assessed if payment is not received within a specified number of days after it is due. The grace period depends on the individual loan documents.

Non-Performing and Problem Assets

     All loans are written off to the extent and at such time as management determines the loans are unsecured and uncollectible. Delinquency notices are sent with respect to all mortgage loans contractually past due 5 to 10 days. When loans are 30 days in default, personal contact is made with the borrower to establish an acceptable repayment schedule. Management is authorized to commence foreclosure proceedings for any loan upon making a determination that it is prudent to do so. All loans for which foreclosure proceedings have been commenced are written-off with recoveries taken upon the sale of the property securing the loan.

     Commercial and consumer loans are treated similarly. Interest income on consumer and other nonmortgage loans is accrued over the term of the loan except when serious doubt exists as to the collectibility of a loan, in which case the loan is written-off or written down to the fair value of the collateral securing the loan. It is Citizens' policy to recognize losses on these loans as soon as they become apparent.

     Loan Write-Offs. For the year ended December 31, 1995, Citizens wrote off loans totaling $92,000, net of recoveries, compared to $40,000 for the year ended December 31, 1994. For the three months ended March 31, 1996, Citizens wrote off loans totaling $20,000, net of recoveries. Citizens held no REO as of March 31, 1996.

     The following table sets forth information regarding Citizens' non-performing loans, troubled debt restructuring, and real estate acquired through foreclosure at the dates indicated. At March 31, 1996, residential real estate loans, nonresidential real estate loans, consumer loans and commercial loans accounted for $75,000, $114,000, $33,000 and $40,000, respectively, of non-performing assets.



                                                                                                  At December 31,
                                                        At March 31,                 ------------------------------------------
                                                            1996                      1995              1994             1993
                                                        ------------                 ------            ------           -------
                                                                              (Dollars in thousands)
Non-performing assets:
   Non-performing loans (1)..........................      $ 262                     $ 297             $  93             $  36
   Troubled debt restructurings......................        ---                       ---               ---               ---
                                                           -----                     -----             -----             -----
     Total non-performing loans......................        262                       297                93                36
   Foreclosed real estate............................        ---                       ---               ---               ---
                                                           -----                     -----             -----             -----
     Total non-performing assets.....................      $ 262                     $ 297             $  93             $  36
                                                           =====                     =====             =====             =====

Non-performing loans to total loans..................       0.63%                     0.73%             0.31%             0.18%
                                                            ====                      ====              ====              ====
Non-performing assets to total assets................       0.45%                     0.54%             0.23%             0.11%
                                                            ====                      ====              ====              ====


(1) Loans continue to accrue interest until such time as they are deemed uncollectible. At that time, loans are written off, in the case of unsecured loans, and written down to fair value of the collateral, in the case of secured loans.

     At March 31, 1996, Citizens held loans delinquent from 30 to 89 days aggregating $1.6 million, or 2.7% of total assets. Citizens was not aware of any other loans, the borrowers of which were experiencing financial difficulties. In addition there were no other assets that would need to be disclosed as non-performing assets.

     Delinquent Loans. The following table sets forth certain information at March 31, 1996, and at December 31, 1995, 1994 and 1993, relating to delinquencies in Citizens' portfolio.

                                          At March 31, 1996                                    At December 31, 1995
                            -------------------------------------------------     ------------------------------------------------
                                  60-89 Days           90 Days or More                  60-89 Days           90 Days or More
                            --------------------    -------------------------     -----------------------  -----------------------
                                       Principal                   Principal                   Principal                 Principal
                             Number   Balance of      Number       Balance of       Number     Balance of   Number      Balance of
                            of Loans    Loans        of Loans       Loans          of Loans      Loans     of Loans      Loans  of
                            --------    -----        --------       -----          --------      -----     --------      -----  --
                                                                    (Dollars in thousands)


Residential real
   estate loans............     4       $118              4        $    75             3        $    61          5            $118
Multi-family loans.........   ---        ---            ---            ---           ---            ---        ---             ---
Construction loans.........   ---        ---            ---            ---             1            390        ---             ---
Non-residential
   real estate loans.......     2        340              1            114           ---            ---          1             114
Consumer loans.............    21        104             12             33            20             65          6              35
Commercial loans...........     2         14              1             40             1              6          1              30
                               --       ----             --           ----            --           ----         --            ----
   Total...................    29       $576             18           $262            25           $522         13            $297
                               ==       ====             ==           ====            ==           ====         ==            ====
Delinquent loans to
   total gross loans.......                                           1.99%                                                   2.01%
                                                                      ====                                                    ====




                                          At December 31, 1994                                 At December 31, 1993
                            -------------------------------------------------     ------------------------------------------------
                                  60-89 Days           90 Days or More                  60-89 Days            90 Days or More
                            --------------------    -------------------------     -----------------------  -----------------------
                                       Principal                   Principal                   Principal                 Principal
                             Number   Balance of      Number       Balance of       Number     Balance of   Number      Balance of
                            of Loans    Loans        of Loans       Loans          of Loans      Loans     of Loans      Loans  of
                            --------    -----        --------       -----          --------      -----     --------    ------------
                                                                    (Dollars in thousands)
Residential real                1      $    39            2          $47                3       $    96          1            $18
   estate loans............   ---          ---          ---          ---              ---           ---        ---            ---
Multi-family loans.........   ---          ---          ---          ---              ---           ---        ---            ---
Construction loans.........
Non-residential                 1          121          ---          ---              ---           ---        ---            ---
   real estate loans.......     9           37            9           46               17            96          4             13
Consumer loans.............     3           34          ---          ---              ---           ---          1              5
                               --         ----           --          ---               --          ----          -            ---
Commercial loans...........    14         $231           11          $93               20          $192          6            $36
                               ==         ====           ==          ===               ==          ====         ==            ===
   Total...................
Delinquent loans to                                                 1.07%                                                    1.13%
   total gross loans.......                                         ====                                                     ====

     Classified assets. Citizens' Asset Classification Policy provides for the classification of loans and other assets such as debt and equity securities considered to be of lesser quality as "substandard," "doubtful" or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

     An insured institution is required to establish general allowances for loan losses in an amount deemed prudent by management for loans classified substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount.

     At March 31, 1996, the aggregate amount of Citizens' classified assets, and of Citizens' general and specific loss allowances were as follows:

                                                          At March 31, 1996
                                                          -----------------
                                                           (In thousands)

Substandard assets...................................            $ 347
Doubtful assets......................................              ---
Loss assets..........................................             ---
                                                                 -----
    Total classified assets..........................            $ 347
                                                                 =====
General loss allowances..............................            $ 478
Specific loss allowances.............................              ---
                                                                 -----
    Total allowances.................................            $ 478
                                                                 =====

     Citizens regularly reviews its loan portfolio to determine whether any loans require classification in accordance with applicable regulations. Not all of Citizens' classified assets constitute non-performing assets.

Allowance for Loan Losses

     The allowance for loan losses is maintained through the provision for loan losses, which is charged to earnings. The provision for loan losses is determined in conjunction with management's review and evaluation of current economic conditions (including those of Citizens' lending area), changes in the character and size of the loan portfolio, loan delinquencies (current status as well as past and anticipated trends) and adequacy of collateral securing loan delinquencies, historical and estimated net charge-offs, and other pertinent information derived from a review of the loan portfolio. In management's opinion, Citizens allowance for loan losses is adequate to absorb anticipated future losses from loans at March 31, 1996. However, there can be no assurance that regulators, when reviewing Citizens' loan portfolio in the future, will not require increases in its allowances for loan losses or that changes in economic conditions will not adversely affect Citizens' loan portfolio.

     The following is a summary of activity in Citizens' allowance for loan losses for the periods indicated. The allowance for loan losses is not allocated to any specific loan type.


                                                        Three months                                Year Ended
                                                       ended March 31,                              December 31,
                                                   -----------------------          ----------------------------------------
                                                    1996            1995              1995              1994            1993
                                                   ------           ----            --------           ------           ----
                                                                     (Dollars in thousands)
Balance of allowance at beginning
   of period................................        $348             $336             $336              $359              $316
Charge-offs:
   Single-family residential................         ---              ---              ---               ---               ---
   Consumer and other.......................          24               18              147                83                70
                                                    ----             ----             ----              ----              ----
       Total charge-offs....................          24               18              147                83                70
Recoveries..................................           4                8               55                43                63
                                                    ----             ----             ----              ----              ----
Net charge-offs.............................          20               10               92                40                 7
Provision for losses on loans...............         150                9              104                17                50
                                                    ----             ----             ----              ----              ----
Balance at end of period....................        $478             $335             $348              $336              $359
                                                    ====             ====             ====              ====              ====
Allowance for loan losses as a percent
   of total loans outstanding...............         1.15%           1.03%             0.86%            1.13%             1.80%
                                                     ====            ====              ====             ====              ====
Ratio of net charge-offs to average
   loans outstanding........................         0.05%           0.03%             0.25%            0.17%             0.04%
                                                     ====            ====              ====             ====              ====

Investments and Mortgage-Backed Securities

     Investments. Citizens' investment portfolio consists of U.S. government and agency obligations, municipal securities, FHLB stock and FRB Stock. At March 31, 1996, approximately $5.0 million, or 8.6%, of Citizens' total assets consisted of such investments, all of which was classified as available for sale.

     The following table sets forth the composition of Citizens' investment portfolio (excluding interest-bearing deposits) at the dates indicated.



                                                                                           At December 31,
                                                At March 31,       --------------------------------------------------------------
                                                    1996                   1995                  1994                 1993
                                             ------------------    ------------------   -------------------    ------------------
                                             Amortized   Market    Amortized   Market    Amortized   Market    Amortized   Market
                                               Cost       Value      Cost       Value      Cost       Value      Cost       Value
                                               ----       -----      ----       -----      ----       -----      ----       -----
                                 (In thousands)
Held to Maturity:
   U.S. Government agency obligations.....$     ---  $     ---  $     ---$     ---      $1,465     $1,453     $   500    $   505
   Municipal securities...................      ---        ---        ---      ---         674        604         559        562
     Total held to maturity...............      ---        ---        ---      ---       2,139      2,057       1,059      1,067
Available for Sale and Equity Securities:
   U. S. Treasury notes...................    2,498      2,498        ---      ---         ---        ---         ---        ---
   U. S. Government agency obligations....      997        986        151      151         ---        ---         500        513
   Municipal securities...................    1,132      1,136      1,132    1,155         425        433         653        673
FRB stock.................................       80         80         80       80          80         80          80         80
FHLB stock................................      271        271        271      271         118        118         107        107
                                              -----      -----      -----   ------     -------     ------      ------      -----
     Total available for sale
       and equity securities..............    4,978      4,971      1,634    1,657         623        631       1,340      1,373
                                             ======     ======     ======   ======      ======     ======      ======     ======
       Total..............................   $4,978     $4,971     $1,634   $1,657      $2,762     $2,688      $2,397     $2,440
                                             ======     ======     ======   ======      ======     ======      ======     ======

     The  following  table  sets  forth  the  amount  of  investment  securities
(excluding FHLB stock and FRB stock) which mature during each of the periods indicated and the weighted average yields for each range of maturities at March 31, 1996.


                                                         Amount at March 31, 1996 which matures in
                         ----------------------------------------------------------------------------------------------------------
                              Less than              One Year             Five Years             More Than
                              One Year             to Five Years         to Ten Years            Ten Years              Total
                         ------------------    ------------------    ------------------    ------------------    ------------------
                         Amortized   Market    Amortized   Market    Amortized   Market    Amortized   Market    Amortized   Market
                           Cost       Value      Cost       Value      Cost       Value      Cost       Value      Cost       Value
                           ----       -----      ----       -----      ----       -----      ----       -----      ----       -----
                                                                               (In thousands)
U.S. Government
   agency obligations.... $ ---      $ ---  $     ---  $     ---    $   997    $   986     $  ---     $  ---    $   997    $   986
U.S. Treasury notes......   ---        ---      2,498      2,498        ---        ---        ---        ---      2,498      2,498
Municipal securities.....   ---        ---        ---        ---        977        978        155        158      1,132      1,138
                          -----      -----     ------     ------     ------     ------       ----       ----     ------     ------
     Total............... $ ---      $ ---     $2,498     $2,498     $1,974     $1,964       $155       $158     $4,627     $4,620
                          =====      =====     ======     ======     ======     ======       ====       ====     ======     ======


     Mortgage-Backed Securities. At March 31, 1996, Citizens had approximately $3.5 million of mortgage-backed securities outstanding, all of which were classified as available for sale. These mortgage-backed securities may be used as collateral for borrowings and through repayments, as a source of liquidity.

     The following table sets forth the carrying value and market value of Citizens' mortgage-backed securities at the dates indicated.

                                                 At March 31,                                   At December 31,
                                                     1996                      1995                  1994                 1993
                                             -------------------      -------------------   ------------------    -----------------
                                            Amortized   Market       Amortized    Market   Amortized    Market   Amortized    Market
                                              Cost       Value          Cost       Value      Cost       Value      Cost       Value
                                              ----       -----          ----       -----      ----       -----      ----       -----
                                                                                 (In thousands)

Held to maturity:
   FHLMC Participation
    certificates.............             $     ---    $     ---        $    ---  $    ---    $   462    $   430   $   701   $   718
   FNMA Participation
    certificates.............                   ---          ---             ---       ---      2,256      2,093     2,833     2,848
     Total mortgage backed
      securities designated as
      held to maturity.......                   ---          ---             ---       ---      2,718      2,523     3,534     3,566
Available for sale:
   Government agency
    securities...............                 2,619        2,576           2,728     2,699      1,579      1,459     1,575     1,595
   Collaterialized mortgage
    obligations..............                   879          853             879       863        879        872       899       886
                                             ------       ------          ------    ------     ------     ------    ------    ------
     Total mortgage backed
      securities designated as
      available for sale.....                 3,498        3,429           3,607     3,562      2,458      2,331     2,474     2,481
                                             ------       ------          ------    ------     ------     ------    ------    ------
      Total mortgage-backed
        securities...........                $3,498       $3,429          $3,607    $3,S562     $5,176     $4,854    $6,008   $6,047
                                             ======       ======          ======    ======     ======     ======    ======    ======


     The following table sets forth the amount of mortgage-backed securities which mature during each of the periods indicated and the weighted average yields for each range of maturities at December 31, 1995.


                                                                        Amount at December 31, 1995 which matures in
                                                  --------------------------------------------------------------------------------
                                                          One Year                    One Year to                 After
                                                           or Less                     Five Years               Five Years
                                                  ------------------------      -----------------------    -----------------------
                                                   Amortized       Average      Amortized       Average    Amortized      Average
                                                     Cost           Yield         Cost           Yield       Cost          Yield
                                                     ----           -----         ----           -----       ----          -----
                                                                                 (Dollars in thousands)
Mortgage-backed securities
   Available for sale...........................      $---           ---%       $2,609          6.99%         $998          6.42%
                                                      ====           ===        ======          ====          ====          ====


     The following table sets forth the changes in Citizens' mortgage-backed securities portfolio for the three-month periods ended March 31, 1996 and 1995 and for the years ended December 31, 1995, 1994 and 1993.

                                                    For the Three Months                         For the Year Ended
                                                       Ended March 31,                              December 31,
                                                  ------------------------           -------------------------------------------
                                                   1996              1995             1995              1994             1993
                                                  -------           ------           ------            -------          --------
                                                                        (In thousands)
Beginning balance...........................        $3,562           $5,049            $5,049           $6,008            $5,929
Purchases...................................           ---              448               887            1,495             5,553
Sales.......................................           ---              ---            (1,925)            (916)           (2,589)
Monthly repayments..........................          (113)            (166)             (494)          (1,372)           (2,758)
Premium and discount
   amortization, net........................             3               (3)              (28)             (39)             (127)
Unrealized gains (losses) on securities
   available for sale.......................           (23)              45                73             (127)              ---
                                                    ------           ------            ------           ------            ------
Ending balance..............................        $3,429           $5,373            $3,562           $5,049            $6,008
                                                    ======           ======            ======           ======            ======

Sources of Funds

     General. Deposits have traditionally been Citizens' primary source of funds for use in lending and investment activities. In addition to deposits, Citizens derives funds from scheduled loan payments, loan prepayments, investment maturities, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition. Borrowings from the FHLB of Indianapolis may be used in the short-term to compensate for reductions in deposits or deposit inflows at less than projected levels. Citizens rarely borrows on a longer-term basis, for example, to support expanded activities or to assist in its asset/liability management.

     Deposits. Deposits are attracted, principally from within Jefferson County, through the offering of a broad selection of deposit instruments including fixed-rate certificates of deposit, NOW and other transaction accounts, individual retirement accounts and savings accounts. Citizens does not actively solicit or advertise for deposits outside of Jefferson County. Substantially all of Citizens' depositors are residents of that county. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds remain on deposit and the interest rate. Citizens does not pay a fee for any deposits it receives.

     Interest rates paid, maturity terms, service fees and withdrawal penalties are established by Citizens on a periodic basis. Determination of rates and terms are predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals, and applicable regulations. Citizens relies, in part, on customer service and long-standing relationships with customers to attract and retain its deposits, but also closely prices its deposits in relation to rates offered by its competitors.

     The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates and competition. The variety of deposit accounts offered by Citizens has allowed it to be competitive in obtaining funds and to respond with flexibility to changes in consumer demand. Citizens has become more susceptible to short-term fluctuations in deposit flows as customers have become more interest rate conscious. Citizens manages the pricing of its deposits in keeping with its asset/liability management and profitability objectives. Based on its experience, Citizens believes that its passbook, NOW and non-interest-bearing checking accounts are relatively stable sources of deposits. However, the ability of Citizens to attract and maintain certificates of deposit, and the rates paid on these deposits, have been and will continue to be significantly affected by market conditions. Citizens has experienced sustained growth in its deposit portfolio over the past three years as a result of Citizens' emphasis on cross-selling techniques. Management expects to continue to emphasize cross-selling techniques in an effort to maintain growth in its deposit portfolio, but no assurances can be given that such growth will continue in the future.

     Deposit Accounts. The following table sets forth the deposit activities of Citizens in dollar amounts and as percentages of total deposits at March 31, 1996.

                                                      Minimum        Balance at                          Weighted
                                                      Opening         March 31,           % of            Average
Type of Account                                       Balance           1996            Deposits           Rate
- ---------------                                       -------           ----            --------           ----
                                                                       (Dollars in thousands)
Withdrawable:
   Demand deposits..........................    $       100           $  6,332            12.0%             2.18%
   Savings and NOW accounts.................            100             18,282            34.7              3.22
     Total withdrawable.....................                            24,614            46.7              3.11
Certificates (original terms):
   6 months.................................            500              1,013             1.9
   9 months.................................            500                329             0.6
   12 months................................            500             10,848            20.6
   24 months................................            500              1,139             2.2
   30 months ...............................            500              2,552             4.8
   36 months................................            500              2,792             5.3
   48 months................................            500                799             1.5
   60 months................................            500                619             1.2
IRAs:
   12 months................................            500                416             0.8
   24 months................................            500                293             0.6
   30 months ...............................            500                 53             0.1
   36 months................................            500                568             1.0
   48 months................................            500                107             0.2
   60 months................................            500                633             1.2
Jumbo certificates..........................        100,000              5,972            11.3
                                                                        ------            ----
   Total certificates.......................                            28,133            53.3              5.90
                                                                        ------            ----              ----
Total deposits..............................                           $52,747           100.0%             4.60%
                                                                       =======           =====              ====


     The following table presents the distribution of Citizens' time deposits by various interest rate categories as of the dates indicated:

                                                                      At December 31,
                                       At March 31,    -------------------------------------------
                                           1996            1995             1994             1993
                                          Amount          Amount           Amount           Amount
                                          ------          ------           ------           ------
                                                               (In thousands)
3.00 to 4.00%.......................   $     338       $     141         $  2,573         $  6,651
4.01 to 6.00%.......................      15,178          12,610           10,502            4,545
6.01 to 8.00%.......................      12,616          14,718            4,118              951
8.01 to 10.00%......................           1               1               66              409
                                         -------         -------          -------          -------
     Total..........................     $28,133         $27,470          $17,259          $12,556
                                         =======         =======          =======          =======

     The following table represents, by various interest rate categories, the amounts of time deposits maturing during each of the three years following March 31, 1996. Matured certificates, which have not been renewed as of March 31, 1996, have been allocated based upon certain rollover assumptions.


                                                                            Amounts at March 31, 1996
                                               ------------------------------------------------------------------------------
                                                 One Year                 Two                  Three             Greater Than
                                                  or Less                Years                 Years              Three Years
                                                  -------                -----                 -----              -----------
                                                                               (In thousands)
3.00 to 3.99%...............................   $      300            $     ---             $     ---             $     ---
4.00 to 4.99%...............................        2,100                  ---                   ---                   ---
5.00 to 5.99%...............................       14,771                2,014                   211                   384
6.00 to 6.99%...............................        2,333                1,152                 1,180                   729
7.00 to 7.99%...............................          100                2,529                   330                   ---
8.00 to 8.99%...............................          ---                  ---                   ---                   ---
   Total....................................      $19,604               $5,695                $1,721                $1,113

     The following table indicates the amount of Citizens' jumbo and other certificates of deposit of $100,000 or more by time remaining until maturity as of March 31, 1996.

                                                              At March 31, 1996
Maturity Period                                               -----------------
- ---------------                                                 (In thousands)
Three months or less.......................................          $2,257
Greater than three months through six months...............           1,819
Greater than six months through twelve months..............             792
Over twelve months.........................................           1,104
                                                                     ------
     Total.................................................          $5,972
                                                                     ======

         The following table sets forth the dollar amount of savings deposits in the various types of deposits offered by Citizens at the dates indicated, and the amount of increase or decrease in such deposits as compared to the previous period.


                                                                                    DEPOSIT ACTIVITY
                                                  --------------------------------------------------------------------------------
                                                    Balance                     Increase        Balance                   Increase
                                                      at                       (Decrease)         at                     (Decrease)
                                                   March 31,         % of         from       December 31,      % of         from
                                                     1996          Deposits       1995           1995        Deposits       1994
                                                  ----------       --------    ----------    ------------    --------    ----------
                                                                                (Dollars in thousands)
Withdrawable:
   Demand Deposits............................... $  6,332          12.0%        $(2,619)      $  8,951       18.2%   $     108
   Savings and NOW accounts......................   18,282          34.7           5,476         12,806       26.0          895
     Total withdrawable..........................   24,614          46.7           2,857         21,757       44.2        1,003
Certificates (original terms):
   6 months......................................    1,013           1.9            (107)         1,120        2.2         (636)
   9 months......................................      329           0.6          (1,109)         1,438        2.9        1,019
   12 months.....................................   10,848          20.6             709         10,139       20.6        5,833
   24 months.....................................    1,139           2.2             350            789        1.6          250
   30 months ....................................    2,552           4.8              30          2,522        5.1          319
   36 months.....................................    2,792           5.3              78          2,714        5.5        2,511
   48 months.....................................      799           1.5              61            738        1.5           58
   60 months.....................................      619           1.2              (4)           623        1.3           94

IRAs:
   12 months.....................................      416           0.8             (82)           498        1.0          205
   24 months.....................................      293           0.6               4            289        0.6          147
   30 months ....................................       53           0.1             ---             53        0.1           (3)
   36 months.....................................      568           1.0             134            434        1.0          346
   48 months.....................................      107           0.2             (77)           184        0.4          (20)
   60 months.....................................      633           1.2             ---            633        1.3            7
Jumbo certificates...............................    5,972          11.3             676          5,296       10.7           83
                                                   -------         -----          ------        -------      -----      -------
   Total certificates............................   28,133          53.3             663         27,470       55.8       10,213
                                                   -------         -----          ------        -------      -----      -------
Total deposits...................................  $52,747         100.0%         $3,520        $49,227      100.0%     $11,216
                                                   =======         =====          ======        =======      =====      =======



                                                                            DEPOSIT ACTIVITY
                                                 -------------------------------------------------------------------
                                                    Balance                     Increase        Balance
                                                      at                       (Decrease)         at
                                                 December 31,        % of         from       December 31,      % of
                                                     1994          Deposits       1993           1993        Deposits
                                                 ------------      --------     --------     ------------    --------
                                                                                (Dollars in thousands)
Withdrawable:
  Demand Deposits............................... $  8,843          23.3%       $    181       $  8,662       28.8%
   Savings and NOW accounts......................   11,911          31.3           3,039          8,872       29.5
                                                   -------         -----         -------        -------      -----
     Total withdrawable..........................   20,754          54.6           3,220         17,534       58.3
Certificates (original terms):
   6 months......................................    1,756           4.6            (371)         2,127        7.2
   9 months......................................      419           1.1            (936)         1,355        4.5
   12 months.....................................    4,306          11.4           2,013          2,293        7.6
   24 months.....................................      539           1.4            (211)           750        2.5
   30 months ....................................    2,203           5.9           2,198              5        *
   36 months.....................................      203           0.5             (49)           252        0.8
   48 months.....................................      680           1.8             132            548        1.8
   60 months.....................................      529           1.4            (167)           696        2.3

IRAs:
   12 months.....................................      293           0.8               9            284        0.9
   24 months.....................................      142           0.4               7            135        0.4
   30 months ....................................       56                            (4)            60        0.2
   36 months.....................................       88           0.2               5             83        0.3
   48 months.....................................      204           0.5              (9)           213        0.7
   60 months.....................................      626           1.6             150            476        1.6
Jumbo certificates...............................    5,213          13.7           1,935          3,278       10.9
                                                   -------         -----         -------        -------      -----
   Total certificates............................   17,257          45.4           4,702         12,555       41.7
                                                   -------         -----         -------        -------      -----
Total deposits...................................  $38,011         100.0%        $ 7,922        $30,089      100.0%
                                                   =======         =====         =======        =======      =====


     Borrowings. Citizens focuses on generating high quality loans and then seeks the best source of funding from deposits, investments or borrowings. At March 31, 1996, Citizens had $1.5 million in borrowings from the FHLB of Indianapolis which had interest rates of 6.62%. Citizens paid off these borrowings in April, 1996. Citizens does not anticipate any difficulty in obtaining advances appropriate to meet its requirements in the future.

     The following table presents certain information relating to the Citizens borrowings at or for the three months ended March 31, 1996 and 1995 and at or for the years ended December 31, 1995, 1994 and 1993.



                                                                 At or for the
                                                                 Three Months                        At or for the Year
                                                                Ended March 31,                      Ended December 31,
                                                          -------------------------          ---------------------------------
                                                            1996             1995              1995          1994        1993
                                                          ---------         ------            ------        ------       -----
                                                                            (Dollars in thousands)
FHLB Advances:
Outstanding at end of period.........................       $1,500             $200           $1,500         $---          $---
Average balance outstanding for period...............        1,500               78            1,134           16           ---
Maximum amount outstanding at any
     month-end during the period.....................        1,500              200            1,500          ---           ---
Weighted average interest rate
     during the period...............................         6.67%            5.13%            6.17%        6.25%          ---%
Weighted average interest rate
     at end of period................................         6.62%            6.16%            6.62%         ---%          ---%

Properties

     The following table provides certain information with respect to Citizens' offices as of March 31, 1996.

                                                           Net Book Value
                                                             of Property
                                             Year            Furniture,       Approximate
                                           Opened or        Fixtures and        Square
Description and Address                    Acquired           Equipment         Footage
- ------------------------                   ---------       --------------     ------------
                                                       (Dollars in thousands)
Offices in Madison, Indiana
   Main Office:
   430 Clifty Drive...................        1983                 $707           6,084
   Downtown Office:
   307 West Main Street..............         1986                   14           1,500
   Wal-Mart Banking Center:
   567 Ivy Tech Drive.................        1995                  141             517

Office in Hanover, Indiana
   Hanover Banking Center:
   10 Medical Plaza Drive.............        1995                  511             656



     Citizens owns computer and data processing equipment which is used for transaction processing, loan origination, and accounting. The net book value of electronic data processing equipment owned by Citizens was approximately $85,000 at March 31, 1996.

     Citizens operates four ATMs, one at each office location. Citizens' ATMs participate in the PLUS(R) and MAC(R) networks.

Employees

     As of March 31, 1996, Citizens employed 30 persons on a full-time basis and 5 persons on a part-time basis. None of Citizens' employees is represented by a collective bargaining group. Management considers its employee relations to be excellent.

     Citizens' employee benefits for full-time employees include, among other things, a 401(k) plan, major medical and long-term disability insurance.

     Employee benefits are considered by management to be competitive with those offered by other financial institutions and major employers in Citizens' area. See "Executive Compensation and Related Transactions of Citizens."

Legal Proceedings

     Although Citizens, from time to time, is involved in various legal proceedings in the normal course of business, there are no material legal proceedings to which Citizens is a party or to which any of its property is subject.

                        MANAGEMENT OF THE HOLDING COMPANY

Directors and Executive Officers of the Holding Company

     The Board of Directors of the Holding Company currently consists of six directors, each of whom is also a director of Madison First. The directors of the Holding Company are divided into three classes, and one-third of the Board is to be elected at each annual meeting of the shareholders of the Holding Company. Upon consummation of the Acquisition it is anticipated that Jonnie L. Davis, who currently serves as a director of Citizens, will be appointed to the Board of Directors of the Holding Company. The initial terms of the directors expire at the Holding Company's first shareholders' meeting, which is anticipated to be held in April, 1997. At that meeting, it is anticipated that the directors will be nominated to serve for the following terms: the terms of Messrs. Dorten and Johann and of Ms. Davis will expire in 1998, the terms of Messrs. Hensley and Koehler will expire in 1999, and the terms of Messrs. Anger and Fritz will expire in 2000.

     The executive officers of the Holding Company are identified below. The executive officers of the Holding Company are elected annually by the Holding Company's Board of Directors.

     Name                      Position with Holding Company
     ----                      -----------------------------
James E. Fritz                 Director, President and Chief Executive Officer
Lonnie D. Collins              Secretary
John Wayne Deveary             Treasurer

                           MANAGEMENT OF MADISON FIRST

Directors of Madison First

     The Board of Directors of Madison First currently consists of six persons. Each director holds office for a term of three years, and one-third of the Board is elected at each annual meeting of the members of Madison First. Upon consummation of the Acquisition it is anticipated that Jonnie L. Davis, who currently serves as a director of Citizens, will be appointed to the Board of Directors of Madison First.

     The Board of Directors of Madison First met 13 times during the fiscal year ended December 31, 1995. No director attended fewer than 75% of the meetings of the Board of Directors held while he served as a director and the meetings of committees on which he served.

     Listed below are the current directors of Madison First:

                       Director of                   Position
                      Madison First  Expiration        with
Director                  Since        of Term     Madison First

Robert W. Anger           1981          1997         Director and
                                                       Vice President--Lending
Cecil L. Dorten           1990          1998         Vice Chairman
James E. Fritz            1995          1997         Director, President and
                                                       Chief Executive Officer
Michael J. Hensley        1995          1999         Director
Earl W. Johann            1987          1998         Director
Fred W. Koehler           1988          1999         Chairman

Presented  below is certain  information  concerning  the  directors  of Madison
First:

     Robert W. Anger (age 58) has served as Madison First's Vice President -- Lending since May, 1995. Prior to that, Mr. Anger served as Madison First's President and Chief Executive Officer. Mr. Anger also serves as a director of First Service and McCauley.

     Cecil L. Dorten (age 51) has served as the President of Ohio Valley Contractors, Inc., a highway and utility contracting firm, since 1983, and is a Brigadier General in the Indiana National Guard. Mr. Dorten also serves a director of First Service and McCauley.

     James E. Fritz (age 33) has served as Madison First's President and Chief Executive Officer since August, 1995. Prior to that Mr. Fritz served as the Chief Financial Officer of First Federal Savings Bank of Kokomo until January, 1995, and as a consultant to National City Corporation from January, 1995 to August, 1995. Mr. Fritz also serves as a director and the Secretary-Treasurer of First Service and a director of McCauley.

     Michael J. Hensley (age 40) has practiced law since January, 1989. Prior to that, Mr. Hensley served as a Compliance Officer, Assistant Trust Officer and the General Counsel to The Madison Bank & Trust Company from 1980 to January, 1989. Mr. Hensley also serves as a director of First Service and McCauley.

     Earl W. Johann (age 64) has served as the President and Chairman of the Board of Madison Distributing Co. since 1979. Mr. Johann also serves as a director of First Service and McCauley.

     Fred W. Koehler (age 55) is the former owner of Koehler Tire Co., a tire and automotive parts store in Madison, Indiana, and is the Auditor for Jefferson County. Mr. Koehler also serves as President of First Service and as a director of First Service and McCauley.

     Madison First also has a Director Emeritus program pursuant to which former directors of Madison First may continue to serve Madison First as an advisor to the Board of Directors upon their retirement or resignation from the Board. Currently, Jerry D. Allen, Madison First's Vice President -- Commercial Lending, and Joseph Hensley serve as Directors Emeritus of Madison First. Mr. Allen is paid fees of $600 per month for his service as a Director Emeritus, and Mr. Hensley receives no fees in connection with service as a Director Emeritus. See "-- Compensation of Directors."

Executive Officers of Madison First Who Are Not Directors

     Presented below is certain information regarding the executive officers of Madison First who are not directors:

          Name                                  Position
Traci A. Bridgford                     Vice President -- Compliance/Operations
Lonnie D. Collins                      Secretary
John Wayne Deveary                     Vice President and Treasurer

     Traci A. Bridgford (age 27) has served as the Vice President -- Compliance/Operations of Madison First since January, 1996. Prior to that, Ms. Bridgford served as Compliance Officer of Madison First from May, 1995 to
January, 1996. Ms. Bridgford served as the Senior Auditor, Controller and Compliance Officer for Union County National Bank ("Union County") from June, 1992 to April, 1995, and as Auditor and Controller of Union County from January, 1991 to June, 1992.

     Lonnie D. Collins (age 48) has served as Secretary of Madison First since September, 1994. Mr. Collins has also practiced law since October, 1975 and has served as Madison First's outside counsel since 1980.

     John Wayne Deveary (age 42) has served as a Vice President of Madison First since January, 1996 and as Treasurer since January, 1978. Mr. Deveary has been employed with Madison First since 1976.

Committees of the Boards of Directors of Madison First and the Holding Company

     The Loan Committee is the only committee of Madison First's Board of Directors that meets regularly and is comprised of all members of the Board. It meets weekly and is responsible for approving all mortgage loans.

     Madison First's Audit Committee, which is comprised of all outside directors, met one time during the fiscal year ended December 31, 1995. The Audit Committee recommends appointment of Madison First's independent accountants and meets with them to outline the scope, and review the results, of each audit.

     The Chairman of the Board of Directors of Madison First is required by Madison First's By-Laws to appoint a nominating committee consisting of three members of Madison First 30 days prior to each annual meeting. Such Committee is authorized to make nominations for directors in writing to Madison First's Secretary at least 15 days prior to the annual meeting which nominations are then posted at Madison First's office. Nominations for directors may also be made in writing by members and delivered to Madison First's Secretary at least 10 days prior to Madison First's annual meeting.

        EXECUTIVE COMPENSATION AND RELATED TRANSACTIONS OF MADISON FIRST

Remuneration of Named Executive Officer
         The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the President and Chief Executive Officer of Madison First for the fiscal year ended December 31, 1995. There were no executive officers of Madison First, as of December 31, 1995, who earned over $100,000 in salary and bonuses during that fiscal year.


                                                        Summary Compensation Table
                                                 ------------------------------------------------------------------
                                                              Annual Compensation
                                                 ------------------------------------------------------------------
     Name and Principal          Fiscal                                           Other Annual            All Other
          Position                Year            Salary             Bonus       Compensation(4)        Compensation
          --------                ----            ------             -----       ---------------        ------------

James E. Fritz, President and    1995(1)        $28,388 (3)         $2,539             --                    --
   Chief Executive Officer
Robert W. Anger, President       1995(2)        $65,045 (3)         $5,784             --                    --
   and Chief Executive Officer


(1) Mr. Fritz joined Madison First as President and Chief Executive Officer in August, 1995.

(2) Mr. Anger served as President and Chief Executive Officer of Madison First until August, 1995.

(3) Includes fees received for service on Madison First's Board of Directors. Mr. Fritz's current annual salary is $65,000.

(4) Each of Mr. Fritz and Mr. Anger received certain perquisites, but the incremental cost of providing such perquisites did not exceed the lesser of $50,000 or 10% of his salary and bonus.

Employment Contract

     Effective January 1, 1996, Madison First entered into the Fritz Agreement with James E. Fritz, Madison First's President and Chief Executive Officer. The Fritz Agreement is a three-year agreement and extends annually for an additional one-year term to maintain its three-year term if Madison First's Board of Directors determines to so extend it. Under the Fritz Agreement, Mr. Fritz receives an initial annual salary equal to his current salary subject to increases approved by the Board of Directors. The Fritz Agreement also provides, among other things, for Mr. Fritz's participation in other bonus and fringe benefit and benefits plans available to Madison First's employees. Mr. Fritz may terminate his employment upon ninety (90) days' prior written notice to Madison First. Madison First may discharge Mr. Fritz for just cause (as defined in the Fritz Agreement) at any time or in certain events specified by applicable law or regulations. If Madison First terminates Mr. Fritz's employment for other than just cause or Mr. Fritz terminates the Fritz Agreement for reasons specified therein and not within twelve months after a change in control of Madison First or the Holding Company, the Fritz Agreement provides for Mr. Fritz's receipt of a lump-sum or periodic payment of an amount equal to the sum of (A) Mr. Fritz's base salary through the end of the then-current term, plus (B) Mr. Fritz's base salary for an additional twelve-month period, plus (C) in Mr. Fritz's sole discretion and in lieu of continued participation in Madison First's fringe benefit plans, cash in an amount equal to the cost of obtaining all health, life, disability and other benefits in which Mr. Fritz would otherwise be eligible to participate. In the event Madison First terminates Mr. Fritz's employment for other than just cause or Mr. Fritz terminates the Fritz Agreement for reasons permitted therein within twelve months following a change in control of Madison First or the Holding Company, the Fritz Agreement provides for Mr. Fritz's receipt of a lump-sum payment of an amount equal to the difference between (A) the product of 2.99 times his "base amount" (as defined in Section 280G(b)(3) of the Code) and (B) the sum of any other parachute payments, as determined under Section 280G(b)(2) of the Code. If the payments provided for under the Fritz Agreement, together with any other payments made to Mr. Fritz by Madison First, are determined to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause Madison First to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation that would be paid to Mr. Fritz under the Fritz Agreement if such agreement were terminated after a change in control of Madison First would be $194,000.

Special Termination Agreements

     Effective as of the date of the Conversion, Madison First will enter into the Termination Agreements with its Covered Employees. The Termination Agreements have terms of one year, subject to annual extension by the Board of Directors of Madison First, and provide that upon the termination of a Covered Employee's employment by the employer for other than cause or by the Covered Employee for reasons specificied in the Termination Agreements, within 18 months after the Conversion or within 12 months following a "change in control" (as defined in the Termination Agreements) which occurs during the term of the applicable Termination Agreement, such Covered Employee shall be entitled to a lump sum payment of 100% of his or her base amount of compensation, as determined pursuant to Section 280G(b)(3) of the Code (the "Termination Benefit"). Covered Employees may elect to receive the Termination Benefit in semi-monthly payments over a twelve month period. The Termination Agreements also provide for continued life, health and disability coverage for Covered Employees until the expiration of twelve months following the termination of employment or until the Covered Employee obtains coverage from another employer, whichever occurs first. If a Covered Employee obtains coverage from another employer, and does not have substantially identical life, health and disability coverage, Madison First shall maintain substantially identical coverage on behalf of the Covered Employee for a period of twelve months.

Compensation of Directors

     All directors of Madison First are entitled to receive monthly director fees in the amount of $600 for their services. Jerry Allen also receives $600 per month as a Director Emeritus of Madison First. Outside directors of Madison First also receive fees in the amount of $100 for each special meeting of the Board. Total fees paid to directors of Madison First and Mr. Allen for the year ended December 31, 1995 were approximately $56,000.

     Madison First's directors and directors emeritus may, pursuant to deferred compensation agreements, defer payment of some or all of such directors' fees or salary for a maximum period of five years. Upon reaching the retirement age specified in their respective joinder agreements, directors who participate in the deferred compensation plan receive fixed monthly payments for a specific period ranging from 60 to 180 months, depending on the specific director's election in his joinder agreement, but may also elect to receive their benefits in a lump sum in the event of financial hardship. The agreements also provide for death and disability benefits.

     Madison First has purchased paid-up life insurance on the lives of directors and directors emeritus participating in the deferred compensation plan to fund benefits payable thereunder. The insurance is provided by Pacific Mutual and Transamerica. At March 31, 1996, the cash surrender value of the policies was carried on the books of Madison First at an amount equal to $729,000. Madison First expensed $10,000 in connection with these agreements for the year ended December 31, 1995.

     Directors of the Holding Company, First Service and McCauley are not currently paid directors' fees. The Holding Company may, if it believes it is necessary to attract qualified directors or otherwise beneficial to the Holding Company, adopt a policy of paying directors' fees.

Benefits

     Insurance Plans. Madison First's directors, officers and employees are provided with hospitalization, major medical, major dental, life insurance, short-term and long-term disability insurance, and other insurance benefits under group plans sponsored by the Indiana League of Savings Institutions Group Insurance Trust. Madison First pays all premiums for employees and their dependents.

     Pension  Plan.  Madison  First's  full-time  employees  are included in the
Pentegra Group retirement plan, a noncontributory multiple employer comprehensive pension plan (the "Pension Plan"). Separate actuarial valuations are not made for individual employer members of the Pension Plan. Madison First's employees are eligible to participate in the plan once they have completed six months of service for Madison First, if they complete 1,000 hours of service in a calendar year. An employee's pension benefits are 100% vested after five years of service.

     The Pension Plan provides for monthly or lump sum retirement benefits determined as a percentage of the employee's average salary (for his highest five consecutive years of salary) times his years of service. Salary includes base annual salary as of each January 1, exclusive of overtime, bonuses, fees and other special payments. Early retirement, disability, and death benefits are also payable under the Pension Plan, depending upon the participant's age and years of service. Madison First expensed approximately $9,000 for the Pension Plan during the fiscal year ended December 31, 1995.

     The estimated base annual retirement benefits presented on a straight-line basis payable at normal retirement age (65) under the Pension Plan to persons in specified salary and years of service classifications are as follows (benefits noted in the table are not subject to any offset).


                                                         Years of Service
Highest 5-Year   ------------------------------------------------------------------------------------------
    Average
 Compensation      15           20          25          30             35            40              50
- --------------   -------     -------     -------      -------      ---------      ---------       ---------
   $  40,000     $15,000     $20,000     $25,000      $30,000      $  35,000      $  40,000       $  45,000
   $  60,000     $22,500     $30,000     $37,500      $45,000      $  52,500      $  60,000       $  67,500
   $  80,000     $30,000     $40,000     $50,000      $69,000      $  70,000      $  80,000       $  90,000
    $100,000     $37,500     $50,000     $62,500      $75,000      $  87,500       $100,000        $112,500
    $120,000     $45,000     $60,000     $75,000      $90,000       $105,000       $120,000        $135,000


     Benefits are currently subject to maximum Code limitations of $120,000 per year. The years of service credited to Mr. Fritz under the Pension Plan as of December 31, 1995 were eight. The years of service credited to Mr. Anger under the Pension Plan as of December 31, 1995 were 23.

     Severance Programs. Madison First expects to implement a severance program as of the date of the Conversion for the benefit of all employees of Madison First who are not covered by Termination Agreements or by employment contracts. Pursuant to the severance program, any employee of Madison First who is terminated within 18 months following the Conversion or within twelve months following a change in control of the Holding Company or Madison First will be entitled to receive a lump-sum payment in an amount equal to three weeks compensation for every year of service with Madison First, up to a maximum of twelve months compensation.

Transactions With Certain Related Persons

     Madison First has followed a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence and other loans. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers totaled approximately $446,000, or 6.8% of consolidated retained earnings at March 31, 1996.

     Current law requires that all loans or extensions of credit to executive officers, directors, and principal shareholders be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of Madison First's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. Madison First's policy regarding loans to directors and all employees meets the requirements of current law.

     Lonnie D. Collins, Secretary of the Holding Company and Madison First, serves as counsel to and provides routine legal work for Madison First. In connection with his services in such capacity, Mr. Collins is paid an annual retainer of $3,000. In addition, Mr. Collins received $3,000 in fees for his legal work for Madison First for the year ended December 31, 1995. Mr. Collins also receives $600 per month for his service as Secretary to Madison First's Board of Directors. Madison First expects to continue using Mr. Collins' services for routine legal work following the Conversion and the Acquisition.

Employee Stock Ownership Plan and Trust

     The Holding Company has established for eligible employees of the Institutions an ESOP effective January 1, 1996, subject to Madison First's conversion to stock form. Employees with at least one year of employment with the Institutions and who have attained age twenty-one are eligible to participate. As part of the Conversion, the ESOP intends to borrow funds from the Holding Company and use such funds to purchase a number of shares equal to 8% of the Common Stock to be issued in the Conversion. Collateral for the loan will be the Common Stock purchased by the ESOP. The loan will be repaid principally from the Institutions' discretionary contributions to the ESOP over a period of 7 years. It is anticipated that the initial interest rate for the loan will be approximately 8.25%. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among ESOP participants on the basis of compensation in the year of allocation. No allocations will be made to any employee with respect to any compensation in excess of $50,000 per year, although the maximum is subject to cost-of-living increases. Benefits generally become 100% vested after three years of credited service. Prior to the completion of three years of credited service, a participant who terminates employment for reasons other than death, retirement, or disability will not receive any benefit under the ESOP. Forfeitures will be reallocated among remaining participating employees upon the earlier of the forfeiting participant's death or after the expiration of at least three years from the date on which such participant's employment was terminated. Benefits may be payable in the form of Common Stock or cash upon death, retirement, early retirement, disability or separation from service. The Institutions' contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated. SOP 93-6 requires the Institutions to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account. See "Risk Factors -- ESOP Compensation Expense."

     In connection with the establishment of the ESOP, the Holding Company will establish a committee of employees of the Institutions to administer the ESOP. will serve as corporate trustee of the ESOP. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares, and shares held in the suspense account, will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

Stock Option Plan

     At a meeting of the Holding Company's shareholders to be held at least six months after the completion of the Conversion, the Board of Directors intends to submit for shareholder approval the Stock Option Plan for directors, officers and employees of the Institutions and of the Holding Company. If approved by the shareholders, Common Stock in an aggregate amount equal to 10.0% of the shares issued in the Conversion would be reserved for issuance by the Holding Company upon the exercise of the stock options granted under the Stock Option Plan.
Assuming the issuance of 900,000 shares in the Conversion, an aggregate of 90,000 shares would be reserved for issuance under the Stock Option Plan. No options would be granted under the Stock Option Plan until the date on which shareholder approval is received. At that time, it is anticipated that options for the following number of shares will be granted to the following directors and executive officers of the Institutions and the Holding Company:

                                                          Percentage of Shares
                  Optionee                                Issued in Conversion
                  --------                                --------------------
James E. Fritz
    President, Chief Executive Officer
    and Director (1)........................................     1.20%
Robert D. Hoban
    President, Chief Executive Officer
    and Director (2)........................................     1.00
John Wayne Deveary
    Vice President and Treasurer (1)........................     0.60
Larry C. Fouse
    Chief Financial Officer
    and Controller (2)......................................     0.50
Carolyn B. Flowers
    Vice President--  Compliance/Operations (2).............     0.50
Mark A. Goley
    Vice President and Senior Loan Officer (2)..............     0.50
Fred W. Koehler
    Chairman (1)............................................     0.50
Robert W. Anger
    Vice President Lending and Director (1).................     0.45
Michael J. Hensley
    Director (1)............................................     0.45
Cecil L. Dorten
    Chairman (1)............................................     0.45
Earl W. Johann
    Director (1)............................................     0.45
Lonnie D. Collins
    Secretary (1)...........................................     0.40
Traci A. Bridgford
    Vice President-- Compliance/Operations (1)..............     0.30
Jonnie L. Davis
    Director (2)............................................     0.30
Burton P. Chambers
    Chairman (2)............................................     0.15
Van E. Shelton
    Director (2)............................................     0.15
Ralph E. Storm
    Director (2)............................................     0.15
Other employees.............................................     1.95
                                                                -----
    Total...................................................    10.00%
                                                                =====
- ----------
(1) Of Madison First.
(2) Of Citizens.

     It is anticipated that these options would be granted for terms of 10 years (in the case of incentive options) or 10 years and one day (in the case of non-qualified options), and at an option price per share equal to the fair market value of the shares on the date of grant of the stock options. Options will become exercisable at a rate of 20% at the end of each twelve (12) months of service with the Institutions after the date of grant, subject to early vesting in the event of death or disability. Options granted under the Stock Option Plan are adjusted for capital changes such as stock splits and stock dividends. Unless the Holding Company decides to call an earlier special meeting of shareholders, the date of grant of these options would be the date of the Holding Company's annual meeting of shareholders to be held in April, 1997.

     The Stock Option Plan would be administered by a Committee of disinterested directors of the Holding Company's Board of Directors. Options granted under the Stock Option Plan to employees could be "incentive" stock options designed to result in a beneficial tax treatment to the employee but no tax deduction to the Holding Company. Non-qualified stock options could also be granted under the Stock Option Plan, and will be granted to the non-employee directors listed in the chart above. In the event an option recipient terminated his or her employment for reasons other than retirement, disability, or death, the options would terminate during certain specified periods.

RRP

     At a meeting of the Holding Company's shareholders to be held at least six months after the completion of the Conversion, the Board of Directors also intends to submit for shareholder approval the RRP as a means of providing the directors, officers and employees of the Institutions and of the Holding Company with an ownership interest in the Holding Company in a manner designed to encourage such persons to continue their service with the Institutions and the Holding Company. The Institutions will contribute funds to the RRP from time to time to enable it to acquire an aggregate amount of Common Stock equal to up to 4.0% of the shares of Common Stock issued in the Conversion, either directly from the Holding Company or on the open market. In the event that additional authorized but unissued shares would be acquired by the RRP after the Conversion, the interests of existing shareholders would be diluted.

     No awards under the RRP would be made until the date the RRP is approved by the Holding Company's shareholders. At that time, it is anticipated that awards of the following number of shares would be made to the following directors, officers and employees of the Holding Company and the Institutions:

                                                          Percentage of Shares
                Recipient of                         Issued in Conversion to be
                   Awards                                 Awarded Under RRP
- -----------------------------------------            --------------------------
James E. Fritz
    President, Chief Executive Officer
    and Director (1)....................................         0.595%
Robert D. Hoban
    President, Chief Executive Officer
    and Director (2)....................................         0.500
John Wayne Deveary
    Vice President and Treasurer (1)....................         0.300
Larry C. Fouse
    Chief Financial Officer and Controller (2)..........         0.250
Carolyn B. Flowers
    Vice President--  Compliance/Operations (2).........         0.250
Mark A. Goley
    Vice President and Senior Loan Officer (2)..........         0.250
Fred W. Koehler
    Chairman (1)........................................         0.250
Robert W. Anger
    Vice President Lending and Director (1).............         0.220
Michael J. Hensley
    Director (1)........................................         0.220
Cecil L. Dorten
    Chairman (1)........................................         0.220
Earl W. Johann
    Director (1)........................................         0.220
Lonnie D. Collins
    Secretary (1).......................................         0.200
Traci A. Bridgford
    Vice President-- Compliance/Operations (1)..........         0.150
Jonnie L. Davis
    Director (2)........................................         0.150
Burton P. Chambers
    Chairman (2)........................................         0.075
Van E. Shelton
    Director (2)........................................         0.075
Ralph E. Storm
    Director (2)........................................         0.075
Other employees.........................................         0.075
                                                                 -----
    Total...............................................         4.000%
                                                                 =====
- ----------
(1) Of Madison First.
(2) Of Citizens.

     Awards would be nontransferable and nonassignable, and during the lifetime of the recipient could only be earned by and made to him or her. The shares which are subject to an award would vest and be earned by the recipient at a rate of 20% of the shares awarded at the end of each full twelve (12) months of service with the Institutions after the date of grant of the award. Awards are adjusted for capital changes such as stock dividends and stock splits. Notwithstanding the foregoing, awards would be 100% vested upon termination of employment or service due to death or disability. If employment or service were to terminate for other reasons, the grantee's nonvested awards will be forfeited. If employment or service is terminated for cause (as would be defined in the RRP), or if conduct would have justified termination or removal for cause, shares not already delivered under the RRP, whether or not vested, could be forfeited by resolution of the Board of Directors of the Holding Company.

     When shares become vested and could actually be distributed in accordance with the RRP, the participants would also receive amounts equal to accrued dividends and other earnings or distributions payable with respect thereto. When shares become vested under the RRP, the participant will recognize income equal to the fair market value of the Common Stock earned, determined as of the date of vesting. The amount of income recognized by the participant would be a deductible expense for tax purposes for the Holding Company. Shares not yet vested under the RRP will be voted by the Trustee of the RRP, taking into account the best interests of the recipients of the RRP awards.

                             MANAGEMENT OF CITIZENS

Directors of Citizens

     The Board of Directors of Citizens currently consists of five persons. Each director holds office for a term of one year. Upon consummation of the Acquisiton it is anticipated that James E. Fritz and Fred W. Koehler, who currently serve as directors of Madison First and the Holding Company, will be appointed to the Board of Directors of Citizens.

     The Board of Directors of Citizens met 13 times during the fiscal year ended December 31, 1995. No director attended fewer than 75% of the meetings of the Board of Directors held while he served as a director and the meetings of committees on which he served.

     Listed below are the directors of Citizens:

                            Director of         Position
                             Citizens             with
Director                       Since            Citizens

Burton P. Chambers             1982             Chairman
Jonnie L. Davis                1989             Director
Robert D. Hoban                1989             Director, President and
                                                    Chief Executive Officer
Van E. Shelton                 1981             Director
Ralph E. Storm                 1981             Director

     Presented  below  is  certain  information   concerning  the  directors  of
Citizens:

     Burton P. Chambers (age 84) has served as Chairman of Citizens' Board of Directors since 1986. Until 1992, Mr. Chambers was also the owner and operator of C&R Parts Service, Inc. of Madison, Indiana.

     Jonnie L. Davis (age 61) is currently employed as an administrative assistant with Fewel, Pettitt and Bender, a surveying firm in Madison, Indiana. From July 1994 to July 1995, Ms. Davis served as an accounting clerk for Stockdale Motors, an automobile retailer in Madison, Indiana. From April 1984 to December 1994, Ms. Davis served as a bookkeeping clerk for D&B Enterprises, a partnership involved in owning and operating apartment complexes and other nonresidential real estate ventures. From September 1991 to June 1993, Ms. Davis served as a Vice President and Assistant to the President and performed all accounting and financial functions for the Gust. K. Newberg Company, a general construction contractor in Madison, Indiana.

     Robert D. Hoban (age 54) has served as Citizens' President and Chief Executive Officer since October 1989. Prior to that, Mr. Hoban served as Executive Vice President of Union National Bank in New Albany, Indiana.

     Van E. Shelton (age 70) has served as the President of Shelton Farms, Inc. since 1976. Mr. Shelton also served as the Auditor for Jefferson County, Indiana from 1986 to 1994.

     Ralph E. Storm (age 65) has served as the President of the Charters & Tours Division of White Star Lines, Inc. since prior to January, 1991. Mr. Storm also served as President of Zingo, Inc., a refuse disposal company in Madison, Indiana, until October 1992.

Executive Officers of Citizens Who Are Not Directors

     Presented below is certain information regarding executive officers of Citizens who are not directors:

          Name                                   Position
Carolyn B. Flowers                      Vice President -- Compliance/Operations
Larry C. Fouse                          Chief Financial Officer and Controller
Mark A. Goley                           Vice President and Senior Loan Officer

     Carolyn B. Flowers (age 31) has served as Citizens' Vice President -- Compliance and Operations since December 1994. Ms. Flowers joined Citizens in February 1988 and served as Citizens' Operations and Compliance Officer from August 1993 to December 1994. Ms. Flowers also served as Citizens' internal auditor from January 1991 to August 1993.

     Larry C. Fouse (age 51) has served as Citizens' Chief Financial Officer and Controller since 1993. From 1989 to 1993, Mr. Fouse served as Citizens' Vice President and Operations Officer. Mr. Fouse joined Citizens in October 1988 and was formerly employed by the First Bank of Charlestown, Indiana.

     Mark A. Goley (age 40) has served as Citizens' Vice President and Senior Loan Officer since February 1992. Mr. Goley joined Citizens in March 1989 and served as a loan officer for Citizens from 1991 to February 1992. Prior to joining Citizens, Mr. Goley performed appraisal services as an independent contractor for the Federal Housing Administration and the Farm Credit Capital Corporation from 1987 to 1989 and served as a loan review officer with the Federal Land Bank from 1978 to 1986.

Committees of the Boards of Directors of Citizens

     The full Board of Directors acts on all matters in lieu of action by committees of the Board.

                 EXECUTIVE COMPENSATION AND RELATED TRANSACTIONS
                                   OF CITIZENS

Remuneration of Named Executive Officer

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the President and Chief Executive Officer of Citizens for the fiscal year ended December 31, 1995. There were no other executive officers of Citizens, as of December 31, 1995, who earned over $100,000 in salary and bonuses during that fiscal year.


                                                                     Summary Compensation Table
                                 -----------------------------------------------------------------------------------
                                                              Annual Compensation
                                                 -----------------------------------------------
     Name and Principal          Fiscal                                           Other Annual            All Other
          Position                Year            Salary             Bonus       Compensation(2)        Compensation
          --------                ----            ------             -----       ---------------        ------------

Robert D. Hoban, President and    1995           $100,000             ____             --                $6,000 (1)

   Chief Executive Officer

(1) Constitutes matching contributions made by Citizens to the 401(k) Plan (as defined below).

(2) Mr. Hoban received certain perquisites, but the incremental cost of providing such perquisites did not exceed the lesser of $50,000 or 10% of his salary and bonus.

Employment Contracts

     Citizens and Mr. Hoban entered into the 1995 Agreement which is a one-year agreement that automatically renews for an additional one-year term unless terminated by Citizens or Mr. Hoban in accordance with the terms of the 1995 Agreement. The 1995 Agreement provides, among other things, for (i) the payment to Mr. Hoban of a base salary subject to annual review and adjustment by Citizens' Board of Directors; (ii) Mr. Hoban's participation in other fringe benefit plans in the same manner and on the same basis as may be furnished to other executive management personnel of Citizens; (iii) Mr. Hoban's use of an automobile to be provided by Citizens; and (iv) Mr. Hoban's participation in a performance-based bonus program to be established and maintained by Citizens' Board of Directors. If the 1995 Agreement is terminated by Citizens or Citizens gives notice of its intention not to renew the 1995 Agreement at any time not following a change in control (as defined therein) of Citizens, the 1995 Agreement provides for (i) a severance payment to Mr. Hoban in an amount equal to his then-current salary, and (ii) continued health care coverage at Citizens' sole expense for Mr. Hoban and his eligible family members for a period of one year. The 1995 Agreement further provides that in the event that Mr. Hoban's duties and responsibilities are changed or the Board of Directors elects not to renew the 1995 Agreement following a change in control of Citizens, such may, at Mr. Hoban's election and upon written notice to Citizens, be deemed a termination of the 1995 Agreement entitling Mr. Hoban to (i) payment of a lump-sum amount equal to three times Mr. Hoban's then-current salary, subject to reduction to the extent necessary to prevent it from constituting a parachute payment under Section 280G of the Code, and (ii) continued health care coverage at Citizens' sole expense for Mr. Hoban and his eligible family members for a period of three years. The 1995 Agreement also contains a non-competition provision precluding Mr. Hoban from competing with Citizens for a period of one year after termination of the 1995 Agreement and provides for the payment of Mr. Hoban's then-current salary in the event of Mr. Hoban's disability up to a maximum of twelve months. As of the date hereof, the cash compensation that would be paid to Mr. Hoban under the 1995 Agreement if such agreement were terminated after a change in control of Citizens would be $300,000.

     Effective upon consummation of the Acquisition, Citizens expects to enter into the Hoban Agreement with Mr. Hoban. The Hoban Agreement is a three-year agreement and extends annually for an additional one-year term to maintain its three-year term if Citizens' Board of Directors determines to so extend it. Under the Hoban Agreement, Mr. Hoban receives an initial annual salary equal to his current salary subject to increases approved by the Board of Directors. The Hoban Agreement also provides, among other things, for Mr. Hoban's participation in other bonus and fringe benefit plans available to Citizens' employees. Mr. Hoban may terminate his employment upon ninety (90) days' prior written notice to Citizens. Citizens may discharge Mr. Hoban for just cause (as defined in the Hoban Agreement) at any time or in certain events specified by applicable law or regulations. If Citizens terminates Mr. Hoban's employment for other than just cause and not within twelve months after a change in control of Citizens or Holding Company, the Hoban Agreement provides for Mr. Hoban's receipt of a lump-sum or periodic payment of an amount equal to the sum of (A) Mr. Hoban's base salary through the end of the then-current term, plus (B) Mr. Hoban's base salary for an additional twelve-month period, plus (C) in Mr. Hoban's sole discretion and in lieu of continued participation in Citizens' fringe benefit plans, cash in an amount equal to the cost of obtaining all health, life, disability and other benefits in which Mr. Hoban would otherwise be eligible to participate. In the event Citizens terminates Mr. Hoban's employment for other than just cause or Mr. Hoban terminates the Hoban Agreement for reasons specified therein within twelve months following a change in control of Citizens or the Holding Company, the Hoban Agreement provides for Mr. Hoban's receipt of a lump-sum payment of an amount equal to the difference between (A) the product of 2.99 times his "base amount" (as defined in Section 280G(b)(3) of the Code) and (B) the sum of any other parachute payments, as determined under Section 280G(b)(2) of the Code. If the payments provided for under the Hoban Agreement, together with any other payments made to Mr. Hoban by Citizens, are determined to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause Citizens to lose a tax deduction for such payments under those rules.

Special Termination Agreements

     Effective as of the date of consummation of the Acquisition, Citizens will enter into the Termination Agreements with its Covered Employees. The Termination Agreements have terms of one year, subject to annual extension by the Board of Directors of Citizens, and provide that upon the termination of a Covered Employee's employment by the employer for other than cause or by the Covered Employee for reasons specified in the Termination Agreements, within 18 months following the Acquisition or within 12 months following a "change in control" (as defined in the Termination Agreements) which occurs during the term of the applicable Termination Agreement, such Covered Employee shall be entitled to a lump sum payment of 100% of his or her base amount of compensation, as determined pursuant to Section 280G(b)(3) of the Code (the "Termination Benefit"). Covered Employees may elect to receive the Termination Benefit in semi-monthly payments over a twelve-month period. The Termination Agreements also provide for continued life, health and disability coverage for Covered Employees until the expiration of twelve months following the termination of employment or until the Covered Employee obtains coverage from another employer, whichever occurs first. If a Covered Employee obtains other employment and does not have substantially identical life, health and disability coverage, Citizens shall maintain substantially identical coverage on behalf of the Covered Employee for a period of twelve months.

Compensation of Directors

     All outside directors of Citizens are entitled to receive monthly director fees in the amount of $125 for their services. Total fees paid to directors of Citizens for the year ended December 31, 1995 were $4,925.

Benefits

     Insurance Plans. Citizens' officers and employees are provided with hospitalization, major medical, and other insurance benefits under group plans with Blue Cross Blue Shield of Indiana. Employees pay $5 per month for employee coverage and are responsible for all premiums for dependent coverage. Citizens' officers and employees are also provided with long-term disability coverage through UNUM Life Insurance Company of America at no cost to employees. Non-officer employees and officers of Citizens are provided with life insurance coverage in the amount of $20,000 and $50,000, respectively, through Accordia at no cost to employees.

     401(k) Plan. Citizens' employees also participate in the Citizens National Bank of Madison 401(k) Plan (the "401(k) Plan"), a contributory tax-exempt trust and savings plan. Participants may elect to make monthly contributions up to 15% of their salary. Citizens may make a discretionary matching contribution up to 6% of an employee's salary. Citizens may also make elective non-matching contributions under the 401(k) Plan. Contributions may be invested in a variety of investment vehicles at the sole discretion of participants. Benefits under the 401(k) Plan vest at a rate of 20% per year beginning after an employee's second year of service. Participants may take benefits in a lump-sum distribution or in installments. Participants also have an early withdrawal option in the event employment is terminated prior to retirement. During the fiscal year ended December 31, 1995, Citizens made contributions aggregating approximately $26,000 to the 401(k) Plan, $6,000 of which was allocable to Mr. Hoban.

     Performance Incentives. Citizens routinely offers its non-officer employees performance incentives which are based upon targeted goals established by management. Citizens' executive officers other than Mr. Hoban also participate in the 1996 Management Incentive Program adopted by Citizens' Board of Directors (the "Management Bonus Plan"). Pursuant to the Management Bonus Plan, up to $20,000 is available for bonuses to Mr. Fouse, Ms. Flowers and Mr. Goley if certain performance goals for the year are met or exceeded. If some, but less than all, of the performance goals are met, the participants are eligible to receive a portion of the bonus pool based on the percentage of goals met for the year.

     Severance Programs. Citizens expects to implement a severance program as of the date of the Acquisition for the benefit of all employees of Citizens who are not covered by Termination Agreements or by employment contracts. Pursuant to the severance program, any such employee of Citizens who is terminated within 18 months following the Acquisition or within twelve months following a change in control of the Holding Company or Citizens will be entitled to receive a lump-sum payment in an amount equal to three weeks compensation for every year of service with Citizens, up to a maximum of twelve months compensation.

Transactions With Certain Related Persons

     Citizens has followed a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence and other loans. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers totaled approximately $100,000, or 3.0% of shareholders' equity at March 31, 1996.

     Current law requires that all loans or extensions of credit to executive officers, directors, and principal shareholders be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of Citizens' capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. Citizens' policy regarding loans to directors and all employees meets the requirements of current law.

Employee Stock Ownership Plan and Trust

     Eligible employees of Citizens will be permitted to participate in the ESOP established by the Holding Company. For a description of the ESOP, see "Executive Compensation and Related Transactions of Madison First -- Employee Stock Ownership Plan and Trust."

Stock Option Plan

     Directors, officers and employees of Citizens will be eligible to participate in the Stock Option Plan which will be submitted to the shareholders of the Holding Company for approval at a meeting of such shareholders at least six months after completion of the Conversion. For a description of the Stock Option Plan, including anticipated grants thereunder, see "Executive Compensation and Related Transactions of Madison First -- Stock Option Plan."

RRP

     Directors and employees of Citizens will be eligible to participate in the RRP which will be submitted to the shareholders of the Holding Company for approval at a meeting of such shareholders at least six months after completion of the Conversion. For a description of the RRP, including anticipated awards thereunder, see "Executive Compensation and Related Transactions of Madison First -- RRP."

                                   REGULATION
General

     Madison First, as a federally chartered savings and loan association, is a member of the Federal Home Loan Bank System ("FHLB System"), its deposits are insured by the FDIC through the SAIF. Madison First is subject to extensive regulation by the OTS. Federal associations may not enter into certain transactions unless certain regulatory tests are met or they obtain prior governmental approval, and the associations must file reports with the OTS about their activities and their financial condition. Periodic examinations of Madison First are conducted by the OTS which has, in conjunction with the FDIC in certain situations, examination and enforcement powers. This supervision and regulation are intended primarily for the protection of depositors and federal deposit insurance funds. Madison First is also subject to certain reserve requirements under regulations of the FRB.

     An OTS regulation establishes a schedule for the assessment of fees upon all savings associations to fund the operations of the OTS. The regulation also establishes a schedule establishing fees for the various types of applications and filings made by savings associations with the OTS. The general assessment, to be paid on a semiannual basis, is based upon the savings association's total assets, including consolidated subsidiaries, as reported in a recent quarterly thrift financial report. Currently, the assessment rates range from .0172761% of assets for associations with assets of $67 million or less to .0045864% for associations with assets in excess of $35 billion. Madison First's semiannual assessment under this method of assessment, based upon assets at March 31, 1996, is approximately $14,000.

     Citizens, as a national bank, is regulated by the OCC and its deposits are insured by the FDIC through the BIF. Periodic examinations of Citizens are conducted by the OCC which has, in conjunction with the FDIC in certain situations, examination and enforcement powers with respect to Citizens.

     Each of Madison First and Citizens is also subject to federal and state regulation as to such matters as loans to officers, directors, or principal shareholders, required reserves, limitations as to the nature and amount of its loans and investments, regulatory approval of any merger or consolidation, issuance or retirements of their own securities, and limitations upon other aspects of banking operations. In addition, the activities and operations of Madison First and Citizens are subject to a number of additional detailed, complex and sometimes overlapping federal and state laws and regulations. These include state usury and consumer credit laws, state laws relating to fiduciaries, the Federal Truth-In-Lending Act and Regulation Z, the Federal
Equal Credit Opportunity Act and Regulation B, the Fair Credit Reporting Act, the Community Reinvestment Act, anti-redlining legislation and antitrust laws.

     Congress is considering legislation that would consolidate the supervision and regulation of all U.S. financial institutions in one administrative body, would expand the powers of financial institutions, and would provide regulatory relief to financial institutions (the "Legislation"). It cannot be predicted with certainty whether or when the Legislation will be enacted or the extent to which Madison First, Citizens, or the Holding Company would be affected thereby.

Savings and Loan Holding Company Regulation

     As the Holding Company for Madison First, the Holding Company will be regulated as a "non-diversified savings and loan holding company" within the meaning of the Home Owners' Loan Act of 1933, as amended ("HOLA"), and subject to regulatory oversight of the Director of the OTS. As such, the Holding Company is registered with the OTS and thereby subject to OTS regulations, examinations, supervision and reporting requirements. As a subsidiary of a savings and loan holding company, Madison First is subject to certain restrictions in its dealings with the Holding Company and with other companies affiliated with the Holding Company.

     HOLA generally prohibits a savings and loan company, without prior approval of the Director of the OTS, from (i) acquiring control of any other savings association or savings and loan holding company or controlling the assets thereof or (ii) acquiring or retaining more than 5% of the voting shares of a savings association or holding company thereof which is not a subsidiary. Additionally, under certain circumstances a savings and loan holding company is permitted to acquire, with the approval of the Director of the OTS, up to 15% of previously unissued voting shares of an under-capitalized savings association for cash without that savings association being deemed controlled by the holding company. Except with the prior approval of the Director of the OTS, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock, may also acquire control of any savings institution, other than a subsidiary institution, or any other savings and loan holding company.

     The Director of the OTS may approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings associations in more than one state, if the multiple savings and loan holding company involved controls a savings association which operated a home or branch office in the state of the association to be acquired as of March 5, 1987, or if the laws of the state in which the institution to be acquired is located specifically permit institutions to be acquired by state-chartered institutions or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions). Also, the Director of the OTS may approve an acquisition resulting in a multiple savings and loan holding company controlling savings associations in more than one state in the case of certain emergency thrift acquisitions.

     Indiana law permits acquisitions of certain federal and state SAIF-insured savings associations and their holding companies ("Savings Associations") located in Indiana, Ohio, Kentucky, Illinois, and Michigan (the "Region") by other Savings Associations located in the Region. Savings Associations with their principal place of business in one of the states in the Region (other than Indiana) may acquire Savings Associations with their principal place of business in Indiana if, subject to certain other conditions, the state of the acquiring association has reciprocal legislation permitting the acquisition of Savings Associations and their holding companies in that state by Indiana Savings Associations. Each of the states in the Region has, at least to a certain degree, reciprocal legislation. The Indiana statute also authorizes Indiana
Savings Associations to acquire other Savings Associations in the Region. Following the acquisition, an acquired Indiana Savings Association and any other Indiana Savings Association subsidiary owned by the acquiror must hold no more than 15% of the total Savings Association deposits in Indiana.

     No subsidiary savings association of a savings and loan holding company may declare or pay a dividend on its permanent or nonwithdrawable stock unless it first gives the Director of the OTS 30 days advance notice of such declaration and payment. Any dividend declared during such period or without giving notice shall be invalid.

Bank Holding Company Regulation

     As the holding company for Citizens, the Holding Company will be registered as a bank holding company, and will be subject to the regulations of the FRB under the BHCA. Bank holding companies are required to file periodic reports with, and are subject to periodic examination by, the FRB. The FRB has issued regulations under the BHCA requiring a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. It is the policy of the FRB that, pursuant to this requirement, a bank holding company should stand ready to use its resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity. Additionally, under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FedICIA"), a bank holding company is required to guarantee the compliance of any insured depository institution subsidiary that may become "undercapitalized" (as defined in the statute) with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency up to the lesser of (i) an amount equal to 5% of the institution's total assets at the time the institution became undercapitalized, or (ii) the amount that is necessary (or would have been necessary) to bring the institution into compliance with all applicable capital standards as of the time the institution fails to comply with such capital restoration plan. Under the BHCA, the FRB has the authority to require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the FRB's determination that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of the bank holding company.

     Under the BHCA, a bank holding company must obtain FRB approval before: (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

     Prior to September 29, 1995, the BHCA prohibited the FRB from approving any direct or indirect acquisition by a bank holding company of more than 5% of the voting shares, or of all or substantially all of the assets, of a bank located outside of the state in which the operations of the bank holding company's banking subsidiaries are principally located unless the laws of the state in which the bank to be acquired is located specifically authorize such an acquisition. Pursuant to amendments to the BHCA which took effect September 29, 1995, the FRB may now allow a bank holding company to acquire banks located in any state of the United States without regard to geographic restriction or reciprocity requirements imposed by state law, but subject to certain conditions, including limitations on the aggregate amount of deposits that may be held by the acquiring holding company and all of its insured depository institution affiliates and state law provisions requiring the target bank to have existed for some period of time (not exceeding five years) prior to the date of acquisition.

     The BHCA also prohibits the Holding Company, with certain exceptions noted below, from acquiring direct of indirect ownership or control of more than 5% of the voting shares of any company which is not a bank and from engaging in any business other than that of banking, managing and controlling banks or furnishing services to banks and their subsidiaries, except that bank holding companies may engage in, and may own shares of companies engaged in, certain businesses found by the FRB to be "so closely related to banking . . . as to be a proper incident thereto." Under current regulations of the FRB, the Holding Company and any non-bank subsidiaries it may control are permitted to engage in, among other activities, such banking-related businesses as the operation of a thrift, the operation of a trust company, sales, and consumer finance, equipment leasing, the operation of a computer service bureau, including software development, and mortgage banking and brokerage. The BHCA does not place territorial restrictions on the activities of non-bank subsidiaries of bank holding companies.

Capital Adequacy Guidelines for Bank Holding Companies

     The FRB is the federal regulatory and examining authority for bank holding companies. The FRB has adopted capital adequacy guidelines for bank holding companies.

     Bank holding companies are required to comply with the FRB's risk-based capital guidelines which require a minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities such as standby letters of credit) of 8%. At least half of the total required capital must be "Tier I capital," consisting principally of common stockholders' equity, noncumulative perpetual preferred stock, a limited amount of cumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less certain goodwill items. The remainder ("Tier II capital") may consist of a limited amount of subordinated debt and intermediate-term preferred stock, certain hybrid capital instruments and other debt securities, cumulative perpetual preferred stock, and a limited amount of the general loan loss allowance. In addition to the risk-based capital guidelines, the FRB has adopted a Tier I (leverage) capital ratio under which the bank holding company must maintain a minimum level of Tier I capital to average total consolidated assets of 3% in the case of bank holding companies which have the highest regulatory examination ratings and are not contemplating significant growth or expansion. All other bank holding companies are expected to maintain a ratio of at least 1% to 2% above the stated minimum.

     The Holding Company is expected to satisfy these requirements following the Conversion and the Acquisition.

Federal Home Loan Bank System

     Madison First and Citizens are members of the FHLB System, which consists of 12 regional banks. The Federal Housing Finance Board ("FHFB"), an independent agency, controls the FHLB System including the FHLB of Indianapolis. The FHLB System provides a central credit facility primarily for member savings and loan associations and savings banks and other member financial institutions. Each of Madison First and Citizens are required to hold shares of capital stock in the FHLB of Indianapolis in an amount at least equal to the greater of 1% of the aggregate principal amount of its unpaid residential mortgage loans, home purchase contracts and similar obligations at the end of each calendar year, 0.3% of its assets or 1/20 (or such greater fraction established by the FHLB) of outstanding FHLB advances, commitments, lines of credit and letters of credit. Madison First and Citizens are currently in compliance with this requirement. At December 31, 1995, Madison First's investment in stock of the FHLB of Indianapolis was $610,000. At March 31, 1996, Citizens' investment in stock of the FHLB of Indianapolis was $271,000.

     In past years, Madison First and Citizens have received dividends on their FHLB stock. All 12 FHLBs are required by law to provide funds for the resolution of troubled savings associations and to establish affordable housing programs through direct loans or interest subsidies on advances to members to be used for lending at subsidized interest rates for low- and moderate-income, owner-occupied housing projects, affordable rental housing, and certain other community projects. These contributions and obligations could adversely affect the FHLBs' ability to pay dividends and the value of FHLB stock in the future. For the year ended December 31, 1995, dividends paid to Madison First and Citizens by the FHLB of Indianapolis totaled $48,000 and $19,000, respectively, for an annual rate of 7.88% and 7.01% respectively.

     The FHLB of Indianapolis serves as a reserve or central bank for member institutions within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB of Indianapolis.

     All FHLB advances must be fully secured by sufficient collateral as determined by the FHLB. Eligible collateral includes first mortgage loans less than 90 days delinquent or securities evidencing interests therein, securities (including mortgage-backed securities) issued, insured or guaranteed by the federal government or any agency thereof, FHLB deposits and, to a limited extent, real estate with readily ascertainable value in which a perfected security interest may be obtained. Other forms of collateral may be accepted as over collateralization or, under certain circumstances, to renew outstanding advances. All long-term advances are required to provide funds for residential home financing and the FHLB has established standards of community service that members must meet to maintain access to long-term advances.

     Interest rates charged for advances vary depending upon maturity, the cost of funds to the FHLB of Indianapolis and the purpose of the borrowing.

Insurance of Deposits

     Deposit Insurance. The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of banks and thrifts and safeguards the safety and soundness of the banking and thrift industries. The FDIC administers two separate insurance funds, the BIF for commercial banks such as Citizens and state savings banks and the SAIF for savings associations such as Madison First and banks that have acquired deposits from savings associations. The FDIC is required to maintain designated levels of reserves in each fund. The reserves of the SAIF are currently below the level required by law, primarily because a significant portion of the assessments paid into the SAIF have been used to pay the cost of prior thrift failures, while the reserves of the BIF met the level required by law in May, 1995. Thrifts are generally prohibited from converting from one insurance fund to the other until the SAIF meets its designated reserve level, except with the prior approval of the FDIC in certain limited cases, and provided certain fees are paid. The insurance fund conversion provisions do not prohibit a SAIF member from converting to a bank charter or merging with a bank during the moratorium as long as the resulting bank continues to pay the applicable insurance assessments to the SAIF during such period and as long as certain other conditions are met.

     Assessments. The FDIC is authorized to establish separate annual assessment rates for deposit insurance for members of the BIF and members of the SAIF. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to the target level within a reasonable time and may decrease such rates if such target level has been met. The FDIC has established a risk-based assessment system for both SAIF and BIF members. Under this system, assessments vary depending on the risk the institution poses to its deposit insurance fund. Such risk level is determined based on the institution's capital level and the FDIC's level of supervisory concern about the institution.

     Because of the differing reserve levels of the SAIF and the BIF, deposit insurance assessments paid by well-capitalized BIF-insured institutions were recently reduced significantly below the level paid by well-capitalized SAIF-insured institutions. Assessments paid by well-capitalized SAIF-insured institutions exceeded those paid by well-capitalized BIF-insured institutions by approximately $0.19 per $100 in deposits in late 1995 and exceeded them by $0.23 per $100 in deposits beginning in 1996. Such premium disparity could have a negative competitive impact on Madison First and other institutions with SAIF deposits.

     Congress is considering legislation to recapitalize the SAIF, which would permit the elimination of the significant premium disparity between the BIF and the SAIF. Currently, the recapitalization plan provides for a special assessment, which has been estimated at approximately $0.85 per $100 of SAIF deposits held at some time in 1995, in order to increase SAIF reserves to the level required by law. Certain BIF-insured banks holding SAIF-insured deposits would pay a lower special assessment. In addition, the cost of prior thrift failures would be shared by both the SAIF and the BIF. Such cost sharing might increase BIF assessments by $0.02 to $0.025 per $100 in deposits. SAIF assessments for well-capitalized SAIF-insured institutions would be set at a significantly lower level after the legislation is adopted and could never be reduced below the level set for well-capitalized BIF-insured institutions. The recapitalization plan also provides for the merger of the SAIF and BIF on January 1, 1998, subject to certain conditions, and contains provisions concerning the bad debt deduction permitted for savings associations and savings banks, including Madison First. See "Taxation -- Federal Taxation." It has also been proposed that the savings association charter be eliminated in connection with the proposed merger of the BIF and SAIF.

      Madison First had $79.2 million in deposits at March 31, 1996. If the one-time special assessment in the legislative proposal is enacted into law, Madison First will pay an additional after-tax assessment of approximately $365,000 (based upon deposits at March 31, 1996), which will reduce capital and earnings for the quarter in which any such assessment is recorded. However, it is expected that quarterly SAIF assessments would be reduced significantly sometime after adoption of the legislation.

     No assurances can be given that the SAIF recapitalization plan will be enacted into law or in what form it may be enacted. In addition, the Holding Company can give no assurances that the disparity between BIF and SAIF assessments will be eliminated. If the proposed legislation is not adopted, SAIF premiums may increase and the disparity between BIF and SAIF premiums may become greater, with a resulting adverse effect on Madison First's operations.

Bank Regulatory Capital

     The OCC has adopted risk-based capital ratio guidelines to which Citizens generally is subject. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. Risk-based capital ratios are determined by allocating assets and specified off-balance sheet commitments to four risk weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk.

     Like the capital guidelines established by the FRB for the Holding Company, these guidelines divide a bank's capital into two tiers. The first tier ("Tier I") includes common shareholders' equity, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and certain other intangible assets (except mortgage servicing rights and purchased credit card relationships, subject to certain limitations). Supplementary ("Tier II") capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. Banks are required to maintain a total risk-based capital ratio of 8%, of which 4% must be Tier I capital. The OCC may, however, set higher capital requirements when a bank's particular circumstances warrant. Banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

     In addition, the OCC established guidelines prescribing a minimum Tier I leverage ratio (Tier I capital to adjusted total assets as specified in the guidelines). These guidelines provide for a minimum Tier I leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest regulatory rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier I leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points.

     Citizens currently exceeds the regulatory capital requirements imposed by the OCC regulatory capital scheme.

Savings Association Regulatory Capital

     Currently, savings associations are subject to three separate minimum capital-to-assets requirements: (i) a leverage limit, (ii) a tangible capital requirement, and (iii) a risk-based capital requirement. The leverage limit requires that savings associations maintain "core capital" of at least 3% of total assets. Core capital is generally defined as common stockholders' equity (including retained income), noncumulative perpetual preferred stock and related surplus, certain minority equity interests in subsidiaries, qualifying supervisory goodwill, purchased mortgage servicing rights (which may be included in an amount up to 50% of core capital, but which are to be reported on an association's balance sheet at the lesser of 90% of their fair market value, 90% of their original purchase price, or 100% of their unamortized book value), and purchased credit card relationships (which may be included in an amount up to 25% of core capital) less nonqualifying intangibles. Under the tangible capital requirement, a savings association must maintain tangible capital (core capital less all intangible assets except purchased mortgage servicing rights which may be included after making the above-noted adjustment in an amount up to 100% of tangible capital) of at least 1.5% of total assets. Under the risk-based capital requirements, a minimum amount of capital must be maintained by a savings association to account for the relative risks inherent in the type and amount of assets held by the savings association. The risk-based capital requirement requires a savings association to maintain capital (defined generally for these purposes as core capital plus general valuation allowances and permanent or maturing capital instruments such as preferred stock and subordinated debt less assets required to be deducted) equal to 8.0% of risk-weighted assets. Assets are ranked as to risk in one of four categories (0-100%) with a credit risk-free asset such as cash requiring no risk-based capital and an asset with a significant credit risk such as a non-accrual loan being assigned a factor of 100%. At March 31, 1996, Madison First was in compliance with all capital requirements imposed by law.

     The OTS has promulgated a rule which sets forth the methodology for calculating an interest rate risk component to be incorporated into the OTS regulatory capital rule, although it has delayed the implementation of this rule. Under the new rule, only savings associations with "above normal" interest rate risk (institutions whose portfolio equity would decline in value by more than 2% of assets in the event of a hypothetical 200-basis-point move in interest rates) will be required to maintain additional capital for interest rate risk under the risk-based capital framework. In addition, most institutions with less than $300 million in assets and a risk-based capital ratio in excess of 12%, such as Madison First, are subject to less stringent reporting requirements and are exempt from the interest rate component of the new rule.

     If an association is not in compliance with the capital requirements, the OTS is required to prohibit asset growth and to impose a capital directive that may restrict, among other things, the payment of dividends and officers' compensation. In addition, the OTS and the FDIC generally are authorized to take enforcement actions against a savings association that fails to meet its capital requirements, which actions may include restrictions on operations and banking activities, the imposition of a capital directive, a cease and desist order, civil money penalties or harsher measures such as the appointment of a receiver or conservator or a forced merger into another institution.

Prompt Corrective Regulatory Action

     FedICIA requires, among other things, federal bank regulatory authorities to take "prompt corrective action" with respect to institutions that do not meet minimum capital requirements. For these purposes, FedICIA establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. At March 31, 1996, Madison First and Citizens were categorized as "well capitalized."

     An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier I risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater, and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. An institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier I risk-based capital ratio of 4% or greater, and generally a leverage ratio 4% or greater. An institution is deemed to be "undercapitalized" if it has a total risk-based capital ratio of less than 8%, a Tier I risk-based capital ratio of less than 4%, or generally a leverage ratio of less than 4%; and (d) "significantly undercapitalized" if it has a total risk-based capital ratio of less than 6%, a Tier I risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%. An institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%.

     "Undercapitalized" institutions are subject to growth limitations and are required to submit a capital restoration plan. A bank's compliance with such plan is required to be guaranteed by any company that controls the undercapitalized institution as described above. See "-- Bank Holding Company Regulation." If an "undercapitalized" institution fails to submit, or fails to implement in a material respect, an acceptable plan, it is treated as if it is "significantly undercapitalized." "Significantly undercapitalized" institutions are subject to one or more of a number of requirements and restrictions, including an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cease receipt of deposits from correspondent banks, and restrictions on compensation of executive officers. "Critically undercapitalized" institutions may not, beginning 60 days after becoming "critically undercapitalized," make any payment of principal or interest on certain subordinated debt or extend credit for a highly leveraged transaction or enter into any transaction outside the ordinary course of business. In addition, "critically undercapitalized" institutions are subject to appointment of a receiver or conservator.

Dividend Limitations

     Under FRB supervisory policy, a bank holding company generally should not maintain its existing rate of cash dividends on common shares unless (i) the organization's net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (ii) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition. The FDIC also has authority under the Financial Institutions Supervisory Act to prohibit a bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice in light of the financial condition of the bank. Under Indiana law, the Holding Company is precluded from paying cash dividends if, after giving effect to such dividends, the Holding Company would be unable to pay its debts as they become due or the Holding Company's total assets would be less than its liabilities and obligations to preferential shareholders.

     An OTS regulation imposes limitations upon all "capital distributions" by savings associations, including cash dividends, payments by an institution to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The regulation establishes a three-tiered system of regulation, with the greatest flexibility being afforded to well-capitalized institutions. A savings association which has total capital (immediately prior to and after giving effect to the capital distribution) that is at least equal to its fully phased-in capital requirements would be a Tier 1 institution ("Tier 1
Institution"). An institution that has total capital at least equal to its minimum capital requirements, but less than its capital requirements, would be a Tier 2 institution ("Tier 2 Institution"). An institution having total capital that is less than its minimum capital requirements would be a Tier 3 institution ("Tier 3 Institution"). However, an institution which otherwise qualifies as a Tier 1 Institution may be designated by the OTS as a Tier 2 or Tier 3 Institution if the OTS determines that the institution is "in need of more than normal supervision." Madison First is currently a Tier 1 Institution.

     A Tier 1 Institution could, after prior notice but without the approval of the OTS, make capital distributions during a calendar year up to the greater of 100% of its net income to date during the calendar year or 75% of its net income over the most recent four-quarter period plus an amount that would reduce by one-half its "surplus capital ratio" (the smallest excess over its capital requirements) at the beginning of the calendar year. Any additional amount of capital distributions would require prior regulatory approval. Accordingly, at March 31, 1996, Madison First had available approximately $1.8 million for distribution, without consideration of any capital infusion from the Conversion.

     The OTS has proposed revisions to these regulations which would permit savings associations to declare dividends in amounts which would assure that they remain adequately capitalized following the dividend declaration. Savings associations in a holding company system which are rated Camel 1 or 2 and which are not in troubled condition would need to file a prior notice with the OTS concerning such dividend declaration.

     Pursuant to the Plan of Conversion, Madison First will establish a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "The Conversion -- Principal Effects of Conversion." Madison First will not be permitted to pay dividends to the Holding Company if its net worth would be reduced below the amount required for the liquidation account.

     Citizens is subject to OCC limits on its dividends. The approval of the OCC is required for any dividend by a national bank if the total of all dividends, including any proposed dividend declared by the national bank in any calendar year, exceeds the total of its net profits (as defined by the OCC) for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus. Moreover, a national bank may not pay a dividend on its common stock if the dividend would exceed net undivided profits then on hand. In certain cases, even if prior approval of the OCC is not required, the OCC may find a dividend payment to be an unsafe and unsound practice.

Limitations on Repurchase of Common Stock of Holding Company

     Regulations promulgated by the FRB provide that a bank holding company must file written notice with the FRB prior to any repurchase of its equity securities if the gross consideration for the purchase, when aggregated with the net consideration paid by the bank holding company for all repurchases during the preceding 12 months, is equal to 10% or more of the bank holding company's consolidated net worth. This notice requirement is not applicable, however, to a bank holding company that exceeds the thresholds established for a well capitalized bank and that satisfies certain other regulatory requirements.

     OTS regulations currently provide that the Holding Company is prohibited from repurchasing any of its shares within one year of the Conversion. So long as Madison First continues to meet certain capitalization requirements, the Holding Company may repurchase shares in an open-market repurchase program (which cannot exceed 5% of its outstanding shares in a twelve-month period) during the second and third years following the Conversion by giving appropriate prior notice to the OTS. The OTS has the authority to waive these restrictions under certain circumstances. Unless repurchases are permitted under the foregoing regulations, the Holding Company may not, for a period of three years from the date of the Conversion, repurchase any of its capital stock from any person, except in the event of an offer to purchase by the Holding Company on a pro rata basis from all of its shareholders which is approved in advance by the OTS or except in exceptional circumstances established to the satisfaction of the OTS.

     Under Indiana law, the Holding Company will be precluded from repurchasing its equity securities if, after giving effect to such repurchase, the Holding Company would be unable to pay its debts as they become due or the Holding Company's assets would be less than its liabilities and obligations to preferential shareholders.

Limitations on Rates Paid for Deposits

     Regulations promulgated by the FDIC pursuant to FedICIA place limitations on the ability of insured depository institutions to accept, renew or roll over deposits by offering rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions having the same type of charter in such depository institution's normal market area. Under these regulations, "well-capitalized" depository institutions may accept, renew or roll such deposits over without restriction, "adequately capitalized" depository institutions may accept, renew or roll such deposits over with a waiver from the FDIC (subject to certain restrictions on payments of rates) and "undercapitalized" depository institutions may not accept, renew or roll such deposits over. The regulations contemplate that the definitions of "well capitalized," "adequately capitalized" and "undercapitalized" will be the same as the definition adopted by the agencies to implement the corrective action provisions of FedICIA. Madison First and Citizens do not believe that these regulations will have a materially adverse effect on their current operations.

Federal Reserve System

     FRB regulations require member institutions to maintain reserves against their transaction accounts (primarily NOW accounts) and certain nonpersonal time deposits. The reserve requirements are subject to adjustment by the FRB. As of March 31, 1995, Madison First and Citizens were in compliance with the applicable reserve requirements of the FRB.

Liquidity

     For each calendar month, Madison First is required to maintain an average daily balance of liquid assets (cash, certain time deposits, bankers' acceptances, specified United States Government, state or federal agency obligations, shares of certain mutual funds and certain corporate debt securities and commercial paper) equal to an amount not less than a specified percentage of its net withdrawable deposit accounts plus short-term borrowings during the preceding calendar month. This liquidity requirement may be changed from time to time by the OTS to any amount within the range of 4% to 10% depending upon economic conditions and the savings flows of member institutions, and is currently 5%. OTS regulations also require each member savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable deposit accounts and short-term borrowings during the preceding calendar month. Monetary penalties may be imposed for failure to meet these liquidity requirements. The monthly average liquidity of Madison First for March, 1996 was 33.5% which exceeded the then applicable 5% liquidity requirement. Its average short-term liquidity for March, 1996 was 10.6%. Madison First has never been subject to monetary penalties for failure to meet its liquidity requirements.

Safety and Soundness Standards

     On February 2, 1995, the federal banking agencies adopted final safety and soundness standards for all insured depository institutions. The standards, which were issued in the form of guidelines rather than regulations, relate to internal controls, information systems, internal audit systems, loan underwriting and documentation, compensation and interest rate exposure. In general, the standards are designed to assist the federal banking agencies in identifying and addressing problems at insured depository institutions before capital becomes impaired. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan may result in enforcement proceedings. The federal banking agencies have also published for comment proposed asset quality and earning standards which, if adopted, would be added to the safety and soundness guidelines.

Real Estate Lending Standards

     OTS  regulations  require  savings  associations  to establish and maintain written internal real estate lending policies. Each association's lending policies must be consistent with safe and sound banking practices and appropriate to the size of the association and the nature and scope of its operations. The policies must establish loan portfolio diversification standards; establish prudent underwriting standards, including loan-to-value limits, that are clear and measurable; establish loan administration procedures for the association's real estate portfolio; and establish documentation, approval, and reporting requirements to monitor compliance with the association's real estate lending policies. The association's written real estate lending policies must be reviewed and approved by the association's Board of Directors at least annually. Further, each association is expected to monitor conditions in its real estate market to ensure that its lending policies continue to be appropriate for current market conditions. Similar standards apply to national banks under OCC regulations.

Loans to One Borrower

         Under OTS regulations, a federally-chartered savings association, including Madison First, may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of the association's unimpaired capital and surplus. Additional amounts may be lent, not in excess of 10% of unimpaired capital and surplus, if such loans or extensions of credit are fully secured by readily-marketable collateral, including certain debt and equity securities but not including real estate. Similar loans-to-one borrower limits apply to national banks, including Citizens. At March 31, 1996, neither of the Institutions had loans or extensions of credit to a single or related group of borrowers in excess of its lending limits.

Qualified Thrift Lender

     Under current OTS regulations, the QTL test requires that a savings association have at least 65% of its portfolio assets invested in "qualified thrift investments" on a monthly average basis in 9 out of every 12 months. Qualified thrift investments under the QTL test include: (i) loans made to purchase, refinance, construct, improve or repair domestic residential housing or manufactured housing; (ii) home equity loans; (iii) mortgage-backed securities; (iv) direct or indirect existing obligations of either the FDIC or the Federal Savings and Loan Insurance Corporation ("FSLIC") for ten years from the date of issuance, if issued prior to July 1, 1989; (v) obligations of the FDIC, FSLIC, FSLIC Resolution Fund and the Resolution Trust Corporation (the "RTC") entered into on or after July 1, 1989, for the five-year period beginning on the date such obligations were issued; (vi) FHLB stock; (vii) 50% of the dollar amount of residential mortgage loans originated and sold within 90 days of origination; (viii) investments in service corporations that derive at least 80% of their gross revenues from activities directly related to purchasing, refinancing, constructing, improving or repairing domestic residential real estate or manufactured housing; (ix) 200% of the dollar amount of loans and investments made to acquire, develop and construct one to four-family residences that are valued at no more than 60% of the median value of homes constructed in the area; (x) 200% of the dollar amount of loans for the acquisition or improvement of residential real property, churches, schools, and nursing homes located within, and loans for any purpose to any small business located within, an area where credit needs of its low and moderate income residents are determined not to have been adequately met; (xi) loans for the purchase, construction, improvement or upkeep of churches, schools, nursing homes and hospitals not qualified under (x); (xii) up to 10% of portfolio assets held in consumer loans or loans for educational purposes; and (xiii) FHLMC and FNMA stock. However, the aggregate amount of investments in categories (vii)-(xiii) which may be taken into account for the purpose of whether an institution meets the QTL test cannot exceed 20% of portfolio assets. Portfolio assets under the QTL test include all of an association's assets less (i) goodwill and other intangibles, (ii) the value of property used by the association to conduct its business, and (iii) its liquid assets as required to be maintained under law up to 20% of total assets.

     A savings association which fails to meet the QTL test must either convert to a bank (but its deposit insurance assessments and payments will be those of and paid to SAIF) or be subject to the following penalties: (i) it may not enter into any new activity except for those permissible for a national bank and for a savings association; (ii) its branching activities shall be limited to those of a national bank; (iii) it shall not be eligible for any new FHLB advances; and
(iv) it shall be bound by regulations applicable to national banks respecting payment of dividends. Three years after failing the QTL test the association must (i) dispose of any investment or activity not permissible for a national bank and a savings association and (ii) repay all outstanding FHLB advances. If such a savings association is controlled by a savings and loan holding company, then such holding company must, within a prescribed time period, become registered as a bank holding company and become subject to all rules and regulations applicable to bank holding companies (including restrictions as to the scope of permissible business activities).

     A savings association failing to meet the QTL test may requalify as a QTL if it thereafter meets the QTL test. In the event of such requalification it shall not be subject to the penalties described above. A savings association which subsequently again fails to qualify under the QTL test shall become subject to all of the described penalties without application of any waiting period.

     At March 31, 1996, approximately 84.3% of Madison First's portfolio assets (as defined on that date) were invested in qualified thrift investments (as defined on that date), and Madison First met this standard in each of the prior twelve months. Therefore Madison First's asset composition was in excess of the amount required to qualify Madison First as a QTL. Madison First does not expect to significantly change its lending or investment activities in the near future, and therefore expects to continue to qualify as a QTL, although there can be no such assurance.

Acquisitions or Dispositions and Branching

     The BHCA specifically authorizes a bank holding company, upon receipt of appropriate approvals from the FRB and the Director of the OTS, to acquire control of any savings association or holding company thereof wherever located. Similarly, a savings and loan holding company may now acquire control of a bank. Moreover, subject to the moratorium provisions concerning conversions of SAIF to BIF members and vice versa, federal savings associations may acquire or be acquired by any insured depository institution. Pursuant to rules promulgated by the FRB, a savings association acquired by a bank holding company (i) may, so long as the savings association continues to meet the QTL test, continue to branch to the same extent as permitted to other non-affiliated savings associations similarly chartered in the state, and (ii) cannot continue any non-banking activities not authorized for bank holding companies. Saving associations acquired by a bank holding company may, if located in a state where the bank holding company is legally authorized to acquire a bank, be converted to the status of a bank but deposit insurance assessments and payments continue to be paid by the association to the SAIF. A savings association so converted to a bank becomes subject to the branching restrictions applicable to banks. Also any insured depository institution may merge with, acquire the assets of, or assume the liabilities of any other insured depository institution with the appropriate regularity approvals if (i) continued payments of deposit insurance are made on the acquired depository institution's deposits (including an assumed rate of growth in such deposits) to SAIF (if the acquired institution was a SAIF member) or to BIF (if the acquired institution was a BIF member), and (ii) the acquiring institution and any holding company in control thereof meet all applicable capital requirements at the time of the transaction.

     A bank or savings association may sell branches and transfer deposit liabilities to a savings association or bank that is a member of an insurance fund which differs from the fund of the transferor without violating the moratorium on switching insurance funds that is described above in "--Insurance of Deposits." To be permitted, the transfer must be approved by the FDIC and the amount for deposits transferred must not exceed 35% of the lesser of (a) the transferor's deposits as of May 1, 1989 (plus net interest on those accounts) or
(b) the transferor's total deposits on the date of transfer. Exit and entrance fees are payable in connection with such dispositions. There are also special entrance and exit fees for insured deposits transfers in failed savings association resolutions. The resulting to acquiring institution is liable for the fees.

     Subject to certain exceptions, commonly controlled banks and savings associations must reimburse the FDIC for any losses suffered in connection with a failed bank or savings association affiliate. Institutions are commonly controlled if one is owned by another or if both are owned by the same holding company. Such claims by the FDIC under this provision are subordinate to claims of depositors, secured creditors, and holders of subordinates debt, other than affiliates.

     The OTS has adopted regulations which permit nationwide branching to the extent permitted by federal statute. Federal statutes permit federal savings associations to branch outside of their home state if the association meets the domestic building and loan test in ss.7701(a)(19) of the Code or the asset composition test of ss.7701(c) of the Code. Branching that would result in the formation of a multiple savings and loan holding company controlling savings associations in more than one state is permitted if the law of the state in which the savings association to be acquired is located specifically authorizes acquisitions of its state-chartered associations by state-chartered associations or their holding companies in the state where the acquiring association or holding company is located.

     Moreover,  Indiana banks and savings  associations are permitted to acquire
other  Indiana  banks  and  savings   associations  and  to  establish  branches
throughout Indiana.

     In addition, The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act") permits bank holding companies to acquire banks in other states and, with state consent and subject to certain limitations, allows banks to acquire out-of-state branches either through merger or de novo expansion. The State of Indiana recently passed a law establishing interstate branching provisions for Indiana state-chartered banks consistent with those established by the Riegle-Neal Act (the "Indiana Branching Law"). The Indiana Branching Law authorizes Indiana banks to branch interstate by merger or de novo expansion. The Indiana Branching Law became effective March 15, 1996, provided that prior to June 1, 1997 interstate mergers and de novo branches are not permitted to out-of-state banks unless the laws of their home states permit Indiana banks to merge or establish de novo branches on a reciprocal basis.

Transactions with Affiliates

     Madison First and Citizens are subject to Sections 22(h), 23A and 23B of the Federal Reserve Acts, which restrict financial transactions between banks and affiliated companies. The statute limits credit transactions between a bank and its executive officers and its affiliates, prescribes terms and conditions for bank affiliate transactions deemed to be consistent with safe and sound banking practices, and restricts the types of collateral security permitted in connection with a bank's extension of credit to an affiliate.

Federal Securities Law

     The shares of Common Stock of the Holding Company will be registered with the SEC under the 1934 Act. The Holding Company will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the 1934 Act and the rules of the SEC thereunder. After three years following Madison First's conversion to stock form, if the Holding Company has fewer than 300 shareholders, it may deregister its shares under the 1934 Act and cease to be subject to the foregoing requirements.

     Shares of Common Stock held by persons who are affiliates of the Holding Company may not be resold without registration unless sold in accordance with the resale restrictions of Rule 144 under the Securities Act of 1933, as amended (the "1933 Act"). If the Holding Company meets the current public information requirements under Rule 144, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including the two-year holding period and those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks.

Community Reinvestment Act Matters

     Federal law requires that ratings of depository institutions under the Community Reinvestment Act of 1977 ("CRA") be disclosed. The disclosure includes both a four-unit descriptive rating -- outstanding, satisfactory, needs to improve, and substantial noncompliance -- and a written evaluation of each institution's performance. Each FHLB is required to establish standards of community investment or service that its members must maintain for continued access to long-term advances from the FHLBs. The standards take into account a member's performance under the CRA and its record of lending to first-time home buyers. The examiners have determined that Madison First and Citizens have a satisfactory record of meeting community credit needs.

                                    TAXATION

Federal Taxation

     Savings associations, such as Madison First, are permitted to compute bad debt deductions using either the bank experience method or the percentage of taxable income method. In the case of the percentage of taxable income method, the portion of taxable income (as specially adjusted for purposes of application of this method) that may be deducted as an addition to a reserve for bad debts is set at 8%. Any savings association which holds 60% of its assets in qualifying assets, defined as loans which are secured by an interest in improved real property or secured by an interest in real property that is to be improved out of the proceeds of the loan, will be eligible for the full 8% of taxable income deduction. The 8% amount must be reduced (but not below zero) by the amount determined to be a reasonable addition to the reserve for losses on nonqualifying loans. Reserves for nonqualifying loans are computed on the basis of a six-year moving average of the institution's own experience.

     The excess of the percentage of taxable income deduction over the deduction that would have been allowable on the basis of actual experience is treated as a preference item for the purpose of computing the corporate minimum tax.

     In addition, the bad debt deduction cannot exceed the amount necessary to increase the year end balance in the bad debt reserve accumulated for "qualifying real property loans" to an amount equal to 6% of such loans outstanding at the end of the taxable year. The bad debt reserve deduction is also limited to the amount by which 12% of deposits at year-end exceeds the sum of the institution's surplus, undivided profits, and reserves, as defined for federal income tax purposes, at the beginning of the year.

     A savings association organized in stock form that utilizes the percentage method bad debt reserve deduction described above will be subject to recapture taxes on such reserve in the event it makes certain types of distributions to its shareholders. Cash dividends may be paid out of unappropriated retained earnings without the imposition of any tax on a savings association to the extent that the amounts paid as dividends do not exceed such savings association's current or accumulated earnings and profits as calculated for federal income tax purposes. Stock redemptions, dividends paid in excess of a savings association's current or accumulated earnings and profits as calculated for tax purposes, and other distributions made with respect to a savings association's stock, however, are deemed under applicable provisions of the Code to be made from the savings association's tax bad debt reserve. To the extent additions to a savings association's bad debt reserves for "qualifying real property loans" deducted for federal income tax purposes exceed the allowable amount of such reserves computed under the experience method and to the extent of the savings association's supplemental reserves for losses on loans ("Excess"), such Excess may not, without adverse tax consequences, be utilized for payment of cash dividends or other distributions to a shareholder (including distributions on redemption, dissolution or liquidation) or for any other purpose (except to absorb bad debt losses). Distribution of a cash dividend by a savings association to a shareholder is treated as made: first out of the savings association's current and post-1951 accumulated earnings and profits; second out of the Excess; and third out of such other amounts as may be proper. To the extent a distribution to a shareholder by the savings association is deemed paid out of its Excess under these rules, the Excess would be reduced and the savings association's gross income for tax purposes would be increased by the amount which, when reduced by the income tax, if any, attributable to the inclusion of such amount in its gross income, equals the amount deemed paid out of the Excess. The amount of tax that would be payable upon any distribution which is being treated as having been made from a savings association's bad debt reserve could result in a tax which is equal to approximately 40% of the amount of such distributions, unless offset by net operating losses. At March 31, 1996, Madison First had approximately $2.4 million of retained earnings, cash dividends paid from which would cause federal income tax to be paid by Madison First.

     Congress recently passed legislation prospectively repealing the percentage of taxable income method and further requiring, generally, that reserves taken after 1987 using the percentage of taxable income method must be included in future taxable income of the institution over a six-year period, although a two-year delay may be permitted for institutions meeting a residential mortgage loan origination test. This legislation requires smaller thrifts (i.e., less than $500 million in assets) to use the experience method and larger thrifts (i.e., more than $500 million in assets) to use the charge-off method.

      The Holding Company cannot be certain of the impact of the proposed change in tax accounting for bad debt reserves until the legislation requiring such change becomes law.


     Depending on the composition of its items of income and expense, a savings association may be subject to the alternative minimum tax. A savings association must pay an alternative minimum tax equal to the amount (if any) by which 20% of alternative minimum taxable income ("AMTI"), as reduced by an exemption varying with AMTI, exceeds the regular tax due. AMTI equals regular taxable income increased or decreased by certain tax preferences and adjustments, including depreciation deductions in excess of that allowable for alternative minimum tax purposes, tax-exempt interest on most private activity bonds issued after August 7, 1986 (reduced by any related interest expense disallowed for regular tax purposes), the amount of the bad debt reserve deduction claimed in excess of the deduction based on the experience method and 75% of the excess of adjusted current earnings over AMTI (before this adjustment and before any alternative tax net operating loss). AMTI may be reduced only up to 90% by net operating loss carryovers, but alternative minimum tax paid can be credited against regular tax due in later years.

     For federal income tax purposes, Madison First has been reporting its income and expenses on the accrual method of accounting. Madison First's federal income tax returns have not been audited in recent years.

     Citizens, as a national banking association, is ineligible to use the percentage of taxable income method of accounting for its bad debts, and instead must use the method described above. The bank experience method is not available to "large" banks, as defined by the Code. Large banks are not permitted to deduct a reserve for bad debts, and instead must use the specific charge-off method. Citizens does not expect to be classified as a large bank in the foreseeable future. Citizens could also be subject to the AMTI described above.

     For federal income tax purposes, Citizens has been reporting its income and expenses on the accrual method of accounting. Citizens' federal income tax returns have not been audited in recent years.

     The Holding Company, Madison First and Citizens do not anticipate electing to file a consolidated federal income tax return for 1996 or 1997.

State Taxation

     Madison First and Citizens are subject to Indiana's Financial Institutions Tax ("FIT"), which is imposed at a flat rate of 8.5% on "adjusted gross income." "Adjusted gross income," for purposes of FIT, begins with taxable income as defined by Section 63 of the Code and, thus, incorporates federal tax law to the extent that it affects the computation of taxable income. Federal taxable income is then adjusted by several Indiana modifications. Other applicable state taxes include generally applicable sales and use taxes plus real and personal property taxes.

     Madison First's state income tax returns have not been audited in recent years.

     For further information relating to the tax consequences of the Conversion, see "The Conversion -- Principal Effects of Conversion -- Tax Effects."

                                 THE CONVERSION

     THE BOARDS OF DIRECTORS OF MADISON FIRST AND THE HOLDING COMPANY AND THE OTS HAVE APPROVED THE PLAN OF CONVERSION SUBJECT TO APPROVAL BY THE MEMBERS OF MADISON FIRST AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. OTS APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE OTS.

General

     On March 5, 1996, the Board of Directors of Madison First adopted a Plan of Conversion pursuant to which Madison First will convert from a federal mutual savings and loan association to a federal stock savings and loan association, all the outstanding shares of which will be held by the Holding Company formed under Indiana law. The Plan has also been approved by the Board of Directors of the Holding Company and by the OTS, subject to approval of the Plan by Madison First's members. A Special Meeting of Members has been scheduled for that purpose on _____________, 1996. Such approval by the OTS does not constitute a recommendation or endorsement of the Plan by the OTS.

     In connection with the Special Meeting, Madison First has mailed to each person eligible to vote at the Special Meeting a proxy statement (the "Proxy Statement"). The Proxy Statement contains information concerning the business purposes of the Conversion and the effects of the Plan and the Conversion with respect to voting rights, liquidation rights, continuation of Madison First's business and of existing savings accounts, FDIC insurance and loans. The Proxy Statement also describes the manner in which the Plan may be amended or terminated.

     The following is a summary of all of the pertinent aspects of the Plan, the Subscription Offering, and the Direct Community Offering. The Plan should be consulted for a more detailed description of its terms.

Reasons for Conversion

     As a stock institution, Madison First will be structured in the form used by commercial banks, most business entities, and a growing number of savings associations. Converting to the stock form is intended to have a positive effect on the future growth and performance of Madison First by: (i) affording depositors, other customers and employees of Madison First the opportunity to become shareholders of the Holding Company and thereby participate more directly in both Madison First's and the Holding Company's future; (ii) providing the Holding Company with the flexibility through mergers and acquisitions by permitting the offering of equity participations to the shareholders of acquired companies; (iii) providing substantially increased net worth and equity capital for investment in its business, thus enabling management to pursue new and additional lending and investment opportunities and to expand operations; (iv) providing future access to capital markets through the sale of stock of the Holding Company in order to generate additional capital to accommodate or promote future growth; and (v) providing the capital necessary to acquire the Citizens Shares in the Acquisition. Madison First believes that the increased capital and operating flexibility will enhance its competitiveness with other types of financial services organizations. Although Madison First's current members will, upon Conversion, lose the voting and liquidation rights they presently have as members (except to the limited extent of their rights in the liquidation account established in the Conversion), they are being offered a priority right to purchase shares in the Conversion and thereby obtain voting and liquidation rights in the Holding Company.

     The net proceeds to Madison First from the sale of Common Stock offered hereby, after retention by the Holding Company of 60% of the net proceeds after accounting for the loan to the ESOP, estimated at $3.1 million, based upon the sale of 900,000 shares at $10.00 per share, will increase Madison First's existing net worth and thus provide an even stronger capital base to support Madison First's lending and investment activities. Although Madison First's regulatory capital at March 31, 1996, exceeded its capital requirements, Madison First's Board of Directors believes that it is desirable to increase regulatory capital for the foregoing purposes in view of the competitive and changing financial conditions in which Madison First operates and the new opportunities created and higher levels of regulatory capital required by the OTS and regulations applicable to Madison First. The Holding Company will also contribute up to $1.5 million to the capital of Citizens, thereby increasing its regulatory capital, which will also exceed all of Citizens' capital requirements.

     In  addition,   the  Conversion   will  provide   Madison  First  with  new
opportunities to attract and retain talented and experienced personnel through offering stock incentive programs.

     The Board of Directors of Madison First believes that the Conversion to a holding company structure is the best way to enable Madison First to diversify its business activities should it choose to do so. The Holding Company will be able to engage in banking-related activities permitted under the BHCA.
Currently, there are no plans, written or oral, for the Holding Company to engage in any material activities apart from holding the shares of Madison First to be acquired in connection with the Conversion, holding the Citizens Shares to be acquired in connection with the Acquisition and loaning funds to the ESOP to purchase shares of Common Stock in the Conversion, although the Board may determine to further expand the Holding Company's activities after the Conversion.

     The preferred stock and additional Common Stock of the Holding Company being authorized in the Conversion will be available for future acquisitions (although the Holding Company has no current discussions, arrangements or agreements with respect to any acquisition other than in connection with the Acquisition) and for issuance and sale to raise additional equity capital, subject to market conditions and generally without shareholder approval. The Holding Company's ability to raise additional funds through the sale of debt securities to the public or institutional investors should also be enhanced by the increase in its equity capital base provided by the Conversion. Although the Holding Company currently has no plans with respect to future issuances of equity or debt securities, the more flexible operating structure provided by the Holding Company and the stock form of ownership is expected to assist Madison First in competing aggressively with other financial institutions in its market area.

     The Conversion will also permit Madison First's members who subscribe for shares of Common Stock to become shareholders of the Holding Company, thereby allowing members to indirectly own stock in the financial organization in which they maintain deposit accounts. Such ownership may encourage shareholders to promote Madison First to others, thereby further contributing to Madison First's growth.

Principal Effects of Conversion

     General. Each savings depositor in a mutual savings and loan association such as Madison First has both a savings account and a pro rata ownership in the net worth of that institution, based upon the balance in his or her savings account, which has no tangible market value separate from the savings account. Any other depositor who opens a savings account obtains a pro rata interest in the net worth of the association without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest, which is lost to the extent that the balance in the account is reduced. As a result, depositors normally can only realize the value of their ownership in the unlikely event that the mutual association is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual retained earnings (any remaining net worth) after other claims are paid.

     Upon conversion to stock form, the ownership of Madison First's net worth will be represented by the outstanding shares of stock to be owned by the Holding Company. Certificates are issued to evidence ownership of the capital stock. The stock certificates are transferable and, therefore, the shares may be transferred with no effect on any account the seller may hold in the savings association.

     Continuity. While the Conversion is being accomplished, the normal business of Madison First in accepting deposits and making loans will be continued without interruption. After the Conversion, Madison First will continue to provide services for account holders and borrowers under current policies carried on by its present management and staff.

     The directors serving Madison First at the time of Conversion will continue to serve in such capacity after the Conversion until the expiration of their current terms, and thereafter, if reelected. Following the Conversion and the Acquisition, Jonnie L. Davis, a director of Citizens, will be added to the Board of Directors of Madison First. See "Management -- Directors of Madison First." All executive officers of Madison First at the time of Conversion will retain their positions after the Conversion.

     Effect on Deposit Accounts. Under the Plan, each holder of a deposit account in Madison First at the time of the Conversion will automatically continue as a deposit account holder in Madison First after the Conversion to stock form, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the FDIC in exactly the same way as before. Depositors will continue to hold their existing certificates, passbooks and other evidence of their accounts.

     Effect on Loans of Borrowers. No loan from Madison First will be affected by the Conversion. The amount, interest rate, maturity and security for each loan will be unchanged.

     Effect on Voting Rights of Members. Currently, all depositors and borrowers of Madison First are members of, and have voting rights in, Madison First as to all matters requiring membership action. Each depositor has one vote for each $100, or fraction thereof, of the withdrawal value (deposit balance) of accounts held by such member. Each borrower has one vote. However, no member may cast more than 1,000 votes.

     Following the Conversion, Madison First's members will cease to be members and will no longer have voting rights in Madison First, and therefore will not be able to elect directors of Madison First or control its affairs. All voting rights in Madison First will be vested in the Holding Company as the sole shareholder of Madison First. Voting rights in the Holding Company will be vested exclusively in its shareholders, with one vote for each share of Common Stock. Neither the Common Stock to be sold in the Conversion nor the capital stock of Madison First will be insured by the FDIC or any other government entity.

     Effect on Liquidation Rights. If Madison First were to liquidate as a mutual savings association, all claims of creditors (including those of deposit account holders, to the extent of their deposit balances) would be paid first and, if there were any assets remaining, account holders would then receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts just prior to liquidation. If Madison First were to liquidate after the Conversion, all claims of creditors (including those of deposit account holders, to the extent of their deposit balances) would also be paid first, followed by distribution of the "liquidation account" to certain deposit account holders (as described below), with any assets remaining thereafter distributed to the Holding Company as the sole shareholder of Madison First.

     Current federal regulations and the Plan of Conversion provide for the establishment of a "liquidation account" by Madison First for the benefit of its deposit account holders with balances of no less than $50.00 on December 31, 1994 ("Eligible Account Holders"), and its deposit account holders with balances of no less than $50.00 on [June 30, 1996] ("Supplemental Eligible Account
Holders"), who continue to maintain their accounts in Madison First after Conversion. The liquidation account will be credited with the net worth of Madison First as reflected in the latest statement of financial condition in the final prospectus used in the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder will, with respect to each deposit account held, have a related inchoate interest in a portion of the balance of the liquidation account. This inchoate interest is referred to in the Plan as a "subaccount balance." In the event of a complete liquidation of Madison First after the Conversion (and only in such event), Eligible Account Holders and Supplemental Eligible Account Holders of Madison First would be entitled to a distribution from the liquidation account in an amount equal to the then current adjusted subaccount balance then held, before any liquidation distribution would be made to the Holding Company as sole shareholder of Madison First. Management believes that a liquidation of Madison First is unlikely.

     Each Eligible Account Holder will have a subaccount balance in the liquidation account for each deposit account held as of December 31, 1994 (the "Eligibility Record Date"). Each Supplemental Eligible Account Holder will have a subaccount balance in the liquidation account for each deposit account held as of [June 30, 1996] (the "Supplemental Eligibility Record Date"). Each initial subaccount balance will be the amount determined by multiplying the total opening balance in the liquidation account by a fraction, the numerator of which is the amount of the qualifying deposit (a deposit of at least $50 as of December 31, 1994, or [June 30, 1996], respectively) of such deposit account, and the denominator of which is the total of all qualifying deposits on that date. If the amount in the deposit account on any subsequent annual closing date of Madison First is less than the balance in such deposit account on any other annual closing date, or the balance in such account on the Eligibility Record Date or the Supplemental Eligibility Record Date, as the case may be, this interest in the liquidation account will be reduced by an amount proportionate to any such reduction, and will not thereafter be increased despite any subsequent increase in the related deposit account. An Eligible Account Holder's, as well as a Supplemental Eligible Account Holder's, interest in the liquidation account will cease to exist if the deposit account is closed. The liquidation account will never increase and will be correspondingly reduced as the interests in the liquidation account are reduced or cease to exist. In the event of liquidation, any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied will be distributed to the Holding Company as the sole shareholder of Madison First.

     A merger, consolidation, sale of bulk assets, or similar combination or transaction in which Madison First is not the surviving entity would not be considered to be a "liquidation" under which distribution of the liquidation account could be made, provided the surviving institution is an FDIC-insured institution. In such a transaction, the liquidation account would be assumed by the surviving institution. The OTS has stated that the consummation of a transaction of the type described in the preceding sentence in which the surviving entity is not an FDIC-insured institution would be reviewed on a case-by-case basis to determine whether the transaction should constitute a "complete liquidation" requiring distribution of any then-remaining balance in the liquidation account.

     The creation and maintenance of the liquidation account will not restrict the use of or application of any of the net worth accounts of Madison First, except that Madison First may not declare or pay a cash dividend on or repurchase its capital stock if the effect of such dividend or repurchase would be to cause its net worth to be reduced below the aggregate amount then required for the liquidation account.

     Tax Effects. Madison First intends to proceed with the Conversion on the basis of an opinion from its special counsel, Barnes & Thornburg, Indianapolis, Indiana, as to certain tax matters. The opinion is based, among other things, on certain representations made by Madison First, including the representation that the exercise price of the subscription rights to purchase Holding Company Common Stock will be approximately equal to the fair market value of the stock at the time of the completion of the Conversion. With respect to the subscription rights, Madison First has received an opinion of Keller which, based on certain assumptions, concludes that the subscription rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members do not have any economic value at the time of distribution or the time the subscription rights are exercised, whether or not a Direct Community Offering takes place, and Barnes & Thornburg's opinion is given in reliance thereon. Barnes & Thornburg's opinion provides substantially as follows:

1. The change in form of Madison First from a mutual savings and loan association to a stock savings and loan association will qualify as a reorganization under Section 368(a)(1)(F) of the Code and no gain or loss will be recognized to Madison First in either its mutual form or its stock form by reason of the Conversion.

2. No gain or loss will be recognized by the converted savings association upon receipt of money from the Holding Company for the converted savings association's capital stock, and no gain or loss will be recognized to the Holding Company upon the receipt of money for Common Stock of the Holding Company.

3.       The basis of the assets  of the converted  savings  association will be
         the  same  as  the  basis  in  Madison  First's  hands  prior  to   the
         Conversion.

4. The holding period of the assets of the converted savings association will include the period during which the assets were held by Madison First in its mutual form prior to Conversion.

5. No gain or loss will be realized by the deposit account holders of Madison First, upon the constructive issuance to them of withdrawable deposit accounts of the converted savings association immediately after the Conversion, interests in the liquidation account, and/or on the distribution to them of nontransferable subscription rights to purchase Holding Company Common Stock.

6. The basis of an account holder's deposit accounts in the converted savings association after the Conversion will be the same as the basis of his or her deposit account in Madison First prior to the Conversion.

7. The basis of each account holder's interest in the liquidation account will be zero. The basis of the non-transferable subscription rights will be zero.

8. The basis of the Holding Company Common Stock to its shareholders will be the actual purchase price ($10.00) thereof, and a shareholder's holding period for Holding Company Common Stock acquired through the exercise of subscription rights will begin on the date on which the subscription rights are exercised.

9. No taxable income will be realized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members as a result of the exercise of the nontransferable subscription rights.

10. The converted savings association in its stock form will succeed to and take into account the earnings and profits or deficit in earnings and profits of Madison First, in its mutual form, as of the date of Conversion.

         The opinion also concludes in effect that:

1. No taxable income will be realized by Madison First on the issuance of subscription rights to eligible subscribers to purchase shares of Holding Company Common Stock at fair market value.

2. The converted savings association will succeed to and take into account the dollar amounts of those accounts of Madison First in its mutual form which represent bad debt reserves in respect of which Madison First in its mutual form has taken a bad debt deduction for taxable years on or before the date of the transfer.
3. The creation of the liquidation account will have no effect on Madison First's taxable income, deductions, or additions to bad debt reserves or distributions to shareholders under Section 593 of the Code.

     Barnes & Thornburg has also issued an opinion stating in essence that the Conversion will not be a taxable transaction to the Holding Company or Madison First under any Indiana tax statute imposing a tax on income, and that Madison First's depositors and borrowers will be treated under such laws in a manner similar to the manner in which they will be treated under federal income tax law.

     The opinions of Barnes & Thornburg and Keller, unlike a letter ruling issued by the Internal Revenue Service, are not binding on the Service and the conclusions expressed herein may be challenged at a future date. The Service has issued favorable rulings for transactions substantially similar to the proposed Conversion, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. Madison First does not plan to apply for a letter ruling concerning the transactions described herein.

Offering of Holding Company Common Stock

     Under the Plan of Conversion, up to 1,035,000 shares of Common Stock are being offered for sale, initially through the Subscription Offering (subject to a possible increase to 1,190,250 shares). See "-- Subscription Offering." The Plan of Conversion requires, with certain exceptions, that a number of shares equal to at least 765,000 be sold in order for the Conversion to be effective. Shares will also be offered to the public in a Direct Community Offering which will commence concurrently with the Subscription Offering. The Direct Community Offering may expire as early as , or at any time thereafter (until , unless extended by Madison First and the Holding Company) when orders for at least 765,000 shares have been received in the Subscription Offering and Direct Community Offering, if any. The offering may be extended, subject to OTS approval, until 24 months following the members' approval of the Plan of Conversion, or until _______, 1998. The actual number of shares to be sold in the Conversion will depend upon market and financial conditions at the time of the Conversion, provided that no fewer than 765,000 shares or more than 1,190,250 shares will be sold in the Conversion. The per share price to be paid by purchasers in the Direct Community Offering for any remaining shares will be $10.00, the same price paid by subscribers in the Subscription Offering. See "-- Stock Pricing."

     The Subscription Offering expires at _____ p.m., Madison time, on _______, 1996. OTS regulations and the Plan of Conversion require that Madison First complete the sale of Common Stock within 45 days after the close of the Subscription Offering. This 45-day period expires on _______, 1996. In the event Madison First is unable to complete the sale of Common Stock within the 45-day period, an extension of this time period may be requested of the OTS. No single extension granted by the OTS, however, may exceed 90 days. No assurance can be given that an extension would be granted if requested. The OTS has, however, granted extensions due to the inability of mutual financial institutions to complete the sale as a result of the development of adverse conditions in the stock market. If an extension is granted, Madison First will promptly notify subscribers of the granting of the extension of time and will promptly return subscriptions unless subscribers affirmatively elect to continue their subscriptions during the period of extension. Such extensions may not be made beyond _______, 1998.

     As permitted by OTS regulations, the Plan of Conversion provides that if, for any reason, purchasers cannot be found for an insignificant residue of unsubscribed shares of the Common Stock, the Board of Directors of Madison First will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the OTS. If such other purchase arrangements cannot be made, the Plan of Conversion will terminate. In the event that the Conversion is not effected, Madison First will remain a mutual savings and loan association, all subscription funds will be promptly returned to subscribers with interest earned thereon at the passbook rate, which is currently 3.00% per annum, or 3.04 APY (except for payments to have been made through withdrawal authorizations which will have continued to earn interest at the contractual account rates), and all withdrawal authorizations will be canceled.

Subscription Offering

     In accordance with OTS regulations, nontransferable rights to subscribe for the purchase of the Holding Company's Common Stock have been granted under the Plan of Conversion to the following persons in the following order of priority:
(1) depositors of Madison First with balances no less than $50.00 as of December 31, 1994 ("Eligible Account Holders"); (2) the ESOP; (3) depositors of Madison First with balances no less than $50.00 as of [June 30, 1996] ("Supplemental Eligible Account Holders"); and (4) depositor and borrower members of Madison First other than Eligible Account Holders and Supplemental Eligible Account Holders, at the close of business on _______, 1996, the voting record date for the Special Meeting ("Other Members"). All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering, and to the maximum and minimum purchase limitations set forth in the Plan of Conversion (and described below). The December 31, 1994, date for determination of Eligible Account Holders and the [June 30, 1996] date for determination of Supplemental Eligible Account Holders were selected in accordance with federal regulations applicable to the Conversion. Shareholders, depositors and borrowers of Citizens do not have subscription rights under the Plan unless such persons otherwise qualify for subscription rights as a member of Madison First.

     Category I: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, nontransferable subscription rights to subscribe for up to 10,000 shares of the Common Stock for each deposit account held on December 31, 1994; provided, however, that no Eligible Account Holder may purchase alone or with his or her Associates (as defined in the Plan, and including relatives living in the same household) and persons acting in concert, more than 20,000 shares of Common Stock.

     If sufficient shares are not available in this Category I, shares will be allocated in a manner that will allow each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her allocation consist of the lesser of 100 shares or the amount subscribed for. Thereafter, unallocated shares will be allocated to subscribing Eligible Account Holders in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Eligible Account Holders.

     The "qualifying deposits" of an Eligible Account Holder is the amount of the deposit balances (provided such aggregate balance is not less than $50.00) in his or her deposit accounts as of the close of business on December 31, 1994. Subscription rights received by directors and officers in this category based upon their increased deposits in Madison First during the year preceding December 31, 1994, are subordinated to the subscription rights of other Eligible Account Holders. Notwithstanding the foregoing, shares of Common Stock with a value in excess of $10,350,000, the maximum of the Estimated Valuation Range, may be sold to the ESOP before fully satisfying the subscriptions of Eligible Account Holders.

     Category II: The ESOP. The ESOP will receive, without payment therefor, nontransferable subscription rights to purchase up to 10% of the total number of shares of Common Stock offered in the Conversion on behalf of participants, provided that shares remain available after satisfying the subscription rights of Eligible Account Holders up to the maximum of the Estimated Valuation Range as described above. The ESOP currently intends to purchase 8% of the shares sold in the Conversion. If the ESOP is unable to purchase all or part of the shares of Common Stock for which it subscribes, the ESOP may purchase such shares on the open market or may purchase authorized but unissued shares of the Holding Company. If the ESOP purchases authorized but unissued shares, such purchases could have a dilutive effect on the interests of the Holding Company's shareholders.

     Category III: Supplemental Eligible Account Holders. Each Supplemental Eligible Account Holder will receive, without payment therefor, nontransferable subscription rights to subscribe for up to 10,000 shares of the Common Stock for each deposit account held on [June 30, 1996]; provided, however, that no Supplemental Eligible Account Holder may purchase alone or with his or her Associates (as defined in the Plan, and including relatives living in the same household) and persons acting in concert, more than 20,000 shares of Common Stock. Such subscription rights will be applicable only to such shares as remain available after the subscriptions of the Eligible Account Holders and the ESOP have been satisfied. Any subscription rights received by a person as a result of his or her status as an Eligible Account Holder will reduce to the extent thereof the subscription rights granted to such person as a result of his or her status as a Supplemental Eligible Account Holder.

     If sufficient shares are not available in this Category III, shares will be allocated in a manner that will allow each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her allocation consist of the lesser of 100 shares or the amount subscribed for. Thereafter, unallocated shares will be allocated to subscribing Supplemental Eligible Account Holders in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders.

     The "qualifying deposits" of a Supplemental Eligible Account Holder is the amount of the deposit balances (provided such aggregate balance is not less than $50) in his or her deposit accounts as of the close of business on [June 30, 1996].

     Category IV: Other Members. The Other Members of Madison First will receive, without payment therefor, nontransferable subscription rights to subscribe for up to 10,000 shares of the Common Stock for each deposit account held and each loan owed as of ____________, 1996; provided, however, that no Other Member may purchase alone or with his or her Associates (as defined in the Plan, and including relatives living in the same household) and persons acting in concert, more than 20,000 shares of Common Stock. Such subscription rights will be applicable only to such shares as remain available after the subscriptions of Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders have been satisfied.

     If sufficient shares are not available in this Category IV, shares will be allocated pro rata among subscribing Other Members in the same proportion that the number of shares subscribed for by each Other Member bears to the total number of shares subscribed for by all Other Members.

     Timing of Offering and Method of Payment. The Subscription Offering will expire at _____ p.m., Madison time, on , 1996 (the "Expiration Date"). The Expiration Date may be extended by Madison First and the Holding Company for successive 90-day periods, subject to OTS approval, to , 1998.

     Subscribers must, before the Expiration Date, or such date to which the Expiration Date may be extended, return Order Forms to Madison First, properly completed, together with checks or money orders in an amount equal to the Purchase Price ($10.00 per share) multiplied by the number of shares for which subscription is made. Payment for stock purchases can also be accomplished through authorization on the order form of withdrawals from accounts (including a certificate of deposit but excluding IRA accounts). Madison First has the right to reject any orders transmitted by facsimile and any payments made by wire transfer. The beneficiaries of IRA accounts are deemed to have the same subscription rights as other depositors. However, the IRA accounts maintained in Madison First do not permit investment in the Common Stock. A depositor interested in using his IRA funds to purchase Common Stock must do so through a self-directed IRA account. Since Madison First does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds on deposit at Madison First that he wishes to invest. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the Common Stock in a self-directed account in the same manner as Madison First now holds the depositor's IRA funds. An annual administrative fee would be payable to the new trustee.

     Depositors interested in using funds in a Madison First IRA to purchase Common Stock should contact Madison First at (812) 265-3421 as soon as possible so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date of the Subscription Offering.

     Until completion or termination of the Conversion, subscribers who elect to make payment through authorization of withdrawal from accounts with Madison First will not be permitted to reduce the deposit balance in any such accounts below the amount required to purchase the shares for which they subscribed. In such cases interest will continue to be credited on deposits authorized for withdrawal until the completion of the Conversion. Interest at the passbook rate, which is currently 3.00% per annum, for an APY of 3.04%, will be paid on amounts submitted by check. Authorized withdrawals from certificate accounts for the purchase of Common Stock will be permitted without the imposition of early withdrawal penalties or loss of interest. However, withdrawals from certificate accounts that reduce the balance of such accounts below the required minimum for specific interest rate qualification will cause the cancellation of the certificate accounts at the effective date of the Conversion, and the remaining balance will earn interest at the passbook savings rate. Stock subscriptions received by Madison First may not be withdrawn by the subscriber before , 1996, and, if accepted by Madison First, are final until that date.

     Members in Non-Qualified States or Foreign Countries. Madison First and the Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, no person will be offered or sold or receive any stock pursuant to the Subscription Offering if such person resides in a foreign country or resides in a state in the United States with respect to which all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; (ii) the granting of subscription rights or the offer or sale of Common Stock to such persons would require Madison First or the Holding Company or their respective officers and directors, under the securities laws of such state, to register as a broker, dealer, salesman or selling agent, or to register or otherwise qualify the Common Stock for sale in such state; and (iii) such registration, qualification or filing in the judgment of the Holding Company and Madison First would be impracticable or unduly burdensome for reasons of cost or otherwise.

     To assist in the Subscription and Direct Community Offerings, the Holding Company has established a Stock Information Center ((812) 273-4949). Callers to the Stock Information Center will be able to request a Subscription and Direct Community Offering Prospectus and other information relating to the offering.

Direct Community Offering

     Commencing concurrently with the Subscription Offering, Madison First is offering shares of Holding Company Common Stock in the Direct Community Offering to the general public, with preference given to residents of Jefferson County, to the extent such shares remain available after satisfaction of all orders received in the Subscription Offering. The right of any person to purchase shares in the Direct Community Offering is subject to the right of Madison First to accept or reject such purchase in whole or in part. Madison First has the right to terminate the Direct Community Offering as soon as it has received orders for at least the minimum number of shares available for purchase in the Conversion.

     The Direct Community Offering may expire as early as , 1996, or at any time thereafter (until , 1996, unless extended by Madison First and the Holding Company) when orders for at least 765,000 shares have been received in the Subscription Offering and Direct Community Offering. Accordingly, persons wishing to purchase stock in the Direct Community Offering directly from the Holding Company should return the Order Form on or before , 1996, to Madison First, properly completed, together with check or money order in the amount equal to the Purchase Price ($10.00 per share) multiplied by the number of shares which that person desires to purchase. Order Forms will be accepted in the Direct Community Offering until its completion, which is expected to occur on or after , 1996, and before , 1996. However, as mentioned above, Madison First may terminate the Direct Community Offering as soon as it has received orders for at least the minimum number of shares available for purchase in the Conversion. Therefore, persons who submit a Order Form after , 1996, may be precluded from purchasing stock in the Direct Community Offering because the Direct Community Offering may have been terminated before the Order Form is submitted.

     Order Forms received during the Direct Community Offering will be filled up to a maximum of 10,000 shares of Common Stock offered in the Conversion, with any remaining unfilled purchase orders to be allocated on an equal number of shares basis. The maximum number of shares of Common Stock which may be purchased in the Direct Community Offering by any person (including such person's Associates) or persons acting in concert is 10,000 in the aggregate. A member who, together with his Associates and persons acting in concert, has subscribed for shares in the Subscription Offering may subscribe for a number of additional shares in the Direct Community Offering that does not exceed the lesser of (i) 10,000 shares or (ii) the number of shares which, when added to the number of shares subscribed for by the member (and his Associates and persons acting in concert) in the Subscription Offering, would not exceed 20,000. Madison First reserves the right to reject any orders received in the Direct Community Offering in whole or in part.

     If all the Holding Company Common Stock offered in the Subscription Offering is subscribed for, no Holding Company Common Stock will be available for purchase in the Direct Community Offering and all funds submitted pursuant to the Direct Community Offering will be promptly refunded, with interest, as hereafter described. Purchase orders received during the Direct Community Offering will be filled up to a maximum of 2% of the total number of shares of Common Stock issued in the Conversion, with any remaining unfilled purchase orders to be allocated on an equal number of shares basis. If the Direct Community Offering extends beyond 45 days following the expiration of the Subscription Offering, subscribers will have the right to increase, decrease or rescind subscriptions for stock previously submitted. All sales of Holding Company Common Stock in the Direct Community Offering will be at the same price per share as the sales of Holding Company Common Stock in the Subscription Offering.

     Cash and checks received in the Direct Community Offering will be placed in a special savings account at Madison First, and will earn interest at the passbook rate, which is currently 3.00% per annum, for an APY of 3.04%, from the date of deposit until completion or termination of the Conversion. In the event that the Conversion is not consummated for any reason, all funds submitted pursuant to the Direct Community Offering will be promptly refunded with interest as described above.

Delivery of Certificates

     Certificates representing shares issued in the Subscription Offering and in the Direct Community Offering pursuant to Order Forms will be mailed to the persons entitled to them at the last addresses of such persons appearing on the books of Madison First or to such other addresses as may be specified in properly completed Order Forms as soon as practicable following consummation of the Conversion. Any certificates returned as undeliverable will be held by the Holding Company until claimed by the person legally entitled to them or otherwise disposed of in accordance with applicable law.

Agent

     To assist Madison First and the Holding Company in marketing the Holding Company Common Stock offered hereby, Madison First has retained the services of Trident Securities, Inc. as its exclusive agent (the "Agent"). The Agent is a broker-dealer registered with the SEC and a member of the National Association of Securities Dealers, Inc. (the "NASD"). The Agent will assist Madison First in the Conversion as follows: (1) in training and educating Madison First's employees regarding the mechanics and regulatory requirements of the conversion process; (2) in conducting informational meetings for subscribers and other potential purchasers; (3) in keeping records of all stock subscriptions; and (4) in obtaining proxies from Madison First's members with respect to the Special Meeting. The Agent will also serve as an advisor to the Holding Company and Madison First in connection with the Acquisition. For providing these services, Madison First has agreed to pay the Agent a management fee equal to 0.5% of the aggregate dollar amount of shares of Common Stock sold in the Conversion and commissions in an amount equal to 2.0% of the aggregate dollar amount of shares of Common Stock sold in the Conversion other than shares sold to the ESOP, officers and directors of the Institutions and their Associates. The Agent will also be reimbursed for out-of-pocket expenses which are not to exceed $12,000 without Madison First's consent and for legal fees and expenses which are not to exceed $35,000 without Madison First's consent. Offers and sales in the Direct Community Offering will be on a best efforts basis and, as a result, the Agent is not obligated to purchase any shares of the Common Stock. The Agent intends to make a market in the Common Stock, although it is under no obligation to do so.

     Madison First and the Holding Company have also agreed to indemnify the Agent, under certain circumstances, against liabilities and expenses (including legal fees) arising out of the Agent's engagement by Madison First, including liabilities under the 1933 Act.

     Madison First also engaged Trident Financial Corporation ("Trident Financial"), an affiliate of the Agent, to serve as its financial advisor in connection with the Acquisition. Madison First has agreed to pay Trident Financial fees based on Trident Financial's standard hourly rates and to reimburse Trident Financial for reasonable out-of-pocket expenses.

Selected Dealers

     Upon a determination by Madison First and the Agent, the Agent may enter into an agreement with certain dealers chosen by Madison First and the Agent (together, the "Selected Dealers") to assist in the sale of shares in the Direct Community Offering. Selected Dealers will receive commissions at an agreed upon rate, not to exceed 4.5%, for all shares sold by such Selected Dealers. During the Direct Community Offering, Selected Dealers may only solicit indications of interest from their customers to place orders with Madison First as of a certain date (the "Order Date") for the purchase of shares of Common Stock. When and if Madison First and the Agent believe that enough indications of interest and orders have been received in the Subscription Offering and Direct Community Offering to consummate the Conversion, the Agent will request, as of the Order Date, Selected Dealers to submit orders to purchase shares for which they have previously received indications of interest from the customers. Selected Dealers will send confirmations of the orders to such customers on the next business day after the Order Date. Selected Dealers will debit the accounts of their customers on the date which will be three business days from the Order Date (the "Settlement Date"). On the Settlement Date, funds received by Selected Dealers will be remitted to Madison First. It is anticipated that the Conversion will be consummated on the Settlement Date. However, if consummation is delayed after payment has been received by Madison First from Selected Dealers, funds will earn interest at the passbook rate, which is currently 3.00% per annum, for an APY of 3.04%, until the completion of the offering. Funds will be returned promptly in the event the Conversion is not consummated.

Limitations on Common Stock Purchases

     The Plan includes a number of limitations on the number of shares of Common Stock which may be purchased during the Conversion. These are summarized below:
(1) No fewer than 25 shares may be purchased by any person purchasing shares of Common Stock in the Conversion (provided that sufficient shares are available).
(2) No subscribing member may purchase more than 10,000 shares of Common Stock with respect to each deposit account held as of December 31, 1994, June 30, 1996 or ___________, 1996, as applicable, and each loaned owed as of ____________, 1996. For this purpose, joint account holders or borrowers collectively may not exceed the 10,000 share limit. Notwithstanding the foregoing sentences, no Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, by himself or herself, or with an Associate or group of persons acting in concert, may purchase more than 20,000 shares of Common Stock in the Conversion (except for the ESOP which may purchase up to 10% of the total number of shares of Common Stock offered in the Conversion). The maximum number of shares of Common Stock which may be purchased in the Direct Community Offering by any person (including such person's Associates) or persons acting in concert is 10,000 in the aggregate. A member who, together with his Associates and persons acting in concert, has subscribed for shares in the Subscription Offering may subscribe for a number of additional shares in the Direct Community Offering that does not exceed the lesser of (i) 10,000 shares or (ii) the number of shares which, when added to the number of shares subscribed for by the member (and his Associates and persons acting in concert) in the Subscription Offering, would not exceed 20,000. Madison First's and the Holding Company's Boards of Directors may, however, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of Common Stock sold in the Conversion, provided that orders for shares exceeding 5% of the shares of Common Stock sold in the Conversion may not exceed, in the aggregate, 10% of the shares sold in the Conversion, except that the ESOP may purchase in the aggregate up to 10% of the shares of Common Stock sold in the Conversion and not be included in the order limit. If the Boards of Directors decide to increase the purchase limitation, all persons who subscribe for the maximum number of shares of Common Stock offered in the Conversion will be, and certain other large subscribers in the sole discretion of Madison First may be, given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. The overall purchase limitation may be reduced in the sole discretion of the Board of Directors of Madison First.
(3) No more than 34% of the shares of Common Stock may be purchased in the Conversion by directors and officers of Madison First and the Holding Company and their Associates (excluding shares allocable to such persons under the ESOP).

     OTS regulations define "acting in concert" as (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

     The term "Associate" of a person is defined to mean (i) any corporation or organization (other than Madison First or its subsidiaries or the Holding
Company)  of  which  such  person  is  a  director,   officer,  partner  or  10%
stockholder; (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; provided, however that such term shall not include any employee stock benefit plan of the Holding Company or Madison First in which such a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or relative of such spouse, who either has the same home as such person or who is a director or officer of Madison First or its subsidiaries or the Holding Company. Directors are not treated as Associates of one another solely because of their board membership. Compliance with the foregoing limitations does not necessarily constitute compliance with other regulatory restrictions on acquisitions of the Common Stock. For a further discussion of limitations on purchases of the Holding Company Common Stock during and subsequent to Conversion, see "-- Restrictions on Sale of Stock by Directors and Officers," "-- Restrictions on Purchase of Stock by Directors and Officers Following Conversion," and "Restrictions on Acquisition of the Holding Company."

Restrictions on Repurchase of Stock by Holding Company

     Repurchases of its shares by the Holding Company will be restricted for a period of three years from the date of the Conversion. OTS regulations currently provide that the Holding Company is prohibited from repurchasing any of its shares within one (1) year following the Conversion except in exceptional circumstances. So long as Madison First continues to meet certain capitalization requirements, the Holding Company may repurchase shares in an open-market repurchase program (which cannot exceed 5% of its outstanding shares in a twelve-month period except in exceptional circumstances) during the second and third year following the Conversion by giving appropriate prior notice to the OTS. The OTS has authority to waive these restrictions under certain circumstances. Unless repurchases are permitted under the foregoing regulations, the Holding Company may not, for a period of three years from the date of the Conversion, repurchase any of its capital stock from any person, except in the event of an offer to purchase by the Holding Company on a pro rata basis from all of its shareholders which is approved in advance by the OTS, except in exceptional circumstances established to the satisfaction of the OTS, or except for purchases of shares required to fund the ESOP or the RRP.

     Further, the Holding Company may not repurchase any of its capital stock if the effect of such purchase would be to cause Madison First's net worth to be reduced below the amount required for the liquidation account. The Holding Company may use some of the net proceeds received from the sale of the Common Stock offered by this Prospectus to repurchase such Common Stock, subject to OTS requirements.

     Regulations promulgated by the FRB provide that a bank holding company must file written notice with the FRB prior to any repurchase of its equity securities if the gross consideration for the purchase, when aggregated with the net consideration paid by the bank holding company for all repurchases during the preceding 12 months, is equal to 10% or more of the bank holding company's consolidated net worth. This notice requirement is not applicable, however, to a bank holding company that exceeds the thresholds established for a well capitalized bank and that satisfies certain other regulatory requirements.

     Under Indiana law, the Holding Company will be precluded from repurchasing its equity securities if, after giving effect to such repurchase, the Holding Company would be unable to pay its debts as they become due or the Holding Company's assets would be less than its liabilities and obligations to preferential shareholders.

Restrictions on Sale of Stock by Directors and Officers

     All shares of the Common Stock purchased by directors and officers of Madison First or the Holding Company in the Conversion will be subject to the restriction that such shares may not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares (i) following the death of the original purchaser or
(ii) by reason of an exchange of securities in connection with a merger or acquisition approved by the applicable regulatory authorities. Sales of shares of the Common Stock by the Holding Company's directors and officers will also be subject to certain insider trading and other transfer restrictions under the federal securities laws. See "Regulation -- Federal Securities Laws" and "Description of Capital Stock."

     Each certificate for such restricted shares will bear a legend prominently stamped on its face giving notice of the restrictions on transfer, and instructions will be issued to the Holding Company's transfer agent to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of Common Stock issued pursuant to a stock dividend, stock split or otherwise with respect to restricted shares will be subject to the same restrictions on sale.

Restrictions on Purchase of Stock by Directors and Officers Following Conversion

     OTS regulations provide that for a period of three years following the Conversion, without prior written approval of the OTS, neither directors nor officers of Madison First or the Holding Company nor their Associates may purchase shares of the Common Stock of the Holding Company, except from a dealer registered with the SEC. This restriction does not, however, apply to negotiated transactions involving more than one percent of the Holding Company's outstanding Common Stock, to shares purchased pursuant to stock option or other incentive stock plans approved by the Holding Company's shareholders, or to shares purchased by employee benefit plans maintained by the Holding Company which may be attributable to individual officers or directors.

Restrictions on Transfer of Subscription Rights and Common Stock

     Prior to the completion of the Conversion, OTS regulations and the Plan of Conversion prohibit any person with subscription rights, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of Madison First, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are guaranteed and only for his/her account. Each person exercising such subscription rights will be required to certify that he/she is purchasing shares solely for his/her own account and that he/she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of Common Stock prior to the completion of the Conversion. Madison First and the Holding Company will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of such rights. In addition, persons who violate the purchase limitations may be subject to sanctions and penalties imposed by the OTS.

Stock Pricing

     The aggregate purchase price of the Holding Company Common Stock being sold in the Conversion will be based on the appraised aggregate pro forma market value of the Common Stock, as determined by an independent valuation. Keller & Company, Inc. ("Keller"), which is experienced in the valuation and appraisal of financial institutions, including savings institutions involved in the conversion process, was retained by Madison First to prepare an appraisal. Keller will receive a fee of $17,000 for its appraisal, plus expenses not to exceed $500. Keller has also prepared a business plan for Madison First for a fee of $5,000. Madison First has agreed to indemnify Keller, under certain circumstances, against liabilities and expenses (including legal fees) arising out of Keller's engagement by Madison First.

     Keller has prepared an appraisal of the estimated pro forma market value of the Common Stock. Keller's appraisal concluded that as of May 3, 1996, the appropriate valuation range (the "Estimated Valuation Range") for the estimated pro forma market value of the Common Stock was from a minimum of $7,650,000 to a maximum of $10,350,000, with a midpoint of $9,000,000. A copy of the appraisal is on file and available for inspection at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and the Central Regional Office of the OTS, 111 East Wacker Drive, Suite 800, Chicago, Illinois 60601. The appraisal has also been filed as an exhibit to the Holding Company's Registration Statement with the SEC, and may be reviewed at the SEC's public reference facilities. See "Additional Information." The appraisal involved a comparative evaluation of the operating and financial statistics of the Institutions with those of other financial institutions. The appraisal also took into account such other factors as the market for savings institutions generally, prevailing economic conditions, both nationally and in Indiana, which affect the operations of savings institutions, the competitive environment within which the Institutions operate, and the effect of the Institutions becoming subsidiaries of the Holding Company. No detailed individual analysis of the separate components of the Institutions' and the Holding Company's assets and liabilities was performed in connection with the evaluation. The Board of Directors reviewed with management Keller's methods and assumptions and accepted Keller's appraisal as reasonable and adequate. The Holding Company, in consultation with the Agent, has determined to offer the Common Stock in the Conversion at a price of $10.00 per share. The Holding Company's decision regarding the Purchase Price was based solely on its determination that $10.00 per share is a customary purchase price in conversion transactions. The Estimated Valuation Range may be increased or decreased to reflect market and financial conditions prior to the completion of the Conversion.

     Promptly after the completion of the Subscription Offering and the Direct Community Offering, if any, Keller will confirm to Madison First that, to the best of Keller's knowledge and judgment, nothing of a material nature has occurred which would cause Keller to conclude that the amount of the aggregate proceeds received from the sale of the Common Stock in the Conversion was incompatible with its estimate of the total pro forma market value of Madison First at the time of the sale. If, however, the facts do not justify such a statement, a new Estimated Valuation Range and price per share may be set. Under such circumstances, the Holding Company will be required to resolicit subscriptions. In that event, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced; provided that if the pro forma market value of Madison First upon Conversion has increased to an amount which does not exceed $11,902,500 (15% above the maximum of the Estimated Valuation Range), the Holding Company and Madison First do not intend to resolicit subscriptions unless it is determined after consolation with the OTS that a resolicitation is required.

     Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares shown above. A change in the number of shares to be issued in the Conversion will not affect subscription rights, which are based on the1,035,000 shares being offered in the Subscription Offering. In the event of an increase in the maximum number of shares being offered, persons who exercise their maximum subscription rights will be notified of such increase and of their right to purchase additional shares. Conversely, in the event of a decrease in the maximum number of shares being offered, persons who exercise their maximum subscription rights will be notified of such decrease and of the concomitant reduction in the number of shares for which subscriptions may be made. In the event of a resolicitation, subscribers will be afforded the opportunity to increase, decrease or maintain their previously submitted order. The Holding Company will be required to resolicit if the price per share is changed such that the total aggregate purchase price is not within the minimum and 15% above the maximum of the Estimated Valuation Range.

     THE INDEPENDENT VALUATION IS NOT INTENDED AND MUST NOT BE CONSTRUED AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF VOTING TO APPROVE THE CONVERSION OR OF PURCHASING THE SHARES OF THE COMMON STOCK. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS (INCLUDING CERTAIN ASSUMPTIONS AS TO THE AMOUNT OF NET PROCEEDS AND THE EARNINGS THEREON), ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING SHARES IN THE CONVERSION WILL THEREAFTER BE ABLE TO SELL THE SHARES AT PRICES RELATED TO THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE.

Number of Shares to be Issued

     It is anticipated that the total offering of Common Stock (the number of shares of Common Stock issued in the Conversion multiplied by the Purchase Price of $10.00 per share) will be within the current minimum and 15% above the maximum of the Estimated Valuation Range. Unless otherwise required by the OTS, no resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions so long as the change in the number of shares to be issued in the Conversion, in combination with the Purchase Price, results in an offering within the minimum and 15% above the maximum of the Estimated Valuation Range.

     An increase in the total number of shares of Common Stock to be issued in the Conversion would decrease both a subscriber's ownership interest and the Holding Company's pro forma net worth and net income on a per share basis while increasing (assuming no change in the per share price) pro forma net income and net worth on an aggregate basis. A decrease in the number of shares to be issued in the Conversion would increase both a subscriber's ownership interest and the Holding Company's pro forma net worth and net income on a per share basis while decreasing (assuming no change in the per share price) pro forma net income and net worth on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

Interpretation and Amendment of the Plan

     To the extent permitted by law, all interpretations of the Plan by Madison First and the Holding Company will be final. The Plan provides that, if deemed necessary or desirable by the Boards of Directors of the Holding Company and Madison First, the Plan may be substantively amended by the Boards of Directors, as a result of comments from regulatory authorities or otherwise, with the concurrence of the OTS. Moreover, if the Plan of Conversion is so amended, subscriptions which have been received prior to such amendment will not be refunded unless otherwise required by the OTS.

Conditions and Termination

     Completion of the Conversion requires the approval of the Plan by the affirmative vote of not less than a majority of the total number of votes of the members of Madison First eligible to be cast at the Special Meeting and the sale of all shares of the Common Stock within 24 months following approval of the Plan by the members. If these conditions are not satisfied, the Plan will be terminated and Madison First will continue its business in the mutual form of organization. The Plan may be terminated by the Boards of Directors of Madison First and the Holding Company at any time prior to the Special Meeting and, with the approval of the OTS, by such Boards of Directors at any time thereafter. Furthermore, OTS regulations and the Plan of Conversion require that the Holding Company complete the sale of Common Stock within 45 days after the close of the Subscription Offering. The OTS may grant an extension of this time period if necessary, but no assurance can be given that an extension would be granted. See "-- Offering of Holding Company Common Stock."

     Completion of the Conversion is also conditioned upon the Acquisition. The Conversion will not become effective until such time as all conditions precedent to the Acquisition are satisfied. If at any time it becomes clear that any condition precedent to the Acquisition will not be satisfied, the Conversion and the Plan of Conversion will terminate. See "The Acquisition."

               RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

General

     Although the Boards of Directors of Madison First and the Holding Company are not aware of any effort that might be made to obtain control of the Holding Company after the Conversion, the Boards of Directors believe that it is appropriate to include certain provisions in the Holding Company's Articles of Incorporation (the "Articles") to protect the interests of the Holding Company and its shareholders from unsolicited changes in the control of the Holding Company in circumstances under which the Board of Directors of the Holding Company concludes will not be in the best interests of Madison First, the Holding Company or the Holding Company's shareholders.

     Although the Holding Company's Board of Directors believes that the restrictions on acquisition described below are beneficial to shareholders, the provisions may have the effect of rendering the Holding Company less attractive to potential acquirors thereby discouraging future takeover attempts which would not be approved by the Board of Directors but which certain shareholders might deem to be in their best interest or pursuant to which shareholders might receive a substantial premium for their shares over then current market prices. These provisions will also render the removal of the incumbent Board of Directors and of management more difficult. The Board of Directors has, however, concluded that the potential benefits of these restrictive provisions outweigh the possible disadvantages.

     The following general discussion contains a summary of the material provisions of the Articles, the Holding Company's Code of By-Laws (the "By-Laws"), and certain other regulatory provisions, that may be deemed to have an effect of delaying, deferring or preventing a change in the control of the Holding Company. The following description of certain of these provisions is general and not necessarily complete, and with respect to provisions contained in the Articles and By-Laws, reference should be made in each case to the document in question, each of which is part of Madison First's application for approval of the Conversion or the Holding Company's Registration Statement filed with the SEC. See "Additional Information."

Provisions of the Holding Company's Articles and By-Laws

     Directors. Certain provisions in the Articles and By-Laws will impede changes in majority control of the Board of Directors of the Holding Company. The Articles provide that the Board of Directors of the Holding Company will be divided into three classes, with directors in each class elected for three-year staggered terms. Therefore, it would take two annual elections to replace a majority of the Holding Company's Board.

     The Articles also provide that the size of the Board of Directors shall range between five and fifteen directors, with the exact number of directors to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors of the Holding Company.

     The Articles provide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term only by a majority vote of the directors then in office. Finally, the By-Laws impose certain notice and information requirements in connection with the nomination by shareholders of candidates for election to the Board of Directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

     The Articles provide that a director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of at least 80% of the shares eligible to vote generally in the election of directors. Removal for "cause" is limited to the grounds for termination in the OTS regulation relating to employment contracts of federally-insured savings associations.

     Restrictions on Call of Special Meetings. The Articles provide that a special meeting of shareholders may be called only by the Chairman of the Board of the Holding Company or pursuant to a resolution adopted by a majority of the total number of directors of the Holding Company. Shareholders are not authorized to call a special meeting.

     No Cumulative Voting. The Articles provide that there shall be no cumulative voting rights in the election of directors.

     Authorization of Preferred Stock. The Articles authorize 2,000,000 shares of preferred stock, without par value. The Holding Company is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, powers, preferences and relative participating, optional and other special rights of such shares, including voting rights (if any and which could be as a separate class) and conversion rights. In the event of a proposed merger, tender offer or other attempt to gain control of the Holding Company not approved by the Board of Directors, it might be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plans or understandings for the issuance of any preferred stock and does not intend to issue any preferred stock except on terms which the Board of Directors deems to be in the best interests of the Holding Company and its shareholders.

     Limitations on 10% Shareholders. The Articles provide that: (i) no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company (provided that such limitation shall not apply to the acquisition of equity securities by any one or more tax-qualified employee stock benefit plans maintained by the Holding Company, if the plan or plans beneficially own no more than 25% of any class of such equity security of the Holding Company); and that
(ii) shares beneficially owned in violation of the stock ownership restriction described above shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to a vote of shareholders. For these purposes, a person (including management) who has obtained the right to vote shares of the Common Stock pursuant to revocable proxies shall not be deemed to be the "beneficial owner" of those shares if that person is not otherwise deemed to be a beneficial owner of those shares.

     Evaluation of Offers. The Articles of the Holding Company provide that the Board of Directors of the Holding Company, when determining to take or refrain from taking corporate action on any matter, including making or declining to make any recommendation to the Holding Company's shareholders, may, in connection with the exercise of its judgment in determining what is in the best interest of the Holding Company, the Institutions and the shareholders of the Holding Company, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on the Holding Company's customers and the Institutions' present and future account holders, borrowers, employees and suppliers; the effect on the communities in which the Holding Company and the Institution operate or are located; and the effect on the ability of the Holding Company to fulfill the objectives of a holding company and of the Institutions or future financial institution subsidiaries to fulfill the objectives of a stock savings association under applicable statutes and regulations. The Articles of the Holding Company also authorize the Board of Directors to take certain actions to encourage a person to negotiate for a change of control of the Holding Company or to oppose such a transaction deemed undesirable by the Board of Directors including the adoption of so-called shareholder rights plans. By having these standards and provisions in the Articles of the Holding Company, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of the Holding Company, even if the price offered is significantly greater than the then market price of any equity security of the Holding Company.

     Procedures for Certain Business Combinations. The Articles require that certain business combinations between the Holding Company (or any majority-owned subsidiary thereof) and a 10% or greater shareholder either be approved (i) by at least 80% of the total number of outstanding voting shares of the Holding Company or (ii) by a majority of certain directors unaffiliated with such 10% or greater shareholder or involve consideration per share generally equal to the higher of (A) the highest amount paid by such 10% shareholder or its affiliates in acquiring any shares of the Common Stock or (B) the "Fair Market Value" (generally, the highest closing bid paid for the Common Stock during the thirty days preceding the date of the announcement of the proposed business combination or on the date the 10% or greater shareholder became such, whichever is higher).

     Amendments to Articles and Bylaws. Amendments to the Articles must be approved by a majority vote of the Holding Company's Board of Directors and also by a majority of the outstanding shares of the Holding Company's voting shares; provided, however, that approval by at least 80% of the outstanding voting shares is required for certain provisions (i.e., provisions relating to number, classification, and removal of directors; amendment of the By-Laws; call of special shareholder meetings; criteria for evaluating certain offers; certain business combinations; and amendments to provisions relating to the foregoing). The provisions concerning limitations on the acquisition of shares may be amended only by an 80% vote of the Holding Company's outstanding shares unless at least two-thirds of the Holding Company's Continuing Directors (directors of the Holding Company on May 24, 1996, or directors recommended for appointment or election by a majority of such directors) approve such amendments in advance of their submission to a vote of shareholders (in which case only a majority vote of shareholders is required).

     The By-Laws may be amended only by a majority vote of the total number of directors of the Holding Company.

     Purpose and Effects of the Anti-Takeover Provisions of the Holding Company Articles and By-Laws. The Holding Company's Board of Directors believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. These provisions will also assist in the orderly deployment of the Conversion proceeds into productive assets during the initial period after the Conversion. The Board of Directors believes these provisions are in the best interest of the Institutions and the Holding Company and its shareholders. In the judgment of the Board of Directors, the Holding Company's Board of Directors will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of the Holding Company and its shareholders. The Board of Directors believes that these provisions will encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at prices reflecting the true value of the Holding Company and which is in the best interests of all shareholders.

     Attempts to take over financial institutions and their holding companies have recently increased. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to shareholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time to obtain maximum value for the Holding Company and its shareholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it to undertake defensive measures at a great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objective may not be similar to that of the remaining shareholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining shareholders of the benefits of certain protective provisions of the 1934 Act, if the number of beneficial owners becomes less than the 300 required for continued registration under the 1934 Act.

     Despite the belief of the Holding Company's Board of Directors in the benefits to shareholders of the foregoing provisions, the provisions may also have the effect of discouraging future takeover attempts which would not be approved by the Board of Directors, but which certain shareholders might deem to be in their best interest or pursuant to which shareholders might receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions will also render the removal of the incumbent Board of Directors and of management more difficult. The Board of Directors has, however, concluded that the potential benefits of these restrictive provisions outweigh the possible disadvantages.

Other Restrictions on Acquisition of the Holding Company and the Institutions

     State Law. Several provisions of the Indiana Business Corporation Law, as amended (the "IBCL"), could affect the acquisition of shares of the Common Stock or otherwise affect the control of the Holding Company. Chapter 43 of the IBCL prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between corporations such as the Holding Company (assuming that it has over 100 shareholders) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares, for five years following the date on which the shareholder obtained 10% ownership unless the acquisition was approved in advance of that date by the board of directors. If prior approval is not obtained, several price and procedural requirements must be met before the business combination can be completed. These requirements are similar to those contained in the Holding Company Articles and described in " -- Provisions of the Holding Company's Articles and By-Laws -- Procedures for Certain Business Combinations". In general, the price requirements contained in the IBCL may be more stringent than those imposed in the Holding Company Articles. However, the procedural restraints imposed by the Holding Company Articles are somewhat broader than those imposed by the IBCL. Also, the provisions of the IBCL may change at some future date, but the relevant provisions of the Holding Company Articles may only be amended by an 80% vote of the shareholders of the Holding Company.

     In addition, the IBCL contains provisions designed to assure that minority shareholders have some say in their future relationship with Indiana corporations in the event that a person made a tender offer for, or otherwise acquired, shares giving that person more than 20%, 33 1/3%, and 50% of the outstanding voting securities of corporations having 100 or more shareholders (the "Control Share Acquisitions Statute"). Under the Control Share Acquisitions Statute, if an acquiror purchases those shares at a time that the corporation is subject to the Control Share Acquisitions Statute, then until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding shares held by officers of the corporation, by employees of the corporation who are directors thereof and by the acquiror), approves in a special or annual meeting the rights of the acquiror to vote the shares which take the acquiror over each level of ownership as stated in the statute, the acquiror cannot vote these shares. An Indiana corporation otherwise subject to the Control Share Acquisitions Statute may elect not to be covered by the statute by so providing in its Articles of Incorporation or By-Laws. The Holding Company, however, will be subject to this statute following the Conversion because of its desire to discourage non-negotiated hostile takeovers by third parties.

     The IBCL specifically authorizes Indiana corporations to issue options, warrants or rights for the purchase of shares or other securities of the corporation or any successor in interest of the corporation. These options, warrants or rights may, but need not be, issued to shareholders on a pro rata basis.

     The IBCL specifically authorizes directors, in considering the best interest of a corporation, to consider the effects of any action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the directors consider pertinent. As described above, the Holding Company Articles contain a provision having a similar effect. Under the IBCL, directors are not required to approve a proposed business combination or other corporate action if the directors determine in good faith that such approval is not in the best interest of the corporation. In addition, the IBCL states that directors are not required to redeem any rights under or render inapplicable a shareholder rights plan or to take or decline to take any other action solely because of the effect such action might have on a proposed change of control of the corporation or the amounts to be paid to shareholders upon such a change of control. The IBCL explicitly provides that the different or higher degree of scrutiny imposed in Delaware and certain other jurisdictions upon director actions taken in response to potential changes in control will not apply. The Delaware Supreme Court has held that defensive measures in response to a potential takeover must be "reasonable in relation to the threat posed".

     In taking or declining to take any action or in making any recommendation to a corporation's shareholders with respect to any matter, directors are authorized under the IBCL to consider both the short-term and long-term interests of the corporation as well as interests of other constituencies and other relevant factors. Any determination made with respect to the foregoing by a majority of the disinterested directors shall conclusively be presumed to be valid unless it can be demonstrated that such determination was not made in good faith.

     Because of the foregoing provisions of the IBCL, the Board will have flexibility in responding to unsolicited proposals to acquire the Holding Company, and accordingly it may be more difficult for an acquiror to gain control of the Holding Company in a transaction not approved by the Board.

     Federal Limitations. For three years following the Conversion, OTS regulations prohibit any person (including entities), without the prior approval of the OTS, from offering to acquire or acquiring more than 10% of any class of equity security, directly or indirectly, of a converted savings association or its holding company. This restriction does not apply to the acquisition by any one or more tax-qualified employee stock benefit plans maintained by Madison First or the Holding Company, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security of the Holding Company. For these purposes, a person (including management) who has obtained the right to vote shares of the Common Stock pursuant to revocable proxies shall not be deemed to be the "beneficial owner" of those shares if that person is not otherwise deemed to be a beneficial owner of those shares.

     The Change in Bank Control Act provides that no "person," acting directly or indirectly, or through or in concert with one or more persons, other than a company, may acquire control of a savings association, a savings and loan holding company or a bank holding company unless at least 60 days prior written notice is given to the OTS or FRB (as appropriate) and the OTS or FRB (as appropriate) has not objected to the proposed acquisition.

     The Savings and Loan Holding Company Act also prohibits any "company," directly or indirectly or acting in concert with one or more other persons, or through one or more subsidiaries or transactions, from acquiring control of an insured savings institution without the prior approval of, the OTS. In addition, any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company by the OTS.

     The Bank Holding Company Act also prohibits any "company," directly or indirectly or acting in concert with one or more other persons, or through one or more subsidiaries or transactions, from acquiring control of an insured bank without the prior approval of the FRB. In addition, any company that acquires such control becomes a "bank holding company" subject to registration, examination and regulation as a bank holding company by the FRB.

     The term "control" for purposes of the Change in Bank Control Act, Bank Holding Company Act and the Savings and Loan Holding Company Act includes the power, directly or indirectly, to vote more than 25% of any class of voting stock of the savings association or to control, in any manner, the election of a majority of the directors of the savings association. It also includes a determination by the FRB or the OTS, as appropriate, that such company or person has the power, directly or indirectly, to exercise a controlling influence over or to direct the management or policies of the savings association.

     OTS regulations also set forth certain "rebuttable control determinations" which arise (i) upon an acquisition of more than 10% of any class of voting stock of a savings association; or (ii) upon an acquisition of more than 25% of any class of voting or nonvoting stock of a savings association; provided that, in either case, the acquiror is subject to any of eight enumerated "control factors," which are: (1) the acquiror would be one of the two largest holders of any class of voting stock of the association; (2) the acquiror would hold more than 25% of the association's total stockholders' equity of the association; (3) the acquiror would hold more than 35% of the combined debt securities and stockholders' equity of the savings association; (4) the acquiror is a party to any agreement pursuant to which the acquiror possesses a material economic stake in the savings association or which enables the acquiror to influence a material aspect of the management or policies of the association; or (5) the acquiror would have the ability, other than through the holding of revocable proxies, to direct the votes of more than 25% of a class of the voting stock or to vote in the future more than 25% of such voting stock upon the occurrence of a future event; (6) the acquiror would have the power to direct the disposition of more than 25% of the association's voting stock in a manner other than a widely dispersed or public offering; (7) the acquiror and/or his representative would constitute more than one member of the association's board of directors; or (8) the acquiror would serve as an executive officer or in a similar policy-making position with the association. For purposes of determining percentage share ownership, a person is presumed to be acting in concert with certain specified persons and entities, including members of the person's immediate family, whether or not those family members share the same household with the person.

     The regulations also specify the criteria which the OTS uses to evaluate control applications. The OTS is empowered to disapprove an acquisition of control if it finds, among other things, that (i) the acquisition would substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the institution or its depositors, or (iii) the competency, experience, or integrity of the acquiring person indicates that it would not be in the interest of the depositors, the institution, or the public to permit the acquisition of control by such person.

     FRB regulations also set forth certain "rebuttable control determinations" which arise upon (a) the acquisition of any voting securities of a state member bank or bank holding company if, after the transaction, the acquiring person (or persons acting in concert) owns, controls, or holds with power to vote 25 percent or more of any class of voting securities of the institution; or (b) the acquisition of any voting securities of a state member bank or bank holding company if, after the transaction, the acquiring person (or persons acting in concert) owns, controls, or holds with power to vote 10 percent or more (but less than 25 percent) of any class of voting securities of the institution, and if (i) the institution has registered securities under Section 12 of the 1934 Act or (ii) no other person will own a greater percentage of that class of voting securities immediately after the transaction.

     The regulations also specify the criteria which the FRB uses to evaluate control applications. The FRB is empowered to disapprove an acquisition of control if it finds, among other things, that (i) the acquisition would substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the institution or its depositors, or (iii) the competency, experience, or integrity of the acquiring person indicates that it would not be in the interest of the depositors, the institution, or the public to permit the acquisition of control by such person.

                          DESCRIPTION OF CAPITAL STOCK

     The Holding Company is authorized to issue 5,000,000 shares of Holding Company Common Stock, without par value, all of which have identical rights and preferences, and 2,000,000 shares of preferred stock, without par value. The Holding Company expects to issue up to 1,190,250 shares of Common Stock and no shares of preferred stock in the Conversion. The Holding Company has received an opinion of its counsel that the shares of Common Stock issued in the Conversion will be validly issued, fully paid, and not liable for further call or assessment. This opinion was filed with the SEC as an exhibit to the Holding Company's Registration Statement under the 1933 Act.

     Shareholders of the Holding Company will have no preemptive rights to acquire additional shares of Holding Company Common Stock which may be subsequently issued. The Common Stock will represent nonwithdrawable capital, will not be of an insurable type and will not be federally insured by the FDIC or any government entity.

     Under Indiana law, the holders of the Common Stock will possess exclusive voting power in the Holding Company, unless preferred stock is issued and voting rights are granted to the holders thereof. Each shareholder will be entitled to one vote for each share held on all matters voted upon by shareholders, subject to the limitations discussed under the caption "Restrictions on Acquisition of the Holding Company."

     In the unlikely event of the liquidation or dissolution of the Holding Company, the holders of the Common Stock will be entitled to receive after payment or provision for payment of all debts and liabilities of the Holding Company, all assets of the Holding Company available for distribution, in cash or in kind. See "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights." If preferred stock is issued subsequent to the Conversion, the holders thereof may have a priority over the holders of Common Stock in the event of liquidation or dissolution.

     The Board of Directors of the Holding Company will be authorized to issue preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to the Common Stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The holders of preferred stock will be entitled to vote as a separate class or series under certain circumstances, regardless of any other voting rights which such holders may have.

     Except as discussed elsewhere herein, the Holding Company has no specific plans for the issuance of the additional authorized shares of Common Stock or for the issuance of any shares of preferred stock. In the future, the authorized but unissued and unreserved shares of Common Stock will be available for general corporate purposes including, but not limited to, possible issuance as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment and stock purchase plan, or in future underwritten or other public or private offerings. The authorized but unissued shares of preferred stock will similarly be available for issuance in future mergers or acquisitions, in future underwritten public offerings or private placements or for other general corporate purposes. Except as described above or as otherwise required to approve the transaction in which the additional authorized shares of Common Stock or authorized shares of preferred stock would be issued, no shareholder approval will be required for the issuance of these shares. Accordingly, the Holding Company's Board of Directors without shareholder approval can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock.

     The offering and sale of Common Stock in the Conversion will be registered under the 1933 Act. The subsequent sale or transfer of Common Stock is governed by the 1933 Act, which requires that sales or exchanges of subject securities be made pursuant to an effective registration statement or qualified for an exemption from registration requirements of the 1933 Act. Similarly, the securities laws of the various states also require generally the registration of shares offered for sale unless there is an applicable exemption from registration.

     The Holding Company, as a newly organized corporation, has never issued capital stock, and, accordingly, there is no market for the Common Stock. See "Market for the Common Stock." See "Restrictions on Acquisition of the Holding Company -- Provisions of the Holding Company's Articles and By-Laws" for a description of certain provisions of the Holding Company's Articles and By-Laws which may affect the ability of the Holding Company's shareholders to participate in certain transactions relating to acquisitions of control of the Holding Company. Also, see "Dividend Policy" for a description of certain matters relating to the possible future payment of dividends on the Common Stock.

                                 TRANSFER AGENT

     _____________________________________will   act  as   transfer   agent  and
registrar for the Common Stock____________________. phone number is ___________.

                            REGISTRATION REQUIREMENTS

     Upon the Conversion, the Holding Company's Common Stock will be registered pursuant to Section 12(g) of the 1934 Act and will not be deregistered for a period of at least three years following the Conversion. As a result of the registration under the 1934 Act, certain holders of Common Stock will be subject to certain reporting and other requirements imposed by the 1934 Act. For example, beneficial owners of more than 5% of the outstanding Common Stock will be required to file reports pursuant to Section 13(d) or Section 13(g) of the 1934 Act, and officers, directors and 10% shareholders of the Holding Company will generally be subject to reporting requirements of Section 16(a) and to the liability provisions for profits derived from purchases and sales of Holding Company Common Stock occurring within a six-month period pursuant to Section 16(b) of the 1934 Act. In addition, certain transactions in Common Stock, such as proxy solicitations and tender offers, will be subject to the disclosure and filing requirements imposed by Section 14 of the 1934 Act and the regulations promulgated thereunder.

                              LEGAL AND TAX MATTERS

     Barnes & Thornburg, 1313 Merchants Bank Building, 11 South Meridian Street, Indianapolis, Indiana 46204, special counsel to Madison First, will pass upon the legality and validity of the shares of Common Stock being issued in the Conversion. Barnes & Thornburg has issued an opinion concerning certain federal and state income tax aspects of the Conversion and that the Conversion, as proposed, constitutes a tax-free reorganization under federal and Indiana law. Barnes & Thornburg have consented to the references herein to their opinions. Certain legal matters related to this offering will be passed upon for the Agent by Thacher Proffitt & Wood, 1500 K. Street, N.W., Washington, D.C. 20005.

                                     EXPERTS

     The consolidated financial statements of Madison First as of and for the years ended December 31, 1995, 1994, and 1993, included herein and elsewhere in the registration statement, have been audited by Grant Thornton LLP, independent certified public accountants, and included herein and in the registration statement in reliance upon the report of Grant Thornton LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Citizens as of and for the years ended December 31, 1995 and 1994, included herein and elsewhere in the registration statement, have been audited by Sherman, Barber & Mullikin, independent certified public accountants, and included herein and in the registration statement in reliance upon the report of Sherman, Barber & Mullikin, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Citizens as of and for the year ended December 31, 1993, included herein and elsewhere in the registration statement, have been audited by Alexander X. Kuhn & Co., independent certified public accountants, and included herein and in the registration statement in reliance upon the report of Alexander X. Kuhn & Co., independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

     Keller has consented to the publication of the summary herein of its appraisal report as to the estimated pro forma market value of the Common Stock of the Holding Company to be issued in the Conversion, to the reference to its opinion relating to the value of the subscription rights, and to the filing of the appraisal report as an exhibit to the registration statement filed by the Holding Company under the 1933 Act.

                             ADDITIONAL INFORMATION

     The Holding Company has filed with the SEC a registration statement under the 1933 Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information can be inspected and copied at the Commission's public reference facilities located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 00048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Madison First has filed with the OTS an Application for Conversion from a federal mutual savings and loan association to a federal stock savings and loan association, and the Holding Company has filed with the OTS an Application to become a savings and loan holding company. This Prospectus omits certain information contained in such Applications. The Applications may be inspected at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the Central Regional Office of the OTS, 111 East Wacker Drive, Suite 800, Chicago, Illinois 60601.

     The Holding Company has also filed with the FRB of Chicago an Application to Form a Holding Company on Form FR Y-3 in connection with its aquisition of the Citizens Shares in the Acquisition. This Prospectus omits certain information contained in such Application. The Application may be inspected at the offices at the FRB of Chicago, 230 South LaSalle Street, Chicago, Illinois 60604-1413.

                                    CONTENTS

MADISON FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                                                                           Page
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          F-2

CONSOLIDATED FINANCIAL STATEMENTS

  CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
  (As of March 31, 1996 (unaudited) and
  December 31, 1995 and 1994)                                               F-3

  CONSOLIDATED STATEMENTS OF INCOME
  (For the three months ended March 31, 1996 and 1995 (unaudited)
  and the years ended December 31, 1995, 1994 and 1993)                     F-4

  CONSOLIDATED  STATEMENTS  OF RETAINED  EARNINGS
  (For the three months ended March 31, 1996 and 1995 (unaudited)
  and the years ended December 31, 1995, 1994 and 1993)                     F-5

  CONSOLIDATED STATEMENTS OF CASH FLOWS
  (For the three months ended March 31, 1996 and 1995 (unaudited)
  and the years ended December 31, 1995, 1994 and 1993)                     F-6

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (For the three months ended March 31, 1996 and 1995 (unaudited)
  and the years ended December 31, 1995, 1994 and 1993)                     F-8


CITIZENS NATIONAL BANK OF MADISON

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         F-32

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         F-33

FINANCIAL STATEMENTS

     STATEMENTS OF FINANCIAL CONDITION
     (As of December 31, 1995 and 1994)F-34

     STATEMENTS OF INCOME
     (For the years ended December 31, 1995, 1994 and 1993)                F-36

     STATEMENTS OF RETAINED EARNINGS
     (For the years ended December 31, 1995, 1994 and 1993)                F-38

     STATEMENTS OF CASH FLOWS
     (For the years ended December 31, 1995, 1994 and 1993)                F-39

     NOTES TO FINANCIAL STATEMENTS
     (For the years ended December 31, 1995, 1994 and 1993)                F-41

     STATEMENT OF FINANCIAL CONDITION
     (As of March 31, 1996 (unaudited))F-56

     STATEMENTS OF INCOME
     (For the three months ended March 31, 1996 and 1995 (unaudited))      F-57

     STATEMENTS OF CASH FLOWS
     (For the three months ended March 31, 1996 and 1995 (unaudited))      F-59

     NOTES TO FINANCIAL STATEMENTS
     (For the three months ended March 31, 1996 and 1995 (unaudited))      F-60

     Financial statements of River Valley Bancorp are not presented as such corporation was not active during any of the periods presented.

     SCHEDULES: All schedules are omitted as the required information is not applicable or is included in the consolidated financial statements.

                                                           [GRANT THORNTON LOGO]


               Report of Independent Certified Public Accountants


Board of Directors
Madison First Federal Savings and Loan Association

We have audited the accompanying consolidated statements of financial condition of Madison First Federal Savings and Loan Association and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of earnings, retained earnings, and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Madison First Federal Savings and Loan Association and Subsidiary as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Notes A-2 and B to the consolidated financial statements, the Association changed its method of accounting for investments in certain debt and equity securities in 1994. Additionally, as more fully explained in Notes A-9 and H to the consolidated financial statements, the Association changed its method of accounting for Federal income taxes in 1993.





/s/ Grant Thornton
Cincinnati, Ohio
January 19, 1996 (except for Note L as to which the date is March 5, 1996)

        Madison First Federal Savings and Loan Association and Subsidiary

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)



                                                                                                    December  31,
                                                                                 March 31,        ------------------
ASSETS                                                                             1996           1995          1994
- ------                                                                             ----           ----          ----
                                                                                               (Unaudited)
Cash and due from banks                                                          $ 8,557        $ 2,389       $ 2,066
Certificates of deposit in other financial institutions                              200            300           350
Investment securities designated as available for sale - at market value           3,959          5,018           101
Investment securities - at amortized cost,
  approximate market value of $5,909, $7,930 and
  $13,120 as of March 31, 1996, and  December 31, 1995 and 1994                    6,000          8,000        13,996
Mortgage-backed and related securities - at cost,
  approximate market value of $9,068, $9,941 and
  $10,715 as of March 31, 1996, and December 31, 1995 and 1994                     9,146          9,917        11,328
Loans receivable - net                                                            57,393         57,945        56,287
Office premises and equipment - at
  depreciated cost                                                                   953            966           988
Federal Home Loan Bank stock - at cost                                               610            610           610
Accrued interest receivable on loans                                                 293            313           246
Accrued interest receivable on mortgage-backed and related securities                 46             51            58
Accrued interest receivable on investments
  and interest-bearing deposits                                                       95            241           237
Goodwill, net of accumulated amortization
  of $140, $139 and $132 as of March 31, 1996, and
  December 31, 1995 and 1994                                                         147            148           156
Cash surrender value of life insurance                                               729            535           510
Prepaid expenses and other assets                                                    110            124           118
Prepaid income taxes                                                                 ---             26            21
Deferred tax asset                                                                    69             21           ---
                                                                                 -------        -------       -------
     TOTAL ASSETS                                                                $88,307        $86,604       $87,072
                                                                                 =======        =======       =======

LIABILITIES AND RETAINED EARNINGS
Deposits                                                                         $79,254        $75,233       $75,458
Advances from the Federal Home Loan Bank                                           2,000          4,471         4,986
Advances by borrowers for taxes and insurance                                         93             63            63
Accrued interest payable                                                              73             68            62
Other liabilities                                                                    242            195           169
Accrued income taxes                                                                  46            ---           ---
Deferred income taxes                                                                ---           ---             30
                                                                                 -------        -------       -------

     TOTAL LIABILITIES                                                            81,708         80,030        80,768

COMMITMENTS                                                                         ---             ---           ---
Retained earnings - substantially restricted                                       6,626          6,562         6,304
Unrealized gain (loss) on securities designated as available for sale,
  net of related tax effects                                                         (27)            12           ---
                                                                                 -------        -------       -------
     Total retained earnings                                                       6,599          6,574         6,304
                                                                                 -------        -------       -------

     TOTAL LIABILITIES AND RETAINED EARNINGS                                     $88,307        $86,604       $87,072
                                                                                 =======        =======       =======


The accompanying notes are an integral part of these statements.

        Madison First Federal Savings and Loan Association and Subsidiary

                        CONSOLIDATED STATEMENTS OF INCOME
                                 (In thousands)


                                                              Three months ended
                                                                   March 31,                 Year ended December 31,
                                                              ------------------            ------------------------
                                                                1996       1995             1995       1994     1993
                                                                ----       ----             ----       ----     ----
                                                                  (Unaudited)
Interest income
   Loans                                                       $1,117     $1,046           $4,240     $3,851   $4,149
   Mortgage-backed and related securities                         149        172              670        743      866
   Investment securities                                          150        206              777        713      494
   Interest-bearing deposits and other                             43         18              107        112      175
                                                               ------     ------           ------     ------   ------
     Total interest income                                      1,459      1,442            5,794      5,419    5,684

Interest expense
   Deposits                                                       854        778            3,419      2,842    3,041
   Borrowed funds                                                  36         47              175         12        1
                                                               ------     ------           ------     ------   ------
     Total interest expense                                       890        825            3,594      2,854    3,042
                                                               ------     ------           ------     ------   ------
     Net interest income                                          569        617            2,200      2,565    2,642

Provision for loan losses                                           6        ---              150         29       55
                                                               ------     ------           ------     ------   ------
     Net interest income after provision for
     loan losses                                                  563        617            2,050      2,536    2,587

Other income
  Insurance commissions                                            60         48              175        181      182
  Service fees, charges and other operating                        48         46              187        189      182
                                                               ------     ------           ------     ------   ------
     Total other income                                           108         94              362        370      364

Other expenses
   Employee compensation and benefits                             294        241              998        888      869
   Occupancy and equipment                                         44         33              212        193      212
   Federal deposit insurance premiums                              45         44              177        178      117
   Data processing                                                 70         60              237        243      234
   Other operating                                                100         85              342        336      340
   Provision for valuation decline on
     mortgage-related securities                                  ---        ---             ---          20       30
                                                               ------     ------           ------     ------   ------
     Total other expenses                                         553        463            1,966      1,858    1,802
                                                               ------     ------           ------     ------   ------
     Income before income taxes and cumulative
       effect of change in accounting method                      118        248              446      1,048    1,149

Income taxes
   Current                                                         82         99              245        411      468
   Deferred                                                       (28)         3              (57)         1      (12)
                                                               ------     ------           ------     ------   ------
                                                                   54        102              188        412      456
                                                               ------     ------           ------     ------   ------
     Income before cumulative effect of change
     in accounting method                                          64        146              258        636      693

Cumulative effect of change in method of accounting
   for income taxes                                               ---        ---              ---        ---       25
                                                               ------     ------           ------     ------   ------
     NET INCOME                                                $   64     $  146           $  258     $  636   $  718
                                                               ======     ======           ======     ======   ======


The accompanying notes are an integral part of these statements.

        Madison First Federal Savings and Loan Association and Subsidiary

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                                 (In thousands)

                                                           Three  months ended         Year ended December 31,
                                                                March 31,          -------------------------------
                                                                  1996             1995         1994          1993
                                                                  ----             ----         ----          ----
                                                               (Unaudited)

Balance at beginning of period                                   $6,574           $6,304       $5,668        $4,950

Net earnings for the period                                          64              258          636           718

Unrealized gain (loss) on securities designated as
  available for sale - net of related tax effects                   (39)              12          ---           ---
                                                                 ------           ------       ------        ------
Balance at end of period                                         $6,599           $6,574       $6,304        $5,668
                                                                 ======           ======       ======        ======
















The accompanying notes are an integral part of these statements.

        Madison First Federal Savings and Loan Association and Subsidiary

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                 Three months ended
                                                                       March 31,           Year ended December 31,
                                                                 ------------------      --------------------------
                                                                   1996      1995        1995       1994       1993
                                                                   ----      ----        ----       ----       ----
                                                                     (Unaudited)
Cash flows from operating activities:
   Net income                                                     $    64   $  146      $   258    $   636    $   718
   Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
       Amortization (accretion) of premiums  and discounts on
         investments and mortgage-backed securities - net               3       (4)          (9)       (14)        28
       Provision for valuation decline on
         mortgage-related securities                                  ---      ---          ---         20         30
       Amortization of deferred loan origination costs                  7        2           85         86        150
       Provision for losses on loans                                    6      ---          150         29         55
       Depreciation and amortization                                   13       14           68         67         79
       Amortization of goodwill                                         1        2            7          7          7
       Increase (decrease) in cash due to changes in:
         Accrued interest receivable on loans                          20      (17)         (67)        (4)        45
         Accrued interest receivable on mortgage-backed
           securities                                                   5        2            7         14          8
         Accrued interest receivable on investments and
           interest-bearing deposits                                  146       91           (4)       (54)       (70)
         Prepaid expenses and other assets                             14      (33)          (6)        19         (6)
         Accrued interest payable                                       5       17            6          1         (2)
         Other liabilities                                             47        6           26         17        (44)
         Income taxes
           Current                                                     72       79           (5)       (51)       (99)
           Deferred                                                   (28)       3          (57)         1        (37)
                                                                   ------   ------      -------    -------    -------
              Net cash provided by operating activities               375      308          459        774        862

Cash flows provided by (used in) investing activities:
   Proceeds from maturity of investment securities                  3,000      ---        1,000       ---       4,500
   Purchase of investment securities                                  ---      ---          ---     (4,592)    (8,499)
   Sale of investment securities designated as available
     for sale                                                         ---      101          101       ---        ---
   Purchase of mortgage-backed and related securities                 ---      ---         ---        ---      (3,918)
   Principal repayments on mortgage-backed and
     related securities                                               768      299        1,417      2,576      3,399
   Loan principal repayments                                        3,036    2,594       13,708     14,973     25,670
   Loan disbursements                                              (2,497)  (2,746)     (15,600)   (19,419)   (24,108)
   Proceeds from sale of real estate acquired
     through foreclosure                                              ---      ---          ---         17         48
   Capital expenditures on real estate acquired through
     foreclosure                                                      ---      ---          ---        ---         (9)
   Purchase of real estate held for investment                        ---      ---          ---        (10)        (4)
   Purchase of office equipment                                       ---      (13)         (46)       (40)       (74)
   Purchase of Federal Home Loan Bank stock                           ---      ---          ---        ---        (44)
   (Increase) decrease in certificates of deposit in other
     financial institutions - net                                     100      ---           50        (50)       168
   Purchase of single premium life insurance policies                (188)     ---          ---        ---       (480)
   Increase in cash surrender value of life insurance policies         (6)      (8)         (26)       (25)        (5)
                                                                   ------   ------      -------    -------    -------
              Net cash provided by (used in)
              investing activities                                  4,213      227          604     (6,570)    (3,356)
                                                                   ------   ------      -------    -------    -------
              Net cash provided by (used in) operating and
              investing activities (subtotal carried forward)       4,588      535        1,063     (5,796)    (2,494)
                                                                   ======   ======      =======    =======    =======

       Madison First Federal Savings and Loan Association and Subsidiary

                                 (In thousands)

                                                                 Three months ended
                                                                       March 31,           Year ended December 31,
                                                                 ------------------      --------------------------
                                                                   1996      1995        1995       1994       1993
                                                                   ----      ----        ----       ----       ----
                                                                     (Unaudited)
      Net cash provided by (used in) operating and
       investing activities (subtotal brought forward)              4,588      535        1,063     (5,796)    (2,494)

Cash flows provided by (used in) financing activities:
  Increase (decrease) in deposit accounts                           4,021    1,613         (224)    (2,624)     1,393
  Proceeds from Federal Home Loan Bank advances                       ---      ---        2,000      4,986        ---
  Repayment of Federal Home Loan Bank advances                     (2,471)  (2,932)      (2,515)       ---        ---
  Advances by borrowers for taxes and insurance                        30       29           (1)        (3)         2
                                                                   ------   ------      -------    -------    -------
       Net cash provided by (used in) financing activities          1,580   (1,290)        (740)     2,359      1,395
                                                                   ------   ------      -------    -------    -------
Net increase (decrease) in cash and cash equivalents                6,168     (755)         323     (3,437)    (1,099)

Cash and cash equivalents at beginning of period                    2,389    2,066        2,066      5,503      6,602
                                                                   ------   ------      -------    -------    -------
Cash and cash equivalents at end of period                         $8,557   $1,311      $ 2,389    $ 2,066    $ 5,503
                                                                   ======   ======      =======    =======    =======

Supplemental  disclosure of cash flow information:
  Cash paid during the period for:
    Federal income taxes                                           $  ---   $  ---      $   191    $   377    $   468
                                                                   ======   ======      =======    =======    =======
    Interest on deposits and borrowings                            $  885  $   842      $ 3,588    $ 2,853    $ 3,045
                                                                   ======   ======      =======    =======    =======

Supplemental disclosure of noncash investing activities:
  Transfers from loans to real estate acquired
    through foreclosure                                            $  ---   $  ---      $   ---    $    15    $    35
                                                                   ======   ======      =======    =======    =======
  Transfer of investment securities to an available for sale
    classification in accordance with SFAS No. 115                 $  ---   $  ---      $ 5,000    $   ---    $   ---
                                                                   ======   ======      =======    =======    =======
  Unrealized gain (loss) on securities designated as available
    for sale, net of related tax effects                           $  (39)  $  ---      $    12    $   ---    $   ---
                                                                   ======   ======      =======    =======    =======


The accompanying notes are an integral part of these statements.

        Madison First Federal Savings and Loan Association and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Madison First Federal Savings and Loan Association (the Association) is a federally-chartered mutual financial institution with four offices located in Jefferson County, Indiana. The Association owns 100% of the outstanding capital stock of Madison First Service Corporation which owns 100% of the outstanding capital stock of McCauley Insurance Agency, Inc. (McCauley), which operates a consumer insurance agency. Condensed consolidated financial statements of Madison First Service Corporation (First Service) as of and for the periods ended December 31, 1995 and 1994 are presented in Note J. Future references are made to either the Association, First Service or McCauley, as applicable.

The Association conducts a general banking business in southeastern Indiana which consists of attracting deposits from the general public and applying those funds to the origination of loans for consumer and residential purposes. The Association's profitability is significantly dependent on net interest income which is the difference between interest income generated from interest-earning assets (i.e. loans and investments) and the interest expense paid on interest-bearing liabilities (i.e. customer deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and the interest received or paid on these balances. The level of interest rates paid or received by the Association can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside of management's control.

The consolidated financial information presented herein has been prepared in accordance with generally accepted accounting principles (GAAP) and general accounting practices within the financial services industry. In preparing financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from such estimates.

The following is a summary of significant accounting policies which, with the exception of the policy described in Note A-2 and A-9, have been consistently applied in the preparation of the accompanying consolidated financial statements.

1.  Principles of Consolidation

The statements include the accounts of Madison First Federal Savings and Loan Association and its subsidiary, Madison First Service Corporation and its wholly-owned subsidiary, McCauley Insurance Agency, Inc. All significant intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

2.  Investments and Mortgage-Backed and Related Securities

Prior to January 1, 1994, investments and mortgage-backed and related securities were stated at the unpaid principal balance (cost), adjusted for unamortized premiums and discounts. Premiums and discounts on investments and mortgage-backed and related securities are amortized and accreted to operations using the interest method over the estimated life of the investment security or of the underlying loans collateralizing the securities, respectively. Investments and mortgage-backed and related securities held for portfolio investments were carried at cost, rather than the lower of cost or market, as it was management's intent, and the Association had the ability to hold the securities until maturity. Investments and mortgage-backed and related securities which would be held for indefinite periods of time, or used as part of the Association's asset/liability management strategy, or that may be sold in response to changes in interest rates, prepayment risk or the perceived need to increase regulatory capital were classified as held for sale and were carried at the lower of aggregate cost or market.

In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (the Statement). SFAS No. 115 requires that investments be categorized as held-to-maturity, trading, or available for sale. Securities classified as held-to-maturity are carried at cost only if the Association has the positive intent and ability to hold these securities to maturity. Trading securities and securities designated as available for sale are carried at market value with resulting unrealized gains or losses recorded to operations or retained earnings, respectively. The Association adopted the Statement as of January 1, 1994, without material effect on consolidated financial condition or results of operations. In November 1995, the FASB issued a "Special Report on the Implementation of SFAS No. 115", which permitted the reclassification of securities between held-to-maturity and available-for-sale without calling into question management's prior intent with respect to such securities. The Association transferred approximately $5.0 million of investment securities previously identified as held-to-maturity to an available for sale classification. At March 31, 1996, retained earnings included $27,000 of unrealized losses on securities designated as available for sale, net of related tax effects.

Realized gains and losses on the sale of investment and mortgage-backed securities are recognized using the specific identification method.

3.  Loans Receivable

Loans held in portfolio are stated at the principal amount outstanding, adjusted for deferred loan origination costs and the allowance for loan losses. Interest is accrued as earned unless the collectibility of the loan is in doubt. Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments has returned to normal, in which case the loan is returned to accrual status. If the ultimate collectibility of the loan is in doubt, in whole or in part, all payments received on nonaccrual loans are applied to reduce principal until such doubt is eliminated.

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

4.  Loan Origination Fees and Costs

The Association accounts for loan origination fees and costs in accordance with the provisions of Statement of Financial Accounting Standards No. 91 (SFAS No.
91) "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases". Pursuant to the provisions of SFAS No. 91, origination fees received from loans, net of direct origination costs, are deferred and amortized to interest income using the level-yield method, giving effect to actual loan prepayments. Additionally, SFAS No. 91 generally limits the definition of loan origination costs to the direct costs attributable to originating a loan, i.e., principally actual personnel costs. Fees received for loan commitments that are expected to be drawn upon, based on the Association's experience with similar commitments, are deferred and amortized over the life of the related loan using the interest method. Fees for other loan commitments are deferred and amortized over the loan commitment period on a straight-line basis.

5.  Allowance for Losses on Loans

It is the Association's policy to provide valuation allowances for estimated losses on loans based on past loss experience, current trends in the level of delinquent and specific problem loans, loan concentrations to single borrowers, changes in the composition of the loan portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current and anticipated economic conditions in its primary lending areas. When the collection of a loan becomes doubtful, or otherwise troubled, the Association records a loan loss provision equal to the difference between the fair value of the property securing the loan and the loan's carrying value. Major loans and major lending areas are reviewed periodically to determine potential problems at an early date. The allowance for loan losses is increased by charges to earnings and decreased by charge-offs (net of recoveries).

In May 1993, the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". This Statement, which was amended by SFAS No. 118 as to certain income recognition and financial statement disclosure provisions, requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate or, as an alternative, at the loans observable market price or fair value of the collateral if the loan is collateral dependent. The Association adopted the Statement effective January 1, 1995, without material effect on consolidated financial condition or results of operations.

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

5.  Allowance for Losses on Loans (continued)

A loan is defined under SFAS No. 114 as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, the Association considers its investment in one-to-four family residential loans and consumer installment loans to be homogeneous and, therefore, excluded from separate identification for evaluation of impairment. With respect to the Association's investment in impaired nonresidential and multifamily residential real estate loans, such loans are generally collateral dependent and, as a result, are carried as a practical expedient at the lower of cost or fair value.

It is the Association's policy to charge off unsecured credits that are more than ninety days delinquent. Additionally, collateral dependent loans which are more than ninety days delinquent are considered to constitute more than a minimum delay in repayment and are evaluated for impairment under SFAS No. 114 at that time.

At March 31, 1996 and December 31, 1995, the Association had no loans that would be defined as impaired under SFAS No. 114.

6.  Office Premises and Equipment

Office premises and equipment are carried at cost and include expenditures which extend the useful lives of existing assets. Maintenance, repairs and minor renewals are expensed as incurred. For financial reporting, depreciation and amortization are provided primarily using the straight-line method over the useful lives of the assets, estimated to be thirty to forty-five years for buildings, three to ten years for furniture and equipment, and three years for automobiles. An accelerated depreciation method is used for tax reporting purposes.

7.  Real Estate Acquired through Foreclosure

Real estate acquired through foreclosure is carried at the lower of the loan's unpaid principal balance (cost) or fair value less estimated selling expenses at the date of acquisition. The loan loss allowance is charged for any writedown in the loan's carrying value to fair value at the date of acquisition. Loss provisions are recorded if the property's fair value subsequently declines below the value determined at the recording date. In determining the lower of cost or fair value at acquisition, costs relating to development and improvement of property are considered. Costs relating to holding real estate acquired through foreclosure, net of rental income, are charged against earnings as incurred.

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

8.  Intangible Assets

The FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" in March 1995. This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Association is required to estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use should be based on the fair value of the asset. This Statement is effective for financial statements for fiscal years beginning after December 31, 1995. Earlier application is encouraged. The Association adopted SFAS No. 121 effective January 1, 1996, without material effect on consolidated financial condition or results of operations.

Amortization of goodwill arising from First Service's acquisition of McCauley is provided using the straight-line method over an estimated life of forty years.

9. Income Taxes

Effective January 1, 1993, the Association changed its method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). The cumulative effect of prior years of adopting SFAS No. 109, totaling $25,000, was reflected in the Association's 1993 consolidated statement of income. There was no material effect associated with adopting SFAS No. 109 in the 1993 consolidated statement of income. SFAS No. 109 established financial accounting and reporting standards for the effects of income taxes that result from the Association's activities within the current and previous years. Pursuant to the provisions of SFAS No. 109, a deferred tax liability or deferred tax asset is computed by applying the expected statutory tax rates to net taxable or deductible differences between the tax basis of an asset or liability and its reported amount in the consolidated financial statements that will result in taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, carried back against prior years' earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management's estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carryforward attributes exceeds management's estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

9. Income Taxes (continued)

Deferral of income taxes results primarily from different methods of accounting for deferred loan origination costs, the allowance for valuation decline on mortgage-related securities, the general loan loss allowance, the percentage of earnings bad debt deduction and certain components of retirement expense. Additionally, a temporary difference is recognized for depreciation utilizing accelerated methods for income tax purposes.

10.  Retirement and Incentive Plans

Qualified employees of the Association and McCauley are covered by noncontributory retirement plans. There were no unfunded past service liabilities at March 31, 1996 and December 31, 1995 and 1994. First Service has no qualified employees.

Employees of the Association are covered by the Pentgra Group, previously the Financial Institutions Retirement Fund (the Fund), which is a defined benefit pension plan to which contributions are made for the benefit of the employees. Contributions are determined to cover the normal cost of pension benefits, the one-year cost of the pre-retirement death and disability benefits and the amortization of any unfunded accrued liabilities.

The Fund had previously advised the Association that the pension plan meets the criteria of a multi-employer pension plan as defined in Financial Accounting Standards Board Statement No. 87, "Employers' Accounting for Pensions". In accordance with the Statement, net pension cost is recognized for any required contribution for the period. A liability is recognized for any contributions due and unpaid. During 1993, the Association acquired additional benefits for all qualified employees under the plan which were paid for by reducing the overfunded amount. Because of the overfunded status, no contributions were made to the pension plan during the three months ended March 31, 1996, or the years ended December 31, 1995 or 1994. The provision for pension expense was computed by the Fund's actuaries utilizing the projected unit credit cost method and assuming a 7.5% return on Fund assets.

McCauley Insurance Agency, Inc. contributes to IRA accounts for its full-time employees on an annual basis. These employer contributions are discretionary and totaled approximately $3,000 for each of the years ended December 31, 1995, 1994 and 1993. No contributions have been made for the three month periods ending March 31, 1996 and 1995.

In addition to providing employees with noncontributory retirement plans, the Association undertook a supplemental retirement plan in 1993, which provides retirement benefits to all directors. The Association's obligations under the plan have been funded via the purchase of $1.1 million face value key man life insurance policies, of which the Association is the beneficiary. Costs of the purchase of the single premium life insurance policies amounted to $676,000. Expense under the supplemental retirement plan totaled approximately $6,000, $10,000, $41,000, $42,000 and $6,000 for the three months ended March 31, 1996 and 1995, and the years ended December 31, 1995, 1994 and 1993, respectively.

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

11.  Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents includes cash and due from banks.

12.  Reclassifications

Certain prior year amounts have been reclassified to conform to the 1995 consolidated financial statement presentation.

13.  Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", (SFAS No. 107), requires disclosure of the fair value of financial instruments, both assets and liabilities whether or not recognized in the consolidated statement of financial condition, for which it is practicable to estimate that value. For financial instruments where quoted market prices are not available, fair values are based on estimates using present value and other valuation methods.

The present value methods utilized are greatly affected by the assumptions applied, including the discount rate and estimates of future cash flows. Therefore, the fair values presented may not represent amounts that could be realized in an exchange for certain financial instruments.

The following methods and assumptions were used by the Association in estimating its fair value disclosures for financial instruments at December 31, 1995:

     Cash and due from banks and certificates of deposit in other financial institutions: the carrying amounts presented in the consolidated statement of financial condition for cash and due from banks and certificates of deposit in other financial institutions are deemed to approximate fair value.

     Investments and mortgage-backed and related securities: for investments and mortgage-backed and related securities, fair value is deemed to equal the quoted market price.

     Loans receivable: the loan portfolio has been segregated into categories with similar characteristics for underlying collateral, such as one-to-four family residential, multi-family residential and nonresidential real estate. These categories were further delineated into fixed-rate and adjustable-rate loans. The fair values for the resultant categories were computed via discounted cash flow analysis, using current interest rates offered for loans with similar terms to borrowers of similar credit quality. For loans on deposit accounts, and consumer and other loans, fair values were deemed to equal the historic carrying values. The historical carrying amount of accrued interest on loans is deemed to approximate fair value.

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


14.  Fair Value of Financial Instruments (continued)

     Federal Home Loan Bank stock: The carrying amount presented in the consolidated statement of financial condition is deemed to approximate fair value.

     Deposits: The fair value of NOW and super NOW accounts, passbook accounts, money market demand accounts and advances by borrowers are deemed to approximate the amount payable on demand at December 31, 1995. Fair values for fixed-rate certificates of deposit have been estimated using a discounted cash flow calculation using the interest rates currently offered for deposits of similar remaining maturities.

     Federal Home Loan Bank advances: The fair value of Federal Home Loan Bank advances have been estimated using discounted cash flow analysis, based on the interest rates currently offered for advances of similar remaining maturities.

Based on the foregoing methods and assumptions, the carrying value and fair value of the Association's financial instruments are as follows at December 31, 1995:

                                                  Carrying           Fair
                                                    value           value
                                                  --------         -------
                                                       (In  thousands)
Financial assets
   Cash and due from banks                         $ 2,389        $  2,389
   Certificates of deposit in other
     financial institutions                            300             300
   Investment securities designated
     as available for sale                           5,018           5,018
   Investment securities held to maturity            8,000           7,930
   Mortgage-backed securities                        9,917           9,941
   Loans receivable                                 58,398          58,756
   Federal Home Loan Bank stock                        610             610
                                                   -------         -------
                                                   $84,632         $84,944
                                                   =======         =======
Financial liabilities
  Deposits                                         $75,233         $72,375
  Advances from Federal Home Loan Bank               4,471           4,483
  Advances by borrowers                                 63              63
                                                   -------         -------
                                                   $79,767         $76,921
                                                   =======         =======

        Madison First Federal Savings and Loan Association and Subsidiary
                         NOTES TO CONSOLIDATED FINANCIAL
                    STATEMENTS (CONTINUED) Three months ended
                     March 31, 1996 and 1995 (unaudited) and
                  years ended December 31, 1995, 1994 and 1993


NOTE B - INVESTMENTS AND MORTGAGE-BACKED AND RELATED SECURITIES

Amortized cost and approximate market values of investment securities are summarized as follows:

                                                                                      December 31,
                                          March 31,               ------------------------------------------------
                                            1996                         1995                           1994
                                    -------------------           ------------------            ------------------
                                    Amortized    Market           Amortized   Market            Amortized   Market
                                      cost        value             cost       value              cost       value
                                      ----        -----             ----       -----              ----       -----
                                        (Unaudited)
                                                                     (In thousands)
Held to maturity:
  U.S. Government
    agency obligations               $ 6,000     $5,909            $ 8,000   $ 7,930             $13,996    $13,120

Available for sale:
  U.S. Government
    agency obligations                 4,000      3,959              5,000     5,018                 ---        ---
  Asset management funds                 ---        ---                ---       ---                 101        101
                                     -------     ------            -------   -------             -------    -------
   Total investments                 $10,000     $9,868            $13,000   $12,948             $14,097    $13,221
                                     =======     ======            =======   =======             =======    =======


At March 31, 1996, the cost carrying value of the Association's investment securities held to maturity exceeded fair value (market value) by $91,000 consisting solely of gross unrealized losses.

At December 31, 1995 and 1994, the cost carrying value of the Association's investment securities held to maturity exceeded fair value (market value) by $70,000 and $876,000, respectively, comprised solely of gross unrealized losses.

The amortized cost and market value of U. S. Government and agency obligations designated as held-to-maturity by term to maturity are shown below. Maturity dates do not reflect the potential effects of call provisions in the bonds' contractual terms.

                                                                                   December 31,
                                          March 31,               -------------------------------------------------
                                            1996                          1995                          1994
                                    -------------------           ------------------           --------------------
                                    Amortized    Market           Amortized   Market           Amortized     Market
                                      cost        value             cost       value             cost         value
                                      ----        -----             ----       -----             ----         -----
                                        (Unaudited)                   (In thousands)

Due in one year or less             $  2,500    $ 2,486           $    500   $   497            $  2,999   $  2,829
Due in one to three years              3,500      3,423              4,500     4,468               7,997      7,530
Due in three to five years               ---        ---              3,000     2,965               3,000      2,761
                                    --------    -------           --------   -------            --------   --------
                                    $  6,000    $ 5,909           $  8,000   $ 7,930            $ 13,996   $ 13,120
                                    ========    =======           ========   =======            ========   ========


The amortized cost and market value of U.S. Government and agency obligations designated as available for sale at March 31, 1996, by term to maturity are shown below.

                                   March 31, 1996           December 31,  1995
                                --------------------      ---------------------
                                Amortized     Market       Amortized     Market
                                  cost         value         cost         value
                                  ----         -----         ----         -----
                                                (In thousands)
Due in one to three years         $1,500       $1,500        $2,500      $2,517
Due in three to five years         2,500        2,459         2,500       2,501
                                  ------       ------        ------      ------
                                  $4,000       $3,959        $5,000      $5,018
                                  ======       ======        ======      ======

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE B - INVESTMENTS AND MORTGAGE-BACKED AND RELATED SECURITIES (continued)

The amortized cost, gross unrealized gains, gross unrealized losses and market values of mortgage-backed and related securities designated as held to maturity at March 31, 1996, and December 31, 1995 and 1994 are shown below.

                                                                                March 31, 1996
                                                               -----------------------------------------------
                                                                               Gross         Gross
                                                               Amortized    unrealized    unrealized    Market
                                                                 cost          gains        losses       value
                                                               ---------    ----------    ----------    ------
                                                                                   (Unaudited)
                                                                                 (In thousands)
Federal Home Loan Mortgage Corporation
  Participation certificates                                   $  5,784        $   2        $(118)    $  5,668
Government National Mortgage Association
  Participation certificates                                      2,036           38          ---        2,074
Federal National Mortgage Association
  Participation certificates                                      1,269            4           (4)       1,269
  Interest-only certificates                                         57          ---          ---           57
                                                               --------        -----        -----     --------
                                                               $  9,146        $  44        $(122)    $  9,068
                                                               ========        =====        =====     ========

                                                                               December 31, 1995
                                                               -----------------------------------------------
                                                                               Gross         Gross
                                                               Amortized    unrealized    unrealized    Market
                                                                 cost          gains        losses       value
                                                               ---------    ----------    ----------    ------
                                                                                 (In thousands)
Federal Home Loan Mortgage Corporation
  Participation certificates                                   $  6,330        $  44       $  (49)    $  6,325
Government National Mortgage Association
  Participation certificates                                      2,121           43          (10)       2,154
Federal National Mortgage Association
  Participation certificates                                      1,426            9          (13)       1,422
  Interest-only certificates                                         40          ---          ---           40
                                                               --------        -----        -----     --------
                                                               $  9,917        $  96        $ (72)    $  9,941
                                                               ========        =====        =====     ========


                                                                               December 31, 1994
                                                               -----------------------------------------------
                                                                               Gross         Gross
                                                               Amortized    unrealized    unrealized    Market
                                                                 cost          gains        losses       value
                                                               ---------    ----------    ----------    ------
                                                                                 (In thousands)
Federal Home Loan Mortgage Corporation
  Participation certificates                                   $  7,330        $ ---        $(484)    $  6,846
Government National Mortgage Association
  Participation certificates                                      2,381          ---         (104)       2,277
Federal National Mortgage Association
  Participation certificates                                      1,567            2          (27)       1,542
  Interest-only certificates                                         50          ---          ---           50
                                                               --------        -----        -----     --------
                                                               $ 11,328        $   2        $(615)    $ 10,715
                                                               ========        =====        =====     ========

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE B - INVESTMENTS AND MORTGAGE-BACKED AND RELATED SECURITIES (continued)

The amortized cost of mortgage-backed securities at March 31, 1996, and December 31, 1995, by contractual terms to maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may generally prepay obligations without prepayment penalties.

                                         March 31, 1996    December  31, 1995
                                         Amortized cost      Amortized cost
                                         --------------    ------------------
                                           (Unaudited)       (In thousands)

Due within one year                         $   559            $   139
Due after one to three years                  3,371              3,906
Due after three to five years                 2,422              2,924
Due after five to ten years                      16                 15
Due after ten to twenty years                   394                 50
Due after twenty years                        2,384              2,883
                                            -------            -------
                                            $ 9,146            $ 9,917
                                            =======            =======

The market value of the Association's investment in Federal National Mortgage Association interest-only certificates is adversely affected by the level of actual prepayments on the loans collateralizing such securities, as well as the market's perception as to the future level of such prepayments. During 1994 and 1993, these prepayment factors resulted in market value declines which management viewed as other than temporary. Accordingly, the Association charged operations in 1994 and 1993 for $20,000 and $30,000, respectively, representing management's estimate as to the amount of such declines deemed to be other than temporary.


NOTE C - LOANS RECEIVABLE

The composition of the loan portfolio is as follows:

                                           March 31,            December 31,
                                             1996           1995          1994
                                          ----------        ----          ----
                                          (Unaudited)         (In thousands)
Residential real estate
  One-to-four family residential            $44,492       $44,417       $46,378
  Multi-family residential                    1,597         1,613         1,242
  Construction                                2,132         2,489           748
Nonresidential real estate and land           6,718         7,563         5,774
Consumer and other                            2,791         2,816         2,269
Deposit accounts                                668           590           527
                                             58,398        59,488        56,938
                                            -------       -------       -------
Add (deduct):
  Undisbursed portion of loans
    in process                                 (818)       (1,370)         (642)
  Deferred loan origination costs               226           234           243
  Allowance for loan losses                    (413)         (407)         (252)
                                            -------       -------       -------
                                            $57,393       $57,945       $56,287
                                            =======       =======       =======

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE C - LOANS RECEIVABLE (continued)

As depicted above, the Association's lending efforts have historically focused on one-to-four family residential and multi-family residential real estate loans, which comprise approximately $47.4 million, or 83%, of the total loan portfolio at March 31, 1996, approximately $47.1 million, or 81%, of the total loan portfolio at December 31, 1995 and approximately $47.7 million, or 85%, of the total loan portfolio at December 31, 1994. Generally, such loans have been underwritten on the basis of no more than an 80% loan-to-value ratio, which has historically provided the Association with adequate collateral coverage in the event of default. Nevertheless, the Association, as with any lending institution, is subject to the risk that residential real estate values could deteriorate in its primary lending areas of southeastern Indiana and northwestern Kentucky, thereby impairing collateral values. However, management is of the belief that residential real estate values in the Association's primary lending areas are presently stable.

In the ordinary course of business, the Association has granted loans to some of the officers, directors and their related business interests. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. The aggregate dollar amount of loans outstanding to related parties was approximately $446,000, $571,000 and $365,000 at March 31, 1996, December 31, 1995 and 1994.


NOTE D - ALLOWANCE FOR LOAN LOSSES

The activity in the allowance for loan losses is summarized as follows:

                                                     Three months ended
                                                         March 31,                     Year ended December 31,
                                                     ------------------             ------------------------------
                                                     1996          1995             1995         1994         1993
                                                     ----          ----             ----         ----         ----
                                                        (Unaudited)                         (In thousands)
Balance at beginning of period                        $407         $252             $252         $227          $262
Provision for loan losses                                6          ---              150           29            55
Charge-offs of loans                                   ---          ---              ---           (4)         (100)
Recoveries of losses on loans                          ---          ---                5          ---            10
                                                      ----         ----             ----         ----          ----
Balance at end of period                              $413         $252             $407         $252          $227
                                                      ====         ====             ====         ====          ====


As of March 31, 1996,  and December 31, 1995,  the  Association's  allowance for loan losses was comprised of a general loan loss allowance of approximately $406,000 and $399,000, which was includible as a component of regulatory risk-based capital, and specific loan loss allowances of approximately $7,000 and $8,000, respectively.

At march 31, 1996 and 1995, and december 31, 1995, 1994 and 1993, nonperforming loans totaled $30,000, $10,000, $8,000, $13,000 and $7,000, respectively.

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE E - OFFICE PREMISES AND EQUIPMENT

Office premises and equipment is comprised of the following:

                                                               December 31,
                                           March 31,      --------------------
                                             1996          1995          1994
                                             ----         ------        ------
                                          (Unaudited)        (In thousands)

Land and improvements                       $   377       $   377      $   377
Office buildings and improvements             1,242         1,242        1,225
Leasehold improvements                            6             6            6
Furniture, fixtures and equipment               623           623          593
Automobiles                                       4             4            4
                                            -------       -------      -------
                                              2,252         2,252        2,205
Less accumulated depreciation                (1,299)       (1,286)      (1,217)
                                            -------       -------      -------
                                            $   953       $   966      $   988
                                            =======       =======      =======

        Madison First Federal Savings and Loan Association and Subsidiary
                         NOTES TO CONSOLIDATED FINANCIAL
                    STATEMENTS (CONTINUED) Three months ended
                     March 31, 1996 and 1995 (unaudited) and
                  years ended December 31, 1995, 1994 and 1993


NOTE F - DEPOSITS

Deposits consist of the following major classifications:

                                                                                          December 31,
                                                    March 31,            --------------------------------------------
                                                      1996                      1995                      1994
                                               -----------------         -----------------        -------------------
Deposit type and                                Amount        %           Amount        %          Amount         %
weighted-average interest rate                 --------     ----         --------     ----        --------       ----
                                                   (Unaudited)                          (In thousands)
NOW accounts
  1996 - 2.63%                                 $  8,828     11.1
  1995 - 2.24%                                                           $  7,941     10.6
  1994 - 2.28%                                                                                    $  7,412        9.8
Super NOW accounts
  1996 - 2.72%                                    1,076      1.4
  1995 - 2.65%                                                              1,063      1.4
  1994 - 2.67%                                                                                         731        1.0
Money market demand accounts
  1996 - 3.00%                                    7,238      9.1
  1995 - 3.00%                                                              7,141      9.5
  1994 - 2.90%                                                                                       7,652       10.1
Passbook accounts
  1996 - 3.05%                                   17,189     21.7
  1995 - 3.04%                                                             17,911     23.8
  1994 - 3.03%                                                                                      19,430       25.8
Total demand, transaction and
  passbook deposits                              34,331     43.3           34,056     45.3          35,225       46.7
                                               --------    -----         --------    -----        --------      -----
Certificates of deposit
  3.00 - 3.99%
    3.35% in 1994                                   ---      ---              ---      ---             443         .6
  4.00 - 4.99%
    4.69% in 1996                                 4,381      5.5
    4.21% in 1995                                                              98       .1
    4.70% in 1994                                                                                   30,882       40.9
  5.00 - 5.99%
    5.46% in 1996                                26,279     33.2
    5.65% in 1995                                                          30,116     40.0
    5.44% in 1994                                                                                    5,276        7.0
  6.00 - 6.99%
    6.39% in 1996                                13,682     17.3
    6.38% in 1995                                                          10,731     14.3
    6.40% in 1994                                                                                    3,365        4.5
  7.00 - 7.99%
    7.35% in 1996                                   581       .7
    7.86% in 1995                                                             232       .3
    7.88% in 1994                                                                                      267         .3
                                               --------    -----         --------    -----        --------      -----
Total certificates                               44,923     56.7           41,177     54.7          40,233       53.3
                                               --------    -----         --------    -----        --------      -----
Total deposit accounts                         $ 79,254    100.0         $ 75,233    100.0        $ 75,458      100.0
                                               ========    =====         ========    =====        ========      =====

The aggregate amount of short-term certificates of deposit with minimum denominations of $100,000 totaled approximately $7.1 million, $4.8 million and $5.3 million at March 31, 1996, December 31, 1995 and 1994, respectively.

        Madison First Federal Savings and Loan Association and Subsidiary
                         NOTES TO CONSOLIDATED FINANCIAL
                    STATEMENTS (CONTINUED) Three months ended
                     March 31, 1996 and 1995 (unaudited) and
                  years ended December 31, 1995, 1994 and 1993


NOTE F - DEPOSITS (continued)

Interest expense on deposits is summarized as follows:

                                                     March 31,                           December 31,
                                                 -----------------           ---------------------------------
                                                 1996         1995            1995         1994          1993
                                                 ----         ----            ----         ----          ----
                                                    (Unaudited)                         (In thousands)
Passbook                                         $134         $139            $  524       $  634       $  754
NOW accounts                                       40           42               176          170          135
Money market deposit accounts                      60           61               243          259          269
Certificates of deposit                           620          536             2,476        1,779        1,883
                                                 ----         ----            ------       ------       ------
                                                 $854         $778            $3,419       $2,842       $3,041
                                                 ====         ====            ======       ======       ======

Maturities of outstanding certificates of deposit are summarized as follows:

                                    March 31,             December 31,
                                   -----------         --------------------
                                      1996              1995          1994
                                      ----              ----          ----
                                   (Unaudited)           (In thousands)
Less than one year                   $34,967           $29,578      $31,625
One year to three years                8,778            10,425        5,921
More than three years                  1,178             1,174        2,687
                                     -------           -------      -------
                                     $44,923           $41,177      $40,233
                                     =======           =======      =======

NOTE G - ADVANCES FROM FEDERAL HOME LOAN BANK

At March 31, 1996, Federal Home Loan Bank advances consisted of a $2.0 million, 5.63% advance maturing on April 11, 1996. At December 31, 1995, Federal Home Loan Bank advances consisted of 6.02% daily variable-rate cash management borrowings totaling approximately $2.5 million (of an available $7.0 million line of credit), and the $2.0 million 5.63% advance maturing on April 11, 1996. At March 31, 1996, the advances were collateralized by certain residential mortgage loans totaling $3.4 million and the Association's investment in Federal Home Loan Bank stock.

NOTE H - INCOME TAXES

The provision for income taxes on earnings differs from that computed at the expected statutory corporate tax rate as follows:

                                                          March 31,                          December  31,
                                                     ------------------             -------------------------------
                                                     1996          1995             1995         1994          1993
                                                     ----          ----             ----         ----          ----
                                                         (Unaudited)                        (In thousands)
Income taxes computed at
  the 34% expected statutory rate                    $  40        $  84             $152         $356          $391
State taxes, net of federal benefits                     9           19               39           56            65
Increase (decrease) in taxes resulting from:
Amortization of goodwill                               ---            1                2            2             2
Other                                                    5           (2)              (5)          (2)           (2)
                                                     -----         ----             ----         ----          ----
Income tax provision per consolidated
  financial statements                               $  54         $102             $188         $412          $456
                                                     =====         ====             ====         ====          ====
Effective tax rate                                    45.8%        41.1%            42.2%        39.3%         39.7%
                                                     =====         ====             ====         ====          ====

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE H - INCOME TAXES (continued)

The composition of the Association's net deferred tax asset (liability) is as follows:

                                                                December 31,
                                                 March 31,   -------------------
                                                   1996       1995        1994
Taxes (payable) refundable on temporary            ----       ----        ----
differences at statutory rate:                  (Unaudited)    (In thousands)

Deferred tax liabilities:
  Deferred loan origination costs                $  (77)    $  (80)     $  (83)
  Difference between book and
    tax depreciation                                (32)       (32)        (31)
  Percentage of earnings bad debt deduction        (119)      (116)       (104)
  Unrealized gain on securities designated
    as available for sale                           ---         (6)        ---
                                                 ------     ------      ------
    Total deferred tax liabilities                 (228)      (234)       (218)

Deferred tax assets:
  Deferred compensation                              32         28          14
  Allowance for valuation decline on
    mortgage-related securities                      90         90          90
  General loan loss allowance                       138        135          84
  Unrealized loss on securities
    designated as available for sale                 14        ---         ---
  Other                                              23          2         ---
                                                 ------     ------      ------
   Total deferred tax assets                        297        255         188
                                                 ------     ------      ------
   Net deferred tax asset (liability)            $   69     $   21      $  (30)
                                                 ======     ======      ======

The Association is allowed a special bad debt deduction based on a percentage of earnings generally limited to 8% of otherwise taxable income, or the amount of qualifying and nonqualifying loans outstanding and subject to certain limitations based on aggregate loans and savings account balances at the end of the year. Retained earnings at March 31, 1996 and December 31, 1995 includes approximately $2.4 million for which Federal income taxes have not been provided. If the amounts that qualify as deductions for Federal income tax purposes are later used for purposes other than for bad debt losses, including distributions in liquidation, such distributions will be subject to Federal income taxes at the then current corporate income tax rate. The approximate amount of unrecognized deferred tax liability relating to the cumulative bad debt deduction was approximately $710,000 at March 31, 1996 and December 31, 1995.

               Madison First Federal Savings and Loan Association
                                 and Subsidiary

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE I - COMMITMENTS AND CONTINGENCIES

The Association is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers including commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated statement of financial condition. The contract or notional amounts of the commitments reflect the extent of the Association's involvement in such financial instruments.

The Association's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Association uses the same credit policies in making commitments and conditional obligations as those utilized for on-balance-sheet instruments.

At March 31, 1996, and December 31, 1995, the Association had outstanding commitments of approximately $594,000 and $257,000 to originate residential one-to-four family real estate loans, of which $102,000 and $185,000 were comprised of fixed-rate loans, respectively, and $492,000 and $72,000 were comprised of variable rate loans, respectively. Additionally, the Association had unused lines of credit under home equity loans of approximately $186,000 and $181,000 at March 31, 1996 and December 31, 1995, respectively. In the opinion of management, all loan commitments equaled or exceeded prevalent market interest rates as of March 31, 1996 and December 31, 1995, and such commitments have been underwritten on the same basis as that of the existing loan portfolio. Management believes that all loan commitments are able to be funded through cash flow from operations and existing excess liquidity. Fees received in connection with these commitments have not been recognized in earnings.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Association, upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral on loans may vary but the preponderance of loans granted generally include a mortgage interest in real estate as security.

               Madison First Federal Savings and Loan Association
                                 and Subsidiary

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE J - CONDENSED FINANCIAL STATEMENTS OF CONSOLIDATED
         SUBSIDIARY

The following condensed consolidated financial statements summarize the financial position of Madison First Service Corporation and Subsidiary at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years ended December 31, 1995, 1994 and 1993.

                Madison First Service Corporation and Subsidiary
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                               March 31,       December 31,
    ASSETS                                       1996        1995        1994
                                              (Unaudited)     (In thousands)

Cash and interest-bearing deposits               $379        $265        $156
Certificates of deposit                           200         300         350
Office premises and equipment, net                 20          21          26
Goodwill, net                                     147         148         156
Other assets                                       56          40          56
                                                 ----        ----        ----
Total assets                                     $802        $774        $744
                                                 ====        ====        ====

    LIABILITIES AND STOCKHOLDER'S EQUITY

Other liabilities                                $ 69        $ 68        $ 69
Accrued income taxes                               32          22          21
                                                 ----        ----        ----
                                                  101          90          90

Stockholder's equity
  Common stock                                    350         350         350
  Retained earnings                               351         334         304
                                                 ----        ----        ----
     Total stockholder's equity                   701         684         654
                                                 ----        ----        ----
     Total liabilities and
     stockholder's equity                        $802        $774        $744
                                                 ====        ====        ====

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE J - CONDENSED FINANCIAL STATEMENTS OF CONSOLIDATED
         SUBSIDIARY (continued)

                Madison First Service Corporation and Subsidiary
                        CONSOLIDATED STATEMENTS OF INCOME

                                                        Three months ended                    Year  ended
                                                              March 31,                       December  31,
                                                          1996       1995               1995     1994     1993
                                                          ----       ----               ----     ----     ----
                                                            (Unaudited)                     (In thousands)
Income
  Interest income                                         $  6       $  7               $  27   $  16    $  14
  Insurance commissions                                     58         47                 166     169      182
  Other operating                                            1          1                   3       4        3
                                                          ----       ----               -----   -----    -----
   Total income                                             65         55                 196     189      199

Other expenses
  Employee compensation and benefits                        25         27                 104     102      107
  Occupancy and equipment                                    4          5                  14      17       21
  Franchise taxes                                            3          1                   5       4        4
  General and administrative                                 5          6                  18      18       17
  Amortization of goodwill                                   1          2                   7       7        7
                                                          ----       ----               -----   -----    -----
   Total other expenses                                     38         41                 148     148      156
                                                          ----       ----               -----   -----    -----
   Income before income taxes                               27         14                  48      41       43

Income taxes                                                10          5                  18      16       17
                                                          ----       ----               -----   -----    -----
   NET INCOME                                             $ 17       $  9               $  30   $  25    $  26
                                                          ====       ====               =====   =====    =====

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE J - CONDENSED FINANCIAL STATEMENTS OF CONSOLIDATED
         SUBSIDIARY (continued)

                Madison First Service Corporation and Subsidiary
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 Three months ended             Year ended
                                                                      March 31,                December 31,
                                                                 ------------------      -------------------------
                                                                  1996        1995       1995      1994       1993
                                                                  ----        ----       ----      ----       ----
                                                                     (Unaudited)               (In thousands)
Cash flows from operating activities:
  Net income                                                       $ 17       $  9       $ 30      $ 25        $ 26
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
         Depreciation                                                 1          2          5         5           6
         Amortization of goodwill                                     1          2          7         7           7
   Increases (decreases) in cash due to changes in:
     Other assets                                                   (16)        (3)        17         9          (5)
     Other liabilities                                                1         (3)       ---         3         ---
     Income taxes:
       Current                                                       10        (12)         1        17           1
       Deferred                                                     ---        ---        ---        (1)         (1)
                                                                   ----       ----       ----      ----        ----
      Net cash provided by (used in) operating activities            14         (5)        60        65          34

Cash flows provided by (used in) investing activities:
  Purchase of office equipment                                      ---        ---         (1)       (4)        ---
  (Increase) decrease in certificates of deposits in
    other financial institutions - net                              100        ---         50       (50)       (125)
                                                                   ----       ----       ----      ----        ----
      Net cash provided by (used in) investing activities           100        ---         49       (54)       (125)
                                                                   ----       ----       ----      ----        ----
  Net increase (decrease) in cash and cash equivalents              114         (5)       109        11         (91)

  Cash and interest-bearing deposits at beginning of period         265        156        156       145         236
                                                                   ----       ----       ----      ----        ----
  Cash and interest-bearing deposits at end of period              $379       $151       $265      $156        $145
                                                                   ====       ====       ====      ====        ====

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE K - RETAINED EARNINGS AND REGULATORY CAPITAL

The Association is subject to minimum regulatory capital standards promulgated by the Office of Thrift Supervision. Such minimum capital standards generally require the maintenance of regulatory capital sufficient to meet each of three tests, hereinafter described as the tangible capital requirement, the core capital requirement and the risk-based capital requirement. The tangible capital requirement provides for minimum tangible capital (defined as retained earnings less all intangible assets) equal to 1.5% of adjusted total assets. The core capital requirement provides for minimum core capital (tangible capital plus certain forms of supervisory goodwill and other qualifying intangible assets) equal to 3.0% of adjusted total assets. An OTS proposal, if adopted in present form, would increase the core capital requirement to a range of 4.0% - 5.0% of adjusted total assets for substantially all savings associations. Management anticipates no material change to the Association's excess regulatory capital position as a result of this proposed change in the regulatory capital requirement. The risk-based capital requirement currently provides for the maintenance of core capital plus general loss allowances equal to 8.0% of risk-weighted assets. In computing risk-weighted assets, the Association multiplies the value of each asset on its statement of financial condition by a defined risk-weighting factor, e.g., one-to-four family residential loans carry a risk-weighted factor of 50%.

As of March 31, 1996 and December 31, 1995, the Association's regulatory capital exceeded all minimum capital requirements as shown in the following tables:

                                                                             March 31, 1996
                                                                           Regulatory capital
                                                 ----------------------------------------------------------------------
                                                 Tangible                   Core                  Risk-based
                                                  capital      Percent     Capital     Percent      capital     Percent
                                                 --------      -------     -------     -------    ----------    -------
                                                                               (Unaudited)
                                                                              (In thousands)
Capital under generally accepted
  accounting principles                          $6,599                     $6,599                  $6,599
Nonallowable assets:
  Goodwill                                         (147)                      (147)                   (147)
Unrealized losses on securities
  designated as available for sale, net              27                         27                      27
Additional capital items:
  General valuation allowances - limited            ---                        ---                     405
                                                 ------          ---        ------        ---       ------       ----
Regulatory capital - computed                     6,479          7.3         6,479        7.3        6,884       16.3
Minimum capital requirement                       1,325          1.5         2,650        3.0        3,385        8.0
                                                 ------          ---        ------        ---       ------       ----
Regulatory capital - excess                      $5,154          5.8%       $3,829        4.3%      $3,499        8.3%
                                                 ======          ===        ======        ===       ======       ====


        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE K - RETAINED EARNINGS AND REGULATORY CAPITAL (continued)

                                                                            December 31, 1995
                                                                           Regulatory capital
                                                 ----------------------------------------------------------------------
                                                 Tangible                   Core                  Risk-based
                                                  capital      Percent     capital     Percent      capital     Percent
                                                 --------      -------     -------     -------    ----------    -------
                                                                             (In thousands)
Capital under generally accepted
  accounting principles                          $6,574                     $6,574                  $6,574
Nonallowable assets:
  Goodwill                                         (148)                      (148)                   (148)
  Unrealized gains on securities
    designated as available for sale, net           (12)                       (12)                    (12)
Additional capital items:
  General valuation allowances - limited            ---                        ---                     399
                                                 ------          ---        ------        ---       ------       ----
Regulatory capital - computed                     6,414          7.4         6,414        7.4        6,813       16.0
Minimum capital requirement                       1,299          1.5         2,598        3.0        3,402        8.0
                                                 ------          ---        ------        ---       ------       ----
Regulatory capital - excess                      $5,115          5.9%       $3,816        4.4%      $3,411        8.0%
                                                 ======          ===        ======        ===       ======       ====


The deposit accounts of the Association and of other savings associations are insured by the FDIC in the Savings Association Insurance Fund ("SAIF"). The reserves of the SAIF are below the level required by law, because a significant portion of the assessments paid into the fund are used to pay the cost of prior thrift failures. The deposit accounts of commercial banks are insured by the FDIC in the Bank Insurance Fund ("BIF"), except to the extent such banks have acquired SAIF deposits. The reserves of the BIF met the level required by law in May 1995. As a result of the respective reserve levels of the funds, deposit insurance assessments paid by healthy savings associations exceeded those paid by healthy commercial banks during 1995 by approximately $.19 per $100 in deposits. In 1996, no BIF assessments will be required for healthy commercial banks except for a $2,000 minimum fee.

Congress is considering legislation to recapitalize the SAIF and eliminate the significant premium disparity. Currently, that recapitalization plan provides for a special assessment of approximately $.85 per $100 of SAIF deposits held at March 31, 1995, in order to increase SAIF reserves to the level required by law. In addition, the cost of prior thrift failures would be shared by both the SAIF and the BIF. This would likely increase BIF assessments by $.02 to $.025 per $100 in deposits. SAIF assessments would initially be set at the same level as BIF assessments and could never be reduced below the level for BIF assessments. These projected assessment levels may change if commercial banks holding SAIF deposits are provided some relief from the special assessment or are allowed to transfer SAIF deposits to the BIF.

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE K - RETAINED EARNINGS AND REGULATORY CAPITAL (continued)

A component of the recapitalization plan provides for the merger of the SAIF and BIF on January 1, 1998. However, the SAIF recapitalization legislation currently provides for an elimination of the thrift charter or of the separate federal regulation of thrifts prior to the merger of the deposit insurance funds. As a result, the Association would be regulated as a bank under Federal laws which would subject it to the more restrictive activity limits imposed on national banks. If the Association becomes a bank, the Association may be required to recapture approximately $340,000 of its bad debt reserve, which represents the post-1987 additions to the reserve (for which deferred taxes have been provided), and would be unable to utilize the percentage of earnings method to compute its reserve in the future. The Association would be permitted to amortize the recapture of its bad debt reserve over six years.

The Association had $77.2 million in deposits at March 31, 1995. If the special assessment is finalized at $.85 per $100 in deposits, the Association will pay an additional assessment of $656,000. This assessment should be tax deductible, but it will reduce earnings and capital for the quarter in which it is recorded.

No assurances can be given that the SAIF recapitalization plan will be enacted into law or in what form it may be enacted. In addition, the Association can give no assurances that the disparity between BIF and SAIF assessments will be eliminated and cannot predict the impact of being regulated as a bank, or the change in tax accounting for bad debt reserves, until the legislation requiring such change is enacted.


NOTE L - BUSINESS COMBINATION AND CONVERSION TO STOCK FORM

On March 5, 1996, the Association's Board of Directors adopted an overall plan of conversion and reorganization (the Plan) whereby the Association would convert to the stock form of ownership, followed by the issuance of all of the Association's outstanding stock to a newly formed holding company, River Valley Bancorp. Pursuant to the Plan, the Association will offer for sale common shares to its depositors and members of the community based on the appraised value on the offering date. The costs of issuing the common stock will be deferred and deducted from the sale proceeds of the offering. If the conversion is unsuccessful, all deferred costs will be charged to operations. At March 31, 1996, the Association had incurred approximately $2,000 in conversion costs.

        Madison First Federal Savings and Loan Association and Subsidiary

                      Three months ended March 31, 1996 and
                        1995 (unaudited) and years ended
                        December 31, 1995, 1994 and 1993


NOTE L - BUSINESS COMBINATION AND CONVERSION TO STOCK FORM (continued)

At the date of the conversion, the Association will establish a liquidation account in an amount equal to retained earnings reflected in the statement of financial condition used in the conversion offering circular. The liquidation accounts will be maintained for the benefit of eligible savings account holders who maintained deposit accounts in the Association after conversion.

In the event of a complete liquidation (and only in such event), each eligible savings account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted balance of deposit accounts held, before any liquidation distribution may be made with respect to the common shares. Except for the repurchase of stock and payment of dividends by the Association, the existence of the liquidation account will not restrict the use or further application of such retained earnings.

The Association may not declare or pay a cash dividend on, or repurchase any of its common shares if the effect thereof would cause the Association's shareholders' equity to be reduced below either the amount required for the liquidation account or the regulatory capital requirements for insured institutions.

In December 1995, the Association had entered into a purchase agreement (the Agreement) with the majority shareholder of Citizens National Bank of Madison. The agreement, as subsequently amended, states that the Association's newly formed holding company will purchase approximately 120,000 shares, representing 95% of Citizen's outstanding common stock, for total cash consideration of approximately $3.0 million. The Association's performance under the Agreement will be funded via net cash proceeds from the conversion. The business combination will be accounted for as a purchase and is expected to be completed in the latter part of 1996. The purchase agreement is subject to regulatory approval.

[SHERMAN, BARBER & MILLIKIN LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
of Citizens National Bank
of Madison, Indiana


We have audited the accompanying Statements of Financial Condition of Citizens National Bank of Madison as of December 31, 1995 and December 31, 1994 and the related Statements of Income, Stockholders' Equity and Cash Flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Citizens National Bank for the year ended December 31, 1993 were audited by other auditors whose report dated January 28, 1994 epxressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Citizens National Bank of Madison at December 31, 1995 and December 31, 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As described in Notes 1 and 5, the Bank changed its methods of accounting for investment securities and income taxes during 1994 and adopted new accounting standards during 1995 in accordance with Statements of Financial Accounting Standards Nos. 107 and 114.


/S/ Sherman, Barber & Mullikin
SHERMAN, BARBER & MULLIKIN
Certified Public Accountants



March 1, 1996

Board of Directors
Citizens National Bank of Madison
Madison, Indiana

We have audited the accompanying Comparative Balance Sheet of Citizens National Bank of Madison as of December 31, 1993 and 1992, and the related Comparative Statements of Income, Changes in Equity Capital and Cash Flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the 1993 and 1992 financial statements referred to above present fairly, in all material respects, the comparative financial statements of Citizens National Bank of Madison as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedules A and B are presented for the purposes of additional analysis and are not a required part of the basic financial statements, and, in our opinion are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                Respectfully submitted,



                                                 /s/ Alexander X. Kuhn & Co.
                                                --------------------------------
                                                Certified Public Accountants

Dated:   January 28, 1994
Oakbrook Terrace, Illinois

                        CITIZENS NATIONAL BANK OF MADISON

                        Statements of Financial Condition


                                         December 31, 1995  December 31, 1994
                                         -----------------  -----------------
ASSETS

Cash and Cash Equivalents:
   Cash and Due from Banks                  $ 2,348,509       $ 1,516,721
   Federal Funds Sold                         2,775,000           675,000
                                            -----------       -----------
Total Cash and Cash Equivalents               5,123,509         2,191,721

Interest-Bearing Time Deposits                1,702,862                 0

Investment Securities:
   Federal Agencies                             150,891         1,465,002
   Municipal Bonds                            1,155,342         1,106,183
   Mortgage-Backed Securities
     (primarily government
      agency guaranteed)                      3,562,364         5,048,907
   Federal Reserve Stock                         79,950            79,950
   Federal Home Loan Bank Stock                 270,800           118,400
                                            -----------       -----------
Total Investment Securities                   5,219,347         7,818,442

Loans:
   Loans, Net of Unearned Interest           40,779,738        30,169,863
   Less: Allowance for Loan Losses             (347,793)         (335,738)
Net Loans                                    40,431,945        29,834,125

Premises and Equipment, Net                   1,403,601           890,056
Accrued Interest Receivable                     451,917           352,337
Deferred Income Tax Asset                        75,829           119,856
Other Assets                                     94,157            45,654
                                            -----------       -----------

TOTAL ASSETS                                $54,503,167       $41,252,191
                                            ===========       ===========



See Notes to Financial Statements.

                        CITIZENS NATIONAL BANK OF MADISON

                        Statements of Financial Condition
                                   (Continued)

                                       December 31, 1995   December 31, 1994
                                       -----------------   -----------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
  Demand Deposits                         $ 5,345,925          $ 4,200,596
  Savings & NOW Accounts                   16,411,201           16,551,092
  Certificates of Deposit
    over $100,000                           5,698,897            5,317,053
  Other Time Deposits                      21,771,068           11,942,011
                                          -----------          -----------
Total Deposits                             49,227,091           38,010,752

FHLB Advances                               1,500,000                    0
Accrued Interest Payable                      204,645              109,610
Income Tax Payable                            116,981               27,951
Other Liabilities                              58,409              103,734
                                          -----------          -----------
Total Liabilities                          51,107,126           38,252,047

Stockholders' Equity
Common Stock ($8 Par Value: 150,000
 Shares Authorized; 126,037 Shares
 Issued & Outstanding)                      1,008,296            1,008,296
Surplus                                     1,656,567            1,656,567
Undivided Profits                             749,563              407,936
Unrealized Losses on Investment
 Securities Available-for-Sale                (18,385)             (72,655)
                                          -----------          -----------
Total Stockholders' Equity                  3,396,041            3,000,144
                                          -----------          -----------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                      $54,503,167          $41,252,191
                                          ===========          ===========



See Notes to Financial Statements.

                        CITIZENS NATIONAL BANK OF MADISON

                              Statements of Income
                              For the Years Ended,



                                                         12-31-95              12-31-94              12-31-93
                                                         --------              --------              --------
Interest Income
Interest & Fees on Loans                                $3,194,437            $2,035,853            $1,679,455
Interest on Investment Securities:
   Investment Securities-Taxable                           132,509               132,319               301,593
   Investment Securities-Nontaxable                         59,306                60,460                38,412
                                                        ----------            ----------            ----------
Total Interest on Investment Securities                    191,815               192,779               340,005
                                                        ----------            ----------            ----------
Interest on Federal Funds Sold                              78,190                30,319                77,445
Interest on Mortgage-Back Securities                       230,315               256,235                     0
Interest on Deposits with Banks                                  0                 9,387                 2,640
                                                        ----------            ----------            ----------
Total Interest Income                                    3,694,757             2,524,573             2,099,545
                                                        ----------            ----------            ----------
Interest Expense
Interest on Deposits                                     1,750,429             1,023,679               879,952
Interest on Federal Funds Purchased                          2,680                   542                     0
Interest on Other Borrowed Funds                            67,318                   847                     0
                                                        ----------            ----------            ----------
Total Interest Expense                                   1,820,427             1,025,068               879,952
                                                        ----------            ----------            ----------
Net Interest Income                                      1,874,330             1,499,505             1,219,593
Less: Provision for Loan Losses                           (104,000)              (17,000)              (50,000)
                                                        ----------            ----------            ----------
Net Interest Income After Provision
   for Loan Losses                                       1,770,330             1,482,505             1,169,593
                                                        ----------            ----------            ----------
Other Income
Service Charges on Deposit Accounts                        292,990               218,835               214,524
Other Service Charges & Fees                               157,076               143,420               309,107
Gain on Disposal of Assets                                   4,555                     0                     0
Realized Gains (Losses) on Investments                       3,946               (70,987)                 (396)
Intangible Tax Refund                                       34,001                     0                     0
Other Operating Income                                      70,541                52,890                24,738
                                                        ----------            ----------            ----------
Total Other Income                                         563,109               344,158               547,973
                                                        ----------            ----------            ----------
Other Expenses
Salaries & Employee Benefits                               830,792               677,333               612,154
Premises & Equipment Expenses                              292,460               279,431               225,597
Advertising                                                 82,653                58,791                73,301
Business Services                                           87,436                67,367                54,636
Office Supplies & Postage                                   93,111                59,449                65,685
FDIC & Comptroller Assessment                               60,360                85,754                87,634
Amortization-Dealer Reserve Cost                            58,523                23,872                     0
Other Operating Expenses                                   263,016               207,889               236,620
                                                        ----------            ----------            ----------
Total Other Expenses                                     1,768,351             1,459,886             1,355,627
                                                        ==========            ==========            ==========

See Notes to Financial Statements.

                        CITIZENS NATIONAL BANK OF MADISON

                              Statements of Income
                                   (Continued)
                              For the Years Ended,



                                                         12-31-95              12-31-94              12-31-93
                                                         --------              --------              --------
Net Income Before Income Tax                               565,088               366,777               361,939
                                                        ----------            ----------            ----------
Income Tax
Franchise Tax                                               57,175                34,019                33,612
Federal Income Tax                                         166,286                94,384                58,586
                                                        ----------            ----------            ----------
Total Income Tax                                           223,461               128,403                92,198
                                                        ----------            ----------            ----------
Net Income Before Cumulative Effect
   of Change in Accounting Principal                       341,627               238,374               269,741

Cumulative Effect of Change in
   Accounting Principle                                          0                85,761                     0
                                                        ----------            ----------            ----------
NET INCOME                                              $  341,627            $  324,135            $  269,741
                                                        ==========            ==========            ==========

Earnings Per Share:

   Before Cumulative Change in
     Accounting Principle                               $     2.71            $     1.89            $     2.14
                                                        ==========            ==========            ==========
   Net Income                                           $     2.71            $     2.57            $     2.14
                                                        ==========            ==========            ==========
Average Shares Outstanding                                 126,037               126,037               126,037
                                                        ==========            ==========            ==========


See Notes to Financial Statements.

                        CITIZENS NATIONAL BANK OF MADISON

                  Statements of Changes in Stockholders' Equity
              For the Years Ended December 31, 1993, 1994 and 1995


                                                                                        Unrealized
                                                                                         Losses on
                                                                                      Invest. Secur.        Total
                                    Common            Capital          Undivided        Available-      Stockholders'
                                     Stock            Surplus           Profits          For-Sale          Equity
                                  ----------        ----------         ---------      --------------    -------------
Balance, January 1, 1993          $1,008,296        $1,656,567         $(185,940)                        $2,478,923

Net Income for 1993                                                      269,741                            269,741
                                  ----------        ----------         ---------         ---------       ----------
Balance, December 31, 1993         1,008,296         1,656,567            83,801                          2,748,664

Net Income for 1994                                                      324,135                            324,135

Unrealized Losses on
   Investments                                                                           $(72,655)          (72,655)
                                  ----------        ----------         ---------         ---------       ----------
Balance, December 31, 1994         1,008,296         1,656,567           407,936          (72,655)        3,000,144

Net Income for 1995                                                      341,627                            341,627

Unrealized Gains on
 Investments                                                                               54,270            54,270
                                  ----------        ----------         ---------         ---------       ----------
Balance, December 31, 1995        $1,008,296        $1,656,567         $ 749,563         $(18,385)       $3,396,041
                                  ==========        ==========         =========         =========       ==========




See Notes to Financial Statements.

                        CITIZENS NATIONAL BANK OF MADISON

                            Statements of Cash Flows
                              For the Years Ended,


                                                         12-31-95              12-31-94              12-31-93
                                                         --------              --------              --------
Cash Flows from Operating Activities
Net Income                                           $     341,627          $    324,135          $    269,742
Adjustments to Reconcile Net Income to
   Net Cash Provided by Operating Activities:
     Provision for Loan Losses                             104,000                17,000                50,000
     Depreciation                                          127,460               108,675               132,838
     Amortization-Dealer Reserve                            58,523                23,872                     0
     Premium Amortization on Investments
       (Net of Discount Accretion)                          17,959                27,041               168,719
     (Gain) Loss on Sale of Securities                      (3,946)               70,987                   397
     Gain on Sale of Fixed Assets                           (4,555)                    0                     0
     Net Loans Charged Off                                                                              (7,116)
Changes in Assets & Liabilities
   Affecting Operating Activities:
     Interest Receivable                                   (99,580)              (92,924)               17,286
     Interest Payable                                       95,035                28,029                 1,594
     Other Assets & Liabilities                             (4,801)              159,008                 6,371
     Deferred Tax Assets                                     7,496              (151,901)                    0
                                                     -------------          ------------          ------------
Net Cash Provided by Operating Activities                  639,218               513,922               639,831
                                                     -------------          ------------          ------------
Cash Flow from Investing Activities
Net Change in Interest-Bearing Deposits                 (1,702,862)              600,000              (300,000)
Net Change in Loans                                    (10,760,343)           (9,977,419)           (1,267,065)
Purchases of Premises & Equipment                         (641,004)             (149,523)             (137,576)
Proceeds from Sale of Fixed Assets                           4,555                     0                     0
Proceeds from Sale/Maturity of Securities
   Available-for-Sale                                    3,270,799             3,467,217
Proceeds from Maturity of Securities
   Held-to-Maturity                                      1,476,924               500,000
Purchase of Securities Available-for-Sale               (1,919,438)           (1,684,458)
Purchase of Securities Held-to-Maturity                          0            (1,900,950)
Net Change in Security Investments-Net of
   Premium Amortization                                                                             (1,562,462)
Purchase of FHLB Stock                                    (152,400)              (11,000)
                                                     -------------          ------------          ------------
Net Cash Used in Investing Activities                  (10,423,769)           (9,156,133)           (3,267,103)
                                                     -------------          ------------          ------------
Cash Flows from Financing Activities
Proceeds from FHLB Advances                              1,500,000                     0                     0
Net Change in Noninterest-Bearing Deposits               1,145,329               558,801                17,953
Net Change in Interest-Bearing Deposits                 10,071,010             7,362,786             1,243,222
                                                     -------------          ------------          ------------
Net Cash Provided by Financing Activities               12,716,339             7,921,587             1,261,175
                                                     -------------          ------------          ------------


See Notes to Financial Statements.

                        CITIZENS NATIONAL BANK OF MADISON

                            Statements of Cash Flows
                                   (Continued)
                              For the Years Ended,


                                                         12-31-95              12-31-94              12-31-93
                                                         --------              --------              --------

Net Increase (Decrease) in Cash
   & Cash Equivalents                                    2,931,788              (720,624)           (1,366,097)

Cash & Cash Equivalents, January 1                       2,191,721             2,912,345             4,278,442
                                                     -------------          ------------          ------------
Cash & Cash Equivalents, December 31                 $   5,123,509          $  2,191,721          $  2,912,345
                                                     =============          ============          ============

Supplemental Information
Interest Paid                                        $   1,725,391          $  1,001,618          $    879,952
                                                     =============          ============          ============
Taxes Paid                                           $     126,934          $    190,054          $     58,586
                                                     =============          ============          ============
Loans Charged Off                                    $     146,944          $     89,263
                                                     =============          ============


For 1995:
   Sale of Fixed Asset (fully depreciated) at original cost of $13,977

For 1994:
   Retirement of Fixed Assets (fully depreciated) at original cost of $153,218




See Notes to Financial Statements.

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Nature of Operations

                  Citizens National Bank was organized under the laws of the state of Indiana in 1982. The Bank provides various financial services to both individual and corporate entities through its main location and branches in the Madison and Hanover, Indiana area. The Bank's primary deposits are interest-bearing time deposits and the primary lending products are mortgage and commercial loans.

                  Investment Securities

                  Effective January 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. As a result, the Bank classifies its marketable debt and equity securities as held-to-maturity if it has the positive intent and ability to hold the securities to maturity. All other marketable debt and equity securities are classified as available-for-sale. Securities classified as available-for-sale are carried in the financial statements at fair value. Unrealized holding gains and losses, net of tax effect, are reported as a separate component of stockholders' equity. Securities classified as held-tomaturity are carried at amortized cost. The effect on stockholders' equity of initially applying SFAS No. 115 has been reported as the effect of a change in accounting principle in the manner described in paragraph 20 of APB Opinion No. 20, Accounting Changes.

                  The Financial Accounting Standards Board allowed a one-time transfer of securities from held-to-maturity to available-for-sale during 1995. On December 31, 1995, substantially all securities classified as held-to-maturity were reclassified as available-for-sale. These securities had a book value of $2,995,082 at the time of transfer. The market value of this group of securities was $2,964,225 at December 31, 1995.

                  Discounts and premiums are recognized as adjustments to interest income over the lives of applicable securities using primarily the effective interest method. Gains and losses on disposition are based on the net proceeds and the adjusted carrying value of the securities sold using the specific identification method.

                  The Federal Reserve and Federal Home Loan Bank stocks are nonmarketable equity securities, required to be held by the Bank as a member of the Federal Reserve Bank System and as a borrower of Federal Home Loan Bank advances, respectively. These securities are carried at par (cost).

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Premises and Equipment

                  Premises and equipment are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method or 200% decliningbalance method for premises and equipment based on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations. Note 4 details current asset additions and depreciation provisions.

                  Other Real Estate

                  Other real estate is carried at the lower of cost (loan's principal balance) or estimated fair market value, less estimated selling expenses. When other real estate is acquired, any excess of the loan amount over the estimated fair market value of such property is charged to the allowance for loan losses. Any subsequent write downs and/or gains and losses on the sale of other real estate are included in current operations.

                  Loans, Allowance for Loan Losses and Loan Fees

                  Loans are stated at the amount of unpaid principal, reduced by unearned discount and a reserve for loan losses. Interest income is accrued on the principal balances of loans, except that the sum-of-the-digits method is used for installment loans with add-on interest. The reserve for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the reserve for possible loan losses when management believes that the collectibility of principal is unlikely. The reserve is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of the loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions and trends that may affect borrowers' ability to pay. Accrual of interest is discontinued when various economic and business conditions indicate that the collection of interest is not likely. Loan origination fees collected, net of direct loan origination costs, are deferred and amortized as an adjustment of interest income over the estimated life of the loans.

                  On January 1, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," (SFAS 114) which requires that impaired loans be measured at the present value of expected cash flows discounted at the loan's effective interest rate, the loan's observable market price or the fair value of the collateral if the loan is collateral dependent or foreclosure is probable. It amends previously issued statements to clarify that the collectibility of both contractual principal and interest should be evaluated when determining the need for a loss accrual. The Statement provides that a loan is impaired when it is probable that all amounts due under the loan agreement will not be collected. It also specifies that a delinquent loan is not impaired if the creditor expects to collect all amounts due including interest accrued at the contractual rate during the period of delinquency. Adoption of the Standard did not have a material effect on the Bank's financial position or results of operations.

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Income Tax

                  Income tax in the statement of income includes deferred income tax provisions or credits for all significant timing differences in recognizing income and expenses for financial reporting and income tax purposes, as summarized in Note 5.

                  Cash and Cash Equivalents

                  For purposes of the Statement of Cash Flows, all cash on hand, demand deposits and federal funds sold are included in cash and cash equivalents.

                  Reclassifications

                  Certain amounts in 1993 and 1994 have been reclassified to conform with the 1995 presentation.

                  Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  Material estimates that are particularly susceptible to significant change relate to the determination of the reserve for loan losses. While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the reserves may be necessary based on changes in local economic conditions. Therefore, it is reasonably possible that the reserve for losses on loans may change materially in the near term.

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Fair Values of Financial Instruments

                  Effective January 1, 1995, Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments (SFAS 107), requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

                  The following methods and assumptions were used by the Bank in
                  estimating   its  fair   value   disclosures   for   financial
                  instruments:

                  Cash and Cash Equivalents and Interest-bearing Deposits: The carrying amounts reported in the statements of financial condition for cash and cash equivalents and interest-bearing deposits approximate those assets' fair values.

                  Investment Securities (including mortgage-backed  securities):
                  Fair values for investment securities are based on quoted market prices, where available. Ifquoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The fair value of Federal Reserve stock and FHLB stock approximates the carrying value.

                  Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates it fair value.

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Fair Values of Financial Instruments (Continued)

                  Deposits: The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and passbook accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

                  Federal Funds  Purchased,  FHLB Advances and Other  Short-term
                  Borrowings:   The   carrying   amounts  of  these   borrowings
                  approximate their fair values.

CITIZENS NATIONAL BANK OF MADISON


Notes To Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



NOTE 2.           INVESTMENT SECURITIES

                  The amortized cost and approximate fair values of investment securities as shown in the Statement of Financial Condition of the Bank at December 31, 1995 and 1994 were as follows:

                                                                              1995
                                               --------------------------------------------------------------
                                                 Amortized        Unrealized       Unrealized           Fair
                                                    Cost             Gains           Losses            Value
                                                    ----             -----           ------            ------
                  Securities Available-
                    for-Sale:
                    Federal Agencies            $  150,560           $   331                        $  150,891
                    Municipal Bonds              1,132,213            23,129                         1,155,342
                    Mortgage-Backed Secur.       3,615,332                         $  (52,968)       3,562,364
                                                ----------           -------       ----------       ----------
                  Total Available-for-Sale       4,898,105            23,460          (52,968)       4,868,597

                    Federal Reserve &
                      FHLB Stock                   350,750                                             350,750
                                                ----------           -------       ----------       ----------
                  Total All Securities          $5,248,855           $23,460       $  (52,968)      $5,219,347
                                                ==========           =======       ==========       ==========



                                                                              1994
                                                --------------------------------------------------------------
                                                 Amortized        Unrealized       Unrealized           Fair
                                                    Cost             Gains           Losses            Value
                                                    ----             -----           ------            ------
                 Securities Held-to-
                    Maturity:
                    Federal Agencies            $1,465,002                          $ (12,297)      $1,452,705
                    Municipal Bonds                673,587                            (69,693)         603,894
                    Mortgage-Backed Secur.       2,718,696                           (195,829)       2,522,867
                  Total Held-to-Maturity         4,857,285                           (277,819)       4,579,466
                                                ----------           -------       ----------       ----------
                  Securities Available-
                    for-Sale:
                    Municipal Bonds                425,048           $ 7,548                           432,596
                    Mortgage-Backed Secur.       2,458,068                           (127,857)       2,330,211
                                                ----------           -------       ----------       ----------
                  Total Available-for-Sale       2,883,116             7,548         (127,857)       2,762,807
                                                ----------           -------       ----------       ----------
                    Federal Reserve &
                      FHLB Stock                   198,350                                             198,350
                                                ----------           -------       ----------       ----------
                  Total All Securities          $7,938,751           $ 7,548       $ (405,676)      $7,540,623
                                                ==========           =======       ==========       ==========

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



                  INVESTMENT SECURITIES (Continued)

                  The carrying amount of investment securities at December 31, 1995 and December 31, 1994 is:

                                                       1995            1994
                                                       ----            ----

                  Securities Held-to-Maturity
                      (at Amortized Cost)           $        0      $4,857,285
                  Securities Available-for-Sale
                      (at Approximate Fair Value)    4,868,597       2,762,807
                  Federal Reserve & FHLB Stock
                      (at cost)                        350,750         198,350
                                                    ----------      ----------
                  Total Carrying Value              $5,219,347      $7,818,442
                                                    ==========      ==========

                  Securities carried at $461,151 at December 31, 1995 and $114,835 at December 31, 1994 were pledged to secure Treasury Tax and Loan deposits. Securities carried at $1,238,015 at
                  December 31, 1995 and $370,000 at December 31, 1994 were pledged to federal funds sold of $2,775,000 at December 31, 1995 and $675,000 at December 31, 1994. In addition, FHLB has a blanket collateral agreement pledging the remaining mortgaged-backed securities, not pledged elsewhere, against the advances outstanding of $1,500,000.

                  The   maturities   of   investment    debt   securities   (all
                  available-for-sale) at December 31, 1995 were:

                                                      Carrying          Fair
                                                       Amount          Value
                                                    -----------     -----------
                  Due from 1 to 5 Years             $   150,891     $   150,891
                  Due from 5 to 10 Years              1,155,342       1,155,342
                  Mortgage-Backed Securities          3,562,364       3,562,364
                                                    -----------     -----------
                  Total Investment Securities       $ 4,868,597     $ 4,868,597
                                                    ===========     ===========

                  During 1995, securities available-for-sale and held-to-maturity were sold and/or called for proceeds of $2,779,409 and $1,476,924, respectively, resulting in gross realized gains of approximately $4,294 and gross realized losses of approximately $348. Principal reduction was received on mortgage-backed securities of $491,390.

                  During 1994, securities available-for-sale and held-to-maturity were sold and/or called for proceeds of $3,467,217 and $500,000, respectively, resulting in realized gains of approximately $4,256 and gross realized losses of approximately $75,243 on securities available-for-sale.

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



NOTE 3.  LOANS AND LOSS ALLOWANCE

                  Types of loans at December 31 (in thousands) are as follows:

                                                          1995           1994
                                                          ----           ----
                                                          (Dollars in thousands)

                  Commercial & Industrial Loans          $ 3,600        $ 3,841
                  Real Estate Loans (Includes $3,165
                      & $2,028 Secured by Farm Land)      26,449         17,366
                  Agricultural Production Financing
                      & Other Loans to Farmers             1,596          1,290
                  Individuals' Loans for Household
                      & Other Personal Expenditures        9,115          7,621
                  Other Loans                                 20             52
                                                         -------        -------
                  Total Loans                            $40,780        $30,170
                                                         =======        =======

                  Loan maturities and repricing information as of December 31, 1995 is presented below (in thousands):


                                                 3 Months    3 Months                     Over
                                                   Or           To            1 to        Five
                                                  Less       12 Months       5 Years      Years         Total
                                                 --------    ---------       -------      -----        -------
                                                                     (Dollars in thousands)
                  Fixed Rate Maturities          $5,350       $16,752         $1,431       $  0        $23,533
                  Floating Rate Repricing         3,407         4,454          8,419        967         17,247
                                                 ------       -------         ------       ----        -------
                  Totals                         $8,757       $21,206         $9,850       $967        $40,780
                                                 ======       =======         ======       ====        =======

                  An analysis of the Allowance for Loan Losses for each year follows (in thousands for 1993):

                                                   1995        1994        1993
                                                   ----        ----        ----

                  Balances, January 1           $ 335,738    $358,853      $316
                  Provision for Loan Losses       104,000      17,000        50
                  Recoveries on Loans              54,999      49,148        63
                  Loans Charged Off              (146,944)    (89,263)      (70)
                                                ---------    --------      ----
                  Balances, December 31         $ 347,793    $335,738      $359
                                                =========    ========      ====

                  As of December 31, 1995 there were no impaired loans or loans upon which interest was not being accrued. Loans of $11,876,372 at December 31, 1995 serve as collateral for FHLB advances of $1,500,000.

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993


NOTE 4.  PREMISES AND EQUIPMENT

                                                       1995           1994
                                                       ----           ----
                  Cost at December 31:

                  Land                             $  187,000      $  187,000
                  Buildings & Land Improvements     1,003,754         687,748
                  Furniture, Fixtures,
                    Equipment & Vehicles            1,007,940         811,849
                  Leasehold Improvements              114,931               0
                                                   ----------      ----------
                  Total Cost                        2,313,625       1,686,597
                  Accumulated Depreciation           (910,024)       (796,541)
                                                   ----------      ----------
                  Net, Premises and Equipment      $1,403,601      $  890,056
                                                   ==========      ==========

                  Total fixed asset purchases for 1995 and 1994, respectively, were $641,004 and $149,523. Total depreciation expense for the years 1995 and 1994 was $127,460 and $108,675, respectively.


NOTE 5.  INCOME TAXES

                  The Bank adopted Statement of Financial  Accounting  Standards
                  No. 109 on January 1, 1994. Under this accounting standard, future tax benefits, as well as expenses resulting from timing differences between recognition for financial reporting and tax reporting, are recorded as deferred tax assets and liabilities. The cumulative effect of applying SFAS No. 109 was an increase in equity of $85,761, which was reported as income in 1994.

                  The components of federal income tax expense for the years ended December 31, 1995 and 1994 were as follows:

                                                       1995            1994
                                                       ----            ----
                  Current Tax Expense              $  160,399      $   86,138
                  Deferred Tax Expense                  5,887           8,246
                                                   ----------      ----------
                  Federal Income Tax Expense       $  166,286      $   94,384
                                                   ==========      ==========

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



                  INCOME TAXES (Continued)

                  The provision for federal income taxes differs from that computed by applying federal statutory rates to income before federal income tax expense, as indicated in the following analysis for 1995 and 1994:

                                                      1995          1994
                                                      ----          ----
                  Expected Tax Provision at
                    Statutory Rates                 $182,735      $122,973
                  Tax Effect of Exempt Income
                    and Nondeductible Expenses       (16,449)      (28,589)
                                                    --------      --------
                  Federal Income Tax Expenses       $166,286      $ 94,384
                                                    ========      ========

                  The components of state income tax expense for the years ended December 31, 1995 and 1994 were as follows:

                                                      1995          1994
                                                      ----          ----

                  Current Tax Expense               $ 55,566     $  28,706
                  Deferred Tax Expense                 1,609         5,313
                                                    --------      --------
                  State Income Tax Expense          $ 57,175     $  34,019
                                                    ========      ========

                  The provision for state income taxes differs from that computed by applying state statutory rates to income before federal and state income tax expense, as indicated in the following analysis for 1995 and 1994:

                                                      1995          1994
                                                      ----          ----

                  Income Tax at Statutory Rates $ 50,725 $ 31,176 Refund of Prior Years Tax Effect
                    of Exempt Income and
                    Nondeductible Expenses             6,450         2,843
                                                    --------      --------
                  State Income Tax Expense          $ 57,175      $ 34,019
                                                    ========      ========

                  The reconciliation of federal statutory to actual tax expense for 1993, in thousands, is as follows:

                  Federal Statutory Income Tax                      $  125
                  Net Operating Loss Carryforward (Benefit)            (66)
                                                                    ------
                  Actual Tax Expense                                $   59
                                                                    ======

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



               INCOME TAXES (Continued)

               In 1989, as a result of an ownership change of 91% of the corporate stock, for income tax purposes only, certain limitations were imposed on the net operating loss carryforwards available to the Bank for future use. At December 31, 1993, the Bank had no remaining net operating loss carryforwards. Deferred income tax assets and liabilities at December 31, 1995 and 1994 are as follows:

                                                           1995          1994
                                                           ----          ----
                  Federal
                  Deferred Tax Assets:
                    Provision for Loan Loss               $80,404      $ 76,309
                    Unrealized Losses on Available-
                      for-Sale Securities                   8,617        37,428
                                                          -------      --------
                  Total Federal Deferred Tax Assets        89,021       113,737
                                                          -------      --------
                  Deferred Tax Liabilities:
                    Depreciation of Fixed Assets           30,224        19,693
                    Franchise Tax Deferred                  7,482         8,029
                                                          -------      --------
                  Total Federal Deferred Tax Liability     37,706        27,722
                                                          -------      --------
                  Net Federal Deferred Tax Assets         $51,315      $ 86,015
                                                          =======      ========
                  State
                  Deferred Tax Assets:
                    Provision for Loan Loss               $29,562      $ 28,538
                    Unrealized Losses on Available-
                      for-Sale Securities                   2,508        10,226
                                                          -------      --------
                 Total State Deferred Tax Assets           32,070        38,764
                  Deferred Tax Liabilities:
                    Depreciation of Fixed Assets            7,556         4,923
                                                          -------      --------
                  Net State Deferred Tax Liabilities      $24,514      $ 33,841
                                                          =======      ========


NOTE 6.  FEDERAL HOME LOAN BANK ADVANCES

                  The Bank entered into an agreement with the Federal Home Loan Bank of Indianapolis on November 18, 1993 to borrow funds against eligible collateral consisting of 1-4 family whole mortgage loans, government and agency securities, private mortgage-backed securities and Federal Home Loan Bank Deposits. The Board of Directors has authorized the borrowing of up to $5,000,000 under this agreement. There were $1,500,000 of FHLB advances outstanding at December 31, 1995 at 6.62% interest rate, due April 9, 1996.

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



NOTE 7.  STOCKHOLDERS' EQUITY

                  The Bank has 150,000 shares of common stock authorized and 126,037 shares issued and outstanding at December 31, 1995. The par value of the stock is $8/share.

                  Without prior approval of the Comptroller of the Currency, the Bank is restricted by national banking laws as to the maximum amount of dividends it can pay in any calendar year from the Bank's retained net profits (as defined) for that year plus the two preceding years. As a practical matter, the Bank restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. There were no dividends paid in 1995 or 1994.

                  The Bank is required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by banking regulation. At December 31, 1995, the Bank is required to have minimum Tier I and total capital ratios of 4.0% and 8.0%, respectively. The Bank's actual ratios at that date were 6.2% and 9.9%, respectively. The Bank's leverage ratio at December 31, 1995 was 6.2%.

NOTE 8.  RELATED PARTIES

                  The Bank has entered into transactions with its directors and officers. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1995 and 1994 was $285,972 and $441,062, respectively. During 1995, new loans to such related parties amounted to $80,990 and repayments amounted to $236,080. Related parties had $333,913 and $4,347,086 on deposit with the Bank at December 31, 1995 and 1994, respectively. In addition, during 1994, the Bank purchased land from its majority stockholder for its expansion project in Hanover at a price of $25,000.


NOTE 9.  FINANCIAL INSTRUMENTS WITH OFF BALANCE SHEET RISK

                  In order to effectively service its customers, the Bank exposes itself to risk beyond the amount recorded on the Statement of Financial Condition through issuance of loan commitments. The Bank was exposed to additional credit loss to the extent of the notional principal amount of commitments outstanding at December 31, 1995. The Bank evaluates the recipients of

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



                  FINANCIAL INSTRUMENTS WITH OFF BALANCE SHEET RISK (Continued)

                  commitments using the same criteria used to evaluate recipients of loans recorded on the Statement of Financial Condition. Commitments outstanding, including letters of credit and unused lines of credit, totalled $2,955,725 at December 31, 1995 and included a mix of unsecured amounts as well as amounts secured by real estate, equipment, inventory and accounts receivable.

                  The Bank is a Freddie Mac Approved Seller/Servicer and was servicing 478 loans at December 31, 1995 with an outstanding balance of $22,053,867. These loans have previously been sold to FHLMC. The Bank receives 1/4% interest on all outstanding balances as a servicing fee. The Bank originated and sold $5,636,592 of loans during 1995 and received an average of 1% loan origination fees for these loans. FHLMC has recourse against Citizens National Bank for any losses it incurs in collection of a problem loan if the Bank has not complied with all loan origination requirements.


NOTE 10. CONCENTRATIONS OF CREDIT RISK

                  Citizens National Bank grants various types of loans to individuals and businesses located, primarily, in Madison and surrounding counties in both Indiana and Kentucky. Although the Bank's customers have a somewhat diversified background, they are dependent, to some extent, on local industrial manufacturing companies and the agricultural sector of the local economy for the ability to repay their loans.


NOTE 11. EMPLOYEE DEFINED CONTRIBUTION PLANS

                  The Bank employees are allowed to participate in the Citizens National Bank of Madison 401K Plan if certain criteria are met regarding length of service and full-time employment status. The Bank has full discretion over contributions made by the Bank. The employees may elect to participate in a deferred or "CODA" arrangement. Under this arrangement, employees dedicate part of their wages as pre-tax contributions to their individual accounts. The Bank has elected to participate by matching part of the employee contribution. Total contributions made by the Bank in 1995, 1994 and 1993 were $25,829, $25,833 and $12,133, respectively.

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



NOTE 12. LEASE COMMITMENTS

                  The Bank occupies a branch location in downtown Madison under a lease which has a term of twelve months from January 1, 1995 to December 31, 1995 with an option to renew the lease for an additional year. The monthly leaseobligation was $475 for 1995 and $500 if renewed for 1996. The minimum lease commitment under this lease is $6,000 for 1996. Total lease payments in 1995, 1994 and 1993 amounted to $5,700, $5,280 and $5,280, respectively.

                  The Bank also leases an automobile. The lease was executed in December 1995 for 24 months. Monthly lease payments are $690. The minimum lease commitment for the next two years is $8,275 per year.

                  The Bank entered into a lease agreement on September 23, 1994 with Wal-Mart to operate a banking facility in the Wal-Mart Supercenter located in Madison. The bank opened the facility in January of 1995. The lease term is for five years and provides for an option to renew the lease for two consecutive five-year terms. The minimum lease payments are $2,111.25 per month. A nonrefundable fee of $40,000 was paid upon execution of this lease for the right to operate the facility. The fee is being amortized over 15 years.


NOTE 13. FAIR VALUES OF FINANCIAL INSTRUMENTS

                  The estimated fair values of the Bank's financial instruments are as follows:

                                                 Net Carrying       Fair Market
                                                    Value              Value
                                                    -----              -----
                  Financial Assets
                  Cash & Due from Banks           $ 2,348,509        $ 2,348,509
                  Federal Funds Sold                2,775,000          2,775,000
                  Interest-bearing Deposits         1,702,862          1,702,862
                  Investment Securities             5,219,347          5,219,347
                  Loans                            40,431,945         40,453,945
                  Accrued Interest Receivable         451,917            451,917
                                                  -----------        -----------
                  Total Financial Assets          $52,929,580        $52,951,580
                                                  ===========        ===========

                  Financial Liabilities
                  Deposits                        $49,227,091        $49,264,091
                  FHLB Advances                     1,500,000          1,500,000
                  Accrued Interest Payable            204,645            204,645
                                                  -----------        -----------
                  Total Financial Liabilities     $50,931,736        $50,968,736
                                                  ===========        ===========


                  The carrying amounts in the preceding table are included in the Statement of Financial Condition under the applicable captions.

CITIZENS NATIONAL BANK OF MADISON


Notes to Financial Statements
December 31, 1995, December 31, 1994 and December 31, 1993



NOTE 14. OWNERSHIP CHANGE

                  On December 29, 1995, management was informed that Madison First Federal Savings and Loan Association, a mutual savings thrift located in Madison, had reached an agreement to purchase 95.5% of the Bank's stock from its major shareholder.

                        Citizens National Bank of Madison

                        STATEMENT OF FINANCIAL CONDITION

                                 March 31, 1996
                                   (Unaudited)
                                 (In thousands)


ASSETS

Cash and cash equivalents
  Cash and due from banks                                     $ 1,698
  Federal funds sold                                            1,775
                                                              -------
   Total cash and cash equivalents                              3,473

Interest-bearing deposits                                       2,362

Investment securities:
  Federal agencies                                              3,484
  Municipal bonds                                               1,136
  Mortgage-backed investments                                   3,429
  Federal Reserve stock                                            80
  Federal Home Loan Bank stock                                    271
                                                              -------
   Total investment securities                                  8,400

Loans:
  Loans, net of unearned interest                              42,066
  Less:  allowance for loan losses                                478
                                                              -------
   Net loans                                                   41,588

Premises and equipment, net                                     1,373
Accrued interest receivable                                       473
Deferred income tax asset                                         100
Other assets                                                      286
                                                              -------
   Total assets                                               $58,055
                                                              =======

   LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposits:
    Demand deposits                                           $ 6,332
    Savings and NOW accounts                                   18,282
    Certificates of deposit over $100,000                       5,972
    Other time deposits                                        22,161
                                                              -------
       Total deposits                                          52,747

   Federal Home Loan Bank advances                              1,500
   Accrued interest payable                                       184
   Other liabilities                                              179
                                                              -------
     Total liabilities                                         54,610


STOCKHOLDERS' EQUITY
   Common stock ($8 par value, 150,000 shares
     authorized; 126,037 shares issued and outstanding)         1,008
   Surplus                                                      1,657
   Undivided profits                                              831
   Unrealized losses on investment securities
     available for sale                                           (51)
                                                              -------
       Total stockholders' equity                               3,445
                                                              -------
       Total liabilities and stockholders' equity             $58,055
                                                              =======


                                                Three  months ended
                                                     March 31,
                                          ------------------------------
                                            1996                  1995
                                            ----                  ----
   EARNINGS PER SHARE
     Net income                           $    .17              $    .93
                                          ========              ========

     Average shares outstanding            126,037               126,037
                                          ========              ========


The accompanying notes are an integral part of this statement.

                        Citizens National Bank of Madison

                              STATEMENTS OF INCOME

                                   (Unaudited)
                                 (In thousands)
                                                        Three  months ended
                                                             March 31,
                                                  ----------------------------
                                                    1996                  1995
                                                    ----                  ----
Interest income:
   Interest and fees on loans                     $   899                 $666
   Interest on investment securities:
   Investment securities - taxable                      7                   11
   Investment securities - nontaxable                  14                   17
                                                  -------                 ----
     Total investment on investment securities         21                   28

   Interest on federal funds sold                      57                    6
   Interest on mortgage-backed securities              57                   84
   Interest on deposits with banks and other           36                    3
                                                  -------                 ----
     Total interest income                          1,070                  787

   Interest expense:
   Interest of deposits                               548                  345
   Interest on other borrowed funds                    23                    1
                                                  -------                 ----
     Total interest expense                           573                  346
                                                  -------                 ----
     Net interest income                              497                  441

Less:  provision for loan losses                      150                    9
                                                  -------                 ----
Net interest income after provision for
   loan losses                                        347                  432

Other income:
   Service charges on deposit accounts                 81                   69
   Other service charges and fees                      60                   30
   Gain on disposal of assets                         ---                    4
   Realized gains (losses) on investments)            ---                    3
   Intangible tax refund                              ---                   34
   Other operating income                              11                   13
                                                  -------                 ----
     Total other income                               152                  153

Other expenses:
   Salaries and employee benefits                     227                  183
   Premises and equipment expenses                     76                   59
   Advertising                                         16                   20
   Business services                                   27                   21
   Office supplies and postage                         27                   21
   FDIC and comptroller assessment                      8                   16
   Amortization - dealer reserve cost                  13                    9
   Other operating expenses                            68                   74
                                                  -------                 ----
     Total other expenses                             461                  403
                                                  -------                 ----

Net income before income tax                           38                  182

Income tax:
   Franchise tax                                        3                   12
   Federal income tax                                  13                   53
                                                  -------                 ----
     Total income tax                                  16                   65
                                                  -------                 ----
     NET INCOME                                   $    22                 $117
                                                  =======                 ====

                        Citizens National Bank of Madison
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)
                                                       Three  months ended
                                                            March 31,
                                                       1996           1995
                                                       ----           ----
Cash flows from operating activities:
   Net income                                        $    22        $    117
   Adjustments to reconcile net
     income to net cash
     provided by operating expenses:
       Provision for loan losses                         150               9
         Depreciation                                     31              24
       Amortization - dealer reserve                      13               9
       Premium amortization on investments
         (net of discount accretion)                      (3)            (16)
       Gain (loss) on sale of securities                 ---              (3)
       Gain on sale of fixed assets                      ---              (4)
       Changes in assets and liabilities:
         Interest receivable                             (21)            (34)
         Interest payable                                (21)              7
         Other assets and liabilities                   (189)            (61)
         Deferred tax assets                              (5)             (3)
                                                     -------        --------
           Net cash provided by
           operating activities                          (23)             45

Cash flows from investment activities:
   Net change in interest-bearing deposits              (659)            ---
   Net change in loans                                (1,259)         (2,614)
   Purchases of premises and equipment                   ---            (166)
   Proceeds from sale of fixed assets                    ---               4
   Proceeds from sale/ maturity of securities
     available for sale                                  113           1,772
   Proceeds from maturity of securities
     held to maturity                                    ---             ---
   Purchase of securities available for sale          (3,343)         (1,326)
   Purchase of securities held to maturity               ---             ---
                                                     -------        --------
           Net cash used in investing activities      (5,148)         (2,330)

Cash flows from financing activities:
   Proceeds from Federal Home Loan Bank advances         ---             200
   Net change in noninterest-bearing deposits          8,593            (565)
   Net change in interest-bearing deposits            (5,072)          2,123
                                                     -------        --------
           Net cash provided by
           financing activities                        3,521           1,758
                                                     -------        --------
Net increase (decrease) in cash
   and cash equivalents                               (1,650)           (527)

Cash and cash equivalents at
   beginning of period                                 5,123           2,192
                                                     -------        --------
Cash and cash equivalents at
   end of period                                     $ 3,473        $  1,665
                                                     =======        ========

Supplemental information:
   Interest paid                                     $   594        $    339
                                                     =======        ========

   Taxes paid                                        $     7        $      -
                                                     =======        ========

   Loans charged off                                 $    25        $     18
                                                     =======        ========

For 1995:
  Sale of fixed asset (fully depreciated)
    at original cost of $13,977)                                    $      4
                                                                    ========

The accompanying notes are an integral part of these statements.

                        Citizens National Bank of Madison

                          NOTES TO FINANCIAL STATEMENTS

                             March 31, 1996 and 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.  Basis of Presentation

The accompanying unaudited financial statements were not prepared in accordance with instructions for Form 10-QSB and, therefore, do not include information or footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. Accordingly, these financial statements should be read in conjunction with the financial statements and notes thereto of Citizens National Bank of Madison's annual audited financial statements for the year ended December 31, 1995. However, all adjustments (consisting only of normal recurring accruals) which, in the opinion of management, are necessary for a fair presentation of the financial statements have been included. The results of operations for the three month periods ended March 31, 1996 and 1995 are not necessarily indicative of the results which may be expected for the entire year.

2.  Effects of Recent Accounting Pronouncements

In October 1995, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123 entitled "Accounting for Stock-Based Compensation". SFAS No. 123 establishes a fair value based method of accounting for stock-based compensation paid to employees. SFAS No. 123 recognizes the fair value of an award of stock or stock options on the grant date. Citizens adopted this Statement on January 1, 1996, without material effect on financial condition or results of operations.

3.  Reclassifications

Certain reclassifications have been made to the March 31, 1995 consolidated financial statements to conform to the March 31, 1996 presentation.

================================================================================
No person has been authorized to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Holding Company or Madison First. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the shares Common Stock offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS
                                                                          Page
Prospectus Summary.....................................................      5
Selected Consolidated Financial Data of
   Madison First Federal Savings and Loan
   Association and Subsidiaries........................................     16
Selected Financial Data of Citizens National
   Bank of Madison.....................................................     17
Risk Factors...........................................................     18
River Valley Bancorp...................................................     24
Madison First Federal Savings and Loan Association.....................     25
Citizens National Bank of Madison......................................     26
The Acquisition........................................................     26
Unaudited Pro Forma Condensed Combined
   Financial Statements................................................     28
Market Area............................................................     33
Use of Proceeds........................................................     33
Dividend Policy........................................................     34
Market for the Common Stock............................................     35
Competition............................................................     35
Anticipated Management Purchases.......................................     37
Capitalization.........................................................     38
Pro Forma Data.........................................................     39
Management's Discussion and Analyis of
   Financial Condition and Results of Operations of
   Madison First Federal Savings and Loan Association..................     43
Business of Madison First..............................................     55
Management's Discussion and Analyis of
   Financial Condition and Results of Operations of
   Citizens National Bank of Madison...................................     73
Business of Citizens...................................................     83
Management of the Holding Company......................................     98
Management of Madison First............................................     98
Executive Compensation and Related Transactions
   of Madison First....................................................    100
Management of Citizens.................................................    106
Executive Compensation and Related
   Transactions of Citizens............................................    107
Regulation.............................................................    110
Taxation...............................................................    120
The Conversion.........................................................    122
Restrictions on Acquisition of the Holding Company.....................    134
Description of Capital Stock...........................................    139
Transfer Agent.........................................................    140
Registration Requirements..............................................    140
Legal and Tax Matters..................................................    140
Experts................................................................    141
Additional Information.................................................    141
Index to Financial Statements..........................................    F-1



Until ________, 1996, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
================================================================================

================================================================================




                             Up to 1,035,000 Shares




                                  River Valley
                                     Bancorp
                          (Proposed Holding Company for
                          Madison First Federal Savings
                            and Loan Association and
                       Citizens National Bank of Madison)


                                   ----------
                                  Common Stock
                               (without par value)
                                   ----------




                             SUBSCRIPTION AND DIRECT
                               COMMUNITY OFFERING
                                   PROSPECTUS





                            Trident Securities, Inc.







                                     , 1996

================================================================================


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.  Other Expenses of Issuance and Distribution(1).
          Blue Sky Legal Services and Registration Fees              $  20,000
          OTS Filing Fees                                            $   8,400
          NASD Filing Fee                                            $   1,691
          Securities and Exchange Commission Registration Fee        $   4,104
          NASDAQ Small Cap Market Listing Fee                        $   6,191
          Legal Services and Disbursements - Issuer's counsel        $ 140,000
          Auditing and Accounting Services                           $  60,000
          Appraisal fees and expenses                                $  17,500
          Business plan fees and expenses                            $   5,000
          Conversion agent fees and expenses                         $   8,250
          Printing costs                                             $  50,000
          Postage and mailing                                        $  20,000
          Commissions and other offering fees (2)                    $ 189,640
          Expenses of Sales Agents
              (Including Counsel Fees and Disbursements)             $  47,000
          Advertising                                                $  10,000
          Transfer agent fees                                        $   2,000
          Other expenses                                             $   2,224
              TOTAL (3)                                              $ 592,000

(1) Costs represented by salaries and wages of regular employees and officers of the Registrant are excluded.

(2) Assumes that the Common Stock is sold for $9,000,000, the midpoint of the Estimated Valuation Range, that no shares of stock will be sold through brokers, that all shares are sold in the Subscription Offering, and that executive officers and directors of the Registrant and of Citizens National Bank of Madison and their Associates and the River Valley Bancorp Employee Stock Ownership Plan acquire 176,800 shares.

(3) All the above items, except the Registration, OTS and NASD Filing Fees, are estimated.

Item 14.      Indemnification of Directors and Officers.

     Section 21 of the Indiana Business Corporation Law, as amended (the "BCL"), grants to each corporation broad powers to indemnify directors, officers, employees or agents against expenses incurred in certain proceedings if the conduct in question was found to be in good faith and was reasonably believed to be in the corporation's best interests. This statute provides, however, that this indemnification should not be deemed exclusive of any other indemnification rights provided by the articles of incorporation, by-laws, resolution or other authorization adopted by a majority vote of the voting shares then issued and outstanding. Section 10.05 and Article 13 of the Articles of Incorporation of the Registrant state as follows:

     Section 10.05. Limitation of Liability and Reliance on Corporate Records and Other Information.

         Clause 10.051. General Limitation. No Director, member of any committee of the Board of Directors, or of another committee appointed by the Board, Officer, employee or agent of the Corporation ("Corporate Person") shall be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either (1) such Corporate Person acted (A) in good faith, (B) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (C) in a manner such Corporate Person reasonably believed was in the best interests of the Corporation, or (2) such Corporate Person's breach of or failure to act in accordance with the standards of conduct set forth in Clause 10.051(1) above (the "Standards of Conduct") did not constitute willful misconduct or recklessness.

         Clause 10.052. Reliance on Corporate Records and Other Information. Any "Corporate Person" shall be fully protected, and shall be deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (1) the Corporate Records, or (2) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (A) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (B) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person's professional or expert competence, (C) a committee of the Board of Directors or other committee appointed by the Board of Directors, of which such Corporate Person is not a member, if such Corporate Person reasonably believes such committee of the Board of Directors or such appointed committee merits confidence, or
     (D) the Board of Directors, if such Corporate Person is not a Director and reasonably believes that the Board merits confidence.

                                   ARTICLE 13

                                 Indemnification

         Section 13.01. General. The Corporation shall, to the fullest extent to which it is empowered to do so by the Act, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or who, while serving as such Director, Officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including counsel fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the Corporation, and in all other cases, was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

         Section 13.02. Authorization of Indemnification. To the extent that a Director, Officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 13.01 of this Article, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including counsel fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 13.01 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the Director, Officer, employee or agent is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not at the time parties to such action, suit or proceeding; or (2) if a quorum cannot be obtained under subdivision (1), by a majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to such action, suit or proceeding; or (3) by special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2), or (B) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or (4) by the Shareholders, but shares owned by or voted under the control of Directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

         Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (3) to select counsel.

         Section 13.03. Good Faith Defined. For purposes of any determination under Section 13.01 of this Article 13, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 13.01 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (1) one or more Officers or employees of the Corporation or another enterprise whom he reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of the Corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 13.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 13.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 13.01 of this Article 13.

         Section 13.04. Payment of Expenses in Advance. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 13.02 of this Article, upon receipt of a written affirmation of the Director, Officer, employee or agent's good faith belief that he has met the standard of conduct described in Section 13.01 of this Article and upon receipt of a written undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this Article 13, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article13.

         Section 13.05. Provisions Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, the Corporation's Code of By-Laws, any resolution of the Board of Directors or Shareholders, any other authorization, whenever adopted, after notice, by a majority vote of all Voting Stock then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 13.06. Vested Right to Indemnification. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 13.01 of this Article 13 and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article. To the extent such prior acts or omissions cannot be deemed to be covered by this Article 13, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

         Section 13.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, Officer, employee or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Article.

         Section 13.08. Additional Definitions. For purposes of this Article, references to "the Corporation" shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         For purposes of this Article, serving an employee benefit plan at the request of the Corporation shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" referred to in this Article.

         For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

         For  purposes  of this  Article,  "official  capacity,"  when used with respect to a Director, shall mean the office of director of the Corporation; and when used with respect to an individual other than a Director, shall mean the office in the Corporation held by the Officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

         Section 13.09. Payments a Business Expense. Any payments made to any indemnified party under this Article under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.

          Under the Act, an Indiana corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Act. The Registrant has purchased insurance designed to protect and indemnify the Registrant and its officers and directors in case they are required to pay any amounts arising from certain claims, including claims under the Securities Act of 1933, which might be made against the officers and directors by reason of any actual or alleged act, error, omission, misstatement, misleading statement, neglect, or breach of duty while acting in their respective capacities as officers or directors of the Registrant.

Item 15. Recent Sales of Unregistered Securities.

     Because the Registrant was only recently incorporated to act as a holding company upon the completion of the offering registered by means of this Registration Statement, the Registrant has not yet issued any shares of its capital stock or other securities.

Item 16.  Exhibits and Financial Statement Schedules.

     (a) The exhibits furnished with this Registration Statement are listed beginning on page E-l.

     (b)  No financial statement schedules are required.

Item 17.  Undertakings.

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the effective registration statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Indiana, on May ___, 1996.

                                       RIVER VALLEY BANCORP





                                       By  /s/ James E. Fritz
                                           -------------------------------------
                                           James E. Fritz
                                           President and Chief Executive Officer


     Each person whose signature appears below hereby authorizes James E. Fritz and John Wayne Deveary, and each of them, to file one or more amendments
(including post-effective amendments) to the registration statement, which amendments may make such changes in the registration statement as either of them deem appropriate, and each such person hereby appoints James E. Fritz and John Wayne Deveary, and each of them, as attorney-in-fact to execute in the name and on the behalf of each person individually, and in each capacity stated below, any such amendments to the registration statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.



     Signatures                           Title                        Date
- --------------------------------------------------------------------------------
(1)  Principal Executive Officer:

     /s/ James E. Fritz
     -------------------------                                  )
     James E. Fritz                   President and             )
                                      Chief Executive Officer   )
                                                                )
                                                                )
(2)  Principal Financial and                                    )
     Accounting Officer:                                        )
                                                                )
     /s/ John Wayne Deveary                                     )
     -------------------------                                  )
     John Wayne Deveary               Treasurer                 )
                                                                )
                                                                )  May 31, 1996
                                                                )
(3)  The Board of Directors:                                    )
                                                                )
     /s/ Robert W. Anger                                        )
     -------------------------                                  )
     Robert W. Anger                  Director                  )
                                                                )
                                                                )
     /s/ Cecil L. Dorten                                        )
     -------------------------                                  )
     Cecil L. Dorten                  Director                  )
                                                                )
                                                                )
     /s/ James E. Fritz                                         )
     -------------------------                                  )
     James E. Fritz                   Director                  )
                                                                )
                                                                )

     /s/ Michael J. Hensley                                     )
     -------------------------                                  )
     Michael J. Hensley               Director                  )
                                                                )
                                                                )
     /s/ Earl W. Johann                                         )
     -------------------------                                  )  May 31, 1996
     Earl W. Johann                   Director                  )
                                                                )
                                                                )
     /s/ Fred W. Koehler                                        )
     -------------------------                                  )
     Fred W. Koehler                  Director                  )
                                                                )

                                  EXHIBIT INDEX

Exhibit No.                 Description                                 Page
- -----------                 -----------                                 ----
     1            Form of Agency Agreement to be entered
                  into among Registrant, Madison First
                  Federal Savings and Loan Association,
                  and Trident Securities, Inc.
     2            Plan of Conversion
     3 (1)        Registrant's Articles of Incorporation
       (2)        Registrant's Code of By-Laws
     4            Form of Stock Certificate
     5            Opinion of Barnes & Thornburg re legality of
                  securities being registered
     8 (1)        Opinion of Barnes & Thornburg re tax matters
       (2)        Opinion of Keller & Company, Inc. re economic
                  value of Subscription Rights
    10 (1)        Letter Agreements entered into between Registrant
                  and Keller & Company, Inc.
                  relating to appraisal and business plan
       (2)        River Valley Bancorp Stock Option Plan
       (3)        River Valley Bancorp Recognition and
                  Retention Plan and Trust
       (4)        River Valley Bancorp Employee Stock Ownership
                  Plan and Trust Agreement
       (5)        Employment Agreement between Madison First Federal
                  Savings and Loan Association and James E. Fritz
       (6)        Proposed Employment Agreement between Citizens
                  National Bank of Madison and Robert D. Hoban
       (7)        Existing Employment Agreement between Citizens
                  National Bank of Madison and Robert D. Hoban
       (8)        Director Deferred Compensation Master Agreement
       (9)        Director Deferred Compensation Joinder
                  Agreement -- Jerry D. Allen
     (10)         Director Deferred Compensation Joinder
                  Agreement -- Robert W. Anger
     (11)         Director Deferred Compensation Joinder
                  Agreement -- Cecil L. Dorten
     (12)         Director Deferred Compensation Joinder
                  Agreement -- Earl W. Johann
     (13)         Director Deferred Compensation Joinder
                  Agreement -- Frederick W. Koehler
     (14)         Director Deferred Compensation Joinder
                  Agreement -- James E. Fritz
     (15)         Director Deferred Compensation Joinder
                  Agreement -- Michael Hensley
     (16)         Special Termination Agreement between Madison
                  First Federal Savings and Loan
                  Association and Traci A. Bridgford
     (17)         Special Termination Agreement between Madison
                  First Federal Savings and Loan
                  Association and John Wayne Deveary
     (18)         Special Termination Agreement between Madison
                  First Federal Savings and Loan
                  Association and Robert W. Anger.
     (19)         Special Termination Agreement between Citizens
                  National Bank of Madison and Carolyn Flowers
     (20)         Special Termination Agreement between Citizens
                  National Bank of Madison and Larry Fouse
     (21)         Special Termination Agreement between Citizens
                  National Bank of Madison and Mark Goley
     (22)         Exempt Loan and Share Purchase Agreement between
                  Trust under River Valley Bancorp Employee Stock
                  Ownership Plan and Trust Agreement and
                  River Valley Bancorp
     (23)         Amended and Restated Stock Purchase Agreement
                  between Eloise A. Durocher and Madison First
                  Federal Savings and Loan Association dated as
                  of March 4, 1996
      21          Subsidiaries of the Registrant

      23(1)       Consent of Keller & Company, Inc.
        (2)       Consent of Grant Thornton LLP
        (3)       Consent of Sherman, Barber & Mullikan
        (4)       Consent of Alexander X. Kuhn & Co.
        (5)       Consent of Barnes & Thornburg
                  (included in Exhibit 5)
      24          Power of Attorney included on page S-6 of the
                  Registration Statement
      99(1)       Appraisal Report of Keller & Company, Inc.*
        (2)       Stock Order Form



     *To be filed by amendment

                                      E-2